Exhibit 99.1

IMPORTANT INFORMATION

This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

The following is an English translation of the original Korean language document. This English translation has been prepared solely for informational purposes only and has been furnished to the U.S. Securities and Exchange Commission in compliance with Rule 801 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Korean language document and this English translation, the original Korean language document will prevail.

The share rights and the common shares of LG Display Co., Ltd. (the “Company”) issuable upon the exercise of such share rights have not been registered under the Securities Act, or any state securities laws. No securities of the Company may be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration or an applicable exemption from such registration requirements. The Company is relying on applicable exemptions from registration requirements in connection with the transactions contemplated in this document. This document is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Holders of American Depositary Shares (“ADSs”) representing ownership interest in the common shares of the Company, which are listed on the New York Stock Exchange, as of the Record Date (as defined below) will be afforded the opportunity to participate in the rights offering. Citibank, N.A., as the depositary of the Company’s ADS facility, will provide separate instructions in English to eligible ADS holders with detailed terms and conditions for the exercise of the ADS rights.

EXPLANATORY NOTE

This amendment (this “Amendment No. 2”) amends and restates the amended English translation dated January 24, 2024 (the “Original Prospectus Translation”) of the Korean Prospectus dated January 18, 2024, as amended on January 24, 2024, filed in Korea (the “Original Prospectus”) prepared in connection with to proposed capital increase of the Company.

The Original Prospectus Translation, which was furnished to the Securities and Exchange Commission through Exhibit 99.1 to Form CB/A on January 24, 2024, can be downloaded from the website of the Securities and Exchange Commission at www.sec.gov.

The purpose of this Amendment No. 2 is to amend the Original Prospectus Translation to reflect the corresponding amendment to the Original Prospectus dated March 4, 2024 filed in Korea (the “Prospectus Amendment No. 2”) reflecting certain changes made by the Company to the Original Prospectus following the determination of the Definitive Subscription Price (as such term is defined in the Original Prospectus Translation) to be Korean Won (“KRW”) 9,090 per share. The Prospectus Amendment No. 2 includes an amendment report dated March 4, 2024 (the “Amendment Report”) followed by an amended and restated Original Prospectus reflecting the amendments described in the Amendment Report.

This Amendment No. 2 will be furnished to the Securities and Exchange Commission through an amended Exhibit 99.1 to Form CB/A dated March 4, 2024, which may be downloaded from the Securities and Exchange Commission at www.sec.gov.

In case of inconsistencies between this Amendment No. 2 and the Original Prospectus Translation, the statements made in this Amendment No. 2 shall prevail.

March 4, 2024

AMENDMENT REPORT

1.	Report Subject to Amendment: Prospectus

2.	Date of Initial Submission of Report Subject to Amendment: January 18, 2024

3.	Reasons for Amendment: determination of the Definitive Subscription Price

4.	Details of Amendment: please see Items 1 through 7 as described below

Item 1

The following information set forth in page 25 of the Original Prospectus Translation under “PROSPECTUS (as amended by the Amendment Report)” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

Total Offering or Sale Amount:    Korean Won (“KRW”) 1,431,795,901,000 (tentative)

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

Total Offering or Sale Amount:    Korean Won (“KRW”) 1,292,455,287,000

Item 2

The following information set forth on pages 41 to 44 of the Original Prospectus Translation under “Summary Information – 2. General Matters Regarding the Offering or Sale” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

					(Unit: KRW, Shares)
Type of Securities	Number of Securities	Par Value	Offering (or Sale) Price per Share	Total Offering (or Sale) Amount	Offering (or Sale) Method
Common shares	142,184,300	KRW 5,000	KRW 10,070	KRW 1,431,795,901,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Whether underwritten (arranged)	Whether public offering for listing of equity securities, etc. is done
Underwritten	No	N/A	N/A

Underwriter (Manager)		Type of Securities	Number of Securities Underwritten	Underwriting Amount	Consideration for Underwriting	Underwriting Method
Joint Lead Manager	Korea Investment & Securities	Common shares	39,100,683	KRW 393,743,877,810	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	NH Investment & Securities	Common shares	39,100,683	KRW 393,743,877,810	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	KB Securities	Common shares	35,546,075	KRW 357,948,975,250	Underwriting Fee: 25.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	Daishin Securities	Common shares	28,436,859	KRW 286,359,170,130	Underwriting Fee: 20.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting

Subscription Date	Payment Date	Date of Public Notice of Subscription	Date of Public Notice of Allocation	Record Date for Allocating Share Rights
March 6, 2024 – March 7, 2024	March 14, 2024	March 8, 2024	March 14, 2024	January 26, 2024

Short-Selling Transaction Period during which Subscription hereunder is Prohibited
Start date	End date
December 19, 2023	February 29, 2024

Expected Use of Proceeds
Item	Amount
Working capital	KRW 622,247,901,000
Funds for debt repayment	KRW 393,648,000,000
Funds for facilities	KRW 415,900,000,000
Various expenses for issuance	KRW 10,223,740,064

Matters regarding Share Rights
Securities subject to preemptive rights	Exercise price	Exercise period
—	—	—

Matters regarding the Seller
Holder	Relationship with the Company	Number of securities held prior to the sale	Number of securities sold	Number of securities held after the sale
—	—	—	—	—

Redemption Request Right of General Public Subscribers
Reason for the grant of the right	Investors entitled to exercise the right	Number of securities for which the right is exercisable	Exercise period	Exercise price
—	—	—	—	—

[Report of a Material Event]	See Report of a Material Event (Resolution Regarding Paid-in Capital Increase) disclosed on December 18, 2023

Other Matters

1) The joint lead managers for the paid-in capital increase through general public offering of unsubscribed shares after allocation to existing shareholders of the Company are Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.

2) The subject paid-in capital increase is on the “stand-by underwriting” basis, under which the joint lead managers shall subscribe for the unsubscribed shares resulting from general public offering of shares that remain unsubscribed after the Share Rights (as defined below) offering to existing shareholders. For details of the subscription method and subscription price, please refer to “Chapter 1. Matters Regarding the Offering or Sale – I. General Matters Regarding the Offering or Sale – 5. Matters Regarding Underwriting, etc.”

3) The above offering price and various expenses for issuance, which have been calculated based on the First Indicative Subscription Price (as defined below), may be subject to change in the future. The definitive amounts are scheduled to be determined three (3) trading days prior to the first date of subscription by existing shareholders.

4) The above subscription dates refer to the subscription dates for existing shareholders, and the subscription dates for the general public offering are March 11, 2024 and March 12, 2024 (two (2) business days). A public notice of subscription for general public offering is scheduled to be posted on the websites of the Company and the joint lead managers on March 8, 2024.

5) Subscription for the general public offering in Korea is available at the head office and branches of each of the joint lead managers (Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), as well as at their websites and HTS and MTS. However, under Article 9(2)7 of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and general public subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the joint lead managers may subscribe therefor for their own account without allowing subscription through a general public offering.

6) Under Article 180-4 of the Financial Investment Services and Capital Markets Act and Article 208-4 (1) of the Enforcement Decree thereof, no person who engaged the short-selling of, or entrusted the short-selling of, any shares of the Company from December 19, 2023 to February 29, 2024 may subscribe in this proposed offering, and pursuant to Article 429-3(2) of the above act, a fine may be imposed for any acquisition of shares in violation thereof. However, acquisition of shares may be permitted as an exception if it falls under Article 208-4(2) of the Enforcement Decree thereof and Article 6-34 of the Regulation on Financial Investment Business and does not impede the establishment of a fair offering price.

7) In case of correction of descriptions herein due to a change in important matters in the course of examination of this public disclosure form by the Financial Supervisory Service (“FSS”), there may occur a change in the timetables described in this document.

8) The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

9) The various expenses for issuance will be paid out of the funds of the Company.

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

Type of Securities	Number of Securities	Par Value	Offering (or Sale) Price per Share	Total Offering (or Sale) Amount	Offering (or Sale) Method
Common shares	142,184,300	KRW 5,000	KRW 9,090	KRW 1,292,455,287,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Whether underwritten (arranged)	Whether public offering for listing of equity securities, etc. is done
Underwritten	No	N/A	N/A

Underwriter (Manager)		Type of Securities	Number of Securities Underwritten	Underwriting Amount	Consideration for Underwriting	Underwriting Method
Joint Lead Manager	Korea Investment & Securities	Common shares	39,100,683	KRW 355,425,208,470	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	NH Investment & Securities	Common shares	39,100,683	KRW 355,425,208,470	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	KB Securities	Common shares	35,546,075	KRW 323,113,821,750	Underwriting Fee: 25.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	Daishin Securities	Common shares	28,436,859	KRW 258,491,048,310	Underwriting Fee: 20.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting

Subscription Date	Payment Date	Date of Public Notice of Subscription	Date of Public Notice of Allocation	Record Date for Allocating Share Rights
March 6, 2024 – March 7, 2024	March 14, 2024	March 8, 2024	March 14, 2024	January 26, 2024

Short-Selling Transaction Period during which Subscription hereunder is Prohibited
Start date	End date
December 19, 2023	February 29, 2024

Expected Use of Proceeds
Item	Amount
Working capital	KRW 482,907,287,000
Funds for debt repayment	KRW 393,648,000,000
Funds for facilities	KRW 415,900,000,000
Various expenses for issuance	KRW 9,641,296,298

Matters regarding Share Rights
Securities subject to preemptive rights	Exercise price	Exercise period
—	—	—

Matters regarding the Seller
Holder	Relationship with the Company	Number of securities held prior to the sale	Number of securities sold	Number of securities held after the sale
—	—	—	—	—

Redemption Request Right of General Public Subscribers
Reason for the grant of the right	Investors entitled to exercise the right	Number of securities for which the right is exercisable	Exercise period	Exercise price
—	—	—	—	—

[Report of a Material Event]	See Amended Report of a Material Event (Resolution Regarding Paid-in Capital Increase) disclosed on March 4, 2024

Other Matters

1) The joint lead managers for the paid-in capital increase through general public offering of unsubscribed shares after allocation to existing shareholders of the Company are Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.

2) The subject paid-in capital increase is on the “stand-by underwriting” basis, under which the joint lead managers shall subscribe for the unsubscribed shares resulting from general public offering of shares that remain unsubscribed after the Share Rights (as defined below) offering to existing shareholders. For details of the subscription method and subscription price, please refer to “Chapter 1. Matters Regarding the Offering or Sale – I. General Matters Regarding the Offering or Sale – 5. Matters Regarding Underwriting, etc.”

3) The above offering price refers to the Definitive Subscription Price (as defined below).

4) The above subscription dates refer to the subscription dates for existing shareholders, and the subscription dates for the general public offering are March 11, 2024 and March 12, 2024 (two (2) business days). A public notice of subscription for general public offering is scheduled to be posted on the websites of the Company and the joint lead managers on March 8, 2024.

5) Subscription for the general public offering in Korea is available at the head office and branches of each of the joint lead managers (Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), as well as at their websites and HTS and MTS. However, under Article 9(2)7 of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and general public subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the joint lead managers may subscribe therefor for their own account without allowing subscription through a general public offering.

6) Under Article 180-4 of the Financial Investment Services and Capital Markets Act and Article 208-4 (1) of the Enforcement Decree thereof, no person who engaged the short-selling of, or entrusted the short-selling of, any shares of the Company from December 19, 2023 to February 29, 2024 may subscribe in this proposed offering, and pursuant to Article 429-3(2) of the above act, a fine may be imposed for any acquisition of shares in violation thereof. However, acquisition of shares may be permitted as an exception if it falls under Article 208-4(2) of the Enforcement Decree thereof and Article 6-34 of the Regulation on Financial Investment Business and does not impede the establishment of a fair offering price.

7) In case of correction of descriptions herein due to a change in important matters in the course of examination of this public disclosure form by the Financial Supervisory Service (“FSS”), there may occur a change in the timetables described in this document.

8) The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

9) The various expenses for issuance will be paid out of the funds of the Company.

Item 3

The following information set forth on pages 45 to 46 of the Original Prospectus Translation under “Chapter 1. Matters Regarding the Offering or Sale – 1. Overview of Public Offering – Information on the offering (or sale)” and “Chapter 1. Matters Regarding the Offering or Sale – 1. Overview of Public Offering – Basis for the calculation of the first indicative subscription price” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

∎	Information on the offering (or sale)

					(Unit: KRW, Shares)

Type of Shares	Number of Shares	Par Value	Offering (or Sale) Price	Total Offering Amount	Offering (or Sale) Method
Registered common shares	142,184,300	KRW 5,000	KRW 10,070	KRW 1,431,795,901,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Note 1) Date of the initial board of directors resolution: December 18, 2023

Note 2) The offering price per share and the total offering amount, which are scheduled amounts based on the First Indicative Subscription Price, are not the definitive amounts.

The subscription price can be freely determined due to the liberalization of, among other things, the applicable discount rate for capital increase through rights offering to existing shareholders under Article 5-18 (Determination of Issue Price for Paid-in Capital Increase) of the Regulation on Issuance, Public Disclosure, etc. of Securities, but the Company plans to calculate the subscription price by partially applying Article 57 of the former Regulation on Issuance, Public Disclosure, etc. of Securities.

∎	Basis for the calculation of the first indicative subscription price

The first indicative subscription price per common share (the “First Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph. The First Indicative Subscription Price shall apply a 20% discount rate (the “Discount Rate”) to the first indicative base share price (the “First Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the volume weighted average price of the Company’s common shares (“VWAP,” which is calculated by dividing the total value of the Company’s common shares traded on the KOSPI Market of the Korea Exchange during the relevant period by the total volume of the Company’s common shares so traded during the relevant period) for the one-month period ending January 23, 2024, which is the third trading date immediately preceding the Record Date, (y) the VWAP for the one-week period ending January 23, 2024 and (z) the closing price of the Company’s common shares on January 23, 2024, in each case calculated retroactively, and (b) the closing price of the Company’s common shares on January 23, 2024; provided, however, that (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ First Indicative Subscription Price (KRW 10,070) =	First Indicative Base Share Price (KRW 13,587) x [1- Discount Rate (20%)]
1+ [Ratio of paid-in capital increase (39.74%) x Discount Rate (20%)]

First Indicative Subscription Price Calculation Table (Dec. 26, 2023 – Jan. 23, 2024)

				(Unit: KRW, Shares)

Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2023/12/26	12,250	973,159	11,926,104,590
2	2023/12/27	12,390	686,404	8,441,737,930
3	2023/12/28	12,740	1,202,287	15,133,940,700
4	2024/01/02	13,350	2,652,264	35,017,434,200
5	2024/01/03	13,280	1,721,169	23,000,343,790
6	2024/01/04	13,050	964,004	12,544,167,360
7	2024/01/05	13,290	1,032,397	13,611,782,320
8	2024/01/08	14,170	6,359,468	89,462,766,900
9	2024/01/09	13,940	2,707,540	38,487,767,700
10	2024/01/10	13,400	1,583,144	21,529,287,750
11	2024/01/11	13,600	1,882,478	25,388,921,150
12	2024/01/12	13,260	783,335	10,468,018,000
13	2024/01/15	13,150	791,169	10,505,072,010
14	2024/01/16	12,870	1,382,888	17,836,042,920
15	2024/01/17	12,750	2,074,816	26,958,249,190
16	2024/01/18	13,180	1,617,410	21,420,625,950
17	2024/01/19	13,030	964,160	12,638,125,370
18	2024/01/22	13,340	1,356,328	18,123,066,900
19	2024/01/23	13,910	3,006,599	41,638,641,360
One-month VWAP (A)		13,459
One-week VWAP (B)		13,391
Closing price on December 15, 2023 (C)		13,910
Arithmetic mean of A, B and C (D)		13,587	[(A)+(B)+(C)]/3
Estimated base share price [Min (C, D)]		13,587	The lower of C and D
Discount Rate		20%
First Indicative Subscription Price		10,070	First Indicative Subscription Price =	First Indicative Base Share Price x [1- Discount Rate]
				1+ [Ratio of capital increase x Discount Rate]

Any amount less than the quotation unit of the Company’s common shares shall be rounded up, and if the resulting amount is less than the par value, the par value shall be the estimated subscription price.

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

∎	Information on the offering (or sale)

					(Unit: KRW, Shares)

Type of Shares	Number of Shares	Par Value	Offering (or Sale) Price	Total Offering Amount	Offering (or Sale) Method
Registered common shares	142,184,300	KRW 5,000	KRW 9,090	KRW 1,292,455,287,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Note 1) Date of the initial board of directors resolution: December 18, 2023

Note 2) The offering price per share and the total offering amount are amounts based on the Definitive Subscription Price.

The subscription price can be freely determined due to the liberalization of, among other things, the applicable discount rate for capital increase through rights offering to existing shareholders under Article 5-18 (Determination of Issue Price for Paid-in Capital Increase) of the Regulation on Issuance, Public Disclosure, etc. of Securities, but the Company plans to calculate the subscription price by partially applying Article 57 of the former Regulation on Issuance, Public Disclosure, etc. of Securities.

∎	Basis for the calculation of the first indicative subscription price

The first indicative subscription price per common share (the “First Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph. The First Indicative Subscription Price shall apply a 20% discount rate (the “Discount Rate”) to the first indicative base share price (the “First Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the volume weighted average price of the Company’s common shares (“VWAP,” which is calculated by dividing the total value of the Company’s common shares traded on the KOSPI Market of the Korea Exchange during the relevant period by the total volume of the Company’s common shares so traded during the relevant period) for the one-month period ending January 23, 2024, which is the third trading date immediately preceding the Record Date, (y) the VWAP for the one-week period ending January 23, 2024 and (z) the closing price of the Company’s common shares on January 23, 2024, in each case calculated retroactively, and (b) the closing price of the Company’s common shares on January 23, 2024; provided, however, that (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ First Indicative Subscription Price (KRW 10,070) =	First Indicative Base Share Price (KRW 13,587) x [1- Discount Rate (20%)]
1+ [Ratio of paid-in capital increase (39.74%) x Discount Rate (20%)]

First Indicative Subscription Price Calculation Table (Dec. 26, 2023 – Jan. 23, 2024)

				(Unit: KRW, Shares)
Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2023/12/26	12,250	973,159	11,926,104,590
2	2023/12/27	12,390	686,404	8,441,737,930
3	2023/12/28	12,740	1,202,287	15,133,940,700
4	2024/01/02	13,350	2,652,264	35,017,434,200
5	2024/01/03	13,280	1,721,169	23,000,343,790
6	2024/01/04	13,050	964,004	12,544,167,360
7	2024/01/05	13,290	1,032,397	13,611,782,320
8	2024/01/08	14,170	6,359,468	89,462,766,900
9	2024/01/09	13,940	2,707,540	38,487,767,700
10	2024/01/10	13,400	1,583,144	21,529,287,750
11	2024/01/11	13,600	1,882,478	25,388,921,150
12	2024/01/12	13,260	783,335	10,468,018,000
13	2024/01/15	13,150	791,169	10,505,072,010
14	2024/01/16	12,870	1,382,888	17,836,042,920
15	2024/01/17	12,750	2,074,816	26,958,249,190
16	2024/01/18	13,180	1,617,410	21,420,625,950
17	2024/01/19	13,030	964,160	12,638,125,370
18	2024/01/22	13,340	1,356,328	18,123,066,900
19	2024/01/23	13,910	3,006,599	41,638,641,360
One-month VWAP (A)			13,459
One-week VWAP (B)			13,391
Closing price on January 23, 2024 (C)			13,910
Arithmetic mean of A, B and C (D)		13,587	[(A)+(B)+(C)]/3
Estimated base share price [Min (C, D)]		13,587	The lower of C and D
Discount Rate		20%
First Indicative Subscription Price		10,070	First Indicative Subscription Price =	First Indicative Base Share Price x [1- Discount Rate]
				1+ [Ratio of capital increase x Discount Rate]

Any amount less than the quotation unit of the Company’s common shares shall be rounded up, and if the resulting amount is less than the par value, the par value
		shall be the estimated subscription price.

∎	Basis for the calculation of the second indicative subscription price

The second indicative subscription price per common share (the “Second Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph. The Second Indicative Subscription Price shall apply a 20% Discount Rate to the second indicative base share price (the “Second Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the VWAP for the one-week period ending February 29, 2024, which is the third trading date immediately preceding March 6, 2024 (i.e., the first day of subscription by existing shareholders) and (y) the closing price of the Company’s common shares on February 29, 2024, each calculated retroactively, and (b) the closing price of the Company’s common shares on February 29, 2024; provided, however, that (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ Second Indicative Subscription Price (KRW 9,090) = Second Indicative Base Share Price (KRW 11,354) x [1- Discount Rate (20%)]

Second Indicative Subscription Price Calculation Table (Feb. 23, 2024 – Feb. 29, 2024)

				(Unit: KRW, Shares)
Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2024/2/23	11,550	1,246,301	14,394,674,750
2	2024/2/26	11,520	585,855	6,781,425,400
3	2024/2/27	11,130	1,403,272	15,832,408,340
4	2024/2/28	11,320	1,065,472	12,010,356,570
5	2024/2/29	11,380	2,850,393	31,987,134,210
One-week VWAP (A)		11,327
Closing price on February 29, 2024 (B)		11,380
Arithmetic mean of A and B (C)		11,354	[(A)+(B)]/2
Estimated base share price [Min (B, C)]		11,354	The lower of B and C
Discount Rate		20%
Second Indicative Subscription Price		9,090	Second Indicative Subscription Price =	Second Indicative Base Share Price x [1- Discount Rate]
Any amount less than the quotation unit of the Company’s common shares shall be rounded up, and if the resulting amount is less than
		the par value, the par value shall be the estimated subscription price.

∎ Basis for the calculation of the definitive subscription price

The definitive subscription price per common share (the “Definitive Subscription Price”) shall be the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price; provided, however, that pursuant to Article 165-6 of the Financial Investment Services and Capital Markets Act of Korea and Article 5-15-2 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea, if the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price is less than the price obtained by applying a discount rate of 40% to the definitive base share price (the “Definitive Base Share Price”), which is equal to the VWAP for the period from February 27, 2024 (i.e., the fifth trading date immediately preceding the first day of subscription by existing shareholders) to February 29, 2024 (i.e., the third trading date immediately preceding the first day of subscription by existing shareholders), calculated retroactively, the Definitive Subscription Price will be the price calculated by applying a discount rate of 40% to the Definitive Base Share Price. Furthermore, (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ Definitive Subscription Price = Max {Min [First Indicative Subscription Price per New Share, Second Indicative Subscription Price per New Share], 60% of the Definitive Base Share Price}

Definitive Subscription Price Calculation Table (Feb. 27, 2024 – Feb. 29, 2024)

(Unit: KRW, Shares)

Number of Days	Date (year/ month/ date)	Closing Price	Trading Volume	Trading Value
1	2024/2/27	11,130	1,403,272	15,832,408,340
2	2024/2/28	11,320	1,065,472	12,010,356,570
3	2024/2/29	11,380	2,850,393	31,987,134,210
Three trading days VWAP		11,248
Discount Rate		40%
60% of the Definitive Base Share Price		6,750

Category	Subscription Price
First Indicative Subscription Price	10,070
Second Indicative Subscription Price	9,090
60% of the Definitive Base Share Price	6,750
Definitive Subscription Price = Max {Min [First Indicative Subscription Price per New Share, Second Indicative Subscription Price per New Share], 60% of the Definitive Base Share Price}	9,090

Item 4

The following table set forth on page 53 of the Original Prospectus Translation under “Chapter 1. Matters Regarding the Offering or Sale – 4. Matters Regarding Offering (or Sale) Procedures, Etc. – A. Terms of offering or sale” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

A. Terms of offering or sale

(Unit: KRW, Shares)

Category		Details

Number of shares offered or sold		142,184,300

Offering or sale price per share	Estimated	KRW 10,070
	Definitive	—

Total offering or sale amount	Estimated	KRW 1,431,795,901,000
	Definitive	—

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

A. Terms of offering or sale

(Unit: KRW, Shares)

Category		Details

Number of shares offered or sold		142,184,300

Offering or sale price per share	Estimated	—
	Definitive	KRW 9,090

Total offering or sale amount	Estimated	—
	Definitive	KRW 1,292,455,287,000

Item 5

The following information set forth on page 68 of the Original Prospectus Translation under “Chapter 1. Matters Regarding the Offering or Sale – 4. Matters Regarding Offering (or Sale) Procedures, Etc. – D. Other matters regarding offering or sale” is deleted in its entirety:

(5)

The estimated total offering price in this document is not definitive, and will be finalized as the definitive subscription price is computed three(3) trading days prior to the date of subscription. Also, please note that the estimated subscription price may be changed as and when the subscription price per share is determined later.

Item 6

The following table set forth on page 198 of the Original Prospectus Translation under “III. Investment Risk Factors – 3. Other Risks – C. Offering method and subscription procedure and risks of a decline in the share prices” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

[Securities Offered under this Proposed Offering]

Type of Shares	Registered Common Shares	—

Number of Offered Shares	142,184,300	—

Currently Outstanding Shares	357,815,700	—

First Indicative Subscription Price	KRW 10,070	Based on the applicable capital increase ratio and Discount Rate

Closing price on the Base Date	KRW 13,910	Closing price as of January 23, 2024

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

[Securities Offered under this Proposed Offering]

Type of Shares	Registered Common Shares	—

Number of Offered Shares	142,184,300	—

Currently Outstanding Shares	357,815,700	—

Definitive Subscription Price	KRW 9,090	Based on the applicable capital increase ratio and Discount Rate

Closing price on the Base Date	KRW 11,380	Closing price as of February 29, 2024

Item 7

The following information set forth on page 214 of the Original Prospectus Translation under “V. Use of Proceeds – 1. Details of financing through offer or sale” and on pages 215 and 222 of the Original Prospectus Translation under certain portions of “V. Use of Proceeds – 2. Use of Proceeds” is deleted in its entirety and replaced as follows (with changes italicized and underlined for emphasis):

Prior to amendment (and deleted pursuant to this Prospectus Amendment No. 2):

1. Details of financing through offer or sale

A. Amount of proceeds

(Unit: KRW)

Category	Amount
Gross proceeds (A)	1,431,795,901,000
Offering expenses (B)	10,223,740,064
Net proceeds [A - B]	1,421,572,160,936

Note 1) The amounts above are calculated based on the First Indicative Subscription Price and may be subject to change upon the determination of the Definitive Subscription Price.

Note 2) Gross proceeds above will primarily be used in accordance with the expected use of proceeds described below.

Note 3) The offering expenses above may be subject to change based on the actual amount of proceeds raised in this offering and the extent of forfeited Share Rights. The Company will cover the offering expenses with its own funds.

B.	Breakdown of offering expenses

		(Unit: KRW)
Category	Amount	Basis of Calculation
Issue contribution	257,723,260	0.018% of the total offering or sale amount (amounts below KRW 10 are rounded down)
Underwriting fee	5,727,183,604	0.40% of the total offering or sale amount
Standard code issuance fee for Share Rights	10,000	fixed amount
Listing fee	80,000,000	KRW 53.97 million + KRW 30,000 per 1 billion over KRW 500 billion (maximum aggregate limit: KRW 80 million)
Issuance registration fee	1,000,000	KRW 300 per 1,000 shares (separately for Share Rights and stock certificate; maximum limit in each case: KRW 500,000)
Registration tax	2,843,686,000	0.40% of the increase in capital (Article 28 of the Local Tax Act, amounts below KRW 10 are rounded down)
Local education tax	568,737,200	20% of the registration tax (Article 151 of the Local Tax Act, amounts below KRW 10 are rounded down)
Other expenses	745,400,000	Printing and shipping cost of investment prospectus and new stock allocation notices, etc.

Total	10,223,740,064

Note 1) The amounts above are calculated based on the First Indicative Subscription Price.

Note 2) The offering expenses are generally calculated on the basis of the assumed gross proceeds amount and the closing price of the Company’s common shares on the KOSPI Market on the date immediately before the date of the listing application, and they may be subject to change due to changes in the rules and policies of relevant authorities.

Note 3) Other expenses are estimates only and remain subject to change.

Note 4) The underwriting fee is 0.4% of the total offering or sale amount (including the mandatory underwriting amount), and a separate performance incentive may be paid to the Joint Lead Managers within 0.05% of the total amount of funds raised in consideration of the results of the offering and the contributions of the Joint Lead Managers.

Note 5) The Company will cover the offering expenses with its own funds.

2.	Use of Proceeds

A.	Use of Proceeds

The expected gross proceeds of KRW 1,431.8 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as further described below. The Company will use its best efforts to use such proceeds in accordance with the stated use of proceeds in this prospectus and duly disclose their actual use and any changes therein in the Company’s periodic business reports, which are filed on a quarterly basis. With respect to the management and execution of funds, the Company implements stringent internal control measures to prevent funds-related incidents such as payments to fake accounts, irregularities in the execution of funds and payments of unauthorized amounts through clear separation of responsibilities between the working level personnel and the authorizing personnel, including requirements for the registration of trading lines and accounts, separation of authority between the requesting department and the executing department on the use of funds, and separation of authority between the requesting personnel and the approving personnel within the funds-related departments. In addition, such required activities are specified in the standards governing the execution of funds and are regularly monitored by a separate internal control department that is independent from the Company’s operational departments as well as by external auditors. The proceeds raised in this proposed offering will be segregated in a designated account with the Company’s principal bank and managed in short-term savings deposit and time deposit products with no loss in the principal amount until the time of actual execution of such funds.

(as of January 23, 2024)					(Unit: KRW 1 million)

Funds for facility investment	Funds for business transfers	Working capital funds	Funds for debt repayment	Funds for acquiring securities of other companies	Others	Total
415,900	—	622,248	393,648	—	—	1,431,796

B.	Detailed plans for use of proceeds

The expected gross proceeds of KRW 1,431.8 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as described below, and the Company plan to execute the funds according to the following priorities. However, investors are advised that the actual amounts and timing of the use of such funds may change subject to future business conditions and other considerations.

		(Unit: KRW 100 millions)

Priority	Use of funds	Details	Timing	Amount
1	Facility investment	Investment in facilities related to strengthening future business competitiveness of the Company’s small- and medium-sized OLED business	2024	4,159
2	Working capital	Purchasing raw materials to expand OLED customer base and respond to needs relating to new products	2024	6,222
3	Debt repayment	Strengthen financial stability	2024	3,936

		Total		14,318

Source: Company information

Note 1) As noted above, the use of funds for facility investment is based on information as of December 15, 2023, and the actual amount and timing of such use may change subject to future market conditions and other factors. The amount of facility funds used was prepared as of the day before the prospectus was submitted, and the amount of facility investment or use may change depending on future market conditions and other considerations.

Note 2) The Company plans to cover any shortage in funds with the its own funds.

[Note to translation: the intervening subsection “V. Use of Proceeds – 2. Use of Proceeds – (1) Detailed plans for use of funds for facility investment” set forth on pages 216 to 221 of the Original Prospectus Translation is omitted, as such disclosure is not amended by this Amendment Report.]

(2)	Detailed plans for use of the funds for working capital

The proportion of OLED products is expanding in each of the Company’s product segments by size (i.e., large-sized, mid-sized and small-sized). Beginning in 2024, the Company’s customer base is expected to expand in the large-sized panels segment and, with respect to mid-sized panels, the Company plans to start the mass production of OLED products for IT. The Company also expects an increase in production volume of small-sized panels in light of the Company’s production capacity expansion in 2023. Given such expectations, the volume of raw material purchases will likely also increase significantly. Accordingly, the Company plans to use KRW 622.2 billion of the proceeds of this proposed offering for the purchases of raw materials in order to expand the Company’s OLED customer base and to produce new products. More specifically, the Company plans to use such funds as working capital to purchase OLED organic materials, drive ICs, and PCB. The prices of raw materials and components used in OLED products are inherently higher than those used in LCD products, and as a result, the Company’s operating expenses in the ordinary course of business tend to be higher as the Company transitions into an OLED-focused business structure. In addition, the KRW 622.2 billion of the proceeds from this proposed offering that the Company plans to use for working capital purposes would be equivalent to 8.3% of its raw material purchases of approximately KRW 7.5 trillion in the first nine months of 2023, which represents a level that the Company can handle in the ordinary course of its business even if the Company’s production volume does not increase.

The Company plans to use its existing funds to meet any shortfall between its planned raw material purchases and the actual amount of funding raised from this proposed offering. The Company plans to use its own funds and future cash flow from sales to purchase raw materials.

[Note to translation: the table “[Detailed Plan for the Use of Funds for Working Capital]” under “V. Use of Proceeds - 2. Use of Proceeds - (2) Detailed plans for use of funds for working capital” set forth on page 222 and subsequent subsection “V. Use of Proceeds - 2. Use of Proceeds - (3) Detailed plans for use of funds for debt repayment” set forth on pages 222 to 223 of the Original Prospectus Translation are omitted, as such disclosure is not amended by this Amendment Report.]

As amended (and replaced with pursuant to this Prospectus Amendment No. 2):

1.	Details of financing through offer or sale

A.	Amount of proceeds

(Unit: KRW)
Category	Amount
Gross proceeds (A)	1,292,455,287,000
Offering expenses (B)	9,641,296,298
Net proceeds [A - B]	1,282,813,990,702

Note 1) The amounts above are calculated based on the Definitive Subscription Price.

Note 2) Gross proceeds above will primarily be used in accordance with the expected use of proceeds described below.

Note 3) The offering expenses above may be subject to change based on the actual amount of proceeds raised in this offering and the extent of forfeited Share Rights. The Company will cover the offering expenses with its own funds.

B.	Breakdown of offering expenses

		(Unit: KRW)
Category	Amount	Basis of Calculation
Issue contribution	232,641,950	0.018% of the total offering or sale amount (amounts below KRW 10 are rounded down)
Underwriting fee	5,169,821,148	0.40% of the total offering or sale amount
Standard code issuance fee for Share Rights	10,000	fixed amount
Listing fee	80,000,000	KRW 53.97 million + KRW 30,000 per 1 billion over KRW 500 billion (maximum aggregate limit: KRW 80 million)
Issuance registration fee	1,000,000	KRW 300 per 1,000 shares (separately for Share Rights and stock certificate; maximum limit in each case: KRW 500,000)
Registration tax	2,843,686,000	0.40% of the increase in capital (Article 28 of the Local Tax Act, amounts below KRW 10 are rounded down)
Local education tax	568,737,200	20% of the registration tax (Article 151 of the Local Tax Act, amounts below KRW 10 are rounded down)
Other expenses	745,400,000	Printing and shipping cost of investment prospectus and new stock allocation notices, etc.

Total	9,641,296,298

Note 1) The amounts above are calculated based on the Definitive Subscription Price.

Note 2) The offering expenses are generally calculated on the basis of the assumed gross proceeds amount and the closing price of the Company’s common shares on the KOSPI Market on the date immediately before the date of the listing application, and they may be subject to change due to changes in the rules and policies of relevant authorities.

Note 3) Other expenses are estimates only and remain subject to change.

Note 4) The underwriting fee is 0.4% of the total offering or sale amount (including the mandatory underwriting amount), and a separate performance incentive may be paid to the Joint Lead Managers within 0.05% of the total amount of funds raised in consideration of the results of the offering and the contributions of the Joint Lead Managers.

Note 5) The Company will cover the offering expenses with its own funds.

2.	Use of Proceeds

A.	Use of Proceeds

The expected gross proceeds of KRW 1,292.5 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as further described below. The Company will use its best efforts to use such proceeds in accordance with the stated use of proceeds in this prospectus and duly disclose their actual use and any changes therein in the Company’s periodic business reports, which are filed on a quarterly basis. With respect to the management and execution of funds, the Company implements stringent internal control measures to prevent funds-related incidents such as payments to fake accounts, irregularities in the execution of funds and payments of unauthorized amounts through clear separation of responsibilities between the working level personnel and the authorizing personnel, including requirements for the registration of trading lines and accounts, separation of authority between the requesting department and the executing department on the use of funds, and separation of authority between the requesting personnel and the approving personnel within the funds-related departments. In addition, such required activities are specified in the standards governing the execution of funds and are regularly monitored by a separate internal control department that is independent from the Company’s operational departments as well as by external auditors. The proceeds raised in this proposed offering will be segregated in a designated account with the Company’s principal bank and managed in short-term savings deposit and time deposit products with no loss in the principal amount until the time of actual execution of such funds.

(as of February 29, 2024)						(Unit: KRW 1 million)

Funds for facility investment	Funds for business transfers	Working capital funds	Funds for debt repayment	Funds for acquiring securities of other companies	Others	Total
415,900	—	482,907	393,648	—	—	1,292,455

B.	Detailed plans for use of proceeds

The expected gross proceeds of KRW 1,292.5 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as described below, and the Company plan to execute the funds according to the following priorities. However, investors are advised that the actual amounts and timing of the use of such funds may change subject to future business conditions and other considerations.

		(Unit: KRW 100 millions)
Priority	Use of funds	Details	Timing	Amount
1	Facility investment	Investment in facilities related to strengthening future business competitiveness of the Company’s small- and medium-sized OLED business	2024	4,159
2	Working capital	Purchasing raw materials to expand OLED customer base and respond to needs relating to new products	2024	4,829
3	Debt repayment	Strengthen financial stability	2024	3,936

		Total		12,925

Source: Company information

Note 1) As noted above, the use of funds for facility investment is based on information as of December 15, 2023, and the actual amount and timing of such use may change subject to future market conditions and other factors. The amount of facility funds used was prepared as of the day before the prospectus was submitted, and the amount of facility investment or use may change depending on future market conditions and other considerations.

Note 2) The Company plans to cover any shortage in funds with the its own funds.

[Note to translation: the intervening subsection “V. Use of Proceeds – 2. Use of Proceeds – (1) Detailed plans for use of funds for facility investment” set forth on pages 216 to 221 of the Original Prospectus Translation is omitted, as such disclosure is not amended by this Amendment Report.]

(2)	Detailed plans for use of the funds for working capital

The proportion of OLED products is expanding in each of the Company’s product segments by size (i.e., large-sized, mid-sized and small-sized). Beginning in 2024, the Company’s customer base is expected to expand in the large-sized panels segment and, with respect to mid-sized panels, the Company plans to start the mass production of OLED products for IT. The Company also expects an increase in production volume of small-sized panels in light of the Company’s production capacity expansion in 2023. Given such expectations, the volume of raw material purchases will likely also increase significantly. Accordingly, the Company plans to use KRW 482.9 billion of the proceeds of this proposed offering for the purchases of raw materials in order to expand the Company’s OLED customer base and to produce new products. More specifically, the Company plans to use such funds as working capital to purchase OLED organic materials, drive ICs, and PCB. The prices of raw materials and components used in OLED products are inherently higher than those used in LCD products, and as a result, the Company’s operating expenses in the ordinary course of business tend to be higher as the Company transitions into an OLED-focused business structure. In addition, the KRW 482.9 billion of the proceeds from this proposed offering that the Company plans to use for working capital purposes would be equivalent to 6.4% of its raw material purchases of approximately KRW 7.5 trillion in the first nine months of 2023, which represents a level that the Company can handle in the ordinary course of its business even if the Company’s production volume does not increase.

The Company plans to use its existing funds to meet any shortfall between its planned raw material purchases and the actual amount of funding raised from this proposed offering. The Company plans to use its own funds and future cash flow from sales to purchase raw materials.

[Note to translation: the table “[Detailed Plan for the Use of Funds for Working Capital]” under “V. Use of Proceeds - 2. Use of Proceeds - (2) Detailed plans for use of funds for working capital” set forth on page 222 and subsequent subsection “V. Use of Proceeds - 2. Use of Proceeds - (3) Detailed plans for use of funds for debt repayment” set forth on pages 222 to 223 of the Original Prospectus Translation are omitted, as such disclosure is not amended by this Amendment Report.]

PROSPECTUS

(as amended by the Amendment Report)

January 18, 2024

Company Name:	LG Display Co., Ltd. (the “Company”)

Type and Number of Securities Offered or Sold:	142,184,300 registered common shares

Total Offering or Sale Amount:	Korean Won (“KRW”) 1,292,455,287,000

Subscription Period:	Employee Stock Ownership Association: March 6, 2024 Existing Shareholders: March 6, 2024 – March 7, 2024 General Subscription: March 11, 2024 – March 12, 2024

Payment Date:	March 14, 2024

Registration Statement and Prospectus Are Available at:

A. Registration Statement

E-Document: Data Analysis, Retrieval and Transfer System of the Financial Services Commission (Financial Supervisory Service) g http://dart.fss.or.kr

B. Prospectus

E-Document: Data Analysis, Retrieval and Transfer System of the Financial Services Commission (Financial Supervisory Service) g http://dart.fss.or.kr

Physical Document:

LG Display Co., Ltd. g LG Twin Towers, 128 Yeouidae-ro, Youngdeungpo-gu, Seoul, Korea

Korea Investment & Securities Co., Ltd. g 88 Euisadangdae-ro, Youngdeungpo-gu, Seoul, Korea

NH Investment & Securities Co., Ltd. g 108 Yeouidae-ro, Youngdeungpo-gu, Seoul Korea

KB Securities Co., Ltd. g 50 Yeouinaru-ro, Youngdeungpo-gu, Seoul, Korea

Daishin Securities Co., Ltd. g 343 Samildae-ro, Jung-gu, Seoul, Korea

Stabilization or Market-Making Activities:	Not applicable (“N/A”)

Joint Lead Managers

Korea Investment & Securities Co., Ltd.

NH Investment & Securities Co., Ltd.

KB Securities Co., Ltd.

Daishin Securities Co., Ltd.

The effectiveness of this prospectus does not constitute an acknowledgment by the government that the statements in this prospectus are true or accurate, nor does it endorse or approve the value of these securities, and the statements are subject to change prior to the subscription date.

[Confirmation by the Representative Director, etc.]

Confirmation Certificate

We, as the Representative Director and the Reporting Officer of LG Display Co., Ltd. (the “Company”), have carefully examined and verified the contents of the Prospectus. As a result, we confirm that there is no omission or false representation of material information and the content does not contain any statements or representations that may cause a significant misunderstanding for those who rely on the information provided in this Prospectus.

Furthermore, we confirm that the Company has established and operates an internal accounting management system in accordance with the provisions of Article 8 of the Act on External Audit of Stock Companies.

(This confirmation is applicable only to corporations subject to external audits under Article 4 of the Act on External Audit of Stock Companies)

January 18, 2024

LG Display Co., Ltd.

Representative Director	Jung Ho Young (signature)
Reporting Officer	Kim Sung Hyun (signature)

SUMMARY INFORMATION

1.	Key Investment Risks

The key investment risks below represent a concise summary of material items of the investment risk factors described in the main body of the prospectus. For detailed investment risk factors, please refer to the portion of the main body of the registration statement, entitled “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors.”

Category	Details
Business risks:

A. Risk of increasing uncertainty due to economic fluctuations in Korea and abroad

Countries around the world have seen solid growth in their private spending since the end of the COVID-19 pandemic thanks to the reopening of China and considerable job creations in major advanced economies. Nonetheless, such growth has been slowing down due to, among other things, increasing financial instability, geopolitical risks and undermined investment sentiment caused by monetary tightening, and the possibility of further considerable delay in economic recovery in Korea and abroad in the future cannot be ruled out. In the display industry in which the Company is engaged, the product demand in downstream industries is affected by consumer sentiment depending on economic fluctuations. The Company’s overseas sales accounted for approximately 96.8% of its total sales in the first nine months of 2023. As the Company is heavily dependent on exports given the nature of the industry in which the Company is engaged, global economic fluctuations in the future will have considerable effects on the sales and profitability of the Company. There are uncertainties in trend in the recovery of global and domestic economies, which are exposed to various downside risks, such as uncertainties in the monetary policies of central banks around the world, continuing inflation and geopolitical divisions. As further delays in the economic recovery in Korea and abroad may have negative effects on the sales performance of the Company, which is heavily dependent on overseas sales, investors are advised to make their investment decision after engaging in an ongoing monitoring of market conditions and volatility in the financial markets in Korea and abroad.

B. Risks involved in the slowdown in the growth of downstream industries (including the television, IT and mobile industries)

The display panel business in which the Company is engaged is directly affected by the business conditions of the industries of electronic products, including televisions, laptops, monitors and smartphones, which constitute downstream industries of such business. Demands for IT products, such as televisions and smartphones, increased after the emergence of the COVID-19 pandemic in 2020. However, the global demand for televisions began to decline in the second half of 2021 when COVID-19 preventive measures were relaxed. The sales volume in the global television markets, which continually grown since 2017, decreased by approximately 5.3% in 2021 from the previous year and further decreased in 2022 by approximately 5% from the previous year due to the extension of the replacement cycle of electronic products following the pandemic-created demand for such products. In 2023, the sales volume in the global television markets is expected to continue to decrease slightly from the previous year due to factors such as a decrease in the demand for televisions in Europe caused by the protracted war between Russia and Ukraine and uncertainties in the global economy. Recently, OLED panels have been replacing LCD panels in the display industry, leading to the expansion of the OLED-panel market and the emergence of new demands mainly for small-and mid-sized OLED panels. However, the growth of the display industry has been slowing down following a decrease in the demands for downstream products caused by global economic recession. In addition, given that electronic products, such as televisions and smartphones, have already been significantly popularized around the world, a failure to release new products applying new technologies in the market may result in a continued decrease in the demands for downstream industries. Investors are advised to note that, in such case, there is a possibility that the growth of the display panel industry in which the Company is engaged may slow down, leading to decreases in the Company’s revenue and operating profits, among others. Due to a delay in the demand recovery in downstream industries as a result of such prolonged global economic downturn, the Company has experienced a decline in revenue and operating losses for six consecutive quarters from the second quarter of 2022 through the third quarter of 2023. The cumulative operating loss on a consolidated basis for the last six quarters amounted to approximately KRW 4.8 trillion, and as the Company cannot predict the timing of demand recovery in the downstream industries at this point, the Company cannot assure you that the trend of weak profitability will not continue.

C. LCD panel price fluctuation risk

In the display panel industry, prices of LCD panels fluctuate periodically depending on various factors affecting their supply and demand, which directly impacts the change in the profitability of the display panel manufacturer. The prevalence of non-face-to-face activities, including remote working and online education, caused by the COVID-19 pandemic from 2020 has helped increase the demands for IT devices, such as laptops, and an increase in the sales volume of large-sized and high-resolution televisions prompted by a surge in the hours spent on indoor activities, among other factors, has led to an increase in the demand for display panels and a dramatic increase in their prices. However, due to an increase in the supply following aggressive facility expansions by Chinese manufacturers along with a decline in the demands for IT products, the prices of LCD panels began to drop. While there have been signs of a recovery in the industry in the first half of 2023 when major suppliers adjusted their capacity utilization rates and the demand for television manufacturers increased, a delay in the global economic recovery has undermined the recovery of the overall demand, leading to a decrease in the prices of LCD panels from October 2023 with the expectation that the prices would continue to drop in the future. Such fluctuations in the prices of LCD panels caused by various factors affecting the supply and demand in the market and decreased demand due to a delay in the global economic recovery may have negative effects on the profitability of the Company.

D. Risks of intensifying competition following Chinese manufacturers’ supply expansion

While Korean manufacturers, including the Company, are enjoying large market shares in the global display panel market, a rapid increase in the market shares of Chinese manufacturers has been intensifying competition in the display panel market. Korean manufacturers currently achieve higher profitability than their Chinese competitors by producing high value-added display products, including OLED display panels. However, Chinese manufacturers are investing heavily in small- and medium-sized OLED display panels with the support of the Chinese government. In the smartphone OLED market, the ongoing trade dispute between the United States and China has led to a wave of “patriotic consumption” in China, which has led to an increase in the sales of smartphones manufactured in China and adoption of OLED panels for such smartphones. As such, Chinese panel manufacturers are expected to expand their supplies through support by the Chinese government, among other factors, which is likely to further intensify competition in the display panel industry and result in an oversupply. This may have negative effects of the profitability of the Company by causing a drop in its selling prices and its market share of display panels.

E. Risks related to exchange rate fluctuations

As the Company’s overseas sales account for a high proportion of its total sales, its business structure is closely tied to exchange rate fluctuations and global economic trends. As exchange rate fluctuations affect foreign currency-related gains and losses, if the exchange rate volatility increases due to factors such as monetary policies of major economies and global economic uncertainties, such increased volatility may have negative effects on the profitability of the Company. In addition, due to the nature of the Company’s business, in which sales are primarily conducted in U.S. dollars, a sharp increase in the exchange rate (a depreciation in the value of the Korean won) may increase the Company’s sales in Korean won, but may weaken the Company’s price competitiveness compared to overseas companies and ultimately reduce the Company’s export volume. The Company recorded a loss of approximately KRW 379.8 billion in foreign currency-related gains and losses included in accumulated financial profit and losses and other non-operating income and expenses as of September 30, 2023. The volatility of the Company’s foreign currency-related gains and losses may increase as global financial markets and exchange rates become more volatile due to inflation and the direction of monetary policy in the United States, among other reasons. In connection with currency risk management, the Company adopts policies to ensure that its net exposure is kept to a manageable level by buying or selling foreign currencies at spot rates when it is necessary to address short-term imbalances. In respect of monetary assets and liabilities denominated in foreign currencies, the Company manages currency risks by continually managing its foreign currency positions and measuring the currency risks and, if necessary, using derivatives such as currency forwards and currency swaps. However, despite the Company’s such efforts, there remain possibilities of sudden exchange rate fluctuations caused by an unexpected change in the global economic trend, the modification of the domestic monetary policy, favorable and unfavorable circumstances in Korea and abroad, among others. Investors are advised to take into consideration that a sudden exchange rate fluctuation caused by such factors may lead to difficulties in the Company’s ability to manage its currency risks.

F. Risks of new investment relating to the OLED industry

In 2022, the size of the global OLED panel market (based on the sales amount) recorded USD 42.4 billion and is expected to decrease by approximately 4.2% to record USD 40.6 billion in 2023. However, by 2024, the size of the global OLED panel market is expected to grow by 7.9% to record USD 43.8 billion, due to the gradual recovery and diversifying application of OLED panels in IT and automotive products, in addition to televisions and smartphones. In the long term, the OLED panel market is expected to grow to record approximately USD 52.9 billion by 2027, and the large-sized OLED market for which the Company has market dominance is also expected to continue growing to record approximately USD 14.4 billion by 2027. The Company is proceeding with investments in small- and mid-sized and large OLED manufacturing facilities to meet the demand in the high value-added OLED market. Given the nature of the display industry that requires large costs at the initial stage, it is difficult for new participants to enter the market and accordingly, market-leading companies such as the Company are at an advantage to have a competitive edge based on their advanced technology and the stabilization of its yield rate over their competitors. However, in the short term, such new investments may increase the burden of depreciation costs on the Company and have negative effects on its profitability until initial stage productions become stabilized. In addition, the sales of the Company may decrease temporarily as it reduces its production of LCD television panels due to the restructuring of its business structure, and the increase in profits of the Company against the costs for new investments may be delayed depending on the penetration rate of OLED and the growing pace of the OLED market. In particular, as the Company had recorded operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, it has increasingly relied on external financing for its capital investment activities. As of the date of submission of this prospectus, the Company does not have any additional plans for large-scale financing activities other than this proposed offering and the syndicated loan. The Company intends to manage its liquidity and total borrowings at a level of refinancing such borrowings at their maturity, and as a result, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level. However, investors should consider that if the Company’s profitability continues to decline in the future due to, among other reasons, a slowdown in demand in the downstream industries, the Company may continue to engage in additional external financing, which may affect the Company’s financial stability.

G. Risks related to new technology and research and development (“R&D”) personnel

The electronic parts industry is an advanced technology-based industry requiring sophisticated technological capabilities. Therefore, it is necessary to secure technological superiority and pioneer advantage in the new market through continued R&D activities and aggressive investment. If the Company fails to timely respond to technological changes in the industry, it may lose its competitiveness in the market. The Company has already secured a number of key personnel with outstanding experience in the display industry, and it protects its core technologies by keeping certain know-hows that could be copied by competitors as trade secrets and registering other core technologies as patents. The Company’s consolidated R&D expenditures in the first nine months of 2023 were approximately KRW 1,828 billion, which is 1.3% lower compared to the figures for the same period in the previous year, and the ratio of the Company’s R&D expenditures to its revenue was approximately 13.1%. The Company intends to continue its R&D activities to the extent that it does not materially impair the financial stability of the Company. However, R&D expenses may increase further in the future in order for the Company to maintain its business competitiveness. Although the Company expects to increase its revenue and profitability in the mid-to-long term through continued R&D activities, investors should take into consideration that R&D activities may not directly lead to profitability.

H. Risks related to the environment and safety management

The Company has installed and operates various types of prevention facilities to minimize the emission of environmental pollutants generated in its production process. With respect to air and water pollutants, the Company sets and manages its internal standard lower than the permitted levels under the regulatory emission standards. However, despite such company-wide efforts to prevent environmental pollution, stricter environmental regulations may cause the Company to fail to comply with environmental regulations in the future. If environmental laws and regulations become stricter, the Company may have to implement additional measures such as the need to purchase additional pollution prevention equipment, which may result in significant legal and regulatory compliance costs. In the case of any violation of laws or regulations relating to safety and health or environmental protection, or any spreading perception that the Company has failed to properly respond to the public’s increasing concerns about safety and health or environment, the Company’s operating activities and financial position, among others, may be adversely affected.

I. Risks related to changes in domestic market demand due to government policy

Display panels, which represent a core competitiveness that drives the innovation of the information and communication technology (“ICT”) market, are playing increasingly important roles, and accordingly, competitors from various countries have been making increasingly aggressive efforts to foster capabilities in this sector. As such, the Ministry of Trade, Industry and Energy (“MOTIE”) announced in May 2023 an “Innovation Strategy for Display Industry,” which aims to facilitate the development of new super-gap technologies in order to reclaim Korea’s global top position in the global display market by 2027 through joint efforts by the private and public sectors. Under the draft amendment to the Enforcement Decree of the Act on Restriction on Special Cases Concerning Taxation, which currently classifies semiconductors, rechargeable batteries and vaccines as national strategic technologies, the Korean government will add display technology to such list and provide tax benefits to manufacturers of display panels. However, in the event of a delay in such government support policies, a decrease in the size of government support notwithstanding the Korean government’s current plan or an unexpected economic recession despite such government support policies, the Company’s R&D and investment activities may not expand.

J. Risks related to making timely product delivery and meeting customer requirements

The Company’s principal business consists of the R&D, manufacturing and sales of products utilizing display technologies including OLED and TFT-LCD. As the Company’s products are supplied to customers on a project-to-project basis under the Company’s order-based business model, the Company’s sales fluctuate depending on the Company’s ability to provide timely supply of its products. The Company has historically prioritized enhancing the quality of its products and making timely product deliveries, and it has been able to maintain a stable cooperative relationship with its customers by meeting their timing requirements and product specifications. However, if the Company is unable to meet the level of the timing and quality requirements of its customers, the contractual volume of future customer orders may decrease, which in turn could adversely affect the Company’s sales. In addition, investors should consider that the Company’s profitability may be adversely affected due to rising costs as a result of, among other things, increased costs related to quality improvement, facility investment and R&D expenses, as well as increased burden of fixed costs due to lower utilization rates.

Company risks:

A. Risks related to the Company’s revenue and profitability

In the first nine months of 2023, the Company recorded consolidated revenue of approximately KRW 13,934.9 billion, with its operating loss at approximately KRW 2,641.9 billion and its net loss at approximately KRW 2,627.3 billion. The Company’s revenue decreased by 26.1% compared to the same period of the previous year, while its operating loss and net loss increased by 118.5% and 138.5%, respectively. Such changes were primarily due to a delay in the improvement of the downstream demand, which in turn reflected, among other things, a continued economic slowdown and increased geopolitical risks, such as those from the Russia-Ukraine war and the Israel-Palestine dispute. As a result, the Company has recorded operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, and the Company may continue to experience weak profitability as it is unable to predict at this time as to when demand from downstream industries will recover in light of the global economic downturn. In addition, the Company generates a significant portion of its sales from a limited number of customers, and accordingly, any changes in the product strategies of such customers may significantly impact the Company’s sales. The Company intends to diversify its customer base by acquiring new customers through continued technology development. Despite the Company’s efforts at expanding its profitability through product and cost competitiveness, the Company’s sales and operating results may deteriorate in case of decreasing display panel prices or a decrease in its market share due to, among others, a delay in the recovery of the global economy and the demand in the downstream industries or intensifying competition among global competitors.

B. Risks related to selling and administrative expenses, R&D expenses and non-operating income and expenses

The Company’s consolidated selling and administrative expenses and R&D expenses in the first nine months of 2023 were KRW 2,123.2 billion, down by 9.8% compared to the corresponding period of the previous year, and the proportion of such expenses to the Company’s revenue increased to 15.2% in the first nine months of 2023 from 12.5% in the corresponding period of the previous year. If competition in the LCD and OLED display markets further intensify, such expenses may further increase due to, among other reasons, aggressive marketing. The Company also cannot assure you that R&D expenses may significantly increase due to changes in external factors, such as new products and technological trends. Furthermore, the Company holds large amounts of foreign currency-denominated assets and liabilities, which is an important factor for non-operating income and expenses (such as foreign currency gains and losses) and net profit of the Company. Investors should note that the Company’s profitability may be adversely affected by external factors that cannot be controlled by the Company. Meanwhile, in December 2022, the Company ceased the production of LCD television panels in Korea and classified its large OLED panel division as a separate cash-generating unit. For such separate cash-generating unit, the Company caused an evaluation of any sign of impairment in asset value. By reflecting conservative market prospects, such as sluggish downstream demand, the Company recognized an impairment loss of KRW 1,330.5 billion as other non-operating expenses. If, there is a material change in the future in the Company’s business portfolio, such as complete withdrawal from the LCD panel business, additional impairment loss relating to such development may be recognized.

C. Risks related to the Company’s financial stability

On a consolidated basis, the total borrowings of the Company as of September 30, 2023 amounted to KRW 17,556.4 billion, representing a 16.5% increase from December 31, 2022. The continued operating loss weakened the Company’s cash generating abilities. Due to sluggish demand for panels from the global economic slowdown and the Company’s investments to maintain its competitiveness in the area of small- and mid-sized OLEDs, among other factors, the Company’s liabilities-to-equity ratio as of September 30, 2023 was 322.2%, which was 106.9 percentage points higher than as of December 31, 2022. In particular, the Company’s liabilities-to-equity ratio as of December 31, 2022 was approximately five times higher than the industry average of 44.4% for the electronics, audiovisual, and communication equipment industry according to the Bank of Korea’s Corporate Management Analysis (2022), and the Company’s current ratio and total borrowings-to-assets ratio were also inferior compared to the industry average of 151.0% and 11.7%, respectively. Such figures primarily reflected the increase in the Company’s external borrowings for investments related to OLED panels due to a deterioration in its liquidity position caused by a decline in the profitability of the Company’s operations, as well as the continued high interest rate environment. However, the Company’s capacity to repay its borrowings is expected to be maintained at an adequate level, considering, among other factors, its superior technological capabilities and market leadership position, its cash generating power based on its profitability-focused product portfolio, and its creditworthiness. Meanwhile, the Company is making further strategic investments, such as the expansion of its existing production lines and construction of new production facilities, in order to increase its production capacity for large-sized OLED panels and small- and mid-sized OLED panels and development of new technologies. Due to the characteristics of the Company’s business sector, the Company faces pressures to make further investments in technological advances and the strengthening of its competitiveness. Accordingly, if the Company’s profitability deteriorates as a result of intensifying competition, the Company’s cash flow and financial stability could be negatively affected.

D. Risks related to the Company’s cash flows

The Company has continued to make investments for the purpose of constructing new production facilities and developing new technologies, among others, in order to proactively respond to technological changes in the display industry and maintain a leading market share and a competitive advantage of its products over its competitors. On a consolidated basis, the Company’s acquisition of property, plant and equipment in the first nine months of 2023 amounted to KRW 2,765.3 billion, which represented a 28.1% decrease from KRW 3,845.1 billion for the first nine months of 2022. While the level of the Company’s capital investment has decreased as it primarily focused on making essential investments in the ordinary course of business and investments for the Company’s transition to an order-based business model, the Company’s acquisition of property, plant and equipment may increase again in the future, as the Company is expected to make continued investments in production facilities to secure competitive advantage in light of the characteristics of the display panel industry. The Company’s total cash flows from operating activities on a consolidated basis increased in 2021, but has since continually declined until the third quarter of 2023. The Company recorded a negative cash flow of KRW 316.3 billion from its operating activities on a consolidated basis in the first nine months of 2023, as the Company’s profit-generating power weakened. In order to improve its financial stability, the Company aims to enhance its profitability by increasing the sales volume of small- and medium-sized OLED panels, minimizing inventory by adjusting utilization rates and reducing the scale of its capital expenditures. However, it may be difficult to reduce borrowings to a meaningful level in the short term due to the Company’s ongoing large-scale capital expenditures that exceed its operating cash flow levels. Accordingly, liquidity risks may materialize if improvement in the Company’s cash flows is delayed. Despite fluctuations in its profitability resulting from deteriorations in the market conditions, from 2020 to the third quarter of 2023, the Company has maintained approximately KRW 3.1 trillion in cash and cash equivalents at on average as of the end of each period, through its financing activities and execution of appropriate levels of capital investment while leveraging its solid cash-generating power. Nevertheless, if the level of competition further intensifies and/or the market prices further decline due to mismatches in supply and demand conditions in the display panel market, such events may cause a deterioration in the Company’s cash-generating power and further pressures to make additional investments, which in turn may have an adverse effect on the Company’s cash flows and financial stability.

E. Risks of a decline in credit rating due to a deterioration in financial stability

Korea Ratings Co., Ltd. (“KR”), Korea Investors Service Inc. (“KIS”) and NICE Investors Service Co., Ltd. (“NICE”) revised the credit rating of the Company from A+/Negative to A0/Stable on May 11, 2023, May 18, 2023 and May 19, 2023 respectively. Main grounds for such credit rating revisions were (i) the weakening of the Company’s capacity to generate profits due to a continued slowdown in the display panel industry, (ii) a decline in the Company’s financial stability following its conversion into an OLED-oriented business structure, in part due to its capital investment requirements and (iii) the expectation that it would be challenging to improve the Company’s business performance and substantially reduce its borrowings in the short term. If the Company’s ability to generate operating cash continues to be weaker, or if the Company’s financial indicators such as the EBITDA margin and net borrowings-to-assets ratio continue to worsen, the Company’s credit ratings may further be downgraded. A downgrading of the Company’s credit ratings may have negative effects on its financial stability, including an increase in its financing costs and the weakening of its ability to procure additional financing. Investors are advised to continually monitor the Company’s credit ratings before making an investment.

F. Risks related to inventory

The lifecycle of products in the industries of electronics products and IT devices, which constitute primary downstream industries of the Company’s business, is continuing to decrease due to rapid technological advancements. Furthermore, depending on changes in the demand in the downstream industries, the resulting impact on the demand for relevant components tends to be amplified by two to three times. As of September 30, 2023, the Company’s inventory on a consolidated basis amounted to KRW 3,348.5 billion, an increase of 16.6% compared to December 31, 2022, which was mainly attributable to the Company’s proactive expansion of its inventory levels to meet the year-end demand. The Company’s inventory turnover ratio was 10.2 times, 8.9 times, 8.0 times and 6.2 times in 2020, 2021, 2022 and the first nine months of 2023, respectively, which was lower than the industry average inventory asset turnover ratio of 8.9 times in 2022, mainly due to decreased sales as a result of slowdown in downstream industries. The Company seeks to manage its inventory levels efficiently by strengthening its global supply chain management and engaging in production based on the expected customer order levels. The Company is transitioning its business structure to an order-based business model, and accordingly, it plans to align its production levels with the production plans for downstream products of its major customers in order to prevent overinvestment in inventory. However, sudden changes in the downstream industries resulting in differences between planned and actual production volumes may nevertheless lead to an increase in the Company’s inventory levels and a further decline in the Company’s inventory turnover ratio, as well as a delay in the improvement of the Company’s profitability. Investors are advised to consider that an increase in the Company’s inventory levels may cause, among other things, an increase in the cost of managing such inventories and a reduction in the value of inventory over time, which in turn may negatively affect the Company’s profitability due to higher cost of sales as a result of the recognition of inventory valuation losses.

G. Risk of deterioration of profitability and financial stability due to delayed collection of trade accounts and notes receivable

The Company’s revenue increased from KRW 24.3 trillion in 2020 to KRW 29.9 trillion in 2021, and its trade accounts and notes receivable increased from KRW 3.5 trillion as of December 31, 2020 to KRW 4.6 trillion as of December 31, 2021. In 2022, the Company’s revenue decreased to KRW 26.2 trillion and its trade accounts and notes receivable also decreased to KRW 2.4 trillion as of December 31, 2022. For the nine months ended 2023, the Company’s revenue decreased to KRW 13.9 trillion, representing a 26.1% decrease compared to the nine months ended 2022, mainly due to the prolonged sluggishness in demand from downstream industries and extended replacement cycles for IT devices, while the amount of trade accounts and notes receivable decreased by 17.9% to KRW 2.4 trillion as of September 30, 2023. The ratio of the Company’s allowance for impairment of trade accounts and notes receivable was 0.03% in 2020, 0.03% in 2021 and 0.04% in 2022. As of September 30, 2023, the Company’s trade accounts and notes receivable decreased compared to as of December 31, 2022 due to lower revenue, but the ratio of the Company’s allowance for impairment of trade accounts and notes receivable remained constant at 0.04%. While the Company has had superior trade accounts and notes receivable turnover ratios compared to its peers in the past, investors are cautioned that the Company’s cash flows may be adversely affected in the future if the collection of its trade accounts and notes receivable does not proceed as planned due to reasons such as deteriorations in the business environment of customers or in the Company’s business relationships with key customers, or if trade accounts and notes receivable remain outstanding for a prolonged period due to a deterioration of customers’ ability to pay, which in turn could adversely affect the Company’s profitability and financial stability.

H. Risks related to fluctuations in exchange rate and interest rate

The Company’s overseas sales accounted for approximately 96.8% of its total consolidated revenue in the first nine months of 2023. The Company possesses assets and liabilities denominated in foreign currencies due to its consistent overseas sales transactions and is exposed to currency risks on sales, purchases and borrowings denominated in currencies other than in KRW, the Company’s functional currency. In order to hedge against the risks of interest rate fluctuations and exchange rate fluctuations on foreign currency denominated borrowings and bonds, the Company has entered into an aggregate of USD 2,065 million and CNY 345 million cross currency swap agreements with KB Kookmin Bank and others as of September 30, 2023. The Company’s exposure to interest rate risks relates primarily to its floating rate long term loan obligations. In order to hedge against the risk of interest rate fluctuations on foreign currency denominated borrowings with floating interest rates, the Company has entered into an aggregate of USD 1,565 million (equivalent to KRW 2,104.6 billion) in cross currency interest swap agreements and an aggregate of KRW 990 billion in interest rate swap agreements as of September 30, 2023. The Company regularly monitors, assesses and manages its risks relating to exchange rates and interest rates, and internally measures currency risks related to exchange rate fluctuations of major currencies in an effort to manage such risks. Nevertheless, drastic changes in exchange rates in the future caused by external factors beyond the Company’s control may adversely affect the Company’s net profit or loss by causing the Company to incur foreign currency-related losses. Furthermore, a decline in exchange rates (an appreciation of the KRW) may have an adverse effect on the sales of the Company by causing an increase in the prices of the Company’s products and thereby weaken their price competitiveness. In addition, due to the nature of the Company’s business, in which sales are primarily conducted in USD, any increase in the Company’s foreign currency assets could have a significant impact on the Company’s financial condition. Investors should be aware of such risks.

I. Risks related to related party transactions

In the first nine months of 2023, the Company’s sales to its related parties, including LG Electronics, amounted to approximately KRW 2,317.7 billion, approximately 16.6% of the Company’s total revenue of KRW 13,934.9 billion. Accordingly, the Company’s overall sales may be affected if the Company’s sales to related parties, including LG Electronics, decline due to adverse business conditions in the downstream industries. A future deterioration in the financial performance of the Company’s related parties or a change in the terms and conditions of transactions with related parties that is unfavorable to the Company may adversely affect the Company’s financial performance. In addition, the Company has close business relationships with some of its related parties, and accordingly, any risks relating to the Company’s affiliates may have an adverse impact on the Company’s business environment and profitability. Therefore, investors are advised to continually monitor the status of the Company’s transactions with its related parties before making their investment decision.

J. Risks relating to the business group status

The Company is a member company of the LG Group, which ranks as the fourth-largest business group in Korea as designated by the Korea Fair Trade Commission (the “KFTC”) in April 2023. As of December 31, 2023, the LG Group consisted of a total of 63 domestic affiliates engaged in electronics, chemical, telecommunications, service and other businesses. The LG Group is organized as a holding company, with Chairman Koo Kwang-mo and his specially related persons holding 41.7% stake as of September 30, 2023, and has stable control of its major direct and indirect subsidiaries. LG Electronics, the largest shareholder of the Company, is the top-tier affiliate of the electronics business division of the LG Group and owned approximately 37.9% (135,625,000 shares) of the Company’s shares as of the business day immediately preceding the date of this prospectus, and the Company’s management control is expected to remain stable. However, pursuant to the regulations relating to large business groups, the Company may be subject to certain restrictions on its business activities, such as providing debt guarantees and conducting mutual investments among affiliated companies, and approvals of board of directors are required for large-scale related party transactions.

K. Risks related to intellectual property disputes and litigation

Considering the characteristics of the display industry, in which R&D capabilities are directly linked to a company’s competitiveness, intellectual property rights and patented technologies play a very important role in the display industry. As of September 30, 2023, the Company has accumulated 27,275 domestic registered patents and 33,662 overseas registered patents, and in the first nine months of 2023, the Company has obtained 1,782 domestic patents and 1,662 overseas patents. However, even if the Company promptly applies the output of its R&D efforts (i.e., its newly developed technology) to the Company’s products, the Company cannot guarantee whether such output will be accepted by the market. In addition, no assurance can be given that the Company’s current measures will be sufficient to prevent misappropriation of its intellectual property rights or that the Company’s competitors will not independently develop alternative technologies that are equivalent to or superior to the technology developed by the Company based on its intellectual property rights. Investors are advised to note the potential risk of losses to the Company’s business in the event of infringements in intellectual property rights if such rights are not systematically managed.

L. Status of lawsuits, sanctions and contingent liabilities

As of September 30, 2023, the Company is a defendant in various lawsuits, including those filed against it and certain other LCD panel manufacturers for damages relating to alleged anticompetitive behavior of the defendants, but the final outcome of these lawsuits cannot be reasonably predicted. The Company has agreements with Korea Development Bank and several other banks for accounts receivable sales negotiating facilities of up to an aggregate of USD 1,000 million (KRW 1,344,800 million) in connection with the Company’s export sales transactions with its subsidiaries. The Company believes that its contingent liabilities are unlikely to materialize in the near term and thereby result in changes that would adversely affect its financial position. However, as future materialization of the Company’s contingent liabilities could have an adverse effect on the Company’s financial position, such events should be continually monitored. In addition, the relevant authorities’ sanctions against the Company may have an adverse effect on the Company’s business and reputation.

M. Risks related to review and audit of financial statements

On December 26, 2023, the FSS selected the Company as a target for the review of the Company’s financial statements as of and for the year ended December 31, 2022 pursuant to Article 23, Paragraphs 1 through 3 of the Regulations on External Audit and Accounting, etc., and such review is currently ongoing. The FSS conducts its review and audit processes in accordance with the Act on External Audit of Stock Companies and the Regulations on External Audit and Accounting, etc. The Company is in the process of submitting relevant materials and responding diligently to the FSS’ review process. Although the target processing period for the ongoing FSS review is expected to be approximately three months, the actual processing period may be extended if any violations of accounting standards are identified, issues related to the interpretation of accounting standards arise or other unavoidable circumstances occur, and the outcome of such review cannot be predicted at this time. While the FSS review may conclude with no further actions required, the FSS may proceed to order a formal audit if it identifies any intentional or grossly negligent violation of accounting standards or if the Company fails to implement the recommendations by the FSS to correct a violation of accounting standards. Investors should note that if the FSS review is converted to an audit, the result of such audit may include no further actions or regulatory sanctions including the imposition of fines, which could adversely affect the Company’s reputation and business.

Other investment risks

A. Risk of change in shareholding ratio as a result of the largest shareholder’s subscription participation rate

As of the business day immediately preceding the submission date of this prospectus, the largest shareholder of the Company’s common shares is LG Electronics, which (together with its specially related persons) held 37.91% of the Company’s shares. On December 19, 2023, LG Electronics, the Company’s largest shareholder, announced its participation in the proposed offering to subscribe for 120% of the new shares allocated to it, including 20% in oversubscribed shares. If LG Electronics is allocated with the maximum number of its oversubscribed shares, it will be allocated with an aggregate of 51,737,236 new shares in this proposed offering. However, the actual allocation of oversubscribed shares may change depending on the actual results of subscription. LG Electronics’ shareholding in the Company is estimated to decrease by 0.43 percentage points to 37.47% after the completion of this proposed offering. Depending on the number of new shares the largest shareholder and its specially related persons will subscribe to in this proposed offering, the shareholding of the largest shareholder and its specially related persons may change.

B. Restriction on the liquidity of new shares and risk of loss due to stock price fluctuations

If investors participate in this proposed offering subscription and subscribe to new shares, there will be constraints on the liquidity of the new shares, and there is a possibility of loss of principal if the market price declines between the subscription date and the additional listing date. Investors are advised to be aware of such constraints.

C. Offering method and subscription procedures and risks of a decline in the share prices

Upon the completion of this proposed offering, 142,184,300 new shares, representing 39.74% of the 357,815,700 common shares of the Company that are currently outstanding, are expected to be newly issued and listed. This proposed offering will be conducted as an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, if any. Since it is possible for existing shareholders to oversubscribe in the Rights Offering, investors are advised to maintain an accurate understanding of the offering method and subscription procedure before making any investment decision. In particular, given the significant scale of this proposed offering, which is equivalent to approximately 30% of the Company’s market capitalization of approximately KRW 4.6 trillion as of one day prior to the submission of this prospectus, there is a possibility that the stock price may decrease due to the withdrawal of the increased number of shares and share price dilution. In addition, if the new shares are not fully subscribed even after the general public offering, the Joint Lead Managers will subscribe for their own accounts. If the Joint Lead Managers sell a large amount of such shares they subscribed to in the near term, the market price of the Company’s common shares may decline due to the temporary increase in the volume of the Company’s shares released for sale. Even if the Joint Lead Managers hold their subscribed shares for some time, their subscribed volume will exist as being potentially available for sale, which will likely act as a constraint on the market price of the Company’s common shares.

D. Risk of decrease in the aggregate offering proceeds due to stock price decline

A significant decrease in the aggregate proceeds of this proposed offering due to a material deterioration of the stock market may have an adverse effect on the Company’s funding plans, which in turn may negatively impact the Company’s financial stability. Investors are advised to consider such possibility.

E. Risk of changes in the offering timetable

This prospectus may be amended during the disclosure review process, and if the main contents closely related to investment judgment are changed, the schedule may be delayed or postponed due to correction orders from supervisory agencies. In addition, the schedule may be changed based on the working progress with the related institutions. Investors are advised to consider such possibility.

F. Limitations of analytical information and risks related to investment decisions

The value of the Company’s shares acquired through this offering may decrease. The effectiveness of this prospectus does not constitute an acknowledgment by the government that the statements in this prospectus are true or accurate, nor does it endorse or approve the value of these securities, and the statements are subject to change prior to the subscription date. In addition, this prospectus contains forward-looking information. Investors should not make investment decisions solely based on the information described in the investment risk factors described in this prospectus but should make their own judgment through careful review from various perspectives.

G. Risks of stricter regulatory standards for listed companies

Recently, the applicable regulatory standards for listed companies have been becoming stricter. Non-compliance with such regulatory standards may result in various regulatory sanctions, including the Company’s listed securities becoming subject to trading suspensions, inclusion in the watchlist of the stock exchange administrator, review for potential delisting, and actual delisting.

H. Risk of class action lawsuits

If the Company causes damage to its shareholders by providing misleading information or engaging in insufficient audits, class action lawsuits may be filed by certain shareholders. Investors should consider such risk.

I. Risks of withdrawal of offering

This proposed offering may be withdrawn at the discretion of the Company or the Joint Lead Managers due to events that may materially affect the offering process. If this proposed offering is withdrawn before the payment of the subscription price, no losses will be incurred by the reason of making such subscription. However, depending on the time of such withdrawal, losses may be incurred due to, among other things, a decrease in the market price of the Company’s common shares due to ex-rights or the trading of the Share Rights. Investors should consider such risk.

J. Risks related to restriction on participation by persons engaged in leveraged short sales

Pursuant to the applicable amendment to the Enforcement Decree of the Financial Investment Services and Capital Markets Act by the Financial Services Commission in connection with a regulatory reform of short-selling procedures, persons who have engaged in the short sale of a listed company’s shares during the period between the date of the announcement of such company’s paid-in capital increase and the last day of the trading period for calculating the definitive subscription price for such paid-in capital increase are restricted from participating in such paid-in capital increase, except in limited circumstances (See Article 180(4) of the Financial Investment and Capital Markets Act.)

2.	General Matters Regarding the Offering or Sale

					(Unit: KRW, Shares)
Type of Securities	Number of Securities	Par Value	Offering (or Sale) Price per Share	Total Offering (or Sale) Amount	Offering (or Sale) Method
Common shares	142,184,300	KRW 5,000	KRW 9,090	KRW 1,292,455,287,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Whether underwritten (arranged)	Whether public offering for listing of equity securities, etc. is done
Underwritten	No	N/A	N/A

Underwriter (Manager)		Type of Securities	Number of Securities Underwritten	Underwriting Amount	Consideration for Underwriting	Underwriting Method
Joint Lead Manager	Korea Investment & Securities	Common shares	39,100,683	KRW 355,425,208,470	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	NH Investment & Securities	Common shares	39,100,683	KRW 355,425,208,470	Underwriting Fee: 27.5% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	KB Securities	Common shares	35,546,075	KRW 323,113,821,750	Underwriting Fee: 25.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting
Joint Lead Manager	Daishin Securities	Common shares	28,436,859	KRW 258,491,048,310	Underwriting Fee: 20.0% of the amount equal to 0.40% of the total offering amount	Stand-by underwriting

Subscription Date	Payment Date	Date of Public Notice of Subscription	Date of Public Notice of Allocation	Record Date for Allocating Share Rights
March 6, 2024 – March 7, 2024	March 14, 2024	March 8, 2024	March 14, 2024	January 26, 2024

Short-Selling Transaction Period during which Subscription hereunder is Prohibited
Start date	End date
December 19, 2023	February 29, 2024

Expected Use of Proceeds
Item	Amount
Working capital	KRW 482,907,287,000
Funds for debt repayment	KRW 393,648,000,000
Funds for facilities	KRW 415,900,000,000
Various expenses for issuance	KRW 9,641,296,298

Matters regarding Share Rights
Securities subject to preemptive rights	Exercise price	Exercise period
—	—	—

Matters regarding the Seller
Holder	Relationship with the Company	Number of securities held prior to the sale	Number of securities sold	Number of securities held after the sale
—	—	—	—	—

Redemption Request Right of General Public Subscribers
Reason for the grant of the right	Investors entitled to exercise the right	Number of securities for which the right is exercisable	Exercise period	Exercise price
—	—	—	—	—

[Report of a Material Event]	See Amended Report of a Material Event (Resolution Regarding Paid-in Capital Increase) disclosed on March 4, 2024

Other Matters

1) The joint lead managers for the paid-in capital increase through general public offering of unsubscribed shares after allocation to existing shareholders of the Company are Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.

2) The subject paid-in capital increase is on the “stand-by underwriting” basis, under which the joint lead managers shall subscribe for the unsubscribed shares resulting from general public offering of shares that remain unsubscribed after the Share Rights (as defined below) offering to existing shareholders. For details of the subscription method and subscription price, please refer to “Chapter 1. Matters Regarding the Offering or Sale – I. General Matters Regarding the Offering or Sale – 5. Matters Regarding Underwriting, etc.”

3) The above offering price refers to the Definitive Subscription Price (as defined below).

4) The above subscription dates refer to the subscription dates for existing shareholders, and the subscription dates for the general public offering are March 11, 2024 and March 12, 2024 (two (2) business days). A public notice of subscription for general public offering is scheduled to be posted on the websites of the Company and the joint lead managers on March 8, 2024.

5) Subscription for the general public offering in Korea is available at the head office and branches of each of the joint lead managers (Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), as well as at their websites and HTS and MTS. However, under Article 9(2)7 of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and general public subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the joint lead managers may subscribe therefor for their own account without allowing subscription through a general public offering.

6) Under Article 180-4 of the Financial Investment Services and Capital Markets Act and Article 208-4 (1) of the Enforcement Decree thereof, no person who engaged the short-selling of, or entrusted the short-selling of, any shares of the Company from December 19, 2023 to February 29, 2024 may subscribe in this proposed offering, and pursuant to Article 429-3(2) of the above act, a fine may be imposed for any acquisition of shares in violation thereof. However, acquisition of shares may be permitted as an exception if it falls under Article 208-4(2) of the Enforcement Decree thereof and Article 6-34 of the Regulation on Financial Investment Business and does not impede the establishment of a fair offering price.

7) In case of correction of descriptions herein due to a change in important matters in the course of examination of this public disclosure form by the Financial Supervisory Service (“FSS”), there may occur a change in the timetables described in this document.

8) The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

9) The various expenses for issuance will be paid out of the funds of the Company.

Chapter 1. Matters Regarding the Offering or Sale

I. General Matters Regarding the Offering or Sale

1.	Overview of Public Offering

Pursuant to Article 2(1) of the Financial Investment Services and Capital Markets Act, by a resolution of its board of directors, the Company decided to enter into an agreement with Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd. (collectively, the “Joint Lead Managers”) with respect to their subscription of unsubscribed shares after allocation to existing shareholders of the Company. The Company determined to issue 142,184,300 registered common shares (the “new shares”), which shall initially be allocated to existing shareholders of the Company through an offering of rights to subscribe to new shares of the Company (the “Share Rights”) and any unsubscribed shares resulting therefrom shall then be made available for subscription through public offering. Any unsubscribed shares after such public offering shall be subscribed by the Joint Lead Managers. An overview of the subject securities is provided below.

∎	Information on the offering (or sale)

					(Unit: KRW, Shares)

Type of Shares	Number of Shares	Par Value	Offering (or Sale) Price	Total Offering Amount	Offering (or Sale) Method
Registered common shares	142,184,300	KRW 5,000	KRW 9,090	KRW 1,292,455,287,000	Rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any

Note 1) Date of the initial board of directors resolution: December 18, 2023

Note 2) The offering price per share and the total offering amount are amounts based on the Definitive Subscription Price.

The subscription price can be freely determined due to the liberalization of, among other things, the applicable discount rate for capital increase through rights offering to existing shareholders under Article 5-18 (Determination of Issue Price for Paid-in Capital Increase) of the Regulation on Issuance, Public Disclosure, etc. of Securities, but the Company plans to calculate the subscription price by partially applying Article 57 of the former Regulation on Issuance, Public Disclosure, etc. of Securities.

∎	Basis for the calculation of the first indicative subscription price

The first indicative subscription price per common share (the “First Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph. The First Indicative Subscription Price shall apply a 20% discount rate (the “Discount Rate”) to the first indicative base share price (the “First Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the volume weighted average price of the Company’s common shares (“VWAP,” which is calculated by dividing the total value of the Company’s common shares traded on the KOSPI Market of the Korea Exchange during the relevant period by the total volume of the Company’s common shares so traded during the relevant period) for the one-month period ending January 23, 2024, which is the third trading date immediately preceding the Record Date, (y) the VWAP for the one-week period ending January 23, 2024 and (z) the closing price of the Company’s common shares on January 23, 2024, in each case calculated retroactively, and (b) the closing price of the Company’s common shares on January 23, 2024; provided, however, that (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ First Indicative Subscription Price (KRW 10,070) =	First Indicative Base Share Price (KRW 13,587) x [1- Discount Rate (20%)]
1+ [Ratio of paid-in capital increase (39.74%) x Discount Rate (20%)]

First Indicative Subscription Price Calculation Table (Dec. 26, 2023 – Jan. 23, 2024)

				(Unit: KRW, Shares)

Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2023/12/26	12,250	973,159	11,926,104,590
2	2023/12/27	12,390	686,404	8,441,737,930
3	2023/12/28	12,740	1,202,287	15,133,940,700
4	2024/01/02	13,350	2,652,264	35,017,434,200
5	2024/01/03	13,280	1,721,169	23,000,343,790
6	2024/01/04	13,050	964,004	12,544,167,360
7	2024/01/05	13,290	1,032,397	13,611,782,320
8	2024/01/08	14,170	6,359,468	89,462,766,900
9	2024/01/09	13,940	2,707,540	38,487,767,700
10	2024/01/10	13,400	1,583,144	21,529,287,750
11	2024/01/11	13,600	1,882,478	25,388,921,150
12	2024/01/12	13,260	783,335	10,468,018,000
13	2024/01/15	13,150	791,169	10,505,072,010
14	2024/01/16	12,870	1,382,888	17,836,042,920
15	2024/01/17	12,750	2,074,816	26,958,249,190
16	2024/01/18	13,180	1,617,410	21,420,625,950
17	2024/01/19	13,030	964,160	12,638,125,370
18	2024/01/22	13,340	1,356,328	18,123,066,900
19	2024/01/23	13,910	3,006,599	41,638,641,360
One-month VWAP (A)		13,459
One-week VWAP (B)		13,391
Closing price on January 23, 2024 (C)		13,910
Arithmetic mean of A, B and C (D)		13,587	[(A)+(B)+(C)]/3
Estimated base share price [Min (C, D)]		13,587	The lower of C and D
Discount Rate			20%
First Indicative Subscription Price		10,070	First Indicative Subscription Price =	First Indicative Base Share Price x [1- Discount Rate]
				1+ [Ratio of capital increase x Discount Rate]

Any amount less than the quotation unit of the Company’s common shares shall be rounded up, and if the resulting amount is less than the par value, the par value shall be the estimated subscription price.

∎	Basis for the calculation of the second indicative subscription price

The second indicative subscription price per common share (the “Second Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph. The Second Indicative Subscription Price shall apply a 20% Discount Rate to the second indicative base share price (the “Second Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the VWAP for the one-week period ending February 29, 2024, which is the third trading date immediately preceding March 6, 2024 (i.e., the first day of subscription by existing shareholders) and (y) the closing price of the Company’s common shares on February 29, 2024, each calculated retroactively, and (b) the closing price of the Company’s common shares on February 29, 2024; provided, however, that (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ Second Indicative Subscription Price (KRW 9,090) = Second Indicative Base Share Price (KRW 11,354) x [1- Discount Rate (20%)]

Second Indicative Subscription Price Calculation Table (Feb. 23, 2024 – Feb. 29, 2024)

				(Unit: KRW, Shares)

Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2024/2/23	11,550	1,246,301	14,394,674,750
2	2024/2/26	11,520	585,855	6,781,425,400
3	2024/2/27	11,130	1,403,272	15,832,408,340
4	2024/2/28	11,320	1,065,472	12,010,356,570
5	2024/2/29	11,380	2,850,393	31,987,134,210
One-week VWAP (A)			11,327
Closing price on February 29, 2024 (B)			11,380
Arithmetic mean of A and B (C)		11,354	[(A)+(B)]/2
Estimated base share price [Min (B, C)]		11,354	The lower of B and C
Discount Rate			20%
Second Indicative Subscription Price		9,090	Second Indicative Subscription Price =	Second Indicative Base Share Price x [1- Discount Rate]

Any amount less than the quotation unit of the Company’s common shares shall be rounded up, and if the resulting amount is less than the par value, the par value shall be the estimated subscription price.

∎	Basis for the calculation of the definitive subscription price

The definitive subscription price per common share (the “Definitive Subscription Price”) shall be the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price; provided, however, that pursuant to Article 165-6 of the Financial Investment Services and Capital Markets Act of Korea and Article 5-15-2 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea, if the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price is less than the price obtained by applying a discount rate of 40% to the definitive base share price (the “Definitive Base Share Price”), which is equal to the VWAP for the period from February 27, 2024 (i.e., the fifth trading date immediately preceding the first day of subscription by existing shareholders) to February 29, 2024 (i.e., the third trading date immediately preceding the first day of subscription by existing shareholders), calculated retroactively, the Definitive Subscription Price will be the price calculated by applying a discount rate of 40% to the Definitive Base Share Price. Furthermore, (i) if the price determined as above is equal to or less than the par value of the Company’s common shares (i.e., KRW 5,000), the subscription price shall be the par value of the Company’s common shares, and (ii) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit.

▶ Definitive Subscription Price = Max {Min [First Indicative Subscription Price per New Share, Second Indicative Subscription Price per New Share], 60% of the Definitive Base Share Price}

Definitive Subscription Price Calculation Table (Feb. 27, 2024 – Feb. 29, 2024)

				(Unit: KRW, Shares)

Number of Days	Date (year/month/date)	Closing Price	Trading Volume	Trading Value
1	2024/2/27	11,130	1,403,272	15,832,408,340
2	2024/2/28	11,320	1,065,472	12,010,356,570
3	2024/2/29	11,380	2,850,393	31,987,134,210
Three trading days VWAP			11,248
Discount Rate			40%
60% of the Definitive Base Share Price			6,750

Category	Subscription Price
First Indicative Subscription Price	10,070
Second Indicative Subscription Price	9,090
60% of the Definitive Base Share Price	6,750
Definitive Subscription Price = Max {Min [First Indicative Subscription Price per New Share, Second Indicative Subscription Price per New Share], 60% of the Definitive Base Share Price}	9,090

∎	Offering timetable

[Key Dates]

Date (yyyy.mm.dd)	Scheduled event	Remarks

2023.12.18	Board of directors resolution	—

2023.12.18	Initial submission of registration statement (preliminary prospectus)	—

2023.12.18	Public notice of issuance of new shares and the record date for allocation of Share Rights (the “Record Date”)	Website of the Company (http://www.lgdisplay.com)

2024.01.23	Determination of the First Indicative Subscription Price (as defined below)	Three (3) trading days prior to the record date for allocation of Share Rights to existing shareholders

2024.01.25	Ex-rights	—

2024.01.26	Record Date (conclusive determination of shareholders)	—

2024.02.08	Notice of allocation of Share Rights	—

2024.02.19	Date of listing of Share Rights	Trading for five (5) or more trading days (February 19, 2024 – February 23, 2024)

2024.02.26	Delisting of Share Rights	To be de-listed at least five (5) trading days prior to the commencement date for subscription by existing shareholders

2024.02.29	Calculation of the Definitive Subscription Price (as defined below)	Three (3) trading days prior to the commencement date for subscription by existing shareholders

2024.03.04	Public notice of the Definitive Subscription Price	Website of the Company (http://www.lgdisplay.com)

2024.03.06	Subscription by the Company’s employee stock ownership association (the “ESOA”)	—

2024.03.06 - 2024.03.07	Subscription by existing shareholders	—

2024.03.08	Public notice of subscription for general public offering

Website of the Company (http://www.lgdisplay.com)

Website of Korea Investment & Securities Co., Ltd.

(http://securities.koreainvestment.com)

Website of NH Investment & Securities Co., Ltd.

(http://www.nhqv.com)

Website of KB Securities Co., Ltd.

(http://www.kbsec.com)

Website of Daishin Securities Co., Ltd.

(http://www.daishin.com)

2024.03.11 - 2024.03.12	Subscription for general public offering	—

2024.03.14	Share subscription price payment/refund/public notice of allocation	—

2024.03.26	Scheduled date of listing of new shares	—

Note 1) In case where the FSS, in the course of its examination of the related registration statement, requests correction of descriptions or other measures to be taken in respect of the related registration statement, the timetables described herein may be changed. The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

Note 2) The above schedule may be changed depending upon consultation with relevant parties.

2.	Method of Public Offering

[Method of public offering: an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, if any]

Subscription	Number of shares (%)	Remarks
Subscription by the ESOA	28,436,860 shares (20.0%)

–   Allocation pursuant to Article 165-7(1)2 of the Financial Investment Services and Capital Markets Act and Article 38(1) of the Framework Act on Labor Welfare

–   Subscription date for the ESOA: March 6, 2024 (one (1) day)

Subscription by existing shareholders (subscription by holders of Share Rights)	113,747,440 shares (80.0%)

–   Ratio of allocation of new shares per one (1) existing share held (the “Per Share Allocation Ratio”): 0.3178939325 share

–   Record date for allocation of Share Rights: January 26, 2024

–   Date for subscription by existing shareholders: March 6 – March 7, 2024 (two (2) days)

–   Subscription will be available up to the number of the Share Rights held by existing shareholders. For each share owned by any existing shareholder listed in the shareholders’ registry as of the Record Date, Share Rights for one (1) share, multiplied by the Per Share Allocation Ratio, will be allocated to such existing shareholder.

Oversubscription	—

–   Oversubscription under Article 165-6(2) of the Financial Investment Services and Capital Markets Act

–   Oversubscription ratio: 0.2 share per one (1) allocated new share

–   Oversubscription is also available for a person who holds Share Rights as a result of purchasing the Share Rights.

Subscription through public offering (including subscription by high-yield and high-risk investment trusts, etc.)	—

–   This subscription is available with respect to fractional shares and unsubscribed shares following subscriptions by the ESOA and by existing shareholders.

–   Subscription date for public offering of unsubscribed shares: March 11, 2024 – March 12, 2024 (two (2) days)

Total	142,184,300 shares (100.0%)

Note 1) This paid-in capital increase will proceed by way of rights offering to existing shareholders, followed by a public offering of unsubscribed shares, if any. Any fractional shares and unsubscribed shares following subscriptions by members of the ESOA and existing shareholders will be preferentially allocated to persons making oversubscription. Any subsequent unsubscribed shares resulting thereafter will be offered to general public for subscription.

Note 2) 28,436,860 shares, representing 20% of the total number of new shares scheduled to be issued (142,184,300 shares), will be preferentially offered to the ESOA, pursuant to Article 165-7 (Special Cases concerning Allocation of Stocks to Members of Employee Stock Ownership Associations) of the Financial Investment Services and Capital Markets Act and Article 38(1) of the Framework Act on Labor Welfare. However, any fraction of less than one (1) full share shall be rounded down.

Note 3) The individual subscription limit for an existing shareholder shall be calculated by multiplying (x) the number of shares held of record by such shareholder as listed in the shareholders’ registry as of the Record Date for allocation of new shares by (y) the Per Share Allocation Ratio (0.3178939325); provided that any fraction of less than one (1) full share shall be rounded down. However, such Per Share Allocation Ratio may be subject to change as a result of any change in the number of treasury shares held directly by the Company or indirectly through a trust prior to the Record Date.

Note 4) Any holder of Share Rights (i) may make a subscription up to the number of Share Rights held by such holder and (ii) may make an oversubscription up to the maximum limit equal to the number of shares multiplied by the oversubscription ratio (20%). However, any fraction of less than one (1) full share shall be rounded down.

(i)	Maximum number of shares available for subscription = Maximum number of shares available for subscription with Share Rights + Maximum number of shares available for oversubscription

(ii)	Maximum number of shares available for subscription with Share Rights = Number of Share Rights in possession

(iii)	Maximum number of shares available for oversubscription = Maximum number of shares available for subscription with Share Rights x Oversubscription ratio (i.e., 20%)

Note 5) The unsubscribed shares and fractional shares resulting from subscription by the ESOA and subscription by existing shareholders (including oversubscription) shall be offered to the general public in Korea as follows; provided that, pursuant to Article 9(2)3 of the Regulation on Securities Underwriting Business, Etc., 5% of the publicly offered shares will be allocated to high-yield and high-risk investment trusts, etc. and the remaining 95% of such shares will be allocated to individual subscribers and institutional investors without distinction. However, in case of shares not being fully subscribed, the remainder thereof is to be allocated to a group that subscribed in excess.

(i)

Stage 1: In case where, as a result of subscription for public offering, the number of shares subscribed in the public offering is in excess of number of shares allocated for the public offering, if the number of shares to be allocated to a subscriber under the subscription competition ratio for the public offering is a decimal number, the figure in the first decimal place is rounded down if it is 5 or lower, and is rounded up if it is 6 or higher, so that the number of remaining shares after the allocation can be minimized under the pro-rata allocation. However, a subscription competition rate and allocation for such 5% of the publicly offered shares with respect to a high-yield and high-risk investment trust and such remaining 95% of the publicly offered shares for individual investors and institutional investors (including a collective investment manager) are separately calculated and allocated. In such case, if shares are not being fully subscribed, the remainder of which is to be allocated to a group that subscribed in excess.

(ii)

Stage 2: After allocation at stage 1 above, the unsubscribed shares are allocated consecutively from the largest subscriber, but if the number of shares subscribed by the largest subscribers of the same rank is greater than the number of unsubscribed shares, the Joint Lead Managers will randomly allocate them through a lottery method.

Note 6) Any shares remaining unsubscribed after the public offering and allocation thereunder will be subscribed by the individual Joint Lead Managers (for their own accounts) in the number of shares for mandatory individual subscription, up to the maximum mandatory number of subscription shares of each of them.

Note 7) However, under Article 9(2)5 of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and individual subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the Joint Lead Managers may subscribe therefor for their own accounts in accordance with their respective subscription ratios without allocating the same to general public subscribers.

Article 165-7 (Special Cases concerning Allocation of Stocks to Members of Employee Stock Ownership Associations) of the Financial Investment Services and Capital Markets Act

(1)

Where a stock-listed corporation prescribed by Presidential Decree or a corporation intending to list its stock certificates on the securities market prescribed by Presidential Decree (hereafter in this Article referred to as “relevant corporation”) intends to publicly offer or sell its stocks, it shall allocate 20 percent of the total number of stocks subject to the public offering or sale to members of an employee stock ownership association (referring to members of an employee stock ownership association established under the Framework Act on Labor Welfare; hereinafter the same shall apply) of the relevant corporation, notwithstanding Article 418 of the Commercial Act: Provided, That this shall not apply in any of the following cases: <Amended on Jun. 8, 2010; Apr. 5, 2013; May 28, 2013>

1.	Where a corporation prescribed by Presidential Decree, from among foreign-capital invested companies as defined in the Foreign Investment Promotion Act, issues stocks;

2.	Other cases prescribed by Presidential Decree where it is impracticable for the relevant corporation to preferentially allocate its stocks to members of an employee stock ownership association.

(2)

Paragraph (1) shall not apply where the number of stocks held by members of an employee stock ownership association exceeds 20 percent of the total number of stocks that have been issued and are newly issued.

(3)

Where new stocks are issued in the manner provided for in Article 165-6 (1)1, Article 419(1) through (3) of the Commercial Act shall not apply to the portion allocated to members of an employee stock ownership association pursuant to paragraph (1). <Newly Inserted on May 28, 2013>

(4)

The Financial Services Commission may determine and publicly notify standards necessary for the allocation of stocks to members of an employee stock ownership association under paragraph (1) and the disposal thereof, etc. <Amended on May 28, 2013>

[This Article newly inserted on February 3, 2009] [Title to the Article amended on April 5, 2013]

Article 176-9 (Exceptions, etc. to Special Cases concerning Allocation of Stocks to Members of Employee Stock Ownership Association) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act

(1)

“Stock-listed corporation prescribed by Presidential Decree” in the main clause, with the exception of the subparagraphs, of Article 165-7(1) of the Act means a corporation whose stock certificates are listed on a securities market established by the Korea Exchange for the trading of securities prescribed in the subparagraphs of Article 4(2) of the Act and determined and publicly notified by the Financial Services Commission (hereinafter referred to as “marketable securities market”). <Newly Inserted on Aug. 27, 2013>

(2)

“Securities market prescribed by Presidential Decree” in the main clause, with the exception of the subparagraphs, of Article 165-7(1) of the Act means a marketable securities market. <Newly Inserted on Aug. 27, 2013>

(3)	“Cases prescribed by Presidential Decree” in Article 165-7 (1)2 of the Act means any of the following cases: <Amended on Dec. 7, 2010, and Aug. 27, 2013>

1.

Where a stock-listed corporation (referring to a corporation whose stock certificates are listed on a marketable securities market) makes a public offering of new or outstanding stocks and the aggregate of the subscription price of a member of the employee stock ownership association (referring to the member of an employee stock ownership association established under the Framework Act on Labor Welfare; hereafter the same shall apply in this Article) and the acquisition value (if the acquisition value falls below its par value, referring to the par value; hereafter the same shall apply in this Article) of stocks of that corporation acquired for 12 months before the subscription pursuant to the main clause, with the exception of the subparagraphs, of Article 165-7(1) of the Act exceeds the total amount of wages (referring to wages subject to income tax) paid for 12 months immediately before the subscription from the corporation;

2.	Where all of the following requirements are met:

(a)

It shall be impracticable for a member of an employee stock ownership association to subscribe to up to 20/100 of the total number of stocks, in light of the size of stocks publicly offered or sold, the ability of members of an employee stock ownership association to pay the stocks, and other grounds determined and publicly notified by the Financial Services Commission;

(b)

It shall announce in writing to the corporation pursuant to the main clause, with the exception of the subparagraphs, of Article 165-7(1) of the Act, the intent that an employee stock ownership association under the Framework Act on Labor Welfare intends to acquire stocks subscribed or sold at less than the ratio specified in item (a) according to a resolution adopted at the general meeting of employee stock ownership association members;

(c)

The corporation referred to in the main clause, with the exception of the subparagraphs, of Article 165-7 (1) of the Act, shall give written consent to the allocation of stocks in accordance with the allocation rate indicated under item (b) of this subparagraph.

(4)

The number of stocks held by members of an employee stock ownership association under Article 165-7 (2) of the Act shall be calculated based on the stocks, the entry of which has been changed in the name of the representative of the employee stock ownership association on the register of shareholders on the day immediately preceding the date the registration statement of public offering or sale of securities is filed with the Financial Services Commission pursuant to Article 119(1) of the Act (if the registration statement is not filed because a universal shelf registration statement referred to in the former part of Article 119(2) of the Act has been filed, the date the resolution of the general meeting of shareholders or the board of directors is made): Provided, That in cases of stocks electronically registered (referring to electronic registration under subparagraph 2 of Article 2 of the Act on Electronic Registration of Stocks and Bonds; hereinafter the same shall apply) via a trustee referred to in Article 43(1) of the Framework Act on Labor Welfare (hereafter in this paragraph referred to as “trustee”) and stocks deposited to the Securities Depository by a trust company referred to in Article 43(1) of the Framework Act on Labor Welfare, the number shall be calculated based on the investors’ account book under Article 310(1) of the Act. <Amended on Dec. 7, 2010; Aug. 27, 2013; Jun. 25, 2019>

[This Article newly inserted on February 3, 2009] [Title to the Article amended on July 5, 2013]

∎	Basis for the calculation of Per Share Allocation Ratio

Category	Details
A. Common shares	357,815,700 shares
B. Preferred shares	—
C. Total number of shares issued (A + B)	357,815,700 shares
D. Treasury shares + treasury share trust	—
E. Total number of shares issued excluding treasury shares (C – D)	357,815,700 shares
F. Number of new shares issued in the paid-in capital increase	142,184,300 shares
G. Capital increase ratio (F / C)	39.74%
H. Number of shares allocated to ESOA (F × 20%)	28,436,860 shares
I. Number of shares allocated to existing shareholders (F – H)	113,747,440 shares
J. Number of shares allocated per one (1) share held by existing shareholders (I / E)	0.3178939325 share

3.	Method of Determination of Public Offering Price

Due to the abolishment of the procedures for determining the subscription price for shares offered through a rights offering to existing shareholders under Article 5-18 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea, the Company may determine the subscription price per share in any manner at its discretion. However, due to concerns of market disruption and in consideration of existing practices, the Company has elected to determine the subscription price per common share for the Capital Increase by partially applying Article 57 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea.

(1)

Estimated Subscription Price. The Estimated Subscription Price shall be calculated by using the formula set forth immediately below this paragraph. The Estimated Subscription Price shall apply the Discount Rate of 20% to the Estimated Base Share Price, comprising the lower of (a) the arithmetic mean of (x) VWAP for the one-month period ending December 15, 2023, which is the trading date immediately preceding the date of the resolution of the Company’s Board of Directors to approve the Capital Increase, (y) the VWAP for the one-week period ending December 15, 2023 and (z) the closing price of the Company’s common shares on December 15, 2023, in each case calculated retroactively, and (b) the closing price of the Company’s common shares on December 15, 2023; provided, however, that (i) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit, and (ii) if the price determined as above is equal to or less than the par value of the Company’s common shares, the subscription price shall be the par value of the Company’s common shares.

*	Estimated Subscription Price = [Estimated Base Share Price x (1 – Discount Rate)] / [1 + (Capital Increase Ratio** x Discount Rate)]

**	Capital Increase Ratio = number of new shares to be issued / total number of issued and outstanding shares prior to the capital increase

(2)

First Indicative Subscription Price: The first indicative subscription price per common share (the “First Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph and applying the Discount Rate of 20% to the first indicative base share price (the “First Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the VWAP for the one-month period ending January 23, 2024, which is the third trading date immediately preceding the Record Date, (y) the VWAP for the one-week period ending January 23, 2024, and (z) and the closing price of the Company’s common shares on January 23, 2024, in each case calculated retroactively, and (b) the closing price of the Company’s common shares on January 23, 2024; provided, however, that (i) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit, and (ii) if the price determined as above is equal to or less than the par value of the Company’s common shares, the subscription price shall be the par value of the Company’s common shares.

*	First Indicative Subscription Price = [First Indicative Base Share Price x (1 – Discount Rate)] / [1 + (Capital Increase Ratio x Discount Rate)]

(3)

Second Indicative Subscription Price: The second indicative subscription price per common share (the “Second Indicative Subscription Price”) shall be calculated by using the formula set forth immediately below this paragraph and applying the Discount Rate of 20% to the second indicative base share price (the “Second Indicative Base Share Price”), which shall be the lower of (a) the arithmetic mean of (x) the VWAP for the one-week period ending the third trading date immediately preceding the first day of subscription by existing shareholders and (y) the closing price of the Company’s common shares on the third trading date immediately preceding the first day of subscription by existing shareholders, each calculated retroactively, and (b) the closing price of the Company’s common shares on the third trading date immediately preceding the first day of subscription by existing shareholders; provided, however, that (i) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit, and (ii) if the price determined as above is equal to or less than the par value of the Company’s common shares, the subscription price shall be the par value of the Company’s common shares.

*	Second Indicative Subscription Price = Second Indicative Base Share Price x (1 – Discount Rate)

(4)

Definitive Subscription Price: The definitive subscription price per common share (the “Definitive Subscription Price”) shall be the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price; provided, however, that pursuant to Article 165-6 of the Financial Investment Services and Capital Markets Act of Korea and Article 5-15-2 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea, if the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price is less than the price obtained by applying a discount rate of 40% to the definitive base share price (the “Definitive Base Share Price”), which is equal to the VWAP for the period from the fifth trading date immediately preceding the first day of subscription by existing shareholders to the third trading date immediately preceding the first day of subscription by existing shareholders, calculated retroactively, the Definitive Subscription Price will be the price calculated by applying a discount rate of 40% to the Definitive Base Share Price. Furthermore, (i) if the price determined as described above includes an amount less than the quotation unit of the Company’s common shares, such amount shall be rounded up to the nearest quotation unit, and (ii) if the price determined as above is equal to or less than the par value of the Company’s common shares, the subscription price shall be the par value of the Company’s common shares.

*	Definitive Subscription Price = Max {Min [First Indicative Subscription Price per New Share, Second Indicative Subscription Price per New Share], 60% of the Definitive Base Share Price}

Note: the subscription price for the subsequent public offering in Korea of shares that were not subscribed pursuant to the Share Rights offering will be the same as the Definitive Subscription Price.

4.	Matters Regarding Offering (or Sale) Procedures, Etc.

A. Terms of offering or sale

(Unit: KRW, Shares)

Category		Details
Number of shares offered or sold		142,184,300
Offering or sale price per share	Estimated	—
	Definitive	KRW 9,090
Total offering or sale amount	Estimated	—
	Definitive	KRW 1,292,455,287,000

Units of subscription

1) ESOA: The subscription unit for members of the ESOA is one (1) share. The individual subscription limit for members of the ESOA is the number of shares allocated to the ESOA.

2) Existing shareholders (holders of the Share Rights): The subscription unit for each such person is one (1) share. The individual subscription limit for an existing shareholder shall be the sum of (i) the Share Rights held, and (ii) shares available for the oversubscription (0.2 share for each unit of the Share Rights held) (to be rounded down for fractions of less than one share).

3) Public offering: The minimum subscription unit for general public subscribers is ten (10) shares, and subscription of more than 10 shares shall be subject to the table below. The subscription limit for general public subscribers is up to 100% of the “shares allocated for public offering”, and there shall be deemed to have been no subscription for any shares that exceed the subscription limit.

	Range		Units of subscription
	From (including) 10 shares	To (including) 100 shares	10 shares
	From (not including) 100 shares	To (including) 500 shares	50 shares
	From (not including) 500 shares	To (including) 1,000 shares	100 shares
	From (not including) 1,000 shares	To (including) 5,000 shares	500 shares
	From (not including) 5,000 shares	To (including) 10,000 shares	1,000 shares
	From (not including) 10,000 shares	To (including) 50,000 shares	5,000 shares
	From (not including) 50,000 shares	To (including) 100,000 shares	10,000 shares
	From (not including) 100,000 shares	To (including) 500,000 shares	50,000 shares
	From (not including) 500,000 shares	To (including) 1,000,000 shares	100,000 shares
	From (not including) 1,000,000 shares	To (including) 5,000,000 shares	500,000 shares
	From (not including) 5,000,000 shares	To (including) 10,000,000 shares	1,000,000 shares
	From (not including) 10,000,000 shares	To (including) 50,000,000 shares	2,000,000 shares
	For more than 50,000,000 shares		5,000,000 shares

Subscription period	ESOA	Start date	March 6, 2024
		End date	March 6, 2024
	Existing shareholders (holders of Share Rights)	Start date	March 6, 2024
		End date	March 7, 2024
	General public offering or sale	Start date	March 11, 2024
		End date	March 12, 2024
Deposit for subscription	ESOA		100% of the subscribed amount
	Existing shareholders (holders of Share Rights)		100% of the subscribed amount
	Oversubscription		100% of the subscribed amount
	General public offering or sale		100% of the subscribed amount
Payment due (refund) date			March 14, 2024
Base date regarding distributions on new shares (date of settlement of accounts)			January 1, 2024

Note 1) In case where the FSS, in the course of its examination of the related registration statement, requests correction of descriptions or other measures to be taken in respect of the related registration statement, the timetables described herein may be changed. The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

Note 2) The above timetable may be changed depending upon consultation with relevant parties.

B. Procedure for offering or sale

(1)	Date and method of public notice

Category	Date of public notice	Method of public notice
Public notice of issuance of new shares and Record Date	December 18, 2023	Website of the Company (http://www.lgdisplay.com)

Public notice of Definitive Subscription Price	March 4, 2024	Website of the Company (http://www.lgdisplay.com)

Public notice of subscription for general public offering of unsubscribed shares	March 8, 2024

Website of the Company

(http://www.lgdisplay.com)

Website of Korea Investment & Securities Co., Ltd.

(http://securities.koreainvestment.com)

Website of NH Investment & Securities Co., Ltd.

(http://www.nhqv.com)

Website of KB Securities Co., Ltd.

(http://www.kbsec.com)

Website of Daishin Securities Co., Ltd.

(http://www.daishin.com)

Public notice of allocation for general public offering of unsubscribed shares	March 14, 2024

Website of the Company

(http://www.lgdisplay.com)

Website of Korea Investment & Securities Co., Ltd.

(http://securities.koreainvestment.com)

Website of NH Investment & Securities Co., Ltd.

(http://www.nhqv.com)

Website of KB Securities Co., Ltd.

(http://www.kbsec.com)

Website of Daishin Securities Co., Ltd.

(http://www.daishin.com)

Note) With respect to refund of excess deposit after the subscription, a notice thereof will be posted at the websites of the Joint Lead Managers in lieu of an individual notice thereof.

(2)	Subscription method

①	All subscriptions by members of the ESOA shall be made at the head office or branches of Daishin Securities Co., Ltd., one of the Joint Lead Managers, in the name of the head of the ESOA.

②

Subscription by existing shareholders (subscription by holders of Share Rights): An existing shareholder who deposited its share certificates with a securities company (i.e., an existing “beneficial shareholder”; hereinafter to be referred to as a “general shareholder”) may make its subscription of new shares at the head office or any branch of such securities company or of any of the Joint Lead Managers. On the other hand, an existing shareholder who holds share certificates in special accounts of the Company’s transfer agent without having deposited them with a securities company (i.e., a “registered shareholder”; hereinafter to be referred to as a “special account holder”), may subscribe at the head office or branches of each Joint Lead Manager upon submitting a personal identification, together with the new share allocation notice. At the time of subscription, each subscriber shall complete two copies of subscription form by filling in all required information, and submit it together with the deposit for subscription.

The electronic securities system has been implemented in Korea since September 16, 2019, and listed shares of listed corporations, for which conversion into electronic securities was mandatory, were converted into electronic securities on the effective date of the electronic securities system. Before the implementation of the electronic securities system, shares of beneficial shareholders were deposited in a securities company, but after the enforcement of such system, such shares were collectively converted into electronic securities in the accounts of the securities company, and shares held by existing registered shareholders are now issued in special accounts opened by the transfer agent and managed for each holder.

For this capital increase, the Share Rights will be issued as electronic securities. Share Rights allotted for shares held by shareholders in a securities company brokerage account (i.e., shares held by existing “beneficial shareholders”) are issued and received in the account of the relevant securities companies, and Share Rights allocated for shares managed in a special account of the transfer agent (i.e., shares held by “registered shareholders”) are issued to each holder in a special account within the transfer agent.

Once “special account holders” (i.e., existing “registered shareholders”) apply to the transfer agent for the transfer of Share Rights from a “special account” to a “general electronic registration account (i.e., a securities company brokerage account)”, then they are able to participate in the subscription for this capital increase or trade the Share Rights.

“Special account holders” (i.e., existing “registered shareholders”) can also subscribe for this capital increase by directly subscribing at the head office or branches of the Joint Lead Managers without transferring Share Rights to the “general electronic registration account” (i.e., a securities company brokerage account). However, please note that the purchase and sale of Share Rights is only possible after applying to the transfer agent for the transfer of Share Rights from a “special account” to a “general electronic registration account” (i.e., a securities company brokerage account).

Act on Electronic Registration of Stocks and Bonds

Article 29 (Establishment and Management of Special Accounts)

(1)   Where an issuer electronically registers stocks, etc. for which certificates are already issued pursuant to Articles 25 through 27, he/she shall, before applying for new electronic registration under Article 25(1), establish an electronic registration account (hereinafter referred to as “special account”) in a transfer agent or an institution prescribed by Presidential Decree (hereafter referred to as “transfer agent, etc.”), in the name of the holders or pledgees of the stocks, etc. entered in the stockholders’ register as at the business day immediately before the base date, for the holders or pledgees of the stocks, etc. who fails to announce it under Article 27(1)2 or to submit stock certificates, etc.

(2)   The stocks, etc. electronically registered in the electronic registration account book prepared pursuant to Article 22(2) or 23(2) (hereafter referred to as “special account book” in this Article) shall not be electronically registered under Articles 30 through 32 when a special account is established pursuant to paragraph (1); provided that in any of the following cases, this shall not apply:

1. Where a person who is not a title holder of the relevant special account already becomes a holder or pledgee of stocks, etc. before the stocks, etc. are electronically registered in the special account book, submits (referring to submission of original copy and certified copy of judgment for nullification of the relevant stocks, etc. if it is impracticable to submit stock certificates, etc.; hereafter the same shall apply in subparagraph 2 or 3) stock certificates, etc., on which right to the stocks, etc. is indicated, to the issuer and intends to make electronic registration of the stocks, etc. in an electronic registration account in his/her name by transfer between accounts pursuant to Article 30 (where a pledge is established over the relevant stocks, etc., limited to any of the following cases);

(a) Where pledge established over the relevant stocks, etc. is canceled;

(b) Where a pledgee of the relevant stocks, etc. agrees to the transfer of the stocks, etc. to another electronic registration account in the name of the holder other than the special account;

2. Where a holder who is the title holder of the relevant special account submits stock certificates, etc. on which a right to electronically registered stocks, etc. is indicated and intends to transfer the stocks, etc. to another electronic registration account in his/her name other than the special account pursuant to Article 30 (where pledge is established on the relevant stocks, etc., limited to cases falling under subparagraph 1);

3. Where a pledgee who is the title holder of the relevant special account submits stock certificates, etc. to the issuer, and intends to transfer the stocks, etc. to an electronic registration account in his/her name other than the special account pursuant to Article 30;

4. Other cases prescribed by Presidential Decree where no damage is likely to be inflicted on the interest of a right holder of stocks, etc. that are electronically registered in the special account.

(3)   No one shall apply for electronic registration of transfer between accounts under Article 30 in order to transfer stocks, etc. to a special account; provided that this shall not apply where an issuer who establishes a special account pursuant to paragraph (1) files an application due to a reason prescribed by Presidential Decree.

(4)   Where a transfer agent, etc. establish a special account on behalf of an issuer pursuant to paragraph (1), the transfer agent, etc. need not ascertain the real name of the person to be electronically registered in the special account book as a holder or pledgee, notwithstanding Article 3 of the Act on Real Name Financial Transactions and Confidentiality.

③

Oversubscription: Only those who have subscribed for new shares by exercising their Share Rights may subscribe additionally for 20% of the maximum number of the shares that may be subscribed for pursuant to their Share Rights. However, in such case, any fraction of less than a full share shall not be available for subscription.

a.

Maximum number of shares available for subscription (“oversubscription limit”) = Maximum number of shares available for subscription with Share Rights + Maximum number of shares available for oversubscription

b.	Maximum number of shares available for subscription with Share Rights = Number of Share Rights in possession

c.	Maximum number of shares available for oversubscription = Maximum number of shares available for subscription with Share Rights x oversubscription ratio (i.e., 20%)

④

A subscriber for public offering shall be a person subscribing with his or her legal name in accordance with the Act on Real Name Financial Transactions and Confidentiality, and shall subscribe by presenting a personal identification, and submitting a prescribed subscription form and subscription deposits, to the relevant subscription location. In the case of a subscriber for public offering, multiple subscriptions at the respective subscription locations are permissible, but double subscriptions at one subscription location are not permitted. With respect to subscribers which are collective investment vehicles, other than a collective investment vehicle managed by a different management entity, multiple subscriptions at one subscription location are not permissible. With respect to subscription by a high-yield and high-risk investment trust, it shall, at the time of subscription, submit, to the relevant subscription location, documents confirming that it satisfies the requirements under Article 2, subparagraph 18, of the Regulation on Securities Underwriting Business, Etc. and does not fall under Article 9(4) thereof, together with documents showing its total assets.

⑤

Subscription shall be made in the unit of the subscribed shares. There shall be deemed to have been no subscription for the portion of the shares that exceeds the oversubscription limit per person, and the relevant officer responsible for the handling of subscription matters shall return the difference to the relevant subscriber by the payment due date, with no interest payable for the period from receipt of the subscription price.

⑥

Investors who wish to subscribe to the proposed capital increase (except for professional investors as set forth in Article 9(5) of the Financial Investment Services and Capital Markets Act and those to whom the issuer is exempted from delivering the prospectus pursuant to Article 132 of the Enforcement Decree thereof) shall be provided with the prospectus and sign a document confirming the same.

⑦	Subscription limit

a.	The subscription unit for members of the ESOA is one (1) share, and the subscription limit for them is the number of shares allocated to the ESOA.

b.

The individual subscription limit for an existing shareholder (i.e., a holder of the Share Rights) shall be the sum (to be rounded down for fractions of less than one share) of (i) the number of Share Rights (to be rounded down for fractions of less than one share) calculated by multiplying (a) the number of shares registered in the shareholders’ registry as of the Record Date by (b) the Per Share Allocation Ratio (0.3178939325), and (ii) the number of shares available for the oversubscription (0.2 share for each unit of the Share Rights held) (to be rounded down for fractions of less than one share). However, the Per Share Allocation Ratio may be subject to change as a result of any change in the number of treasury shares held directly by the Company or indirectly through a trust prior to the Record Date.

c.

The subscription limit applicable to subscribers for general public offering shall be within the total number of shares allocated for the general public offering in Korea, and there shall be deemed to have been no subscription for any shares that exceed the subscription limit.

⑧	Other matters

a.

When a subscriber makes multiple subscriptions in the allocation for public offering, the subscriber will be deemed not to have subscribed for any of the subscriptions. However, if an existing shareholder participates in public offering after subscribing for the number of shares allocated in accordance with the Per Share Allocation Ratio, it will not be deemed to be a prohibited multiple subscription.

b.	For the portion of the subscription that exceeds the subscription limit per person, it is considered that there is no subscription.

c.	Any subscriber must subscribe with his or her legal name in accordance with the Act on Real Name Financial Transactions and Confidentiality.

d.

Under Article 180-4 of the Financial Investment Services and Capital Markets Act and Article 208-4(1) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act, if a person conducts a short sale of shares issued by the Company or entrusts such short sale from December 19, 2023 to February 29, 2024, such person may not subscribe in the present offering (or sale), and any acquisition of shares in violation thereof shall be subject to penalty pursuant to Article 429-3(2) of the Financial Investment Services and Capital Markets Act. However, acquisition of shares may be permitted as an exception if it falls under Article 208-4(2) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act and Article 6-34 of the Regulation on Financial Investment Business and does not impede the establishment of a fair offering (or sale) price.

As exception, acquisition of shares through offering (sale) shall be permitted in any of the following cases:

①   During the short sale period in which the acquisition of shares through offering (sale) is prohibited, a larger number of shares than the total number of shares ordered for short sale is purchased in the form of a transaction by price competition (limited to those purchased during the trading hours of the regular market as of the date of the execution of a sale and purchase agreement).

②   A short sale of a particular stock is conducted or an order for a short sale is entrusted for the purpose of liquidity providing and market making as defined under the Securities Market Business Regulation or the Derivatives Market Business Regulation of the Korea Exchange.

③   An independent trading unit* (within the same entity) which has not participated in a short sale or entrusted a short sale order during a short sale period in which the acquisition of shares through offering (sale) was prohibited is acquiring shares through an offering (sale).

*   A trading unit that satisfies requirements of making its own independent decisions and using different securities account pursuant to Article 6-30(5) of the Regulation on Financial Investment Business.

(3)	Subscription locations

Subscription by		Subscription locations	Subscription date
ESOA		Head office or branches of Daishin Securities Co., Ltd., one of the Joint Lead Managers	March 6, 2024
Existing shareholders (holders of Share Rights)	Special account holders (existing “registered shareholders”)	Head offices or branches of the Joint Lead Managers	March 6, 2024 to March 7, 2024
	General shareholders (existing “beneficial shareholders”)	1) Head office or branches of the relevant securities company in which the shares of LG Display Co., Ltd. are on deposit as of the Record Date; or 2) head offices or branches of the Joint Lead Managers
Subscription for public offering (including subscription by high-yield and high-risk investment trusts)		Head offices or branches of the Joint Lead Managers	March 11, 2024 to March 12, 2024

(4)	Method of allocation based on subscription results

①	ESOA

28,436,860 shares, representing 20% of the total number of new shares scheduled to be issued (142,184,300 shares), will be preferentially offered to the ESOA, pursuant to Article 165-7 of the Financial Investment Services and Capital Markets Act.

②	Existing shareholders

The number of shares (i.e., subscription limit) to be allocated to any shareholder registered in the Company’s shareholders’ registry as of 18:00 of the Record Date (scheduled to be January 26, 2024) (any such shareholder, “existing shareholder”) shall be the number calculated by multiplying the number of shares held by existing shareholder by 0.3178939325 share (provided that any fraction of less than one (1) full share resulting therefrom shall be rounded down). The number of shares subscribed for will be allocated within the above subscription limit. However, the Per Share Allocation Ratio may be subject to change as a result of any change in the number of treasury shares held directly by the Company or indirectly through a trust prior to the Record Date.

③	Allocation for oversubscription

In case of unsubscribed shares following the subscriptions by the ESOA and existing shareholders (holders of the Share Rights), such unsubscribed shares shall be allocated in proportion to the numbers of shares for which oversubscription was made (oversubscription ratio: 0.2 share per allocated new share) by the existing shareholders (holders of Share Rights); provided, however, that any fraction of less than one (1) full share resulting therefrom shall be rounded down and will not be allocated, and provided, further, that 100% will be allocated if the number of shares for which oversubscription was made is less than the number of unsubscribed shares.

a.

Maximum number of shares available for subscription (i.e., oversubscription limit) = Maximum number of shares available for subscription with Share Rights + Maximum number of shares available for oversubscription

b.	Maximum number of shares available for subscription with Share Rights = Number of Share Rights in possession

c.	Maximum number of shares available for oversubscription = Maximum number of shares available for subscription with Share Rights x oversubscription ratio (i.e., 20%)

④	Subscription for public offering in Korea

The unsubscribed shares and fractional shares arising as a result of subscription by the ESOA, subscription by existing shareholders, and oversubscription, as noted above, will be offered by the Joint Lead Manager to the general public in Korea as follows; provided that, pursuant to Article 9(2)3 of the Regulation on Securities Underwriting Business, Etc., 5% of the publicly offered shares will be allocated to high-yield and high-risk investment trusts, with the remaining 95% of such shares being allocated to individual subscribers and institutional investors without distinction. A subscription competition rate and allocation for such 5% of the publicly offered shares for high-yield and high-risk investment trusts and such remaining 95% thereof for individual subscribers and institutional investor shall be separately calculated and allocated. However, pursuant to Article 9(3) of the Regulation on Securities Underwriting Business, Etc., in case of shares not being fully subscribed, the remainder thereof shall be allocated to a group that subscribed in excess.

(i)

When calculating the allocation amount for the public offering in Korea, in relation to the subscription amount of the Joint Lead Managers (which is the number of subscribed shares for which subscriptions were received under the public offering method at the respective subscription locations of the Joint Lead Managers and is calculated individually for the Joint Lead Managers), Joint Lead Managers will apply the “integrated competition ratio” (equal to the total sum of the subscription amounts applied for by the subscribers to the Joint Lead Managers under the public offering method divided by the number of shares allocated for the public offering) to allocate respective amount to the subscribers (“combined allocation”)

(ii)

At the time of allocation under public offering, in case where the total subscription amount of the Joint Lead Managers exceeds the number of shares allocated for the public offering, if the number of shares to be allocated to a subscriber under the subscription competition ratio for the public offering is a decimal number, the figure in the first decimal place is rounded down if it is 5 or lower, and is rounded up if it is 6 or higher, so that the number of remaining shares after the allocation can be minimized under the pro-rata allocation. Thereafter, the final remaining shares are allocated consecutively from the largest subscriber, but if the number of shares subscribed by the largest subscribers of the same rank is greater than the final remaining shares, the Joint Lead Managers will randomly allocate them through a lottery method.

(iii)

In the event that the total subscription amount of the Joint Lead Managers is less than the number of shares allocated for the public offering, each of the Joint Lead Managers shall acquire, for its own account, the number of shares mandatory individual subscription. Under Article 2(4) of the stand-by underwriting agreement, the short-subscribed manager’s number of shares for mandatory individual subscription (wherein the “short-subscribed manager” means a company whose subscription amount is less than its maximum number of shares for mandatory individual subscription) is calculated by dividing the number of shares allocated for public offering by the underwriting ratio of the Joint Lead Managers concerned, and the number of shares for which the short-subscribed company is exempt from mandatory individual subscription shall be calculated by distributing the surplus-subscribed manager’s surplus-subscription amount (meaning the portion of its subscription amount in excess of its maximum number of shares for mandatory individual subscription; provided that it shall be at least zero) to the short-subscribed manager. For the purpose of the above, the “surplus-subscribed manager” means a manager whose subscription amount is more than its maximum number of shares for mandatory individual subscription.

(iv)

However, under Article 9(2) of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and general public subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the shares may not be allocated to general public subscribers.

(5)	Distribution of the prospectus

•

Under Article 124 of the Financial Investment Services and Capital Markets Act, the Company and the Joint Lead Managers have the obligation to deliver the prospectus for the subscription of shares, and all investors who participate in this subscription for paid-in capital increase must receive the prospectus.

•

Investors (except for professional investors as set out in Article 9(5) of the Financial Investment Services and Capital Markets Act and those to whom the issuer is exempted from distributing prospectus pursuant to Article 132 of the Enforcement Decree of the Financial Investment Services and Capital Markets Act) who wish to subscribe to the paid-in capital increase must note that they would not be able to participate in the subscription of this paid-in capital increase unless they take steps for confirmation of receipt of the prospectus, etc.

•

Investors may express intent to refuse to receive the prospectus in writing, by telephone, telegraph, facsimile, e-mails or similar telecommunications, or other methods prescribed and publicly notified by the Financial Services Commission.

① Method and date of distribution of prospectus

Category	Distribution Method	Distribution Date
Subscribers who are members of the ESOA	Distribution exempted under Article 132 of the Enforcement Decree of the Financial Investment Services and Capital Markets Act	N/A

Subscribers who are existing shareholders

Distributed through methods 1), 2) and 3) below:

1)  by mail delivery

2)  Distributed at the head office and branches of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.

3)  Distributed through the website or HTS/MTS of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.

1)  By mail delivery: Can be received prior to the first date of the existing shareholders’ subscription (March 6, 2024)

2)  Distribution at the head office and branches of each Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.: until the last date of subscription (March 7, 2024)

3)  Distribution through the website or HTS/MTS of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.: until the last date of subscription (March 7, 2024)

General public subscribers (including high-yield and high-risk investment trusts)

Distributed through methods 1) and 2):

1)  Distributed at the head office and branches of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.

2)  Distributed through the website or HTS/MTS of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.

1)  Distribution at the head office and branches of each Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.: until the last date of subscription (March 12, 2024)

2)  Distribution through the website or HTS/MTS of each of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd., and Daishin Securities Co., Ltd.: until the last date of subscription (March 12, 2024)

ø	Please note that investors would be unable to participate in the subscription of this paid-in capital increase unless they take steps for confirmation of receipt of the prospectus, etc.

②	Procedure for confirmation

a.	Subscriber who receives the prospectus by mail delivery

•	In case of a visit to a branch of Joint Lead Manager to subscribe, please fill out a form confirming the receipt of the prospectus before proceeding with the subscription.

•	In case of subscription through HTS or MTS, please check the box confirming the download and receipt of the prospectus on the subscription screen before you can proceed with the subscription.

•

In the case of subscription by participating in the Share Rights offering to existing shareholders, the existing shareholder can subscribe via phone. Please confirm the existing shareholder’s identity via phone and confirm the receipt of the prospectus before proceeding with the subscription.

b.	Subscriber who receives the prospectus by visiting a branch of Joint Lead Manager
Please fill out a form confirming the receipt of the prospectus before proceeding with the subscription.

c.	Subscriber who receives the prospectus through the website or HTS/MTS
Please put a check in the box confirming the download and receipt of the prospectus on the subscription screen before proceeding with the subscription.

③	Others

a.

For this paid-in capital increase, the prospectus will be mailed to the shareholders registered in the shareholders’ registry after the related registration statement becomes effective. Investors who have not received the prospectus due to a mail return or other reasons can receive the prospectus through a branch visit. Also, the prospectus can be downloaded in the form of an electronic document from the websites of Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd. However, in case of receiving the prospectus in the form of an electronic document, the subscription is permitted only when all the of the requirements Article 124(1) of the Financial Investment Services and Capital Markets Act are satisfied.

b.

Subscription method through a securities company other than Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd. for the Share Rights offering to existing shareholders: Please proceed with the subscription in accordance with subscription methods and regulations of the applicable security company. However, please note that an investor will not be able to participate in the subscription of this paid-in capital increase unless an investor performs procedures for confirmation of receipt of the prospectus, etc.

ø

An investor may not participate in the subscription of this paid-in capital increase unless an investor receives the prospectus or expresses the intent to refuse to receive the same in writing or acceptable manner.

ø	Relevant Laws and Regulations

Financial Investment Services and Capital Markets Act

Article 9 (Other Definitions)

(5)

The term “professional investor” in this Act means any of the following entities who has an ability to take risks accompanying an investment in light of expertise held in connection with financial investment instruments, the scale of assets owned, etc.: Provided, That when a professional investor prescribed by Presidential Decree gives written notice to a financial investment business entity of its intention to be treated as an ordinary investor, the financial investment business entity shall give consent to the professional investor, unless good cause exists, and the professional investor shall be treated as an ordinary investor if consent is given by the financial investment business entity: <Amended on Feb. 3, 2009>

1. The State;

2. The Bank of Korea;

3. Financial institutions prescribed by Presidential Decree;

4. Stock-listed corporations: Provided, That where a stock-listed corporation trades over-the-counter derivatives with a financial investment business entity, it shall be deemed a professional investor where it gives written notice to the financial investment business entity of its intention to be treated as a professional investor;

5. Other entities prescribed by Presidential Decree.

Article 124 (Fair Use of Investment Prospectus)

(1)

No one shall allow any other person to acquire securities or sell securities to any other person, unless an investment prospectus (referring to a short-form investment prospectus under paragraph (2) 3, if any investor in collective investment securities fails to separately request the delivery of an investment prospectus under Article 123; hereafter in this paragraph and Article 132 the same shall apply) prepared in conformity with Article 123 is delivered to the person (excluding professional investors and those prescribed by Presidential Decree) who intends to acquire the securities after the relevant registration statement becomes effective. In such cases, it shall be deemed that the investment prospectus is delivered at the time the following requirements are fully satisfied, if the investment prospectus is delivered by means of an electronic document under Article 436: <Amended on May 28, 2013>

1. The person to whom the electronic document is addressed (hereinafter referred to as “addressee of the electronic document”) shall consent to the delivery of the investment prospectus by means of an electronic document;

2. The addressee of the electronic document shall designate the kind of electronic transmission medium and the place for receiving the electronic document;

3. The addressee of the electronic document shall confirm his or her receipt of the electronic document;

4. The contents of the electronic document shall be identical with those of the investment prospectus in writing.

Enforcement Decree of the Financial Investment Services and Capital Markets Act

Article 11 (Public Offering and Public Sale of Securities)

(1)

In calculating 50 persons pursuant to Article 9 (7) and (9) of the Act, the number of persons who have been invited to subscribe for securities of the same class as the securities in the instant case in any manner other than by public offering or public sale within six months before the public invitation to subscribe shall be aggregated: Provided, That any of the following persons are excluded from such aggregation: <Amended on Oct. 1, 2009; Dec. 7, 2010; Jun. 21, 2013; Aug. 27, 2013; Jun. 28, 2016; Jul. 28, 2016>

1. Any of the following professionals:

(a) A professional investor;

(b) Deleted; <Jun. 28, 2016>

(c) An accounting firm established under the Certified Public Accountant Act;

(d) A credit rating company (referring to a company authorized to engage in credit rating business under Article 335-3 of the Act; hereinafter the same shall apply);

(e) A person who provides accounting, advisory services or similar services to the issuer with an officially recognized qualification, such as a certified public accountant, appraiser, attorney-at-law, patent attorney or tax accountant;

(f) Any other person determined and publicly notified by the Financial Services Commission from among professionals who are in a position to have good knowledge of financial standing, business affairs, etc. of the issuer;

2. Any of the following related persons:

(a) The largest shareholder (referring to the largest shareholder defined in subparagraph 6 of Article 2 of the Act on Corporate Governance of Financial Companies. In this regard, “finance company” shall be construed as “corporation”, and “outstanding stocks (including equity shares; hereinafter the same shall apply)” as “outstanding stocks”; hereinafter the same shall apply) of the issuer and shareholders who hold not less than 5/100 of the total number of outstanding stocks;

(b) Executive officers (including a person referred to in each subparagraph of Article 401-2(1) of the Commercial Act; hereafter the same shall apply in this subparagraph) of the issuer and members of the employee stock ownership association established under the Framework Act on Labor Welfare;

(c) Affiliated companies of the issuer and their executive officers;

(d) Shareholders of an unlisted stock corporation (excluding a corporation that has ever publicly offered or sold its stocks) where the issuer is an unlisted stock corporation;

(e) Executive officers and/or employees of a domestic affiliated company of the issuer, where the issuer is a foreign enterprise established pursuant to the statutes of a foreign country, and sells its stocks to executive officers and/or employees of the domestic affiliated company in accordance with a stock option plan, etc. for improving the welfare of employees;

(f) Promoters of a company, if the company is incorporated by the issuer;

(g) Other related persons, determined and publicly notified by the Financial Services Commission among those who are in a position to have good knowledge of financial standing, business affairs, etc. of the issuer.

Article 132 (Persons Exempt from Issuing Investment Prospectus)

“Those prescribed by Presidential Decree” in the former part of Article 124 (1), with the exception of the subparagraphs, of the Act means persons falling under any of the following subparagraphs: <Amended on Sep. 21, 2013; Sep. 5, 2021; Jan. 5, 2021>

1.	Persons falling under any provision of Article 11(1)1(c) through (f) and items of Article 11(1)2;

1-2.	Persons falling under Article 11(2)2 or 3;

2.

Persons who expressed their intent to refuse to receive an investment prospectus in writing, by phone, cable, facsimile, e-mails or similar telecommunications, or other methods determined and publicly notified by the Financial Services Commission;

3.

Persons who intend to acquire additional collective investment securities equivalent to those already acquired: Provided, That it shall be limited to where the investment prospectus of the relevant collective investment securities provide the same details as the investment prospectus issued immediately before.

(6)	Matters regarding the delivery of new shares

•

Commencement date (scheduled) for delivery of new shares: March 26, 2024 (As the electronic securities system was implemented on September 16, 2019, shares are registered and issued to share accounts held by each shareholder on the listing date without issuing physical certificates and can be distributed from the listing date. However, please be advised that the above timing may change subject to business discussions with relevant parties.)

(7)	Matters regarding replacement, return, etc. of subscription deposits

The subscription deposit shall be 100% of the subscribed amount and shall be counted toward the share subscription price on the share subscription price payment due date. The subscription deposits shall bear no interest.

(8)	Place for payment of share subscription price: KEB Hana Bank, Twin Tower Branch

C. Matters regarding Share Rights

Record Date	Financial investment business entity for trading of Share Rights
	Company name	Company identification number
January 26, 2024	Korea Investment & Securities Co., Ltd.	00160144

January 26, 2024	NH Investment & Securities Co., Ltd	00120182

January 26, 2024	KB Securities Co., Ltd.	00164876

January 26, 2024	Daishin Securities Co., Ltd.	00110893

(1)

In this paid-in capital increase by way of a rights offering to existing shareholders, the Share Rights, which represent the right of existing shareholders to subscribe for new shares in proportion to their respective shareholdings, will be issued to them by the Company pursuant to Article 165-6(3) of the Financial Investment Services and Capital Markets Act and Article 5-19 of the Regulation on Issuance, Public Disclosure, etc. of Securities.

(2)

In this paid-in capital increase, Share Rights, which will be issued and listed after the enforcement date of the electronic securities system (which is September 16, 2019), will be issued as electronic securities. Share Rights allocated for the shares held by a shareholder in a securities company brokerage account (i.e., the shares of existing “beneficial shareholders”) will be issued and received in the account of the relevant securities company, and the Share Rights allocated for the shares managed in a special account of the transfer agent (i.e., the shares of existing “registered shareholders”) will be issued to each owner in the special account within the transfer agent.

(3)

The securities companies that will broker the sale and purchase of the Share Rights are Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.

(4)	Sale and purchase, etc. of the Share Rights

Shareholders who wish to sell or purchase Share Rights shall, together with documents proving the sale and purchase of such Share Rights, request the securities company in which the Share Rights are on deposit to transfer such Share Rights to the account of such securities company under the name of the counterparty. A person who purchases any Share Rights through such securities company’s account may subscribe up to 100% of the quantity of the Share Rights, and the right and effect under the Share Rights will cease to exist if the subscription is not made within the subscription period.

(5)	Subscription method for an investor who purchased the Share Eights

The transferee whose Share Rights are on deposit in a securities company may subscribe for up to 100% of the quantity stated in the relevant Share Rights (or the quantity reflecting the oversubscription, if any), through offices of the relevant securities company and the head office and branches of each of the Joint Lead Managers (namely, Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), and the right and effect under the Share Rights will cease to exist if the subscription is not made within the subscription period.

(6)	Listing of the Share Rights

The Company is planning to apply to the Korea Exchange for a listing of the Share Rights in relation to this paid-in capital increase involving public offering of unsubscribed shares. If the Share Rights are listed, the listing period is scheduled to be five (5) trading days from February 19, 2024 to February 23, 2024, and during the period, the listed Share Rights can be traded on the Korea Exchange. The Share Rights are scheduled to be delisted on February 26, 2024. (Under Article 150 (Initial Listing) of the KOSPI Market Listing Regulation, the Share Rights must be listed for at least five (5) trading days, and in accordance with the criteria for delisting of the Share Rights under Article 152 thereof, the Share Rights must be delisted no later than five (5) trading days prior to the commencement of shareholder subscription.)

(7)	Adiditional details on the transaction of the Share Rights

The Company plans to apply for listing of the Share Rights for this paid-in capital increase, and all transaction details related to the listing of the Share Rights, which have been confirmed through consultation with relevant parties so far, are as follows:

① Listing method: all Share Rights registered and issued electronically will be listed.

② General shareholder’s transaction of the Share Rights

Category	Listed transaction method	Account transfer transaction method

Method	Shareholder’s Share Rights are issued electronically to be listed. Anyone who purchases the Share Rights through an on-exchange transaction and holds them in a securities company’s account may subscribe for that amount, and if the subscription is not made within the subscription period, such right and effect will cease to exist. Since the shareholder’s Share Rights are registered and issued electronically, no physical certificate is issued.	Shareholders who wish to sell or purchase Share Rights shall, together with documents proving the sale and purchase of such Share Rights, request the securities company in which the Share Rights are on deposit to transfer such Share Rights to the account of such securities company under the name of the counterparty. A person who purchases any Share Rights through such securities company’s account may subscribe up to 100% of the quantity of the Share Rights, and the right and effect under the Share Rights will cease to exist if the subscription is not made within the subscription period.

Period	From February 19, 2024 to February 23, 2024 (5 trading days)	From the date of notice of allocation of Share Rights (scheduled to be February 8, 2024) to the second (2nd) business day (February 27, 2024) following the last day on which the Share Rights are traded while listed

Note 1) Listed transactions: From February 19, 2024 to February 23, 2024 (5 trading days)

Note 2) Account transfer transaction: From February 8, 2024 (scheduled), which is the date of notice of allocation of Share Rights, to February 27, 2024

g

A book-entry transfer of account (over-the-counter transaction) is possible until February 27, 2024, which is the last settlement date for the listed transaction of the Share Rights, and thereafter, a book-entry transfer of account (over-the-counter transaction) will be restricted as the details of the subscription rights of the Share Rights are confirmed.

Note 3) Since the Share Rights are registered and issued electronically, no physical certificates thereof are issued.

③ Special account holders’ transaction of the Share Rights

a.

Once “special account holders (i.e., existing “registered shareholders”)” apply to the transfer agent for the transfer of their Share Rights from a “special account” to a “general electronic registration account (i.e., a securities company brokerage account)”, then they may participate in the subscription for this paid-in capital increase or trade the Share Rights.

b.

The “special account holders (i.e., existing “registered shareholders”)” can also subscribe to this paid-in capital increase by directly subscribing at the head office or branches of each of the Joint Lead Managers (namely, Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), without transferring their Share Rights to a “general electronic registration account (i.e., a securities company brokerage account).” However, please note that the purchase and sale of any Share Rights is only possible after applying to the transfer agent for the transfer of such Share Rights from a “special account” to a “general electronic registration account (i.e., a securities company brokerage account).”

D. Other matters regarding offering or sale

(1)

Investors should note that certain details in this document may be corrected in the course of examination by the FSS, and a change in key details closely related to investment judgment may cause a change in the contemplated timetables herein. Changes in the contemplated timetable may also occur as a result of discussions with relevant parties.

(2)

Pursuant to Article 120(3) of the Financial Investment Services and Capital Markets Act, the effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the shareholders and investors.

(3)

The details contained in this document are as of the date of submission hereof. Except as described herein, there is nothing which materially affects or changes the assets, liabilities, cash flows, or earnings of the Company. Therefore, no matters that shareholders and investors should take note of in making their investment decision are missing from this document.

(4)

Data Analysis, Retrieval and Transfer System (“DART,” available at http://dart.fss.or.kr), which is the electronic disclosure system of the website of the FSS, contains the Company’s business reports, semi-annual reports, quarterly reports, audit reports and other periodic public disclosures, as well as non-periodic public disclosures. Please consider such documents in connection with your investment decision.

5.	Matters Regarding Underwriting, etc.

[Underwriting method: Stand-by underwriting]

Underwriter		Type and number of underwritten shares	Consideration for underwriting
Joint Lead Manager	Korea Investment & Securities Co., Ltd.	- Type of underwritten shares: Registered common shares - Number of underwritten shares: 27.5% x Maximum number of shares for mandatory individual subscription	Underwriting fee: 27.5% of the amount equal to 0.40% of the total offering amount

Joint Lead Manager	NH Investment & Securities Co., Ltd.	- Type of underwritten shares: Registered common shares - Number of underwritten shares: 27.5% x Maximum number of shares for mandatory individual subscription	Underwriting fee: 27.5% of the amount equal to 0.40% of the total offering amount

Joint Lead Manager	KB Securities Co., Ltd.	- Type of underwritten shares: Registered common shares - Number of underwritten shares: 25.0% x Maximum number of shares for mandatory individual subscription	Underwriting fee: 25.0% of the amount equal to 0.40% of the total offering amount

Joint Lead Manager	Daishin Securities Co., Ltd.	- Type of underwritten shares: Registered common shares - Number of underwritten shares: 20.0% x Maximum number of shares for mandatory individual subscription	Underwriting fee: 20.0% of the amount equal to 0.40% of the total offering amount

Note 1) Total offering amount: Definitive Subscription Price x total number of shares to be issued

Note 2) The maximum number of shares for mandatory individual subscription is as of prior to the public offering, and the actual number of shares to be acquired as stand-by underwriting by each underwriter may vary depending upon the numbers of shares subscribed in the public offering, which will be tabulated for each underwriter. If there remain any unsubscribed or under-subscribed residual shares after the allocation under public offering, the Joint Lead Managers shall acquire all such shares in stand-by underwriting for their own accounts.

Note 3) Under Article 9(2)7 of the Regulation on Securities Underwriting Business, Etc., if the total number of the shares to be allocated to high-yield and high-risk investment trusts and general public subscribers is not more than 5,000 shares (based on the par value per share of KRW 5,000), or if the total public offering amount is not more than KRW 100 million, the Joint Lead Managers may acquire such shares for their own accounts without allocating them to subscribers.

II. Details on Key Rights to Securities

ø	Excerpts from the Articles of the Incorporation of the Company

1.	Par value

Article 7 (Face Value)

The face value per share to be issued by the Company is 5,000 Won.

2.	Matters related to the issuance and allocation of new shares

Article 6 (Total Number of Authorized Shares)

The total number of shares authorized to be issued by the Company shall be 500,000,000 shares.

Article 8 (Electronic Registration of Shares and Rights that would otherwise be Indicated on Certificates of Preemptive Rights)

In lieu of issuing share certificates or certificates of preemptive rights, the Company shall electronically register the shares and rights that would otherwise be indicated on certificates of preemptive rights on an electronic registry of an electronic registration institution.

Article 9 (Classes of Shares)

All shares to be issued by the Company shall be common shares in non-bearer form and preferred shares in non-bearer form.

Article 9-2 (Number and Characteristics of Preferred Shares)

(1) Preferred shares to be issued by the Company shall be non-voting and the number thereof shall be 40,000,000.

(2) The dividend on a preferred share shall be not less than one percent (1%) per annum but not more than ten percent (10%) per annum of the par value of the share as determined by the Board of Directors at the time of issuance.

(3) In case the dividend ratio of the common shares exceeds that of the preferred shares, the additional dividend on preferred shares shall be declared by participating in distribution of dividend at same ratio of dividend on common shares with respect to such excess, at the time of distribution of dividend on common shares.

(4) If dividends on preferred shares for a fiscal year are not paid as prescribed above, such unpaid and accumulated amount shall be preferentially paid to the holders of preferred shares at the time of distribution of dividends for the following fiscal year.

(5) Preferred shares may be issued, by a resolution of the Board of Directors at the time of issuance, as convertible to common shares (“convertible preferred shares”). The conversion price shall be determined by the Board of Directors at the time of issuance, and shall not be lower than the par value of the shares nor higher than the issue price of the convertible preferred shares. If a conversion period or a duration of the convertible preferred shares (upon expiration of which convertible preferred shares are automatically converted) is to be set, such period or duration shall be determined by the Board of Directors at the time of issuance, and shall end within one (1) to ten (10) years from the issuance of the convertible preferred shares. With respect to the dividends on the shares issued upon conversion of the convertible preferred shares, the provisions of Article 11 and Article 43-2, Paragraph (4) shall apply mutatis mutandis.

(6) Preferred shares may be issued, by a resolution of the Board of Directors at the time of issuance, as redeemable within certain period of time with earnings (“redeemable preferred shares”). The redemption period shall be determined by the Board of Directors at the time of issuance and shall end within one (1) to ten (10) years from the issuance of the redeemable preferred shares. The Board of Directors shall determine the redemption price and the method of redemption, the source of which shall be earnings.

(7) Preferred shares may be issued, by a resolution of the Board of Directors at the time of issuance, with any or all of the features set forth above in Paragraphs (5) and (6).

(8) If the resolution not to pay the prescribed dividends on preferred shares is adopted at a General Meeting of Shareholders, the preferred shares shall have voting rights, starting with the first General Meeting of Shareholders following the General Meeting of Shareholders at which the resolution not to pay dividends on preferred shares was adopted, until the end of a General Meeting of Shareholders at which a resolution to pay dividends for such preferred shares is adopted.

(9) In case the Company issues new shares by rights issue or bonus issue, then the new shares issued with respect to the preferred shares shall be common shares in the case of rights issues and shall be the shares of the same class in the case of bonus issues.

Article 10 (Preemptive Rights)

(1) The Company may issue additional shares with the resolution of the Board of Directors setting forth the detailed terms of the issue within the authorized share capital.

(2) The Company’s shareholders shall have preemptive rights to subscribe to new shares in proportion to their respective shareholding ratios; provided that the names and addresses of such shareholders shall be registered in the Register of Shareholders as of the date designated by the Company in the public notice made two (2) weeks prior thereto.

(3) Notwithstanding Paragraph (2) above, the Company may allocate new shares to persons other than existing shareholders of the Company by a resolution of the Board of Directors in any of the following cases, provided that the aggregate number of shares issued pursuant to items 1 through 7 below shall not exceed 20% of the total number of issued and outstanding shares:

1.	Where the Company invites or cause underwriters to invite subscriptions for new shares;

2.	Where the Company issues new shares through a method of general public offering under Article 165-6 of the Financial Investment Services and Capital Market Act (the “Capital Market Act”);

3.	Where the Company allocates new shares to any member of its Employee Stockownership Association pursuant to Article 165-7 of the Capital Market Act or pursuant to the Employee Welfare Basic Act;

4.	Where the Company issues new shares by exercise of stock options under Article 340-2 of the Commercial Code;

5.	Where the Company issues new shares for the issuance of a depositary receipt (DR) under Article 165-16 of the Capital Market Act;

6.

Where the Company issues new shares to corporations, institutional investors or domestic or overseas financial institutions, etc. for the achievement of the company’s operational objectives, such as improvement of financial structure, etc.;

7.	Where the Company issues new shares for the purpose of drawing foreign investment, when it deems necessary for its management; or

8.

Where the Company issues new shares through a public offering or cause underwriters to underwrite the new shares and/or DR for the purpose of initial listing on the Korea Exchange and/or the New York Stock Exchange.

(4) If shares are not subscribed for as the result of a shareholder waiving or losing his/her pre-emptive right, or if fractional shares result from the allocation of new shares, such shares shall be disposed of in accordance with a resolution of the Board of Directors.

(5) The recipient of the new shares shall become a shareholder of the Company the succeeding day of the payment date.

3.	Matters related to voting rights

Article 20 (Exercise of Voting Rights)

(1) Each share shall have one (1) voting right.

(2) A shareholder may exercise his/her vote through a proxy. In this case, the proxy holder shall file with the Company document evidencing authority to act as a proxy no later than the beginning of the General Meeting of Shareholders.

(3) The Company shall not adopt the cumulative voting system provided under Article 382-2 of the Commercial Code.

Article 21 (Restrictions on the Exercise of Voting Rights by Cross Ownership)

If the Company, its parent company and subsidiaries, or any of its subsidiaries hold shares exceeding one-tenth (1/10) of the total number of issued shares of another company, such other company may not exercise any voting rights with respect to the shares of the Company which it holds.

Article 22 (Split Exercise of Votes)

(1) A shareholder, holding two (2) or more votes, who wishes to split his/her votes, shall notify the Company to that effect and the reasons thereof by writing no later than the third day preceding the date set for the General Meeting of Shareholders.

2) The Company may refuse to allow the shareholder to split his/her votes unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

4.	Matters related to dividends

Article 11 (Record Date for Dividends on New Shares)

In case the Company issues new shares through rights issues, bonus issues or stock dividends, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued for purposes of distribution of annual dividends for such new shares.

Article 42 (Appropriation of Earnings)

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

1.	Legal reserve;

2.	Other statutory reserves;

3.	Dividends;

4.	Discretionary reserve; and

5.	Other appropriation of retained earnings.

Article 43 (Dividends)

(1) Dividends may be paid in either cash or shares.

(2) In case dividends are distributed in shares, if the Company has issued several classes of shares, such distribution may be made through shares of different classes by a resolution of a General Meeting of Shareholders.

(3) Dividends in Paragraph (1) above shall be paid to the shareholders or pledgees registered in the shareholders registry of the Company as of the end of each fiscal year.

Article 43-2 (Interim Dividends)

(1) The Company may pay interim dividends in accordance with Article 462-3 of the Commercial Code to its shareholders who are registered in the shareholder’s registry as of 00:00 a.m. on July 1 of the relevant fiscal year. Such interim dividends shall be made in cash.

(2) The interim dividends mentioned in Paragraph (1) above shall be decided by a resolution of the Board of Directors, which resolution shall be made within forty-five (45) days from the date mentioned in Paragraph (1) above.

(3) The maximum amount to be paid as interim dividends shall be calculated by deducting the following amounts from the net asset amounts recorded in the balance sheet of the fiscal year immediately prior to the fiscal year concerned:

1.	Paid in capital of the company for the fiscal year immediately prior to the fiscal year concerned;

2.	The aggregate amount of capital reserves and legal reserves which had been accumulated up until the fiscal year immediately prior to the fiscal year concerned;

3.	The amount which was resolved to be distributed as dividends at an ordinary General Meeting of Shareholders of the fiscal year immediately prior to the fiscal year concerned;

4.

Voluntary reserves which had been accumulated for specific purposes in accordance with the relevant provisions of the Articles of Incorporation or by resolution of the General Meetings of Shareholders until the fiscal year immediately prior to the fiscal year concerned; and

5.	Aggregate earned surplus reserves to be accumulated for the fiscal year concerned as a result of the interim dividends.

(4) If the Company has issued new shares (including those shares issued by way of conversion of reserves into capital stock, stock dividends, request of conversion of convertible bonds or exercise of warrants) prior to the date set forth in Paragraph (1) above, but after the commencement date of the fiscal year concerned, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year concerned for the purpose of interim dividends.

(5) When distributing interim dividends, the same dividend ratio as that of the common shares of the Company shall be applied to the preferred shares.

Article 44 (Prescription Period for Claim for Payment of Dividends)

(1) The right to dividends shall be extinguished by prescription if the right is not exercised for five (5) years.

(2) After the expiration of the prescription period set forth in Paragraph (1), unclaimed dividends shall revert to the Company.

III. Investment Risk Factors

1.	Business Risks

A. Risk of increasing uncertainty due to economic fluctuations in Korea and abroad

Countries around the world have seen solid growth in their private spending since the end of the COVID-19 pandemic thanks to the reopening of China and considerable job creations in major advanced economies. Nonetheless, such growth has been slowing down due to, among other things, increasing financial instability, geopolitical risks and undermined investment sentiment caused by monetary tightening, and the possibility of further considerable delay in economic recovery in Korea and abroad in the future cannot be ruled out. In the display industry in which the Company is engaged, the product demand in downstream industries is affected by consumer sentiment depending on economic fluctuations. The Company’s overseas sales accounted for approximately 96.8% of its total sales in the first nine months of 2023. As the Company is heavily dependent on exports given the nature of the industry in which the Company is engaged, global economic fluctuations in the future will have considerable effects on the sales and profitability of the Company. There are uncertainties in trend in the recovery of global and domestic economies, which are exposed to various downside risks, such as uncertainties in the monetary policies of central banks around the world, continuing inflation and geopolitical divisions. As further delays in the economic recovery in Korea and abroad may have negative effects on the sales performance of the Company, which is heavily dependent on overseas sales, investors are advised to make their investment decision after engaging in an ongoing monitoring of market conditions and volatility in the financial markets in Korea and abroad.

(1) Global economic trend

According to the World Economic Outlook announced by the International Monetary Fund (“IMF”) in October 2023, the global economic growth rate is expected to record 3.0%, which is the same as the forecast in July 2023. In addition, the World Health Organization (“WHO”) announced in May 2023 that it no longer considers the COVID-19 pandemic as an emergency, and concurrently with such announcement, the global supply chain also recovered to pre-pandemic levels, showing signs of improvement.

The IMF announced that the end of the COVID-19 pandemic in the first half of 2023 has led to a surge in service spending with the global economy growing steadily thanks to the early alleviation of financial anxieties originated from the U.S. and Switzerland. However, such economic growth around the world has been slowing down due to a continuous slump in the manufacturing sector caused by a deepening of economic recession in China. Factors suppressing the global economic recovery mentioned by the IMF include the continuing war between Russia and Ukraine, geopolitical economic divisions and monetary tightening. Due to such factors, the global economic growth rate for 2024 was forecast to record 2.9%, declining by 0.1 percentage point from a 3.0% forecast in July 2023. The IMF also forecast that, while the currently high inflation rates are showing signs of stabilizing thanks to high interest rates around the world and declining international raw material prices, it will take a significant amount of time to reach a stable target inflation rate as the core inflation rate is still high.

[Global Economic Growth Rate Forecast]

(Unit: %, percentage points)
Category	2022	2023 (E)			2024 (E)
		July (A)	Oct. (B)	Revision (B-A)	July (C)	Oct. (D)	Change (D-C)
World	3.5	3.0	3.0	—	3.0	2.9	(0.1)
Developed Nations	2.6	1.5	1.5	—	1.4	1.4	—
USA	2.1	1.8	2.1	0.3	1.0	1.5	0.5
Eurozone	3.3	0.9	0.7	(0.2)	1.5	1.2	(0.3)
Germany	1.8	(0.3)	(0.5)	(0.2)	1.3	0.9	(0.4)
France	2.5	0.8	1.0	0.2	1.3	1.3	—
Italy	3.7	1.1	0.7	(0.4)	0.9	0.7	(0.2)
Spain	5.8	2.5	2.5	—	2.0	1.7	(0.3)
Japan	1.0	1.4	2.0	0.6	1.0	1.0	—
UK	4.1	0.4	0.5	0.1	1.0	0.6	(0.4)
Canada	3.4	1.7	1.3	(0.4)	1.4	1.6	0.2
Other Developed Nations	2.6	2.0	1.8	(0.2)	2.3	2.2	(0.1)
Korea	2.6	1.4	1.4	—	2.4	2.2	(0.2)
Developing Nations	4.1	4.0	4.0	—	4.1	4.0	(0.1)
China	3.0	5.2	5.0	(0.2)	4.5	4.2	(0.3)
India	7.2	6.1	6.3	0.2	6.3	6.3	—
Russia	(2.1)	1.5	2.2	0.7	1.3	1.1	(0.2)
Brazil	2.9	2.1	3.1	1.0	1.2	1.5	0.3
Mexico	3.9	2.6	3.2	0.6	1.5	2.1	0.6
Saudi Arabia	8.7	1.9	0.8	(1.1)	2.8	4.0	1.2
South Africa	1.9	0.3	0.9	0.6	1.7	1.8	0.1

Source: IMF World Economic Outlook (October 2023)

The economic growth rate forecasts for advanced economies, including the U.S., France, Japan and the UK, have been revised upward from those in July 2023 in accordance with expanded corporate investment and increased spending by consumers. However, the 2023 economic growth rate forecast for the Eurozone was revised downward by 0.2 percentage points, reaching 0.7% from the previously forecasted 0.9% in July 2023 given the impacts of monetary tightening and energy crisis. As for emerging economies, the economic growth rate forecast for China was revised downward by 0.2 percentage points, reaching 5.0% from the previously forecasted 5.2% in July 2023, and such rate for India was revised upward by 0.2 percentage points, reaching 6.3% from the previously forecasted 6.1% in July 2023. The 2023 economic growth rate forecast for Korea remained unchanged at 1.4%, the same rate forecast in July 2023, which is identical with the domestic economic growth rate forecast announced by the Bank of Korea. However, the 2024 economic growth rate forecast for Korea was revised downward to 2.2%, marking a 0.2 percentage points decrease from the forecast in July 2023. As the expected inflation rates continue to remain at high levels around the world, the IMF recommends that governments and central banks refrain from relaxing their monetary policies and maintain austerity measures until there are clear signs of decreasing inflation rates.

The global economic growth rates and the speed of economic recovery of each country in the future are expected to be determined by inflation controls and the timings of benchmark rate adjustments in major economies. However, it is currently too early to accurately forecast the timings of benchmark rate adjustments, and despite reports of Federal Open Market Committee’s discussion in December 2023 on the timing for reducing interest rates, it is not possible to predict the exact timing of interest rate reductions and therefore, there are uncertainties in the trajectory of global economic growth.

(2) Domestic economic trend

The Bank of Korea forecast in its economic outlook report for November 2023 that the Korean domestic GDP will grow by 1.4% in 2023 and by 2.1% in 2024. Despite the weakened momentum in consumption recovery in Korea, Korea’s economy is expected to improve gradually, primarily driven by its exports in light of, among other reasons, a rebound in the semiconductor industry and solid growth of the U.S. economy, after the second half of 2023. In 2024, the Korean economy is expected to continue to improve through exports and capital spending due to, among other reasons, the recovery of the semiconductor industry and increased investments of major economies in new growth engine industries. However, due to a delay in the recovery of domestic demand, including consumption and construction investment, the 2024 domestic GDP growth rate forecast was revised downward slightly from the previous forecast of 2.2% in August 2023. In addition, there continues to remain uncertainties related to economic recovery stemming from, among other things, changes in the direction of monetary policies of major economies, the economic situation in China, geopolitical tensions and international oil price trends in the future.

[Domestic Economic Growth Rate Forecast]

						(Unit: %)

Category	2022	2023 (E)			2024 (E)
	Annual	First Half	Second Half	Annual	First Half	Second Half	Annual
GDP Growth Rate	2.6	0.9	1.8	1.4	2.2	2.0	2.1
Private Consumption	4.1	3.1	0.7	1.9	1.5	2.2	1.9
Capital Expenditure	(0.9)	5.3	(5.8)	(0.4)	0.8	7.5	4.1
Intellectual Property Product Investment	5.0	2.9	1.3	2.1	2.8	2.1	2.4
Construction Investment	(2.8)	1.8	3.6	2.7	0.5	(3.7)	(1.8)
Export of Goods	3.6	(0.9)	5.4	2.3	4.1	2.7	3.3
Import of Goods	4.3	1.9	(2.1)	(0.2)	0.7	4.1	2.4

Source: The Bank of Korea’s Economic Outlook Report (November 2023)

The following is a sector-by-sector overview of the Korean economy. In 2023, the recovery of private consumption levels in Korea slowed down compared to 2022 as net household incomes decreased due to heavier burdens of the repayment of principal and interest for households, high prices and the weakening of a momentum in wage increases. In 2024, private consumption levels in Korea is expected to recover gradually thanks to stable employment situations and increasing household income. However, the recovery is expected to be slower than projected earlier due to the continued effects of high interest rates, among other reasons. Capital expenditure in Korea decreased considerably due in part to a lackluster global manufacturing industry and an increase in financing cost, and, based on such trend, is expected to post negative growth of 5.8% in the second half of 2023. However, capital expenditure in Korea is expected to grow by 4.1% annually in 2024 as the IT sector is forecast to recover in earnest, leading to increased investment by semiconductor companies in advanced technology processes, while investments in eco-friendly sectors and new economic growth engine industries are also projected to increase. Despite a slowdown in the commencement of new construction projects in 2023 due to the impacts of high interest rates, construction investment was solid due to the construction projects that had already begun as supply problems were eased. Nonetheless, continual decreases in orders for, and commencements of, new construction projects of residential buildings are expected to lead to a reduction in the quantity of construction projects in the end. In contrast, exports of goods have been improving mainly due to increased exports of semiconductors, and a steady increase in demand for IT products is expected to lead to increased investments in new economic growth engine industries from major economies.

Countries around the world have seen solid growth in their private consumption levels since the end of the COVID-19 pandemic thanks to the reopening of China and considerable job creations in major advanced economies, among other factors. Nonetheless, such growth has been slowing down due to increasing financial instability, geopolitical risks and worsening investment sentiment caused by monetary tightening, among other reasons. As there continues to remain uncertainties stemming from monetary tightening, continuing inflation and geopolitical divisions even after the end of the COVID-19 pandemic, the possibility of further considerable delay in economic recovery in Korea and abroad in the future cannot be ruled out.

The macroeconomic uncertainties above may affect the overall economies in Korea and abroad, and, in the display industry in which the Company is engaged, the product demand in downstream industries is affected by consumer sentiment depending on economic fluctuations. The Company’s overseas sales accounted for approximately 96.8% of its total revenue in the first nine months of 2023. As, the Company is heavily dependent on exports given the nature of the industry in which the Company is engaged, global economic fluctuations in the future will have considerable effects on the sales and profitability of the Company. The proportion of the Company’s sales by business sector is as follows.

[Proportion of Revenue by Business Sector]

						(Unit: KRW 100 millions)

Business Sector	Type	Item		First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Display	Product Sales	Display Panel	Overseas	134,398	184,558	256,507	292,042	233,118
			Domestic	4,407	5,117	6,679	6,207	9,053
			Total	138,805	189,675	263,186	298,249	242,170
	Royalty Income	LCD, OLED Technology Patent	Overseas	127	96	124	140	142
			Domestic	0	0	0	0	0
			Total	127	96	124	140	142
	Other Sales	Raw Materials, Parts, etc.	Overseas	299	176	234	273	235
			Domestic	118	81	103	119	68
			Total	417	257	337	392	303
Subtotal			Overseas	134,824	184,830	256,865	292,455	233,495
			Domestic	4,525	5,198	6,782	6,325	9,121
			Total	139,349	190,028	263,647	298,780	242,616

Source: Quarterly and Annual Business Reports of the Company

Note 1) The sales are categorized into overseas sales and domestic sales based on the ship-to destination information.

Note 2) The figures for 2022 do not include KRW 213 billion in hedge losses from currency futures derivatives, which were reclassified as sales related to cash flow hedging for anticipated export transactions.

For now, it is difficult to predict how the global and domestic economies will recover, and they are exposed to various downside risks, such as uncertainties in the monetary policies of central banks around the world, continuing inflation and geopolitical divisions. As further delays in the economic recovery in Korea and abroad may have negative effects on the sales performance of the Company, which is heavily dependent on overseas sales, investors are advised to make their investment decision after engaging in an ongoing monitoring of market conditions and volatility in the financial markets in Korea and abroad.

B. Risks involved in the slowdown in the growth of downstream industries (including the television, IT and mobile industries)

The display panel business in which the Company is engaged is directly affected by the business conditions of the industries of electronic products, including televisions, laptops, monitors and smartphones, which constitute downstream industries of such business. Demands for IT products, such as televisions and smartphones, increased after the emergence of the COVID-19 pandemic in 2020. However, the global demand for televisions began to decline in the second half of 2021 when COVID-19 preventive measures were relaxed. The sales volume in the global television markets, which continually grown since 2017, decreased by approximately 5.3% in 2021 from the previous year and further decreased in 2022 by approximately 5% from the previous year due to the extension of the replacement cycle of electronic products following the pandemic-created demand for such products. In 2023, the sales volume in the global television markets is expected to continue to decrease slightly from the previous year due to factors such as a decrease in the demand for televisions in Europe caused by the protracted war between Russia and Ukraine and uncertainties in the global economy. Recently, OLED panels have been replacing LCD panels in the display industry, leading to the expansion of the OLED-panel market and the emergence of new demands mainly for small-and mid-sized OLED panels. However, the growth of the display industry has been slowing down following a decrease in the demands for downstream products caused by global economic recession. In addition, given that electronic products, such as televisions and smartphones, have already been significantly popularized around the world, a failure to release new products applying new technologies in the market may result in a continued decrease in the demands for downstream industries. Investors are advised to note that, in such case, there is a possibility that the growth of the display panel industry in which the Company is engaged may slow down, leading to decreases in the Company’s revenue and operating profits, among others. Due to a delay in the demand recovery in downstream industries as a result of such prolonged global economic downturn, the Company has experienced a decline in revenue and operating losses for six consecutive quarters from the second quarter of 2022 through the third quarter of 2023. The cumulative operating loss on a consolidated basis for the last six quarters amounted to approximately KRW 4.8 trillion, and as the Company cannot predict the timing of demand recovery in the downstream industries at this point, the Company cannot assure you that the trend of weak profitability will not continue.

The Company is currently engaged in the business of researching, developing, manufacturing and selling products utilizing technologies related to displays, including OLED and TFT-LCD. The Company is a global company specialized in the manufacturing of display panels with a high market position in the global display panel market, including LCD and OLED. The Company has been establishing its position in the global market, recording a market share of 15.6% in the large LCD display panel market, 5.2% in the small- and mid-sized LCD market, 64.8% in the large OLED market and 13.5% in the small- and mid-sized OLED market based on the sales amount in 2022.

The display panel business in which the Company is engaged is directly affected by the business conditions of the industries of electronic products, including televisions, laptops, monitors and smartphones, which constitute downstream industries of such business. Television panels, which accounted for 21.6% of the Company’s total sales on a consolidated basis in the first nine months of 2023, are also affected by an increase or decrease in the size of the global television market.

[Trend in, and Outlook for, Sales Volume in the Global Television Market]

Source: OMDIA, Kiwoom Securities Research Center (November 2023)

There has been an increase in consumers who refrained from leaving their homes since the emergence of the COVID-19 pandemic in 2020, and the trend of online education led to an increase in the demands for IT products, including televisions and smartphones. However, as COVID-19 preventive measures started to ease in the second half of 2021, the global demand for televisions began to decline. The sales volume in the global television market, which had continually grown since 2017, decreased by approximately 5.3% in 2021 from the previous year and further decreased by approximately 5% in 2022 from the previous year due to the extension of the replacement cycle of electronic products following the pandemic-created demand for such products. In 2023, the sales volume in the global television markets is expected to continue to decrease slightly from the previous year due to factors such as a decrease in the demand for televisions in Europe caused by the protracted war between Russia and Ukraine and uncertainties in the global economy. Between 2024 and 2025, the sales volume in the global television market is expected to increase with the arrival of the replacement cycle of television products along with the anticipated economic recovery. However, as the penetration rate has reached 90% in the television industry, a dramatic growth in new demand is not expected, and the growth in the television industry has been slowing down due to the lack of products utilizing innovative technology to drive market growth. Nonetheless, there continues to exist demand for the replacement of television products thanks to increases in the demands for premium (high-resolution and OLED) televisions, smart televisions and large-sized televisions. Given that televisions are expected to serve as hub devices for the smart-home and Internet of Things (“IoT”) era in the future and there is an increase in the demand for high-definition contents, the Company believes that there exists solid potential for the television market.

[Global Display Market Status and Outlook (Based on Sales Amount)]

			(Unit: USD 100 millions)

Device	Size	2022	2023	2024	2025	2026	2027
LCD	Large	651	635	669	692	691	694
	(Proportion)	81.8%	85.4%	86.3%	86.7%	86.7%	86.7%
	Small- and Mid-Sized	145	108	106	106	106	106
	(Proportion)	18.2%	14.6%	13.7%	13.3%	13.3%	13.3%
	Subtotal	796	743	775	798	797	801
	(Proportion)	64.9%	62.9%	62.7%	61.9%	60.7%	59.0%

OLED	Large	59	60	88	109	129	153
	(Proportion)	14.1%	14.0%	19.8%	23.1%	26.6%	30.2%
	Small- and Mid-Sized	361	368	359	364	357	354
	(Proportion)	85.9%	86.0%	80.2%	76.9%	73.4%	69.8%
	Subtotal	421	428	447	474	486	507
	(Proportion)	34.3%	36.2%	36.2%	36.7%	37.0%	37.4%
Others		9	10	14	18	30	49
(Proportion)		0.7%	0.8%	1.2%	1.4%	2.3%	3.6%
Total		1,226	1,181	1,237	1,290	1,312	1,356

Source: OMDIA, Korea Display Industry Association (“KDIA”)’s Key Statistics in Display Industry in Second Quarter of 2023 (August 2023)

In the global display market, as LCD products became less profitable due to considerable production of lower-priced products by Chinese manufacturers along with the growth of the OLED television sector, mainly consisting of premium products, the proportion of LCD televisions decreased whereas the proportion of OLED televisions increased. According to the Key Statistics in Display Industry in Second Quarter of 2023 published by the KDIA (August 2023), the size (based on the sales amount) of the global display market is expected to reach U.S. Dollar (“USD”) 118.1 billion in 2023, slightly decreasing from the previous year, due to a decrease in the market demand as a result of an increase in the number of hours spent in outdoor activities following the official announcement of the COVID-19 endemic around the world. In contrast to the contraction of the LCD panel market in 2023, the OLED panel market has been gradually growing as OLED panels have been replacing LCD panels, and OLED displays are expected to account for 37.4% of the entire display market by 2027. The global display market is expected to grow from USD 122.6 billion in 2022 to USD 135.6 billion in 2027 thanks to the continued enhancement of technological prowess and expansion of OLED-oriented production lines by panel manufacturers.

[Annual Shipment Volume of OLED TV and Outlook]

			(Unit: thousands, %)

Classification	2022	2023	2024	2025	2026	2027
OLED TV Shipment	7,455	5,703	6,890	8,360	9,520	10,488
Year-over-Year (“YoY”)	0.5%	(23.5)%	20.8%	21.3%	13.9%	10.2%

Source: OMDIA (2023.10)

The shipment volume of OLED televisions, which had previously continued growing, is expected to record around 5.7 million units in 2023, decreasing by 23.5% from the previous year, which appears to be partly due to a decrease in the demand therefor in the European market in which most large-sized OLED televisions are sold as most OLED televisions are premium products sensitive to factors such as changes of consumer income and economic slowdown. However, the shipment volume of OLED televisions is forecast to reach about 6.9 million units in 2024 thanks to economic recovery and carryover effects, increasing by 20.8% from 2023. While the OLED television panel market is expected to grow at the annual average growth rate of 16.5% until 2027, the rate of adoption is still relatively low, with projected shipments of OLED televisions at approximately 2.7% of the global television market in 2024. In addition, the pace of growth may be limited by factors, including a delayed recovery in the production of, and demand for OLED televisions due to the continued economic slowdown, geopolitical risks such as the Russia-Ukraine war in Europe, a key geographic market, and the Israeli-Palestinian conflict, and whether the price gap between OLED and LCD will become narrower. Given the competition with LCD televisions in the premium product market, including the introduction of new extra-large LCD televisions, it is expected to take some time for OLED televisions to reach the market penetration level of LCD televisions. Therefore, investors should consider that a rapid increase in production volume of the Company’s OLED television panels may be difficult to achieve.

[Smartphone Shipment and Outlook]

(Unit: millions; %)

Source: OMDIA, Kiwoom Securities Research Center (November 2023)

Furthermore, downstream industries, including the smartphone industry in which small- and mid-sized OLED panels are used, also affect the Company’s sales. Though the growth of the smartphone market has been slowing down due to an increase in the penetration rate of smartphones, smartphone manufacturers are exploring new growth strategies based on differentiation through the introduction of new technologies. In addition, thanks to an increase in the proportion of OLED panels used in premium smartphones and strong sales of new smartphones around the world, the shipment of OLED panels for smartphones has been increasing.

[Shipment and Penetration Rate of OLED Smartphones]

(Unit: millions; %)

Source: OMDIA, Kiwoom Securities Research Center (November 2023)

As OLED panels naturally produce less heat and are thinner in size compared to LCD panels, global smartphone manufacturers have recently shown increased preference for OLED panels with an increase in the shipment of 5G smartphones. For this reason, the market penetration rate of smartphones equipped with OLED panels is expected to increase from 49% in 2022 to 56% in 2024, due to more OLED panels adopted by smartphone manufacturers in North America and China. The stabilization in the prices of small-sized OLED panels due to the increased production yield rate and a widening technological gap with LCD panels act as factors for the adoption of OLED panels for smartphones. However, given the slowdown in demand for new and replacement electronic devices, including smartphones, due to the continued effects of high interest and inflation rates, there needs to be improvement in the unfriendly macroeconomic environment in order for demand in downstream industries to expand. While the Company believes that there is a possibility of an improvement in IT consumer sentiment, including smartphones, beginning in the second half of 2024 due to the possible termination of the monetary tightening in the United States and normalization of inflation, the likelihood of a sharp increase in demand is expected to be limited. In addition, despite the increased adoption of OLED panels by Chinese smartphone manufacturers, an increase of shipments by Korean panel manufacturers, including the Company, may be limited due to the expansion of domestic panel procurement in China. See “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 1. Business Risks – D. Risks of intensifying competition following Chinese manufacturers’ supply expansion.”

[Outlook for Shipment of OLED for IT products]

(Unit: millions, %)

Source: UBI Research (October 2023)

Note) Based on the 5.5th-generation and 6th-generation lines, 8.5th-generation QD-QLED line and 8.6th-generation (2290 x 2620mm²) IT products line of Samsung Display and the 6th-generation OLED line of LG Display, BOE and Visionox

For small- and mid-sized OLED panels, new customers are expected to continue to emerge in addition to smartphone manufacturers adopting OLED panels. The OLED shipment for IT products, including tablet devices, personal computers, monitors and laptops, is expected to grow by 41% on average per year from 7,900,000 units in 2023 to 31,300,000 units in 2027. The world’s largest IT device manufacturer set the target of using OLED panels for its tablet devices to be released in the second quarter of 2024 and aims to use OLED panels for its laptop products as well from 2027, which reinforces the expectation that the shipment of small- and mid-sized OLED panels used in IT products such as tablet devices and laptops will increase in the future. In particular, as OLED panels used in tablet devices and laptops, are wider in size than those used in smartphones, the prices of panels for tablet devices and laptops are set higher than compared to those of smartphones. Accordingly, such trend is expected to help increase the profitability of the Company. The production volume of small and medium-sized OLED panels is increasing due to the diversification of applications for OLED panels, including tablet devices, laptops and automotive displays. However, as described above, unless there is an improvement in the macroeconomic environment, demand in the downstream industries may continue to remain sluggish, resulting in slower growth than market expectations.

The Company’s downstream industries, including electronics such as televisions and IT devices, are highly affected by the global economic situation due to the nature of such products being durable consumption goods rather than essential goods. Due to a delay in the demand recovery in downstream industries as a result of such prolonged global economic downturn, the Company has experienced a decline in revenue and operating losses for six consecutive quarters from the second quarter of 2022 through the third quarter of 2023. In the first nine months of 2023, on a consolidated basis, the Company’s revenue was approximately KRW 13.9 trillion and its operating loss was approximately KRW 2.6 trillion, representing a decrease in revenue of 26.1% and a 118.5% increase in operating loss deficit compared to the first nine months of 2022. The cumulative operating loss on a consolidated basis for the last six quarters amounted to approximately KRW 4.8 trillion, and as the Company cannot predict the timing of demand recovery in the downstream industries at this point, the Company cannot assure you that the trend of weak profitability will not continue.

Despite such business environment as described above, the Company is continuing to invest in OLED-related facilities. In addition to this proposed offering, the Company has borrowed funds from its largest shareholder and entered into syndicated loan borrowing agreements with government-owned banks and domestic commercial banks. On March 27, 2023, the Company entered into an agreement to obtain a long-term borrowing from LG Electronics, its largest shareholder, in the aggregate amount of KRW 1 trillion. It received KRW 650 billion of the principal amount of such borrowing on March 30, 2023 and the remaining KRW 350 billion on April 20, 2023. In addition, on December 22, 2023, the Company entered into a syndicated loan agreement with Korea Development Bank, Export-Import Bank of Korea and Shinhan Bank in the amount of KRW 650 billion, which is scheduled to be repaid in installments over two years following a three-year grace period. On December 28, 2023, the Company withdrew KRW 200 billion, and the remaining amount of KRW 450 billion is scheduled to be withdrawn by the Company in the first half of 2024. Through such borrowings, including this proposed offering of approximately KRW 1.3 trillion, the Company continues to raise external funds due to the recent decline in its operating results. The Company’s borrowings scheduled to mature in 2024 amount to approximately KRW 4.5 trillion, excluding KRW 290 billion of Series 43-1 public bonds that the Company plans to repay using proceeds from this proposed offering. With respect to the remaining borrowings of approximately KRW 4.2 trillion, the Company intends to manage its liquidity and total borrowings at a level of refinancing such borrowings at their maturity. As of the date of submission of this prospectus, the Company does not have any additional plans for large-scale borrowings, and as a result, the amount of total borrowings is not expected to deviate significantly from the current level. However, investors should consider that if the Company’s profitability continues to decline in the future due to, among other reasons, a slowdown in demand in the downstream industries, the Company may continue to engage in additional external financing, which may affect the Company’s financial stability.

Furthermore, due to a decline in the Company’s profitability as a result of stagnant demand in the downstream industries, and the reorganization of the Company’s business structure toward OLED panels, the Company has suspended the operation of its older LCD production facilities and has implemented voluntary retirement programs for employees engaged in the Company’s LCD-related production business beginning in December 2023. Accordingly, the Company’s non-operating expenses may temporarily increase if the Company incurs significant labor restructuring costs, which in turn could negatively impact the Company’s profitability.

Although OLED panels have been replacing LCD panels in the display industry, leading to the expansion of the OLED panel market and the emergence of new demand primarily for small-and mid-sized OLED panels, the growth in the display industry has been slowing down due to a decrease in the demands for downstream industries products caused by the global economic recession. In addition, given that electronic products, such as televisions and smartphones, have already been significantly popularized, a failure to release new products using new technologies in the market may result in a continued decrease in the demands for downstream industries. Investors are advised to note that, in such case, the growth of the display panel industry in which the Company is engaged may slow down, leading to decreases in, among other things, the Company’s sales and operating profit.

C. LCD panel price fluctuation risk

In the display panel industry, prices of LCD panels fluctuate periodically depending on various factors affecting their supply and demand, which directly impacts the change in the profitability of the display panel manufacturer. The prevalence of non-face-to-face activities, including remote working and online education, caused by the COVID-19 pandemic from 2020 has helped increase the demands for IT devices, such as laptops, and an increase in the sales volume of large-sized and high-resolution televisions prompted by a surge in the hours spent on indoor activities, among other factors, has led to an increase in the demand for display panels and a dramatic increase in their prices. However, due to an increase in the supply following aggressive facility expansions by Chinese manufacturers along with a decline in the demands for IT products, the prices of LCD panels began to drop. While there have been signs of a recovery in the industry in the first half of 2023 when major suppliers adjusted their capacity utilization rates and the demand for television manufacturers increased, a delay in the global economic recovery has undermined the recovery of the overall demand, leading to a decrease in the prices of LCD panels from October 2023 with the expectation that the prices would continue to drop in the future. Such fluctuations in the prices of LCD panels caused by various factors affecting the supply and demand in the market and decreased demand due to a delay in the global economic recovery may have negative effects on the profitability of the Company.

The global display panel market mainly consists of LCD and OLED products. With the recent increase in demand for premium televisions, markets for large and small- and mid-sized OLED panels are expected to grow bigger. However, according to the KDIA’s Key Statistics in Display Industry in Second Quarter of 2023 (August 2023), LCD panels accounted for approximately 64.9% of the global display panel market (based on the sales amount) in 2022. Although the proportion of LCD panels in the market has been declining, it is expected to continue to maintain a high proportion of at least 60% in between 2023 and 2026.

[Display Panel Market Share]

(Unit: USD 100 millions)

Note) The market share is calculated based on sales amount

Source: OMDIA, KDIA (August 2023)

The display panel industry shows relatively high economic volatility depending on periodic imbalances in the supply and demand. However, various positive factors, including a relatively large market compared to other industries, reduced economic volatility due to the diversification of customer base and high capital/technology entry barriers, mitigate the risks involved in the industry. While the Company is directly affected by fluctuations in the panel prices depending on supply and demand, it is able to respond to market volatility through its industry-leading production capacity and front-end and back-end infrastructure of its affiliates.

[Supply and Demand of LCD Display by Year]

Source: OMDIA, KR (May 2023)

Note 1) “Glut” means the ratio of oversupply of panel shipments against products.

[Trend in, and Outlook for, LCD Television Panel Prices]

(Unit: USD)

Source: OMDIA, Shinhan Securities Research Center

The profitability of the display panel industry is affected by the selling prices of panels determined by supply and demand. While increased inventory in the market and a decrease in the demand for panels by product manufacturers had caused oversupply from the second half of 2015 until the first half of 2016, the Company’s competitors, including Samsung Display and Panasonic, began to restructure some of their LCD lines in 2016, which had led to a reduction in the supply of panels and an overall improvement in the selling prices. Although the effects of such restructuring in the second half of 2016 lasted until the first half of 2017 to cause a tightening in the market supply level, a decrease in the demand resulting from an increase in the prices of certain television products coupled with Chinese panel manufacturers’ operation of their equipment and facilities in 2017 led to an increase in the overall supply of LCD display panels, which in turn resulted in a decrease in its selling prices.

In particular, as China’s BOE Technology Group (“BOE”)’s operation of its 10.5th-generation production facilities in 2018 prompted a rapid increase in the productivity and cost efficiency of China’s leading manufacturers primarily producing large panels, the downward trend in the panel prices continued until the first half of 2020. However, the prevalence of contactless social norms, including remote working and online education, as a result of the COVID-19 pandemic that began in 2020 led to an increase in the purchases of IT devices, such as monitors and laptops, and an increase in the sales volume of large-sized and high-resolution televisions caused by an increased in the hours spent on indoor activities, among other factors, resulted in the increase in demand for panel products and a surge in the prices of panels. However, due to the relaxation of COVID-19 preventive measures and the supply expansion of LCD products mainly by Chinese manufacturers, the price of LCD panels started to drop, and domestic and overseas LCD panel manufacturers dramatically reduced their capacity utilization rates as the panel prices hovered below the production costs of LCD panels. The price of LCD television panels slightly dropped but showed signs of recovery from the first half of 2023 due to the adjustment of capacity utilization rates by major suppliers and increased demand from television manufacturers. For example, the price of a 32-inch LCD panel increased by 26% from approximately USD 31 in January 2023 to approximately USD 39 in August 2023. However, as the overall demand in the market has not recovered due to a delay in the global economic recovery, the price of LCD panels began to drop in October 2023 despite adjustments by panel suppliers’ in their capacity utilization rates and it is expected that the price will continue to decrease in the future. In particular, as Korean display manufacturers, including the Company, began to suspend their production of LCD panels, the LCD panel prices are heavily dependent on the volume of supply from Chinese manufacturers. Such volatility in the LCD panel prices caused by various factors affecting the supply and demand in the market may have negative effects on the profitability of the Company.

[Manufacturing Facility Utilization Rate of Display Panel Manufacturers]

Source: OMDIA (October 2023)

The manufacturing facility utilization rate of display panel manufacturers, which had shown an upward trend since the first half of 2023 when LCD panel prices rebounded, started to drop under the expectations of decreased demand and lower LCD panel prices. Pursuant to OMDIA’s forecast in October 2023, display panel manufacturers’ manufacturing facility utilization rate is expected to drop by a larger margin than the previously forecasted rate in August 2023. A decrease in the LCD panel prices directly impacts the business strategies of display panel manufacturers, including the Company, making their products less profitable and causing a drop in their manufacturing facility utilization rates. In particular, due to a reduction in the profitability of LCD television panels of the Company and its planned expansion of the OLED business, the Company suspended the production of LCD television panels in Korea in December 2022 and reduced the utilization rate of its LCD manufacturing facility in Guangzhou, China to approximately 50% as of the date of submission of this prospectus. The Company will decide on its strategy relating to the operation of its LCD manufacturing facility in Guangzhou after comprehensively examining the LCD panel market conditions and global economic conditions. Investors are advised to note that, as the Company is undergoing various discussions on such matter, it will continue to communicate with investors through electronic disclosure as specific plans materialize in the future.

D. Risks of intensifying competition following Chinese manufacturers’ supply expansion

While Korean manufacturers, including the Company, are enjoying large market shares in the global display panel market, a rapid increase in the market shares of Chinese manufacturers has been intensifying competition in the display panel market. Korean manufacturers currently achieve higher profitability than their Chinese competitors by producing high value-added display products, including OLED display panels. However, Chinese manufacturers are investing heavily in small- and medium-sized OLED display panels with the support of the Chinese government. In the smartphone OLED market, the ongoing trade dispute between the United States and China has led to a wave of “patriotic consumption” in China, which has led to an increase in the sales of smartphones manufactured in China and adoption of OLED panels for such smartphones. As such, Chinese panel manufacturers are expected to expand their supplies through support by the Chinese government, among other factors, which is likely to further intensify competition in the display panel industry and result in an oversupply. This may have negative effects of the profitability of the Company by causing a drop in its selling prices and its market share of display panels.

The LCD panel industry in which the Company is engaged is highly competitive, and the prices and profit margins of the Company’s products are affected by the expansion of production facilities by its panel manufacturer competitors in Korea, Taiwan, China and Japan. In particular, Chinese panel manufacturers are potentially the largest suppliers with price competitiveness. Chinese panel manufacturers have begun their full-scale investments in 8th-generation and 10.5th-generation large-sized LCD panel production facilities. As Chinese manufacturers are expected to continue operating and constructing new 10.5th-generation production facilities, including BOE’s commencement of its second 10.5th-generation LCD production line in 2021, their supply expansion and aggressive pricing are likely to lead to increased competition in the LCD display market.

In the second half of 2020, as a result of the COVID-19 pandemic, there were setbacks in the production activities due to disruptions in the operations of factories in China, including BOE’s 10.5th-generation LCD factory in Wuhan, Sharp (acquired by Foxconn)’s 10.5th-generation factory in Guangzhou, TCL (CSOT)’s 10.5th-generation T7 factory and HKC’s 8.6th-generation LCD factory in Mianyang. In addition, as Samsung Display and LG Display reduced their productions of LCD products in 2020 while there were delays in the expansion of production by 10.5th-generation and 8.5th-generation LCD factories of Chinese panel manufacturers, the prices of LCD television panels continued to increase. The prices of LCD panels are heavily dependent on the quantity of supply from Chinese manufacturers that maintain a dominant position in the LCD market. The full-scale operation of new production facilities by Chinese manufacturers will lead to an increase the supply of display panels and a decrease in the selling prices of panels, which will likely have a negative effect on the profitability of the Company.

[LCD Market Share by Country]

					(Unit: %)

Category	Nationality	2017	2018	2019	2020	2021	2022
LCD Market as a Whole	China	25.2	30.6	37.2	44.7	50.8	55.5
	Taiwan	27.7	30.5	28.3	29.7	31.7	27.6
	Korea	32.9	29.2	25.8	20.2	14.4	13.5
	Japan	13.0	8.2	7.6	4.6	2.5	2.9
	Others	1.1	1.5	1.2	0.7	0.5	0.5
Large-sized	China	23.3	28.2	35.0	43.2	50.6	56.3
	Taiwan	34.5	32.3	30.5	31.2	32.6	27.5
	Korea	41.8	37.8	33.3	25.4	16.8	16.2
	Japan	0.4	1.8	1.2	0.2	0.0	0.0
Small- and Mid-Sized	China	28.9	35.2	40.9	48.1	51.8	53.1
	Taiwan	14.9	27.0	24.4	26.5	28.6	27.8
	Japan	36.8	20.7	18.5	14.6	11.2	11.8
	Korea	16.3	12.6	12.9	8.5	6.1	5.2
	Others	3.1	4.4	3.3	2.2	2.3	2.1

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

Due to China’s full-scale investment into LCD panels, Chinese manufacturers’ market share of LCD panels rose by 30.3 percentage points from 25.2% in 2017 to 55.5% in 2022. In contrast, Korean manufacturers’ market share of LCD panels dropped by 19.4 percentage points from 32.9% in 2017 to 13.5% in 2022.

In particular, BOE has continually expanded its production facilities with full support from the Chinese government, and accordingly, BOE’s market share of large-sized LCD panels surged from approximately 13.4% in 2017 to 32.1% in 2022. As the market shares of other display manufacturers in the Greater China region, including AUO and China Star, have also continued to increase, display manufacturers from such region have achieved leading positions in the large-sized LCD panel market in terms of market share since 2019, and the gap in the market share between such Chinese manufacturers and manufacturers of other countries continues to increase. In contrast, the combined market share of Korean manufacturers, including the Company, in the global large display panel market recorded 16.2% as of 2022 (LG Display: 15.6%, Samsung Display: 0.6%), decreasing by 25.6 percentage points from 41.8% (LG Display: 27.8%, Samsung Display: 14.0%) in 2017, which reflects a downward trend in recent years. In the case of small- and medium-sized LCD panels, the market share of Chinese manufacturers in the global LCD panel market is also increasing due to their strategy of producing large volumes of low-priced panels, which is supported by subsidies granted by the Chinese government. China’s share in the small- and medium-sized LCD panel market increased from 28.9% in 2017 to 53.1% in 2022. Although the Company is responding to the dominant position of Chinese manufacturers by focusing on the production of high-value-added small- and medium-sized LCD panels based on its technological competitiveness, its share in the small- and medium-sized LCD panel market significantly declined from 16.0% in 2017 to 5.2% in 2022. The profitability of Korean panel manufacturers in the LCD sector has also been affected by the increased volatility in the selling prices of LCD panels due to aggressive pricing policies of Chinese manufacturers and inferior price competitiveness of Korean panel manufacturers. Therefore, Samsung Display completely terminated its LCD business in June 2022 whereas the Company postponed a part of its planned suspension of the production of LCD panels for televisions amid increases in the price of LCD panels and shortages in their supply. However, as the selling prices of LCD panels against the production cost thereof continued falling thereafter, the Company also decided to cease its production of LCD television panels in Korea in December 2022. As of the date of submission of this prospectus, the Company has been operating its LCD manufacturing facility in Guangzhou, China, which is the only LCD panel manufacturing facility it currently continues to operate, at a reduced capacity and utilization rate. The Company is considering a phased exit strategy for such facility in light of the current LCD television panel market and global economic conditions. The Company is conducting various discussions on how to maximize the utilization value of its LCD manufacturing facility in Guangzhou,, and will continue to communicate with investors as plans materialize. As discussed above, Korean manufacturers, including the Company, suspended their production of LCD panels or reduced the proportion thereof in their business portfolio while transitioning into an OLED-oriented business structure.

[Large LCD Market Share by Manufacturer]

				(Unit: %)

Category	2017	2018	2019	2020	2021	2022
BOE	13.4	17.3	20.7	22.9	28.4	32.1
LG Display	27.8	26.1	23.9	17.2	15.3	15.6
China Star	6.2	5.5	6.2	8.8	11.7	13.6
Innolux	13.7	12.7	12.2	11.1	11.6	9.8
AUO	14.0	13.8	12.9	11.9	12.2	9.5
Sharp	6.2	4.8	5.0	7.6	8.0	7.3
HKC Display	0.6	1.3	1.8	3.7	6.3	6.8
CHOT	—	0.6	1.8	2.3	2.5	2.2
HannStar	0.2	0.5	0.4	0.6	0.8	0.9
Tianma	0.1	0.2	0.4	0.3	0.4	0.5

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

[Small- and Medium-sized LCD Market Share by Manufacturer]

				(Unit: %)

Category	2017	2018	2019	2020	2021	2022
BOE	10.5	12.6	15.7	19.0	18.8	20.2
Tianma	10.4	15.2	15.5	16.3	18.8	17.8
Sharp	11.8	10.7	9.8	10.4	10.2	10.6
Japan Display	22.3	18.0	16.2	12.7	9.0	9.5
Innolux	5.4	5.8	6.3	8.6	10.2	9.0
AUO	5.5	6.6	6.5	5.0	5.4	6.2
Truly	3.8	1.7	1.0	3.6	5.3	6.1
China Star	0.1	1.7	5.1	4.8	4.8	5.3
LG Display	16.0	12.6	12.9	8.5	6.1	5.2
IVO	0.1	0.0	1.4	1.4	2.0	2.1

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

As discussed above, China has played an important role on the supply side in the display panel industry. The Chinese government has encouraged the purchases of products manufactured in China and discouraged the market entries of foreign companies since the proposal of the “Buy China” bill in 2003, and has been providing Chinese display panel manufacturers with corporate tax reductions and exemptions and subsidies, among others. The “Made in China 2025” initiative announced in 2015 specifies the introduction of the local semiconductor industry fund and the expansion of financial support, and the ‘semiconductor industry development plan’ announced in 2016 aims to increase the sales and narrow the gap with global leading companies by 2020. The “three-year action plan for the expansion of information consumption and advancement” announced in 2018 mentions product innovation to facilitate the development of new display products and the achievement of industrial restructuring, and the acceleration of the development of display-related products to the extent of next-generation electronic information technologies, science and technology innovation was declared through the “Fourteenth five-year plan for national economy and social development” announced in October 2020 and the Central Committee of the Chinese Communist Party’s suggestion for the establishment of long-term targets for 2035. Furthermore, the Chinese government announced in March 2021 its policy to grant benefits of tariff exemptions, among others, for materials, components and consumables to be imported for the manufacturing of LCD, OLED and other display panels for 10 years until 2030. Such announcements and policies of China illustrate its willingness to achieve the internalization of equipment and materials through technological advancement and production expansion.

[Major Policies that Support the Chinese Display Industry]

Policy	Details
Fourteenth Five-Year Plan for National Economy and Social Development and the Central Committee of the Chinese Communist Party’s Suggestion (2020)	– To accelerate the development in nine key sectors of the new strategic industry, including next-generation information technology and new materials

Implementation Opinion for Facilitation of Enhancement of Quality of Products and Services in Manufacturing Industry (Ministry of Industry and Information Technology, 2019)	– To build a flexible display innovation center – To proactively pursue the commercialization and industrialization of innovative achievements

Three-Year Action Plan for the Expansion of Information Consumption and Advancement’ (2018 – 2020) (Ministry of Industry and Information Technology, National Development and Reform Commission, 2018)

–   To accelerate the development of new display products

–   To achieve product innovation and industrial restructuring with groundbreaking achievements from mass-production technologies for ultra-high-resolution flexible panels, among others

–   To extend applications of display panel manufacturers and terminal manufacturers in other sectors, including the Internet, Internet of Things and Artificial Intelligence

“Made in China 2025” Technology Roadmap (National Manufacturing Promotion Strategic Advisory Committee, 2017)	– (Printing display) To develop 100-inch, 8k/4k printing AMOLED displays by 2025 – (Flexible display) To develop 100-inch, 8k rollable, 4k flexible and small- and mid-sized foldable displays by 2025

Overview of Thirteenth Five-Year Plan for National Economy and Social Development (State Council, 2016)	– To nurture new display products as new growth engines

Made in China 2025 (State Council, 2015)	– To increase the self-sufficiency rates in major manufacturing industries – To accelerate quality improvement of electronic component products

Action Plan for New Display Industrial Innovation and Development for 2014 to 2016 (Ministry of Industry and Information Technology, National Development and Reform Commission, 2014)

–   To emphasize the development of the new display industry

–   To pursue the groundbreaking development and improvement of quality, effects and benefits of advanced technologies so that new displays can serve as a key springboard for the innovation and development of next-generation information technology industries

Industrial Restructuring Guidance List (Amendment, 2011) (Ministry of Industry and Information Technology, National Development and Reform Commission, 2013)	– To include components of new flat displays, including TFT-LCD, PDP, OLED, laser display and 3D display, and related components in the “promoted category”

Twelfth Five-Year Plan for the Development of New Display Science and Technology (Ministry of Science and Technology, 2012)

–   To establish standards of key patents for new display products and formation of national and industry standards

–   To develop materials, important equipment, low-cost technologies, low-power loss technologies related to the new display industry and technologies for product designing

Source: Korea Institute for Industrial Economics & Trade (KIET)’s Development of Chinese Display Industry and Its Implications (November 2020)

As display manufacturers in China can raise significant portions of the funds required to invest in facilities and equipment through subsidies granted by the Korean government and special low interest rate loans from banks. they are in an advantageous position to continuously undertake investment activities in a proactively manner given the relatively lower financial burden on them. Accordingly, Chinese panel manufacturers are continuously expanding their supplies in order to take advantage of such situation. BOE’s additional 10.5th-generation facilities and other LCD panel manufacturers’ manufacturing facilities in the Greater China region began mass production in the first half of 2020 and 2019, respectively. As the productivity and cost efficiency of leading Chinese panel manufacturers mainly producing large panels have improved rapidly, the Company’s market dominance, including its market share of LCD panels, has deteriorated even further.

[Outlook for TFT-LCD Production Capacity by Country]

(Unit: 1,000 panels)

Note) Sharp is included as a Taiwanese manufacturer.

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

As discussed above, as the LCD panel supply in the Chinese display industry has expanded on the back of large investments in production facilities and full-scale support from the Chinese government, the LCD production capacity in China increased by 1.4% to 43,860,000 panels in 2023 from 43,280,000 panels in 2022 and is expected to grow at the annual average growth rate of 5.1% to reach 53,470,000 panels by 2027. Such increase in the production capacity of Chinese panel manufacturers caused by their continued investment in equipment and facilities is likely to undermine the Company’s market dominance and lead to a decrease in the selling prices of display panel products, thereby negatively affecting the Company’s profitability.

[Large OLED Market Share by Manufacturer]

(Unit: %)

Category	2017	2018	2019	2020	2021	2022
LG Display	81.4	88.4	80.2	78.0	79.0	64.8
Samsung Display	18.6	11.2	19.2	20.3	17.6	30.4
EDO	—	—	—	1.5	3.3	4.7
JOLED	0.0	0.4	0.7	0.2	0.1	0.1
BOE	—	—	—	0.0	0.0	—

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

In the large OLED market, the Company has a competitive advantage with a market share of 64.8% as of 2022. Although the Company held a 79.0% market share in 2021, since Samsung Electronics’ launch of televisions equipped with QD-OLED panels in 2021, Samsung Display’s sales and market share of large OLED panels increased, with its market share rising from 12.9% in 2021 to 30.4% in 2022. Moreover, until 2022, Korean manufacturers had overwhelming technological advantage over their Chinese counterparts, accounting for 95.2% of the total market share for large OLED panels. However, the large-scale OLED market has been affected by geopolitical factors such as the Russia-Ukraine war and the continued economic slowdown, resulting in a sharp decline in demand from Europe, the largest market for OLED televisions. As it is difficult to predict the timing of economic recovery and geopolitical conflict resolution, demand for OLED televisions continues to remain uncertain, which may limit the rate of growth of the large OLED market.

[Small- and Medium-sized OLED Market Share by Manufacturer]

(Unit: %)

Category	2017	2018	2019	2020	2021	2022
Samsung Display	95.7	91.5	81.4	73.2	68.0	65.6
LG Display	2.0	4.1	6.6	12.3	12.9	13.5
BOE	0.1	1.2	5.9	8.7	10.1	12.2
Visionoc	0.5	1.1	2.2	1.5	2.3	2.4
China Star	—	—	—	0.8	3.0	2.3
Tianma	0.2	0.1	0.6	0.7	1.8	1.9
Ever Display	0.7	1.1	1.8	1.4	0.8	0.9
Japan Display	—	—	0.0	0.4	0.4	0.6
Truly	—	—	0.6	0.7	0.4	0.3
Sharp	—	0.0	0.0	0.1	0.1	0.2

Source: OMDIA, KDIA’s Key Statistics in Display Industry (August 2023)

In the small- and medium-sized OLED market, Samsung Display, whose parent company is Samsung Electronics, a global smartphone manufacturer, held a dominant market share of 65.6% in 2022. The Company held a 13.5% share in 2022, and BOE, China’s largest display panel manufacturer, held a similar market share of 12.2% in 2022. The Company has had a smaller market share compared to its major domestic competitor in the small- and medium-sized OLED market, and Chinese manufacturers are investing heavily in small- and medium-sized OLEDs with the support of the Chinese government. In the event of rapid mass production of OLED panels by Chinese manufacturers, their market share could increase significantly, as has been the case with LCD panels, and competition could intensify, which may result in a decrease in the Company’s profitability from small- and medium-sized OLED panels.

[OLED Market Share for Smartphones]

Source: OMDIA, KIS

In the OLED market, especially for smartphones, Chinese manufacturers have been gaining market share at a rapid pace. The ongoing trade dispute between the United States and China has spurred a wave of “patriotic consumption” in China, which has led to an increase in the sales of smartphones manufactured in China and adoption of Chinese-manufactured OLED panels for such smartphones. As of October 2023, Huawei’s smartphone shipments increased significantly by 83% compared to the previous year, and three of the top five smartphone manufacturers in the third quarter of 2023 were Chinese manufacturers (Xiaomi (13.9%), Oppo (12.6%) and Transcend (8.6%)). Such trend of localization, including the use of Chinese-brand smartphones and an increasing share of Chinese OLED panels, has led to a decrease in the market share of Korean display panel manufacturers, including the Company. In 2023, the estimated share of OLED panel shipments by Chinese manufacturers for smartphones in China is 36%, an increase of 12 percentage points from the previous year, while the share of Korean manufacturers is 64%, a decrease of 12 percentage points from the previous year. Chinese manufacturers are able to produce OLED panels at a lower production cost due to government support, and an increase in shipments by Chinese manufacturers to smartphone manufacturers outside of China could negatively impact the profitability of Korean panel manufacturers, including the Company.

[Mobile OLED Technology Gap between Korea and China]

		Technology Gap	Remarks
Core Technology	Back Plane (Flexible)	1.5 Years	• Information on facilities/equipment and processes has been secured. • As experience in development has not been accumulated, there are a lot of trials and errors.
	OLED Evaporation	0.5 Year	• The Canon Tokki evaporator is relatively stable. • Most of the important raw materials are sourced from the supply network of Samsung Display.
	OLED FMM (High Resolution)	1.5 Years	• There is a lack of experience in both designing and manufacturing. • The latest technology has not been provided by the supplier (DNP) for Samsung Display.
	Thin Film Encapsulation	1 Year	• There is a lack of experience. The yield rate has improved after utilization of materials sourced from Samsung SDI.

Application Technology	YOCTA	1.5 Years	• Information on facilities/equipment and processes has been secured. • As experience in development has not been accumulated, there are a lot of trials and errors.
	Other New Technologies	2 Years or Longer	• There is a lack of independent development capability with high dependence on reverse engineering. • Samsung Display manages the key components and equipment in a captive manner.

Source: Economic Research Institute of the Export-Import Bank of Korea (November 2023)

Note) YOCTA forms a touch sensor within the panel, without attaching a touch-recognizing film to the panel surface (On Cell Touch AMOLED technology).

China’s display manufacturers are attempting to enter into the display market not only for LCD products but for small- and mid-sized OLED products as the next-generation panels. In particular, BOE, China’s largest display manufacturer, announced in November 2023 that it would invest approximately KRW 11 trillion to build 8.6th-generation production lines primarily used for the production of small- and mid-sized panels in Chengdu. This investment amount is approximately 2.5 times greater than Samsung Display’s planned investment amount of KRW 4.1 trillion announced to be used for the production of 8.6th-generation OLED products, and Chinese manufacturers are expected to continue making investments for OLED production based on their large capital. On the other hand, the Company has not yet made a definite decision regarding its investment in 8.6th-generation OLED products. However, it intends to lead the high-end tablet devices market based on its existing 6th-generation production facility, with respect to which it has a competitive advantage and already verified technology. The Company plans to expand its global customer-oriented business centered on differentiated technologies and products, including the two-stack tandem technology, which was developed for the first time in the industry, and continue transitioning its business structure to an order-based business model. Regarding the expansion of OLED application to other IT product lines such as laptops, the Company plans to secure business opportunities through various options, such as utilizing existing production facilities, by comprehensively considering the future growth of the IT OLED market, competitor trends, as well as the expansion of OLED product line-ups in downstream industries.

Although no significant effects are expected on the market dominance of the Company in the markets of OLED television and IT panels given that the technology gap between Korean manufacturers and Chinese manufacturers is presumed to be three to five years, Chinese manufacturers have considerably narrowed such technology gap for smartphone OLED panels with their Korean counterparts to roughly two years. While the application technology gap between Korean manufacturers and Chinese manufacturers is believed to be two years or longer as Korean manufacturers are significantly ahead of Chinese manufacturers in terms of the technological level and yield rate, if Chinese panel manufacturers can successfully penetrate into the OLED panel supply network in the future through large investments in their production and technological advancement, such penetration is likely to undermine the Company’s market dominance and have negative effects on the Company’s profitability.

E. Risks related to exchange rate fluctuations

As the Company’s overseas sales account for a high proportion of its total sales, its business structure is closely tied to exchange rate fluctuations and global economic trends. As exchange rate fluctuations affect foreign currency-related gains and losses, if the exchange rate volatility increases due to factors such as monetary policies of major economies and global economic uncertainties, such increased volatility may have negative effects on the profitability of the Company. In addition, due to the nature of the Company’s business, in which sales are primarily conducted in U.S. dollars, a sharp increase in the exchange rate (a depreciation in the value of the Korean won) may increase the Company’s sales in Korean won, but may weaken the Company’s price competitiveness compared to overseas companies and ultimately reduce the Company’s export volume. The Company recorded a loss of approximately KRW 379.8 billion in foreign currency-related gains and losses included in accumulated financial profit and losses and other non-operating income and expenses as of September 30, 2023. The volatility of the Company’s foreign currency-related gains and losses may increase as global financial markets and exchange rates become more volatile due to inflation and the direction of monetary policy in the United States, among other reasons. In connection with currency risk management, the Company adopts policies to ensure that its net exposure is kept to a manageable level by buying or selling foreign currencies at spot rates when it is necessary to address short-term imbalances. In respect of monetary assets and liabilities denominated in foreign currencies, the Company manages currency risks by continually managing its foreign currency positions and measuring the currency risks and, if necessary, using derivatives such as currency forwards and currency swaps. However, despite the Company’s such efforts, there remain possibilities of sudden exchange rate fluctuations caused by an unexpected change in the global economic trend, the modification of the domestic monetary policy, favorable and unfavorable circumstances in Korea and abroad, among others. Investors are advised to take into consideration that a sudden exchange rate fluctuation caused by such factors may lead to difficulties in the Company’s ability to manage its currency risks.

As a company with global operations across the world, the Company’s overseas sales accounted for a substantial majority (approximately 96.8%) of its total consolidated revenue in the first nine months of 2023. The Company generates most of its sales through its sales subsidiaries in the United States, China and Singapore, among other countries, and its sales are made primarily in USD while its purchases of raw materials are made in USD, Japanese Yen (“JPY”) and Chinese Yuan (“CNY”). As foreign currency transactions account for significant proportion of its sale and purchase transactions, the business results of the Company may change depending on exchange rate fluctuations.

[Ratio of Overseas Sales to Total Revenue of the Company]

			(Unit: KRW 100 millions)

Category	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Overseas Sales	134,824	184,830	256,865	292,455	233,495
Domestic Sales	4,525	5,198	6,782	6,325	9,121

Total	139,349	190,028	263,647	298,780	242,616

Proportion of Exports	96.8%	97.3%	97.4%	97.9%	96.2%

Source: Quarterly and Annual Business Reports of the Company

Note) Based on the Company’s consolidated financial statements under K-IFRS

The Company’s business is largely dependent on foreign markets due to the high proportion of its overseas sales. Accordingly, factors including exchange rate fluctuations and changes in future global economic trends are expected to have a large impact on the business results of the Company. Please refer to “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 2. Company Risks – H. Risks related to fluctuations in exchange rate and interest rate” of this prospectus for further details on risks related to foreign currency-related gains and losses of the Company as a result of exchange rate fluctuations.

Drastic changes in exchange rates may cause the risk of negatively affecting the net profit of the Company as it is likely to result in foreign currency-related losses of the Company, and an appreciation of the KRW may have negative effects on the sales of the Company as it is likely to cause an increase in the prices of the products of the Company, thereby undermining its price competitiveness. In addition, a slowdown in the growth of exports of the Company caused by various factors in the global financial market, such as exchange rate fluctuations following U.S. benchmark rate hikes and drops in oil prices, is likely to negatively affect the sales and profits of the Company. Investors should consider that due to the nature of the Company’s business, in which sales are primarily conducted in U.S. dollars, a sharp increase in the exchange rate (a depreciation in the value of the Korean won) may increase the Company’s sales in Korean won, but may weaken the Company’s price competitiveness compared to overseas companies and ultimately reduce the Company’s export volume.

Significant fluctuations in foreign exchange rates due to changes in the financial market environment could affect the profitability and financial stability of the Company. The Company possesses assets and liabilities denominated in foreign currencies due to its consistent overseas sales transactions and is exposed to currency risks. The table below illustrates the degree of the Company’s exposure to currency risks on a consolidated basis as of September 30, 2023.

[Company’s Exposure to Currency Risks]

(Foreign Currency Unit: millions)

Category	USD	JPY	CNY	New Taiwan Dollar (“TWD”)	EUR	Polish Zloty (“PLN”)	Vietnamese Dong (“VND”)
Cash and cash equivalents	1,808	547	1,265	38	2	1	213,819
Deposits in banks	—	—	7,362	—	—	—	—
Trade accounts and notes receivable	1,695	—	543	—	—	—	—
Other accounts receivable	11	169	113	18	4	—	13,263
Other assets denominated in foreign currencies	25	187	40	7	—	—	12,168
Trade accounts and notes payable	(1,701)	(9,085)	(1,889)	—	—	—	(436,447)
Other accounts payable	(647)	(12,912)	(2,046)	(5)	(4)	—	(1,000,802)
Financial liabilities	(4,264)	—	(25,094)	—	—	—	—
Advances received	(1,200)	—	—	—	—	—	—
Total Consolidated Statement of Financial Position	(4,273)	(21,094)	(19,706)	58	2	1	(1,197,999)
Cross currency interest rate swap contracts (*1)	2,065	—	345	—	—	—	—
Currency forward contracts (*2)	1,200	—	—	—	—	—	—
Net Exposure	(1,008)	(21,094)	(19,361)	58	2	1	(1,197,999)

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) (*1) Of the relevant cross currency interest rate swap contracts, the Company entered into contracts in the amounts of USD 500 million and CNY 345 million in order to hedge against the risk of exchange rate fluctuations on foreign currency denominated borrowings while the Company entered into a contract in the amount of USD 1,565 million in order to hedge against the risks of exchange rate fluctuations and interest rate fluctuations on foreign currency denominated borrowings and bonds.

Note 3) (*2) The currency forward contracts, a derivative product used to hedge the Company’s foreign currency risk, was entered into by the Company in order to hedge against the risks relating to advances received that are denominated in foreign currencies.

The Company recorded a loss of approximately KRW 379.8 billion in foreign currency-related gains and losses included in accumulated finance income and costs and other non-operating income and expenses on a consolidated basis in the first nine months of 2023, which was attributable to the volatility of foreign exchange rates in the third quarter of 2023. The volatility of the Company’s foreign currency-related gains and losses may increase as global financial markets and exchange rates become more volatile due to inflation and the direction of monetary policy in the United States, among other reasons.

[Company’s Foreign Exchange Gains and Losses]

(Unit: KRW millions)

Category	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Foreign currency gain	1,026,369	2,218,676	3,098,553	1,210,689	1,688,838
Foreign currency loss	1,284,342	2,580,621	2,957,048	1,161,628	1,730,703
Gain on foreign currency translation	197,565	678,792	636,163	43,404	234,185
Loss on foreign currency translation	319,404	1,146,632	332,495	157,164	175,434
Net gain (loss) related to foreign currency	(379,812)	(829,785)	445,173	(64,699)	16,886

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

A weaker won against the major currencies which mainly comprise the Company’s assets or liabilities denominated in a foreign currency, would impact the Company’s equity and profit or loss. The following sensitivity analysis is based on foreign currency exchange rate variances that the Company considers to be reasonably possible at the end of the period. Such analysis assumes that all other variables, in particular interest rates, would remain constant. The impact of possible changes in foreign exchange rates on the Company’s equity and profit or loss are as follows.

[Sensitivity Analysis]

		(Unit: KRW millions)

Category	As of or for the nine months ended September 30, 2023		As of or for the year ended December 31, 2022
	Equity	Profit/Loss	Equity	Profit/Loss
USD (5% strengthening)	(86,078)	61,552	(114,317)	(23,215)
JPY (5% strengthening)	(7,315)	(7,394)	(8,614)	(8,541)
CNY (5% strengthening)	(178,381)	(2)	(105,926)	(5)
TWD (5% strengthening)	118	7	68	3
EUR (5% strengthening)	168	18	896	(281)
PLN (5% strengthening)	15	15	11	11
VND (5% strengthening)	(2,544)	(2,544)	(6,161)	(6,161)

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) For clarity, “strengthening” means an appreciation in the value of such currencies against the KRW.

As for the trend in the exchange rate of the KRW against the USD, which is the Company’s primary settlement currency, the spread of the COVID-19 pandemic around the world in 2020 led to an increase in the preference for risk-free assets with the USD continually maintaining its strength, and the KRW-USD exchange rate surged from KRW 1,160 per USD 1 to KRW 1,280 per USD 1, showing increased fluctuation. However, as a result of the Korea-US currency swap agreement entered into on March 19, 2020, the KRW-USD exchange rate remained stable at a lower level, gradually decreasing to KRW 1,100 per USD 1. Due to the implementation of a strong monetary easing policy by the United States Federal Reserve Board and impacts from a bullish securities market of Korea, the monthly average KRW-USD exchange rate recorded KRW 1,094 per USD 1 in December 2020.

In the beginning of 2021, the KRW-USD exchange rate began to show an upward trend, which reflected an increase in the expected inflation rate and the expected recovery of the United States economy. In addition, foreigners’ net sales of domestic shares and increased foreign investments by individual investors resulted in an upward trend in the KRW-USD exchange rate with an increase in demand for USD. However, the KRW-USD exchange rate declined towards the end of May 2021 due to the pressure of an appreciation of the KRW linked to the CNY’s strong rally. The KRW-USD exchange rate ranged between KRW 1,170 per USD 1 and KRW 1,190 per USD 1 since June 2021 as the financial markets became increasingly volatile due to tapering issues in the United States, increases in international oil prices and uncertainties arising from a surge in the number of confirmed COVID-19 cases in major economies following the spread of the Omicron variant of the coronavirus.

In 2022, the war between Russia and Ukraine increased concerns about raw material inflation, causing rapid interest rate hikes by the United States Federal Reserve Board marked by a series of giant steps, which in turn led to the KRW-USD exchange rate reaching KRW 1,400 per USD 1 in September 2022, recording the highest level in 13 years since July 2009. However, as the Euro and the JPY, which constitute two of the key currencies in the U.S. Dollar Index, began to appreciate, the U.S. Dollar Index began stabilizing and foreigners started purchasing in Korea’s stock market, leading to the improvement in the KRW-USD supply and demand situation. Furthermore, as a bullish CNY due to the expectations for China’s reopening contributed to the stabilization of the KRW-USD exchange rate, the average KRW-USD exchange rate for December 2022 was at KRW 1,296.22 per USD 1.

In the beginning of 2023, increased expectations for the termination of the monetary tightening in the United States caused the KRW-USD exchange rate to fall below KRW 1,300 per USD 1. However, due to the slowdown of inflation after February 2023 based on increased expectations for additional monetary tightening following the stabilization of employment indicators, the KRW-USD exchange rate began to show an upward trend again and recorded an average KRW-USD exchange rate of KRW 1,328.21 per USD 1 in May 2023. As the United States Federal Reserve Board’s decision to maintain the benchmark rate in June 2023 reduced the tension surrounding United States’ monetary tightening policy, the average KRW-USD exchange rate dropped to KRW 1,296.71 per USD 1 in June 2023 and further dropped to KRW 1,286.30 per USD 1 in July 2023. The United States Federal Reserve Board increased the benchmark rate by 0.25 percentage points on July 28, 2023, opining that the inflation rate was still high. Furthermore, the FOMC maintained the benchmark rate in September, November and December 2023 and announced that it has begun to discuss the period for lowering the benchmark rate. Nonetheless, due to concerns about inflation and remarks by the commissioners of the Federal Reserve Board regarding monetary easing, the KRW-USD exchange rate showed a downward trend in November 2023. The monthly average KRW-USD exchange rate in December 2023, which is the latest data available as of the date of this prospectus, decreased by 0.5% to KRW 1,303.98 per USD 1 from KRW 1,310.39 per USD 1 in November 2023.

[Monthly Average KRW-USD Exchange Rate]

	(Unit: KRW per USD 1)

Category	Monthly Average KRW-USD Exchange Rate by Year
Period	2021	2022	2023
January	1,097.49	1,194.01	1,247.25
February	1,111.72	1,198.34	1,270.74
March	1,131.02	1,221.03	1,305.73
April	1,119.40	1,232.34	1,320.01
May	1,123.28	1,269.88	1,328.21
June	1,121.30	1,277.35	1,296.71
July	1,143.98	1,307.40	1,286.30
August	1,160.34	1,318.44	1,318.47
September	1,169.54	1,391.59	1,329.47
October	1,182.82	1,426.66	1,350.69
November	1,182.91	1,364.10	1,310.39
December	1,183.70	1,296.22	1,303.98

Source: Bank of Korea Economic Statistics System

There continues to remain uncertainties in the trend of the KRW-USD exchange rate due to several issues, including a slowdown in the recovery of economic indicators and geopolitical disputes. Exchange rate fluctuations may increase the volatility in foreign currency-related gains and losses, which in turn will likely have negative effects on the profitability and financial stability of the Company. As an appreciation of the KRW may cause an increase in the prices of the products of the Company, thereby undermining its price competitiveness, and in turn negatively affecting the sales of the Company, investors are advised to consider such point.

[KRW-USD Exchange Rate Trend]

(Unit: KRW per USD 1)

Source: Basic Exchange Rate by Period, Seoul Money Brokerage Services

[Changes in the KRW-USD Exchange Rate Over the Past Three Years]

Category	2021	2022	2023
Year-end exchange rate	1,185.50	1,267.30	1,289.40
Average exchange rate	1,144.42	1,291.95	1,305.41
Highest exchange rate	1,083.10	1,436.60	1,360.60
Lowest exchange rate	1,199.10	1,185.50	1,219.30

Source: Seoul Money Brokerage Services

As for JPY, the Bank of Japan maintained a weaker JPY from the second half of 2014 to 2015 through its proactive monetary easing measures, which helped increase the price competitiveness of Japanese companies. Then, a weaker USD caused by Washington’s protectionism maintained the JPY-USD exchange rate at the rate of JPY 110.5 per USD 1 on average in 2018 while the appreciation of USD in 2019 caused the JPY-USD exchange rate to hover around the rate of JPY 100 per USD 1. Though the COVID-19 pandemic from March 2020 led to a stronger JPY, the role of JPY as a risk-free currency lessened amid the global trends of ultra-low interest rates from 2021, leading to a weaker JPY due to, among other reasons, consistent foreign investments on bonds and stabilization of interest rates in the United States. In October 2022, due to intensive monetary tightening measures by the United States Federal Reserve Board, the JPY-USD exchange rate rose to JPY 150.17 per USD 1 in 32 years since the 1990s. Such weakening of the JPY stimulated higher import prices, which have increased due to the war between Russia and Ukraine and disruptions in the supply networks, and the consumer prices in Tokyo surged by 4% in December 2022 from the previous year. As a result, due to expectations in the market surrounding the Japanese government’s plans to revise its large-scale monetary easing policy, the JPY had appreciated to JPY 127.92 per USD 1 in the beginning of 2023. However, following the Bank of Japan’s announcement to maintain its monetary policy, the JPY began to depreciate. In September and October 2023, Japan’s monetary policy meeting also suggested that the nation’s ultra-monetary easing policy would remain unchanged for the time being, and as a result, the JPY-USD exchange rate surged to JPY 151.67 per USD 1 on November 14, 2023, with the value of JPY hitting the lowest level in 33 years. While the JPY-USD exchange rate is expected to stabilize in 2024 as Japan’s major companies are expected to increase wages and the Bank of Japan’s monetary policy may change following the expiration of the term of office of its current chairperson, it is difficult to predict the direction of the Bank of Japan’s monetary policy at this time. The JPY continues to remain weak with the JPY-USD exchange rate hovering around the level of JPY 142.06 per USD 1 as of the business day immediately preceding the date of the submission of this prospectus.

[JPY-USD Exchange Rate Trend]

(Unit: JPY per USD 1)

Source: Bank of Korea Economic Statistics System

[Changes in the KRW-JPY Exchange Rate Over the Past Three Years]

Category	2021	2022	2023
Year-end exchange rate	1,030.24	953.18	912.66
Average exchange rate	1,041.45	983.44	931.24
Highest exchange rate	1,072.64	1,065.56	1,001.61
Lowest exchange rate	1,008.02	934.18	860.66

Source: Seoul Money Brokerage Services

Note) KRW per JPY 100

The CNY continued to strengthen in 2021, driven by a steep economic recovery during the COVID-19 pandemic period, increased foreign capital inflows into China and a weaker dollar. In response, the People’s Bank of China implemented measures to slow down the pace of the appreciation of the CNY, including raising the foreign currency reserve requirement ratio by two percentage points from 5% to 7% in June and further to 9% in December. Despite the significant deterioration of the China’s real estate market in 2021, including the default of the Chinese real estate developer, Hengda Group, the appreciation of the CNY continued, and the exchange rate reached 186.26 KRW per CNY 1 at the end of 2021. In April 2022, the CNY depreciated significantly as a result of the U.S. benchmark rate hike and the start of lockdowns in various regions in China following the spread of another variant of the coronavirus. In response to widespread concerns of a slowdown in the Chinese economy, the People’s Bank of China lowered its foreign currency reserve requirement ratio by 1 percentage point from 9% to 8%. Nevertheless, the value of the CNY continued to appreciate against the KRW as Chinese exports continued to strengthen, reaching 201.79 KRW per CNY 1 in October 2022. However, the CNY subsequently weakened significantly in response to concerns relating to the Chinese President Xi Jinping’s third term in office and monetary easing pursuant to China’s “zero corona” policy. In the first half of 2023, the value of the CNY showed signs of steadily strengthening under expectations of the reopening of the Chinese economy from the COVID-19 pandemic, but began to weaken from late May 2023 and ultimately dropped to 175.55 KRW per CNY 1 on July 20, 2023, primarily driven by China’s divergence from the U.S. monetary policy and fears over economic recession. Since then, the depreciated value of the CNY recovered due to the narrowing of the interest rate gap between the United States and China and improving economic indicators, ultimately reaching 184.27 KRW per CNY 1 on December 8, 2023 and 180.84 KRW per CNY 1 at the end of 2023.

[KRW/CNY Exchange Rate Trends]

(Unit: KRW per CNY)

Source: Basic Exchange Rate by Period, Seoul Money Brokerage Services

[Changes in the KRW-CNY Exchange Rate Over the Past Three Years]

Category	2021	2022	2023
Year-end exchange rate	186.26	181.44	180.84
Average exchange rate	177.43	191.57	184.22
Highest exchange rate	186.80	201.79	193.44
Lowest exchange rate	166.96	181.44	175.55

Source: Seoul Money Brokerage Services

In connection with currency risk management, the Company adopts policies to ensure that its net exposure is kept to a manageable level by buying or selling foreign currencies at spot rates when it is necessary to address short-term imbalances. In respect of monetary assets and liabilities denominated in foreign currencies, the Company manages currency risks by continually managing its foreign currency positions and measuring the currency risks and, if necessary, using derivatives such as currency forwards and currency swaps. However, despite the Company’s such efforts, there remain possibilities of sudden exchange rate fluctuations caused by an unexpected change in the global economic trend, the modification of the domestic monetary policy, favorable and unfavorable circumstances in Korea and abroad, and a sudden exchange rate fluctuation caused by such factors may lead to difficulties in the Company’s ability to manage its currency risks. Please refer to “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 2. Company Risks – H. Risks related to fluctuations in exchange rate and interest rate” of this prospectus for further details on risks related to foreign currency-related gains and losses of the Company as a result of exchange rate fluctuations.

F. Risks of new investment relating to the OLED industry

In 2022, the size of the global OLED panel market (based on the sales amount) recorded USD 42.4 billion and is expected to decrease by approximately 4.2% to record USD 40.6 billion in 2023. However, by 2024, the size of the global OLED panel market is expected to grow by 7.9% to record USD 43.8 billion, due to the gradual recovery and diversifying application of OLED panels in IT and automotive products, in addition to televisions and smartphones. In the long term, the OLED panel market is expected to grow to record approximately USD 52.9 billion by 2027, and the large-sized OLED market for which the Company has market dominance is also expected to continue growing to record approximately USD 14.4 billion by 2027. The Company is proceeding with investments in small- and mid-sized and large OLED manufacturing facilities to meet the demand in the high value-added OLED market. Given the nature of the display industry that requires large costs at the initial stage, it is difficult for new participants to enter the market and accordingly, market-leading companies such as the Company are at an advantage to have a competitive edge based on their advanced technology and the stabilization of its yield rate over their competitors. However, in the short term, such new investments may increase the burden of depreciation costs on the Company and have negative effects on its profitability until initial stage productions become stabilized. In addition, the sales of the Company may decrease temporarily as it reduces its production of LCD television panels due to the restructuring of its business structure, and the increase in profits of the Company against the costs for new investments may be delayed depending on the penetration rate of OLED and the growing pace of the OLED market. In particular, as the Company had recorded operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, it has increasingly relied on external financing for its capital investment activities. As of the date of submission of this prospectus, the Company does not have any additional plans for large-scale financing activities other than this proposed offering and the syndicated loan. The Company intends to manage its liquidity and total borrowings at a level of refinancing such borrowings at their maturity, and as a result, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level. However, investors should consider that if the Company’s profitability continues to decline in the future due to, among other reasons, a slowdown in demand in the downstream industries, the Company may continue to engage in additional external financing, which may affect the Company’s financial stability.

In the display market, LCDs and OLEDs are the two most popular types of panels. OLEDs are superior to LCDs in terms of color reproducibility and viewing angle, among other factors, and the resolution that can be achieved through self-emitting diodes is much higher for OLEDs than LCDs. Furthermore, OLEDs can be used to produce futuristic rollable, foldable or bendable displays. As major manufacturers have continued to adopt more OLED displays for their products, the proportion of OLED displays in the global market increased from 34.3% in 2022 to 36.2% in 2023 by 1.9 percentage points. In addition, given the possibility of a new application market for OLEDs through design differentiation, the OLED industry is expected to continue to grow in the future.

[Display Panel Market Share]

(Unit: USD 100 millions)

Note) The market share is calculated based on sales amount

Source: OMDIA, KDIA (August 2023)

Based on the trend above, in 2022, the size of the global OLED panel market (based on the sales amount) recorded USD 42.4 billion and is expected to decrease by approximately 4.2% to record USD 40.6 billion in 2023. However, by 2024, the size of the global OLED panel market is expected to grow by 7.9% to record USD 43.8 billion, due to the gradual recovery and diversifying application of OLED panels in IT and automotive products, in addition to televisions and smartphones. In the long term, the OLED panel market is expected to grow to record approximately USD 52.9 billion by 2027, and the large-sized OLED market for which the Company has market dominance is also expected to continue growing to record approximately USD 14.4 billion by 2027. As discussed above, the volume of OLED panels traded in the display panel market and the proportion of OLED panels in the entire market are expected to continue to grow as display manufacturers around the world, including those from China and Japan, are making a series of investments in their OLED manufacturing facilities.

[Prospects for the Global OLED Panel Market Size (Based on Sales Amount)]

(Unit: USD 100 millions)

Category		2022	2023	2024	2025	2026	2027
Large	Size	59	51	77	96	123	144
	YoY	(4.8)%	(13.6)%	51.0%	24.7%	28.1%	17.1%
Small- and mid-sized	Size	365	355	361	373	379	385
	YoY	(1.6)%	(2.7)%	1.7%	3.3%	1.6%	1.6%
Total	Size	424	406	438	470	502	529
	YoY	(2.1)%	(4.2)%	7.9%	7.2%	6.8%	5.4%

Note) The YoY above represents the change in percentage terms from the end of the previous period

Source: OMDIA, Korea Display Industry Association (October 2023)

Compared to LCDs, OLEDs can be applied into various form factors and can be used in various products due to its technological superiority. As a result, the application of OLEDs have expanded into various other sectors, including IT devices and automobiles, in addition to television and smartphones. OLED panels for smartphones accounted for 78.8% of the global OLED sales in 2021. However, it is expected to shrink to 57.8% in 2030 as the television and other device sectors are expected to continue to grow in the future. In particular, the proportion of tablet devices, monitors, and electrical systems is expected to grow to constitute 20.5% of the overall OLED market by 2030 from 2.6% in 2021.

[Sales Prospects for OLED Panels]

(Unit: USD millions)

Source: OMDIA (October 2023)

In particular, in the television market, the Company is expanding its supply to major television manufacturers and continues to maintain its leading position in the large OLED television sector based on its mass-production technology for large OLED panels. OLED televisions used to be less accessible to consumers as they are generally more expensive than LCD televisions. However, in light of the decreasing price trend for OLED televisions compared to the past, there continues to be steady demand for such televisions. Meanwhile, premium OLED panels applying advanced technology, including CSO, wallpaper and rollable are being introduced in the market, which is expected to increase the possibility of creating demand for consumers looking to replace their LCD televisions to OLED televisions in the future, which in turn is expected to strengthen OLED television’s position in the overall premium television market. The Company’s shipment of OLED panels is expected to increase further with the production of OLED televisions by television manufacturers globally, in addition to OLED televisions manufactured by LG Electronics, the Company’s captive customer. However, investors should consider that any slowdown in the market growth for electronic devices, one of the downstream industries, may act as a restraint in the growth of the OLED television market.

[Prospects for the Demand of Television Panels and Trends of OLED Proportions]

(Unit: 1,000 units, %)

Source: OMDIA (October 2023)

As the OLED panel market is expected to continue to grow, the Company and its major competitors are increasing their investment in OLED panels. In the second quarter of 2017, the Company completed its investment in the capacity expansion of plastic OLED production facilities (investment amount: KRW 1,050 billion), which was announced in July 2015, and its investment in OLED production facilities (investment amount: KRW 460 billion), which was announced in January 2016. The Company also completed its other investments related to OLED panels, including its investment for small- and mid-sized OLED panels, which was announced in July 2016 (investment amount: KRW 1,990 billion). Subsequently, the Company decided to make additional investments in the amounts of KRW 7.8 trillion in July 2017, KRW 3 trillion in July 2019 and KRW 3.3 trillion in August 2021 in order to strengthen its competitiveness in the OLED market. However, due to repercussions from COVID-19 and increased uncertainties in the global macroeconomic conditions, the Company’s scheduled investment in large OLED panels has been delayed and extended until the first quarter of 2028. Specifically, of the KRW 7.8 trillion in capital investment disclosed in August 2017, KRW 5.1 trillion was used to build a new factory for 8th-generation large-sized OLED panels for televisions, clean rooms and utility (“U/T”) facilities, purchase production equipment and invest in capacity expansion, and KRW 1 trillion was used to build another factory for large-sized OLED panels for televisions in Korea, clean rooms and U/T facilities. However, due to repercussions from COVID-19 and increased uncertainties in the global macroeconomic conditions, the Company’s scheduled investment in large-sized OLED panels has been delayed and extended until the first quarter of 2028. In addition, the Company plans to spend KRW 1.7 trillion, which will include proceeds from this proposed offering, for investment in the capacity expansion to increase the volume of plastic OLED panels for mobile devices. With respect to the KRW 3.3 trillion of capital investment announced in August 2021, the Company has executed the entire amount other than the amount it plans to use as funds for facility investments from proceeds from this proposed offering, for new investments relating to the anticipated growth of the OLED market for IT products. The funds for facility investments from proceeds from this proposed offering are expected to be fully executed in 2024, and the facility investments announced in 2017 and 2021 for such products are expected to be completed at the same time.

The Company is investing in large and small- and mid-sized OLED manufacturing facilities in order to respond to demand in the high value-added OLED market. Nevertheless, investors are advised to consider the possibility that the Company’s investment plans are subject to change based on internal and external factors. The below table describes the status of the Company’s major investments in OLED facilities in order to strengthen its competitiveness in the OLED panel market:

[Status of the Company’s Investments in OLED Facilities]

Date of Resolution by the Board of Directors	Expected Amount of Investment	Purpose of Investment	Actual Amount of Investment Executed	Description of Actual Investment	Remarks
July 25, 2017	KRW 7,800 billion

To respond to market demand and strengthen the Company’s production capabilities through investments in production facilities for large and small- and mid-sized OLED panels

- To expand its television panel business by building new panel production facilities and purchasing production equipment in order to maintain the Company’s leading position in the large-sized OLED panel market (64.8% market share in 2022)

- To increase production capacity of plastic OLED panels for mobile devices to strengthen the Company’s competitiveness as the rate of adoption of OLED panels in smartphones reached over 50%, which was the highest among all product categories, and in response to Chinese manufacturers’ increasing investments with the support of the Chinese government

KRW 7,607.9 billion

- Construction of a new factory for 8th generation large-sized OLED panels for televisions, establishment of clean rooms and U/T facilities, investment in new production facilities and capacity expansion (KRW 5.1 trillion, completed)

- Construction of another factory for extra-large-sized OLED panels for televisions in Korea (Paju P10) and establishment of clean rooms and U/T facilities, etc. (KRW 1 trillion, completed)

- Investment in capacity expansion to increase the volume of plastic OLED panels for mobile devices

(KRW 1.7 trillion in total, including in connection with this proposed offering)

(See Note 1)

July 22, 2019	KRW 3,000 billion	To secure a market pioneer position and strengthen its competitive position in the extra-large OLED panel market - To purchase production facilities to maintain a dominant position in the extra-large and premium OLED television panel market	—	- Delay in the execution of investment plans and completion due to volatility in the market environment and macroeconomic uncertainty, including as a result of the COVID-19	Investment scheduled to be made by the first quarter of 2028

August 13, 2021	KRW 3,300 billion

To secure production capacity in order to respond to the small- and mid-sized OLED market

- To expand the capacity of 6th-generation OLED panels for IT products to supply products in a stable manner as OLED panels become increasingly adopted in related new products, including tablet devices and laptops, outside of traditional mobile products

			KRW 3,064.8 billion	- New capacity investment in preparation for expansion of the IT OLED market (KRW 3.3 trillion in total, including in connection with this proposed offering)	Investment scheduled to be made by the first quarter of 2024

Source: Company’s DART disclosure filings

Note 1) Mass production has already commenced as the Company’s investment for the production of small- and medium-sized OLED panels has been partially completed. The construction of the production facility for extra-large OLED panels in Korea (Paju P10) has also been completed. However, due to macroeconomic uncertainties such as the COVID-19 pandemic, further investment in production facilities for extra-large OLED panels for televisions has been postponed. Further investments for such purpose to be made in the future will be linked to the subsequent investment decision made in July 2019 and is scheduled to continue until the first quarter of 2028.

Currently, display panel manufacturers in the Greater China region are continuing to invest in small- and mid-sized OLED panels. If such manufacturers complete their investments in facilities and begin mass production upon achieving stabilization of technology and improvement of yield rate, the small- and mid-sized OLED market may face an oversupply, which may adversely affect the profitability of the Company. In addition, although the Company maintains a dominant market position as the pioneer in the production of large OLED panels, other display manufacturers in Korea and abroad are investing in large OLED panels, including Samsung Display, which entered into the large OLED panel market in the fourth quarter of 2021 and currently sells QD-OLED television panels. The increasing demand for OLED panels can lead to new competitors entering the market and can have an adverse effect on the future market supply level. The graph below illustrates the prospects for OLED production capacities, reflecting the OLED investment schedules of display panel manufacturers by country:

[OLED Production Capacities by Country]

(Unit: 1,000 sheets)

Source: OMDIA, KDIA (August 2023)

Since 2023, display panel manufacturers have begun to invest in 8th-generation OLED panels to dominate new markets. In April 2023, Samsung Display announced that it will invest a total of KRW 4.1 trillion to build an 8.6th-generation IT OLED production facility in Asan, Chungcheongnam-do by 2026. In addition, BOE, China’s largest display panel manufacturer, also announced in November 2023 that it plans to invest approximately KRW 11 trillion to build an 8.6th-generation OLED production line in Chengdu. This investment amount is approximately 2.5 times greater than Samsung Display’s planned investment amount of KRW 4.1 trillion, and Chinese manufacturers are expected to continue making investments for OLED production leveraging their large capital bases. On the other hand, the Company has not yet made a definite decision regarding its investment in 8.6th-generation OLED products. However, it intends to preemptively lead the high-end tablet devices market based on its existing 6th-generation production facility, with respect to which it has a competitive advantage and already verified technology. The Company plans to expand its global customer-oriented business centered on differentiated technologies and products, including the two-stack tandem technology, which it developed for the first time in the industry, and continue transitioning its business structure to an order-based business model. Regarding the expansion of OLED application to other IT product lines such as laptops, the Company plans to secure business opportunities through various options, such as utilizing existing production facilities, by comprehensively considering the future growth of the IT OLED market, competitor trends, as well as the expansion of OLED product line-ups in downstream industries.

Accordingly, there exists investment burdens relating to the development of technology, production expansion and strengthening the competitiveness in the nature of the display panel business. In particular, as the Company has recorded operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, it has increasingly relied on external financing for its capital investment activities. Total borrowings on a consolidated basis as of September 30, 2023 amounted to approximately KRW 17.6 trillion, a 16.5% increase from approximately KRW 15.1 trillion as of September 30, 2022, including KRW 1 trillion borrowed from the Company’s largest shareholder, LG Electronics. In addition, on December 22, 2023, the Company entered into a syndicated loan agreement with Korea Development Bank, Export-Import Bank of Korea and Shinhan Bank in the amount of KRW 650 billion, which is scheduled to be repaid in installments over two years following a three-year grace period. On December 28, 2023, the Company withdrew KRW 200 billion of such new loan, and the remaining amount of KRW 450 billion is scheduled to be withdrawn by the Company in the first half of 2024. The below table illustrates the Company’s major facility borrowings for the last five years, and as of the date of submission of this prospectus, the Company does not have any additional plans for large-scale financings other than this proposed offering and the remaining amount of the syndicated loan. The Company intends to manage its liquidity and total borrowings at a level of refinancing such borrowings at their maturity, and as a result, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level. However, investors should consider that if the Company’s profitability continues to decline in the future due to, among other reasons, a slowdown in demand in the downstream industries, the Company may continue to engage in additional external financing, which may affect the Company’s financial stability.

[Financing Activities Relating to Facilities]

				(Unit: KRW 100 millions)

Category	Source of borrowing	Purpose of use	Borrowing date	Maturity date	Currency	Amount (Converted to KRW)	Interest rate
Bank	CCB	Facilities	Mar 14, 2019	Dec. 22, 2026.	CNY	34,902	4.35%
Corporate bond	Series 43-1 publicly issued bonds	Facilities	Sep 14, 2021	Sep 14, 2024	KRW	2,900	2.29%
Corporate bond	Series 43-2 publicly issued bonds	Facilities	Sep 14, 2021	Sep 14, 2026	KRW	2,100	2.79%
Corporate bond	Series 44-1 publicly issued bonds	Facilities	Feb 23, 2022	Feb 21, 2025	KRW	3,200	3.31%
Corporate bond	Series 44-2 publicly issued bonds	Facilities	Feb 23, 2022	Feb 23, 2027	KRW	1,250	3.66%
Bank	KDB	Facilities	April 11, 2022	April 11, 2025	KRW	3,000	3-Year Industrial Financial Debenture + 0.92%
Bank	HSBC(ECA)	Facilities	July 26, 2022	July 26, 2029	USD	12,894	3-Month Term SOFR + 1.45%
Affiliated Party	LG Electronics	Operation	Mar 30, 2023	March 30, 2026	KRW	6,500	6.06%
Affiliated Party	LG Electronics	Operation	Apr 20, 2023	March 30, 2026	KRW	3,500	6.06%
Bank	KDB Syndicated Loan (KDB, Export-Import Bank of Korea, Shinhan Bank)	Facilities	Dec 28, 2023	Dec 28, 2018	KRW	2,000	Certificate of Deposit + 1.60%

Source: Company information

Note 1) The KRW conversion of the above borrowing amounts is based on the trading rate (KRW 1,289.40 per USD 1 and KRW 180.84 per CNY 1) announced by Seoul Money Brokerage Services on December 29, 2023.

Note 2) Only major borrowings of KRW 200 billion or more are listed.

The Company continues to transition its business structure from LCD television panels, which represented the Company’s primarily business in the past, to OLED panels (i.e., high-value-added business) and order-based business model. Compared to the supply-based type business, which is highly sensitive to market volatility, order-based business model has the advantage of allowing a stable management of supply and price terms. Therefore, the Company plans to maintain its competitive position in the OLED market by expanding the percentage of its order-based business for mobile phones and automobiles and further strengthening its position in the television sector, in which it maintains a leading position through continued investments in OLED panels. Given the nature of the display industry that requires large costs at the initial stage, it is difficult for new participants to enter the market, and accordingly, market-leading companies such as the Company are at an advantage to have a competitive edge based on their advanced technology and the stabilization of its yield rate over their competitors. However, in the short term, such new investments may increase the burden of depreciation costs on the Company and have negative effects on its profitability until initial stage productions become stabilized. In addition, the sales of the Company may decrease temporarily as it reduces its production of LCD television panels due to the restructuring of its business structure, and the increase in profits of the Company against the costs for new investments may be delayed depending on the penetration rate of OLED and the growing pace of the OLED market. Investors should consider the possibility that the Company’s business results may not improve as expected through new investments, which may adversely affect the Company’s financial structure.

G. Risks related to new technology and research and development (“R&D”) personnel

The electronic parts industry is an advanced technology-based industry requiring sophisticated technological capabilities. Therefore, it is necessary to secure technological superiority and pioneer advantage in the new market through continued R&D activities and aggressive investment. If the Company fails to timely respond to technological changes in the industry, it may lose its competitiveness in the market. The Company has already secured a number of key personnel with outstanding experience in the display industry, and it protects its core technologies by keeping certain know-hows that could be copied by competitors as trade secrets and registering other core technologies as patents. The Company’s consolidated R&D expenditures in the first nine months of 2023 were approximately KRW 1,828 billion, which is 1.3% lower compared to the figures for the same period in the previous year, and the ratio of the Company’s R&D expenditures to its revenue was approximately 13.1%. The Company intends to continue its R&D activities to the extent that it does not materially impair the financial stability of the Company. However, R&D expenses may increase further in the future in order for the Company to maintain its business competitiveness. Although the Company expects to increase its revenue and profitability in the mid-to-long term through continued R&D activities, investors should take into consideration that R&D activities may not directly lead to profitability.

The electronic parts industry, which includes the display panel business, the primary business of the Company, is an advanced technology-based industry requiring sophisticated technological capabilities. Accordingly, such advanced technology-based industry requires the Company to maintain its technological superiority in order to be competitive. Therefore, in order to respond to innovations in the advanced technology-based industry, the Company needs to continually engage in ongoing R&D activities.

OLED panels developed and manufactured by the Company has superior color reproducibility compared to LCD technology. In addition to higher resolution, given OLED’s structural characteristics, they can be produced in various forms, including rollable and transparent forms, such that their application has been expanding into various products, including televisions, smartphones, automobiles and lightings. The Company is not only leading the display industry in OLED panels, a next-generation display panel, but also in LCD panels, based on IPS and in-touch and various other technologies and products. To secure a clear advantage in the display panel market, it is necessary to conduct ongoing R&D activities related to OLED and other next-generation technologies. The Company operates the following R&D organizations, which are engaged in ongoing R&D activities for the development of technologies to meet industry trends.

[R&D Organizations of the Company]

① Research organizations

•

Under the responsibility of the chief technology officer, there are research institutes (base technology research institute and prior art research institute) and a directly supervised organization. Such research institutes conduct research related to future and base technology development and prior art research related to product development in order to strengthen the Company’s present competitiveness and prepare for the future.

② Development organizations

•	The Company has groups and responsible organizations for the development of television, IT and mobile products, including departments for product-specific circuits, device/optics, and panel designs.

•	The respective development groups and responsible organizations are operated as Paju, Gumi and other separate locations based on their characteristics.

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

The Company’s major R&D departments are comprised of approximately 60 organizations, with an average of approximately 5,000 researchers, including those with master’s, doctoral, and bachelor’s degrees, during the past three years. The average length of service of the Company’s R&D personnel is approximately 10.7 years, and they have played a key role in the development of new technologies, performance improvements, and device development for the Company’s major products.

[R&D Staffing Status]

Category	Number of people
Doctorates	366
Masters	1,486
Bachelors	2,888
Associates	214
Others	49

Total	5,003

Source: Company information

Note) As of September 30, 2023

The Company has already secured a number of key personnel with strong experience in the display industry, and in order to compete for key personnel, the Company offers various benefits to its employees, including salary increases and promotions, as well as welfare benefits such as housing and children’s education expenses. The Company encourages key personnel to perform R&D through its performance pay and job reward systems for patent registration, and promotes technological competitiveness by promoting such related technology development. The Company plans to strengthen its compensation system for key personnel by expanding various welfare benefits to prevent the departure of its key personnel as well as secure excellent talent.

The Company protects its core technologies by keeping certain know-hows that could be copied by competitors as trade secrets and registering other core technologies as patents. The Company has accumulated 27,275 domestic and 33,662 overseas registered patents related to its business as of September 30, 2023, and acquired 1,782 domestic patents and 1,662 overseas patents in the first nine months of 2023. The following tables illustrate the number of patent registrations and major patents based on the Company’s latest registered patents.

[Number of Domestic/Overseas Patent Registrations by Year]

			(Unit: Cases)
Category	First Nine Months of 2023	2022	2021
Domestic	1,782	2,372	1,763
Overseas	1,662	2,164	2,379

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Category	Acquisition date	Protection Details	Applicable Laws and Regulations	Manpower Required / Time Required for Acquisition	Whether Commercialized

Patent	June 24, 2021	Patent for achieving a pixel array structure for a heteromorphic organic light-emitting diode panel capable of realizing high resolution. The exclusive right is reserved until November 13, 2033.	Patent Law	2 Inventors/ 7 years 7 months	Commercialized
	May 26, 2021	Patent to improve the luminous performance and lifespan of large-scale organic light-emitting diode products. The exclusive right is reserved until December 22, 2037.	Patent Law	2 Inventors/ 1 year 8 months	Commercialized
	May 6, 2021	Patent for reducing power consumption of mobile organic light-emitting diode products by having a TFT capable of low-speed operation. The exclusive right is reserved until February 24, 2035.	Patent Law	4 Inventors/ 6 years 3 months	Commercialized
	April 28, 2020	Patent related to narrow bezel design of large liquid crystal display. The exclusive right is reserved until October 31, 2037.	Patent Law	4 Inventors/ 2 years 6 months	Commercialized
	June 25, 2019	Patent for reducing the thickness of the panel when inserting a camera module into the IT liquid crystal display products. The exclusive right is reserved until May 30, 2037.	Patent Law	3 Inventors/ 2 years 7 months	Commercialized

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

In addition to the above major patents, the Company has acquired and currently holds numerous other patents, most of which relate to LCDs and OLEDs, which will likely be used in the Company’s main business products or utilized as core functions in the future. The Company has established a broad patent protection network for its main business and future business fields, such as LCDs and OLEDs, through the signing of patent enforcement agreements with the Semiconductor Energy Laboratory in Japan, AU Optronics and Hannstar in Taiwan, among others. The Company has also acquired and currently holds various design patents and trademark rights to protect its unique designs and trademarks.

The Company’s consolidated R&D expenditures have shown a continually increasing trend, reaching KRW 1,740 billion in 2020, KRW 2,127.7 billion in 2021 and KRW 2,431.6 billion in 2022. The ratio of the consolidated R&D expenditures to the consolidated revenue has reached approximately 9.3% in 2022 compared to approximately 7.2% in 2020. This is mainly due to the increase in the Company’s R&D expenditures as a result of the Company’s transitioning of its main business portfolio from the existing LCD business to OLED business as well as to include automotive displays, among other reasons. The Company’s R&D expenditures in the first nine months of 2023 was approximately KRW 1,828 billion, which is a 1.3% decrease compared to the same period in the previous year, while the ratio of R&D expenditures to revenue increased to 13.1% as the Company’s consolidated revenue in the first nine months of 2023 decreased by 26.1% compared to the same period in the previous year. Although the Company intends to continue its R&D activities to the extent that it does not materially impair the financial stability of the Company, R&D expenses may increase in the future in order for the Company to maintain its business competitiveness. Nevertheless, the Company plans to seek to enhance its profitability by acquiring technological capabilities through R&D and reduce the proportion of R&D expenses to the Company’s revenue. Through such increased investment in R&D for product and technology development, the Company has developed the world’s first bendable OLED television product (65” ultra-high-definition (“UHD”)), 83” OLED television product and quad-high-definition (“QHD”) 240Hz Gaming NBPC product (15.6”) and is leading the display market. Such investment activities are expected to ultimately contribute to increased sales and profits of the Company in the mid-to-long term. The following table illustrates relevant information relating to the recent trends in the Company’s R&D expenditures and results of its major R&D activities:

[Status of the Company’s R&D Expenditures]

(Unit: KRW millions)

Account Title		First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Total R&D Expenditures		1,827,983	1,852,742	2,431,590	2,127,705	1,740,083
(Government Subsidy)		(334)	(616)	(1,008)	(941)	(1,524)
Total R&D Expenditures (minus Government Subsidy)		1,827,649	1,852,126	2,430,582	2,126,764	1,738,559
Accounting Treatment	R&D Expenses (Cost)	1,436,283	1,444,417	1,927,828	1,813,876	1,454,072
	Development Expenses (Intangible Assets)	391,366	407,709	502,754	312,888	284,487
Ratio of R&D Expenditures to Revenue [(Total R&D Expenditures / Revenue for the Period) x 100]		13.1%	9.8%	9.3%	7.1%	7.2%

Source: Quarterly and Annual Business Reports of the Company

Note 1) The “R&D Expenditures (Cost) under the Accounting Treatment” excludes amortization expenses on intangible assets (development expenses).

Note 2) The “Ratio of the R&D Expenditures to Revenue” is based on the total R&D expenditures before deducting the government subsidy.

[Major R&D Results for the Recent 3 Years]

Year	Research Tasks	Details and Other Effects
2021	Developed the world’s first bendable OLED television display product (65” UHD)	– Implemented both flat and bendable forms based on the scene usage and provided diverse form factors to customers
	Developed the world’s first 83” OLED television display product	– Increased the range of options for customers by developing the new 83” UHD
	Developed the world’s first QHD 240Hz gaming laptop product (15.6”)	– Developed the world’s first QHD resolution 240Hz high-speed laptop product (obtained panel characteristics through new design and process optimization) – Led the QHD high-speed gaming product market
Developed the world’s first high contrast ratio 2000:1 monitor product (27”, 31.5”)

–   Developed the world’s first IPS contrast ratio 2000:1 monitor product through the development of high contrast nega-LC material (Existing product: posi-LC, 1000:1)

–   Led the high-end display quality product market

Developed the world’s first 42” OLED television display product

–   Developed the world’s first IPS contrast ratio 2000:1 monitor product through the development of high contrast nega-LC material (Existing product: posi-LC, 1000:1)

–   Led the high-end display quality product market

	Developed the Company’s first Auto LCD 750R extreme curvature product (12.66” FHD)	– Achieved differentiated design by developing LTPS 750R extreme curvature product

2022	Developed the world’s first 16:18 aspect ratio monitor product (27.6” SDQHD)

–   Developed a 27.6” (21.5”, 21.5”, vertical arrangement) monitor product, which is optimized for multi-tasking amid the increase in working remotely as a result of the COVID-19 pandemic

–   Created a new market through the development of a new aspect ratio (16:18, 2560x2880) product

	Developed the Company’s first three-sided “Borderless” laptop panel product (13.4” WU XPS)	– Led the high-end market by adopting a new, three-sided borderless design applying low power consumption variable refresh rate technology
Developed the world’s first 97” OLED TV product

–   Developed a product that outperforms competitors’ products both in display quality and in size in the high-end market

–   Strengthened the global trend towards OLED dominance by expanding the Company’s extra-large OLED TV product lineup and secured related original technology

	Developed the world’s first Curved 1,900R Black monitor product (34”)	– Developed the world’s first IPS Black Curved monitor product (contrast ratio 2000:1) by utilizing nega-LC material

– Led the high-end Curved product market
	Developed the Company’s first 12.3” cluster product utilizing VDA 3D technology	– Utilizing VDA (Viewing Distance Adaption) technology, developed a 12.3” cluster product that applies glassless 3D technology and changes the user’s viewing distance while driving
Developed the world’s first 12.3” cluster product utilizing DLC technology

–   Utilizing DLC (Double LGP Control) technology, developed a 12.3” cluster product which display is, when positioned in the passenger seat, visually recognizable from the passenger seat but not from the driver’s seat

Developed the world’s first META technology-applied product (gaming products: 27”, 45”; and television products: 4K 77/65/55”, 8K 77”)

–   Utilizing the development of META OLED technology, entered the gaming monitor market and strengthened flagship leadership in the premium TV market

1)  Gaming product (27”, 45”): Secured high PPI luminance performance based on the META technology and provided a display optimized for gaming through high-speed (240 Hz), fast response time (0.03ms) and curved technology

2)  Large television (4K/8K): Developed product with world’s best picture quality (luminance/viewing angle) based on META technology

	Developed the world’s first IPS Gaming FHD 480Hz monitor product (24.5”)	– Applied high-performance Oxide-TFT BCE-4 cell to 480Hz FHD screens – Received the 2023 CES Award in Best Innovation / Gaming / Computer Accessory category

2023	Developed the world’s first small- and medium-sized transparent WOLED product (30” HD)

–   Expanded market coverage with the development of a new product size (30”) for transparent small- and medium-sized display

–   Strengthened market leadership through achieving a transparency rate of 45% and increased luminance (600/200 nit)

	Introduced the world’s first foldable pen touch laptop (17”)	– Developed OLED panel for laptops utilizing differentiated technologies such as the tandem OLED and a special folding structure

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

The Company recognizes expenses related to research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, in its profit or loss as incurred. Development activities involve a plan or design of the production of new or substantially improved products and processes. Development expenditure is capitalized as intangible assets only if the Company can demonstrate all of the following:

<Requirements for recognizing intangible assets relating to R&D expenditures>

(1) the technical feasibility of completing the intangible asset so that it will be available for use or sale;

(2) the Company’s intention to complete the intangible asset and use or sell it;

(3) the Company’s ability to use or sell the intangible asset;

(4) how the intangible asset will generate probable future economic benefits;

(5) the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(6) its ability to measure reliably the expenditure attributable to the intangible asset during its development.

After a project passes the research stage, the Company recognizes expenditures incurred in the development stage as intangible assets, while it recognizes expenditures incurred in the research stage as R&D expenses. Under K-IFRS, research-related expenses that are recognized as they are incurred and amortization of intangible assets that are amortized after being recognized as assets are included in the selling and administrative expenses in the Company’s financial statements have the effect of reducing its operating profit, while impairment losses on intangible assets are included in other losses, which has the effect of reducing the Company’s net profit for the period. As of September 30, 2023 and December 31, 2022, the balance of capitalized development costs was KRW 634.8 billion and KRW 565.2 billion, respectively. In addition, during the third quarter of 2023 and 2022, the Company recognized impairment losses of KRW 49.1 billion and KRW 11.3 billion, respectively, related to the discontinuation of projects, among other factors, of the development costs acquired through internal development.

Furthermore, additional expenses may be incurred in the course of recruiting key personnel, including wage increases, support for employee welfare and investment in training, among others. It may take a considerable time for such investment to contribute to the competitiveness and profitability of the Company. Notwithstanding such efforts of the Company, major R&D personnel of the Company may relocate to other companies, which could reduce the competency of the Company’s R&D organizations. Investors should consider the possibility that the Company may lose its technological competitiveness if its R&D personnel continue to relocate, which in turn may negatively affect the Company’s sales.

In addition, continued R&D activities and aggressive investments do not always lead directly to profits, and accordingly, definitive results cannot be guaranteed. As such, in light of the characteristics of the electronic parts industry, which requires advanced technology, there exists uncertainties surrounding the Company’s ability to secure and maintain its technological superiority, and failure by the Company to timely respond to technological changes in the industry may cause it to lose its competitiveness in the industry, which point should be considered by the investors.

H. Risks related to the environment and safety management

The Company has installed and operates various types of prevention facilities to minimize the emission of environmental pollutants generated in its production process. With respect to air and water pollutants, the Company sets and manages its internal standard lower than the permitted levels under the regulatory emission standards. However, despite such company-wide efforts to prevent environmental pollution, stricter environmental regulations may cause the Company to fail to comply with environmental regulations in the future. If environmental laws and regulations become stricter, the Company may have to implement additional measures such as the need to purchase additional pollution prevention equipment, which may result in significant legal and regulatory compliance costs. In the case of any violation of laws or regulations relating to safety and health or environmental protection, or any spreading perception that the Company has failed to properly respond to the public’s increasing concerns about safety and health or environment, the Company’s operating activities and financial position, among others, may be adversely affected.

The Company has installed and operates various types of prevention facilities to minimize the emission of environmental pollutants generated in its production process. With respect to air and water pollutants, the Company sets and manages its internal standard lower than the permitted levels under the regulatory emission standards. In addition, in order to establish a resource circulation system, the Company operates a proprietary system to monitor waste from its generation to treatment, have developed waste treatment technology and identified suitable recycling companies to reduce the amount of waste it generates and maximizes recycling.

As the Company was designated a target company for the greenhouse gas emission trading system in 2015, it allocates and monitors its greenhouse gas emissions every year. In order to continually promote the reduction of greenhouse gas emissions, it has set a medium- to long-term goal to reduce the emission level by continually investing in facility improvements and monitoring its emission levels.

The Company is subject to a variety of environmental laws and regulations, and operations at its manufacturing plants are subject to regulation and periodic scheduled and unscheduled on-site inspections by the Ministry of Environment and local environmental protection authorities. Major environmental laws applicable to the Company include the following:

[Major Environment Related Laws in Korea and Abroad]

Environmental pollutant emission regulations:	Clean Air Conservation Act, Water Environment Conservation Act, Wastes Control Act, Environment Impact Assessment Act, etc.

Greenhouse gas emission management:	Framework Act on Carbon Neutrality and Green Growth for Coping with Climate Crisis, Act on the Allocation and Trading of Greenhouse-gas Emission Permits

Other workplace environment management:	Chemical Substances Control Act, Act on Registration and Evaluation of Chemical Substances, Soil Environment Conservation Act, etc.

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Through the implementation of an environmental and energy management system, the Company is continuously making efforts to minimize environmental impact and reduce energy usage in all aspects of its business process. Accordingly, it has acquired and currently operates the environmental management system ISO14001 for all of its domestic and overseas production sites, and it has also obtained energy management system ISO 50001 certifications for its domestic business sites and overseas subsidiaries in Guangzhou, Nanjing and Yantai in order to build a sustainable management system. In addition, it has established company-wide safety, healthy, energy and environment management policies and manuals, which are regularly updated based on international standards. It also conducts systematic management of its business process in accordance with international standards through annual follow-up and renewal audits.

In recognition of its efforts, the Company was awarded the highest level, Leadership A, and received the grand prize award at the Carbon Disclosure Project (“CDP”) Water Korea Best Awards in 2016 from the Carbon Disclosure Project, which was presided over by the Carbon Disclosure Project Korea Committee. Since then, it has continued to maintain its excellence in water conservation activities and received Leadership A recognition from 2018 to 2022. In addition, it has also received the Carbon Management Honors Club award from 2017 to 2020 and the Carbon Management Sector Honors every year since 2016 in recognition of its continued greenhouse gas emission reduction activities.

In addition, pursuant to the Framework Act on Carbon Neutrality and Green Growth for Coping with Climate Crisis, the Company submitted a statement of its 2022 domestic emissions and energy usage to the Korean government in March 2023 after it was certified by Korean Foundation for Quality, a government-designated certification agency.

The table below sets forth yearly levels of the Company’s greenhouse gas emissions and energy usage in the statement submitted to the Korean government. The decrease in greenhouse gas emissions in 2022 compared to 2021 was due primarily to the introduction of a reduction facility that decomposes fluorinated greenhouse gas used in the Company’s manufacturing process, resulting in an overall decrease in emission levels.

[Status of the Company’s Greenhouse Gas Emissions and Energy Usage]

Category	2022	2021	2020
Greenhouse Gas Emissions (1,000 tCO2e)	3,842	4,784	4,748
Energy (TJ)	60,589	60,927	56,668

Note) The greenhouse gas emissions and energy usage conformed after a conformity assessment by the Ministry of Environment

Source: Semi-annual Business Report of the Company for 2023

Since the Company’s designation as a target company for the greenhouse gas emission trading system in 2015, it has received greenhouse gas emission allowances from the government and at the same time submits its greenhouse gas emission calculations and specifications to the government every year. In order to continually promote the reduction of greenhouse gas emissions, the Company has set a mid-term goal to reduce the emission level from 2018 to 2030 by 53% and a medium- to long-term goal to achieve carbon neutrality by 2050. In order to reduce greenhouse gas emissions, it plans to develop high-efficiency process gas scrubbers and low-carbon alternative gas technologies, strengthen company-wide power-saving activities and accelerate the transition to renewable energy. In addition to internal reduction efforts, in order to achieve carbon neutrality by 2050, the Company plans to externally offset residual emissions that are difficult to reduce technically. In addition, through the Company’s ESG governance (including ESG committee/management meetings), it will regularly monitor and report its carbon-neutral implementation progress to strengthen its execution capabilities and continually upgrade its roadmap to achieve carbon neutrality by 2050.

In order to reduce fluorinated gases (F-Gas) used in the dry etching process in the Company’s manufacturing operations, it has invested approximately ~~W~~51 billion since 2018 to install plasma equipment, which can reduce emissions of such gas by over 90%, on its manufacturing sites. As a result, as of December 31, 2022, the Company has reduced greenhouse gas emissions caused by its manufacturing processes by 1.52 million tons. In addition, in line with the renewable energy utilization program in Korea, which was initiated in 2021, the Company’s domestic business sites are shifting to renewable energy through the green premium program, while its overseas business sites in China and Vietnam are shifting to renewable energy through Renewable Energy Certificate (REC) purchases. In 2022, the Company converted 1,096 GWh of electricity (approximately 13% of the Company’s total electricity) to renewable energy, which represented 19 times the amount in the previous year, resulting in the reduction of greenhouse gas emissions by 0.62 million tons.

In addition, to promote effective energy reduction, the Company has established a dedicated organization focused on energy conservation. By adopting various initiatives such as utilizing waste heat from Clean Dry Air (CDA) compressors to manufacture cold water and improve refrigerator efficiency, the Company saved 454 GWh of electricity in 2022, resulting in the reduction of greenhouse gas emissions by 0.21 million tons.

Meanwhile, as a result of increasing industrial workplace fatalities, including argon gas poisoning incident at Hyundai Heavy Industries, Taean Thermal Power Plant incident and various accidents in warehouses and construction sites, the Serious Accidents Punishment Act was enacted in January 2022.

[Serious Accidents Punishment Act]

(1) Reasons for Enactment

Certain industrial accidents, including the suffocation death from argon gas in Hyundai Heavy Industries, a crushed-to-death accident in Taean Thermoelectric Power Plant, and an accident in a logistics warehouse construction site, together with deaths from the use of humidifier disinfectant and the April 16 Sewolho ferry sinking accident, were pointed out as social issues. Against this backdrop, with respect to certain accidents, such as serious industrial accidents and serious civil accidents, the Serious Accidents Punishment Act is intended to punish, among others, the business owner, the responsible management executive, and the corporation concerned in order to secure the right to safety of the employees (workers) and general public, and to prevent the occurrence of serious accidents that may arise from the corporation’s organizational culture or insufficient safety management system. Serious industrial accidents refer to those occurring in the business premises, etc. operated by business owners, corporations or institutions, and serious civil accidents refer to casualties resulting from a violation of the safety and health obligations in the handling of hazardous raw materials or products or in the operation of facilities for public use or public transportation means.

(2) Major Details

A. The business owner or the responsible management executive has the obligation to prevent the safety and health risks or harm to employees in the business or premises substantially controlled, operated or managed by the business owner or the corporation or institution concerned, and bears the obligation to secure the safety and health of any third parties who may be entrusted or subcontracted by such business owner or the corporation or institution concerned.

B. Under the Serious Accidents Punishment Act, if the business owner or the responsible management executive causes a serious industrial accident to arise by violating the obligation to secure the safety and health, such business owner and the responsible management executive shall be punished, and in case of a violation by the responsible management executive of the corporation or institution concerned, such corporation or institution shall also be fined in addition to the perpetrating individual getting punished.

C. The business owner or the responsible management executive bears the obligation to secure safety and health, including taking measures for establishing a safety and health management system to protect the safety of users of facilities for public use or public transportation means in case of a defect in the design, installation or management thereof or a defect in the design, manufacture or management of raw materials or products being produced, manufactured or distributed.

D. If the business owner or the responsible management executive causes a serious civil accident to arise by violating the obligation to secure the safety and health, such business owner and the responsible management executive shall be punished, and in case of a violation by the responsible management executive of the corporation or institution concerned, such corporation or institution shall also be fined in addition to the perpetrating individual getting punished.

E. If the business owner or the responsible management executive, by willful misconduct or gross negligence, causes a serious accident to arise due to his or her violation of any of the obligations set forth in the Serious Accidents Punishment Act, such business owner or the relevant corporation or institution shall be liable to indemnify the person damaged due to the serious accident, in an amount not exceeding five (5) times the amount of damage.

F. The government shall establish and enforce measures for prevention of serious accidents. Also, the government shall provide business owners and relevant corporations and institutions with monetary support for the amounts incurred for serious accident prevention efforts and shall ensure that the status thereof shall be reported to the relevant standing committee of the Korean National Assembly on a semi-annual basis.

Source: Ministry of Government Legislation

In the case of a death as a result of the occurrence of a serious accident in violation of the Serious Accidents Punishment Act, the Company is subject to a fine of KRW 5 billion or less, and its responsible management executive and other management personnel may be fined KRW 1 billion or less or be sentenced to imprisonment for one year or more. With respect to safety accidents that occurred in April 2020, May 2020, January 2021 and March 2021, the Company was subject to fines and other sanctions imposed by major judicial authorities in accordance with the Industrial Safety and Health Act. For details relating to such incidents, please refer to “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 2. Company Risks – L. Status of lawsuits, sanctions and contingent liabilities” in this prospectus. Subsequently, the Company strengthened its safety management standards and safety training for its executive officers and employees, including through its announcement of “Four Safety Management Innovation Measures” in March 2021 and the appointment of a Chief Safety and Environment Officer. However, despite such efforts, the Company cannot entirely exclude the possibility of industrial accidents from occurring in the future and accordingly, investors should take into consideration that the occurrence of such accidents and the resulting penalties under the Serious Accidents Punishment Act may adversely affect the businesses conducted by the Company.

There is an increasing trend toward stricter regulation relating to the environment and safety management by the central and local governments. Despite the company-wide efforts to prevent environmental pollution, stricter environmental regulations may cause the Company to fail to comply with environmental regulations in the future. If environmental laws and regulations become stricter, the Company may have to implement additional measures such as the need to purchase additional pollution prevention equipment, which may result in significant legal and regulatory compliance costs. In the case of any violation of laws or regulations relating to safety and health or environmental protection, or any spreading perception that the Company has failed to properly respond to the public’s increasing concerns about safety and health or environment, the Company’s operating activities and financial position, among others, may be adversely affected.

I. Risks related to changes in domestic market demand due to government policy

Display panels, which represent a core competitiveness that drives the innovation of the information and communication technology (“ICT”) market, are playing increasingly important roles, and accordingly, competitors from various countries have been making increasingly aggressive efforts to foster capabilities in this sector. As such, the Ministry of Trade, Industry and Energy (“MOTIE”) announced in May 2023 an “Innovation Strategy for Display Industry,” which aims to facilitate the development of new super-gap technologies in order to reclaim Korea’s global top position in the global display market by 2027 through joint efforts by the private and public sectors. Under the draft amendment to the Enforcement Decree of the Act on Restriction on Special Cases Concerning Taxation, which currently classifies semiconductors, rechargeable batteries and vaccines as national strategic technologies, the Korean government will add display technology to such list and provide tax benefits to manufacturers of display panels. However, in the event of a delay in such government support policies, a decrease in the size of government support notwithstanding the Korean government’s current plan or an unexpected economic recession despite such government support policies, the Company’s R&D and investment activities may not expand.

On May 18, 2023, the MOTIE held a Roundtable on “Innovation Strategy for Display Industry” with industry representatives and government officials to discuss the development strategy and direction of the display industry.

Amidst intensified competition among countries for the development of a sophisticated manufacturing industry, the Korean display industry has been performing overwhelmingly well in the global market. In 2004, Korea surpassed Japan in the display market and has since maintained its leading position for 17 years. Currently, Korea is maintaining its position as a strong player in the display market, in particular, in the high-value OLED market.

Based on the OLED technology secured by the domestic display industry, the Company was able to launch the world’s first and world’s best premium ICT products, including panels for OLED televisions and foldable smartphones. Display panels, which represent a core competitiveness that drives the innovation of the ICT market, are playing increasingly important roles, and accordingly, competitors from various countries have been making increasingly aggressive efforts to foster capabilities in this sector. For example, China is continuing to provide support for OLED technology at the national level, as it did for LCD technology, and Taiwan and Japan are increasing their investments in next-generation micro-LED technology in order to overcome their inferior position in OLED panels. As such, the MOTIE announced in May 2023 an “Innovation Strategy for Display Industry” which aims to facilitate the development of new super-gap technologies in order to reclaim Korea’s global top position in the global display market by 2027 through joint efforts by the private and public sectors.

Innovation Strategy for the Display Industry
Four Major Goals	Five Major Implementation Strategies

① Expansion of the global market share to 50%

② Technological gap with competitor countries of at least five years

③ Securing an 80% self-reliance ratio for materials, parts and equipment

④ Cultivating 9,000 specialized manpower

① Providing full support for private investment ② Creating three major new markets ③ Securing super-gap technology ④ Establishing strong supply networks ⑤ Cultivating industrial manpower

One of the measures for providing full support for private investment includes lessening the investment burden of companies by designating five key display technologies as national strategic technologies under the Act on Restriction on Special Cases Concerning Taxation. The five key display technologies consist of three panel technologies (including OLED, Quantum Dot (“QD”) and Micro LED), and two related technologies for materials, parts and equipment. In addition, the Korean government announced that the Korea Development Bank, the Korea Credit Guarantee Fund and other major financial institutions would provide policy financing support in the amount of approximately KRW 900 billion for investments in new panel manufacturing facilities and funding for the production of display equipment, among others. The Korean government also plans to adopt measures to improve relevant regulations, including the approval procedures relating to the transportation of large equipment. Furthermore, the Korean government plans to maintain its support policies in order to secure display related super-gap technologies by providing support for the development of three major new display markets, including transparent display, extended reality (“XR”) and automobiles, and invest approximately KRW 420 billion in R&D activities related to new OLED technologies.

However, in the event of a delay in such government support policies, a decrease in the size of government support notwithstanding the Korean government’s current plan or an unexpected economic recession despite such government support policies, the Company’s R&D and investment activities may not expand as anticipated.

Details of Expansion of the National Strategic Technologies, under the Draft Amendments to the Enforcement Decrees Following the Tax System Changes in 2022
Category	Current	Draft Amendment

Technology Area	36 technologies in three areas	43 technologies in four areas

Major Details	20 technologies in semiconductors 9 technologies in rechargeable batteries 7 technologies in vaccines	22 technologies in semiconductors 9 technologies in rechargeable batteries 7 technologies in vaccines 5 technologies in displays

On March 20, 2023, the Ministry of Economy and Finance announced the “Draft Amendments to Enforcement Decrees Following the Tax System Changes in 2022,” which contained draft amendments to 23 Enforcement Decrees, including the Enforcement Decree of the Act on Restriction on Special Cases Concerning Taxation. A key point of the draft amendments was to newly add display technology in the scope of the national strategic technologies, which are currently limited to the three areas of semiconductors, rechargeable batteries and vaccines. Assuming the inclusion of display technology in the scope of the national strategic technologies, the Company may be entitled to tax credits in the amount of up to 40% of the R&D expenditures and up to 15% of the expenses relating to facility investments. However, in the event of a change in tax credit benefits as a result of any future changes to the tax system, the Company’s profitability and financial stability may be adversely affected, which point should be considered by investors.

J. Risks related to making timely product delivery and meeting customer requirements

The Company’s principal business consists of the R&D, manufacturing and sales of products utilizing display technologies including OLED and TFT-LCD. As the Company’s products are supplied to customers on a project-to-project basis under the Company’s order-based business model, the Company’s sales fluctuate depending on the Company’s ability to provide timely supply of its products. The Company has historically prioritized enhancing the quality of its products and making timely product deliveries, and it has been able to maintain a stable cooperative relationship with its customers by meeting their timing requirements and product specifications. However, if the Company is unable to meet the level of the timing and quality requirements of its customers, the contractual volume of future customer orders may decrease, which in turn could adversely affect the Company’s sales. In addition, investors should consider that the Company’s profitability may be adversely affected due to rising costs as a result of, among other things, increased costs related to quality improvement, facility investment and R&D expenses, as well as increased burden of fixed costs due to lower utilization rates.

The Company is engaged in the R&D, manufacturing and sales of products utilizing display technologies including OLED and TFT-LCD. The Company is continuing to transition its business structure to focus on the high value-added OLED products and an order-based business model. As the Company’s products are supplied to customers on a project-to-project basis under the Company’s order-based business model, the Company’s sales fluctuate depending on the Company’s ability to provide timely supply of its products. In order to supply products to customers in a timely manner, the Company must not only have the R&D capability to satisfy the technology level required by customers, but also the production capacity to strictly comply with their product volume and delivery timing requirements.

The Company’s ratio of R&D expenses to revenue is approximately 13%, and the Company is enhancing its technological capabilities through systematic R&D activities for new products and technologies. Leveraging the competitiveness of the Company’s R&D activities, the Company continues to invest in production facilities to enhance its product quality, improve manufacturing processes and stabilize production yields, while maintaining close business relationships with various global customers. Nevertheless, any problems in procuring key components, due to reasons such as unstable conditions in the global supply chain, or a delay in initially achieving stable production yields may result in a delay in product delivery to customers.

[Company’s Production Capacity and Production Output]

(Unit: thousands of glass sheets)

Category	Business area	Items	Location of facilities	First Nine Months of 2023	2022	2021
Production Capacity	Display	Display panel, etc.	Gumi, Paju, Guangzhou	3,821	8,794	9,230
Production Output	Display	Display panel, etc.	Gumi, Paju, Guangzhou	3,108	6,390	8,124

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note

1) Production capacity is calculated based on the maximum monthly input capacity (based on glass input substrate size for eighth-generation glass sheets) during the year multiplied by the number of months in a given period. The production capacity for facilities with adjusted utilization rates has been calculated based on the maximum input capacity during the period.

Note	2) Production output is based on the production results (input standard) of each plant converted into eighth-generation glass sheets.

In the case of the Company’s order-based business model, there are no penalties such as liquidated damages resulting from delays in delivery or failure to meet the customers’ requirements. However, a delay in the timely delivery of the Company’s products may adversely affect its profitability by increasing the burden of fixed costs due to lower utilization rates of the Company’s production facilities as well as reducing the Company’s sales volume until the time of delivery. In addition, any continued delay in the delivery of the Company’s products or the Company’s failure to meet the technological requirements of its customers may negatively affect the Company’s reputation in the market and result in a risk of a decrease in future contractual volumes of customer orders. The Company has historically prioritized enhancing the quality of its products and making timely product deliveries, and it has been able to maintain a stable cooperative relationship with its customers by meeting their timing requirements and product specifications. However, if the Company is unable to meet the level of the timing and quality requirements of its customers, the contractual volume of future customer orders may decrease, which in turn could adversely affect the Company’s sales. In addition, investors should consider that the Company’s profitability may be adversely affected due to rising costs as a result of, among other things, increased costs related to quality improvement, facility investment and R&D expenses, as well as increased burden of fixed costs due to lower utilization rates.

2.	Company Risks

A. Risks related to the Company’s revenue and profitability

In the first nine months of 2023, the Company recorded consolidated revenue of approximately KRW 13,934.9 billion, with its operating loss at approximately KRW 2,641.9 billion and its net loss at approximately KRW 2,627.3 billion. The Company’s revenue decreased by 26.1% compared to the same period of the previous year, while its operating loss and net loss increased by 118.5% and 138.5%, respectively. Such changes were primarily due to a delay in the improvement of the downstream demand, which in turn reflected, among other things, a continued economic slowdown and increased geopolitical risks, such as those from the Russia-Ukraine war and the Israel-Palestine dispute. As a result, the Company has recorded operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, and the Company may continue to experience weak profitability as it is unable to predict at this time as to when demand from downstream industries will recover in light of the global economic downturn. In addition, the Company generates a significant portion of its sales from a limited number of customers, and accordingly, any changes in the product strategies of such customers may significantly impact the Company’s sales. The Company intends to diversify its customer base by acquiring new customers through continued technology development. Despite the Company’s efforts at expanding its profitability through product and cost competitiveness, the Company’s sales and operating results may deteriorate in case of decreasing display panel prices or a decrease in its market share due to, among others, a delay in the recovery of the global economy and the demand in the downstream industries or intensifying competition among global competitors.

The Company generates stable sales in the display business based on its leading market position in terms of its global market share. Display panel prices experience fluctuations due to mismatch between supply and demand, given the characteristics of the display business, which requires a long time to secure production capacity through large-scale investments. This affects the Company’s profitability, and the recent trends of the Company’s profitability indicators such as sales and operating profit are as follows:

[Company’s Consolidated Results of Operations]

(Unit: KRW millions, %)

Category	As of or for the nine months ended September 30, 2023	As of or for the nine months ended September 30, 2022	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
Revenue	13,934,914	18,850,153	26,151,781	29,878,043	24,261,561
Cost of sales	14,453,640	17,706,000	25,027,703	24,572,939	21,626,339
Gross profit (loss)	(518,726)	1,144,153	1,124,078	5,305,104	2,635,222
Operating profit (loss)	(2,641,908)	(1,209,305)	(2,085,047)	2,230,608	(36,465)
Net profit (loss)	(2,627,268)	(1,101,784)	(3,195,585)	1,333,544	(76,147)
Percentage change in revenue	(26.1)%	(10.5)%	(12.5)%	23.1%	3.3%
Cost of sales ratio	103.7%	93.9%	95.7%	82.2%	89.1%
Operating margin	(19.0)%	(6.4)%	(8.0)%	7.5%	(0.2)%
Net margin	(18.9)%	(5.8)%	(12.2)%	4.5%	(0.3)%
Return on assets	(7.0)%	(2.7)%	(9.0)%	3.5%	(0.2)%
Return on equity	(29.6)%	(7.7)%	(28.2)%	9.0%	(0.6)%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Percentage change in revenue represent changes compared to the previous fiscal year for full years and the corresponding nine-month periods from the previous fiscal year for nine-month periods.

The display panel business conducted by the Company has a highly cyclical nature because of periodic imbalances between supply and demand. As such, the Company manages profitability through expanding the proportion of high-value-added products, engaging in continued cost-saving efforts, and maintaining a leading position in technological competitiveness in the industry. However, sales prices of LCD panels have continued to decline due to oversupply of panels resulting from the aggressive expansion of production capacities by Chinese panel suppliers under the support policy of the Chinese government. This caused the profitability of the Company’s LCD television panel business to deteriorate. Furthermore, as the Company incurred certain expenses in connection with the operation of its OLED production lines (including an impairment loss in respect of property, plant and equipment of KRW 1,550.4 billion), the Company recorded an operating loss in 2019 with its revenue at KRW 23,475.6 billion and its operating loss at KRW 1,359.4 billion. From the second half of 2020, as the contactless social trends including remote working arrangements became more prevalent, demand for premium television and IT devices increased, and the Company’s revenue in 2020 grew to KRW 24,261.6 billion, up by 3.3% compared to the previous year, and its operating loss significantly decreased to KRW 36.5 billion.

In 2021, the Company’s revenue was approximately KRW 29,878.0 billion, up by 23.1% compared to the previous year, and the Company recorded positive earnings with its operating profit of approximately KRW 2,230.6 billion and net profit of KRW 1,333.5 billion, mainly due to a continual increase in LCD panel prices up to the first half of 2021, the Company’s expansion of production capacities, increased sale of large OLED panels through expanded product line-ups and increased sales of OLED for smartphones to strategic customers.

However, in 2022, as the Chinese display panel companies continually increased their production levels, the market prices of LCD panels continually decreased. Moreover, a continued slowdown in the global economy caused the demand for downstream products including televisions and IT devices to significantly decline, and the Company’s profitability deteriorated due to, among other reasons, a decrease in demand in Europe (which is the largest market for OLED televisions) and a delay in supply of OLED panels for smartphones. The Company recorded revenue of approximately KRW 26,151.8 billion, down by 12.5% compared to the previous year, and its operating loss and net loss were approximately KRW 2,085.0 billion and KRW 3,195.6 billion, respectively. In 2022, the Company’s operating margin and net margin were (8.0)% and (12.2)%, respectively, as the Company recorded operating loss and net loss compared to recording positive operating profit and net profit in the previous year. The prolonged downturn in the display industry mainly due to declining demand from downstream industries, the decline in LCD panel prices, and the increased burden of fixed costs and initial costs associated with the transition to focus on OLED products contributed to the Company’s significant operating loss and the deterioration of the Company’s operating margin. In addition, in December 2022, the Company ceased the production of LCD television panels in Korea and classified the large OLED division as a separate cash-generating unit. For such separate cash-generating unit, the Company engaged an independent third party institution to evaluate any sign of impairment of asset value in accordance with the relevant criteria and objective procedures. In light of conservative market prospects, such as sluggish downstream demand, the Company recognized an impairment loss of KRW 1,330.5 billion as other non-operating expenses in 2022, which contributed to the significant increase in the Company’s net loss. Moreover, the Company’s cost of sales ratio was 95.7% in 2022, an increase of 13.5 percentage points from 82.2% in 2021, which was mainly due to higher raw material costs and capital expenditures as a percentage of revenue in light of the Company’s transition to focus on OLED products, including the application of OLED.EX technology, which utilizes deuterium, a rare resource, to OLED panels for televisions.

In the first nine months of 2023, the Company recorded revenue of approximately KRW 13,934.9 billion, with its operating loss and net loss at approximately KRW 2,641.9 billion and KRW 2,627.3 billion, respectively. The Company’s revenue decreased by 26.1% compared to the same period in the previous year, while its operating loss and net loss increased by 118.5% and 138.5%, respectively. Such changes were mainly attributable to a delay in the improvement of the downstream demand due to, among other reasons, a continued economic slowdown, increased geopolitical risks such as those from the Russia-Ukraine war and the Israel-Palestine dispute and a delay in supply of OLED panels to customers in North America. In the first nine months of 2023, the Company’s operating margin was (19.0)%, which represented a decrease of 12.6 percentage points from the first nine months of 2022, and the net margin was (18.9)%, which represented a decrease of 13.1 percentage points from the first nine months of 2022. The Company’s operating loss and net loss increased as revenue decreased in part due to the Company’s exit strategy from the large LCD panel business, an increase in fixed costs related to the operation of small- and medium-sized OLED production facilities and limited cost savings through production adjustments. On the other hand, the Company’s cost of sales ratio was 103.7% in the first nine months of 2023, exceeding 100%, which was mainly attributable to an increase in the proportion of raw material costs due to the shift in the Company’s business structure to OLED panels, for which the cost of raw materials is relatively higher.

As demand for products in the downstream industries is influenced by consumer sentiment in response to economic fluctuations, the display industry is experiencing an overall contraction due to the continued economic slowdown and geopolitical risks such as conflicts between certain countries. Nevertheless, due to the differences in the primary business focus of display panel manufacturers, competitors focusing on small OLED panels for mobile devices, which area is showing growth, are performing relatively well in terms of profitability. However, the profitability of display panel manufacturers, including the Company, which have mainly produced products that have experienced significant industry-wide contraction, such as large-sized OLED panels for televisions, has deteriorated. The Company has recorded operating loss (cumulative operating loss of approximately KRW 4.8 trillion on a consolidated basis) for 6 consecutive quarters from the second quarter of 2022 to the third quarter of 2023. As it is not possible to predict when the demand in the downstream industries will recover at this point of time, the Company may continue to experience deteriorated profitability.

Nevertheless, there are some expected factors that may favorably affect the Company’s profitability, including the resumption of normal delivery of OLED panels for smartphones in the fourth quarter of 2023, increased production capacity for small- and mid-sized OLED and the commencement of the sale of OLED panels for tablet devices for customers in North America in 2024. As the Company has mainly produced OLEDs for products with relatively long lifecycles, such as televisions and automobiles, the Company believes that it will have an advantage over other companies in medium-sized OLED panels, such as those for tablet devices, which require a relatively long lifecycle, and that it will be able to capture new markets. In addition, the Company plans to improve its profitability by reducing costs and focusing on essential investments. In line with the reorganization of its business structure to focus on OLED panels, the Company has suspended the operation of older LCD production facilities and has implemented voluntary retirement for employees engaged in the Company’s LCD-related production business beginning in December 2023. In addition, the Company is implementing intensive measures for optimizing its manufacturing costs in all areas, including raw material and fixed costs, as well as manpower efficiency. In addition, the Company plans to streamline indirect personnel in line with the scale of its business, and it has been reducing the use of electricity and consumables by adjusting the utilization rate in line with demand. Moreover, the Company is considering a phased exit strategy for its LCD manufacturing facility in Guangzhou in light of the current LCD television panel market and global economic conditions, and is conducting various discussions on how to maximize the utilization value of such facility. The Company’s estimated capital expenditure for 2024 is within a KRW 2 trillion range and will be mainly centered around further investments relating to OLED panels. The Company plans to apply such reduced investment amount to only essential investments to be aligned with the level of its depreciation expenses.

The Company’s share of the global market for large LCD panels (9 inches or larger) (in terms of revenue) is as follows:

Category	First Nine Months of 2023	2022	2021	2020
TV	11.5%	23.6%	21.7%	21.6%
IT	18.4%	18.8%	19.0%	21.2%
Overall	13.9%	20.2%	19.9%	21.4%

Note 1) Based on the data published by OMDIA’s Large Area Display Market Tracker. The data for the first nine months of 2023 are based on OMDIA’s estimates, as actual results for 2023 Q3 have not yet been made available.

Note 2) Panels for public displays are included in the market share data for panels for televisions.

As indicated above, the Company’s share of the global LCD panel market is approximately 13.9% in the first nine months of 2023. The Company’s market share in the television sector in the first nine months of 2023 was 11.5%, down by 12.1 percentage points compared to 2022, and the Company’s market share in the IT sector, including monitors and tablet devices, in the first nine months of 2023 was 18.4%, which was down by 0.4 percentage points compared to 2022. Such decreases resulted from, among other reasons, (i) the Company’s market share decreasing from intensifying competition as a result of aggressive expansion of facilities by Chinese panel manufacturers and (ii) the Company’s shift of business portfolio to OLED. In particular, although the Company held a 29.2% share of the large LCD panel market in 2017, its market share started to show a downward trend due to the aggressive mass-production of LCD panels by Chinese display panel companies. The resulting decrease in the profitability of LCD television panels and the Company’s plan for expansion of OLED business led the Company to cease its production of LCD television panels in Korea in December of 2022. The Company’s LCD television panel manufacturing facility located in Guangzhou, which the Company’s only remaining facility for such product as of the date of this prospectus, is being operated at a reduced operating capacity of around 50%. The Company plans to determine its future strategy with respect to the operation of such facility in Guangzhou based on a comprehensive consideration of the LCD panel market environment and the global economy. Currently, various discussions are underway, and the Company will continue to engage in further communications with investors in the future once specific plans are made.

Details relating to the Company’s suspension of LCD television panel production in Korea are as follows:

[Suspension of Production]

1. Ceased production operations		P7 fabrication facility

2. Details of cessation	Sales amount affected by suspension of production (KRW)	1,454,781,507,727
	Sales of the latest fiscal year (KRW)	29,878,043,071,138
	Ratio to sales (%)	4.9
	Large scale corporation	Applicable

3. Details of production suspension		Closing of the fabrication facility for Gen. 7 LCD television panels (P7)

4. Reasons for production suspension		Intensified competition in LCD TV business

5. Actions to be taken		Continued enhancement of business structure through focus on high value-added areas

6. Effects of production suspension		Not expected to cause a deterrence on the Company’s normal business operations

7. Effective date of production suspension		December 31, 2022

8. Expected resumption date of production		-

9. Date of the board resolution (decision date)		December 23, 2022

- Outside directors	Present	-
	Absent	-

- Statutory auditors		-

10. Other matters to be factored into investment decisions

1. “Sales amount affected by suspension of production” set forth in Item 2 above is based on the sales amount of P7 fabrication facility in 2021, and “Sales of the latest fiscal year” set forth in Item 2 above is based on the Company’s consolidated sales in 2021.

2. “Date of board resolution (decision date)” set forth in Item 9 above is the internal decision-making date.

3. The Company’s Audit Committee consists entirely of outside directors.

ø Related disclosures

December 14, 2022: Reply (not finalized) provided in a disclosure made in response to a specific inquiry (rumor or media report)

December 14, 2022: Reply provided in a disclosure made in response to a specific inquiry (rumor or media report)

Source: Company’s DART disclosure filing titled Production Suspension (December 23, 2022)

[Sales and Market Share of Large OLED Market by Manufacturer]

(Unit: USD millions, %)

Category		2020	2021	2022
LG Display	Sales	3,276	4,898	3,823
	Market share	78.0	79.0	64.8
Samsung Display	Sales	853	1091	1794
	Market share	20.3	17.6	30.4
EDO	Sales	63	205	277
	Market share	1.5	3.3	4.7
JOLED	Sales	8	6	6
	Market share	0.2	0.1	0.1
BOE	Sales	—	—	—
	Market share	0.0	0.0	—

Source: OMDIA, KDIA’s Key Statistics of the Display Industry (August 2023)

Note) The sales amount is derived from a simple calculation based on the total size by value of the large OLED market and each manufacturer’s market share.

In the large OLED market, the Company has had a competitive advantage with a market share of 64.8% as of 2022. Although the Company held a 79.0% market share in 2021, since Samsung Electronics’ launch of televisions equipped with QD-OLED panels in 2021, Samsung Display’s sales and market share of large OLED panels increased, with its market share rising from 12.9% in 2021 to 30.4% in 2022. Moreover, until 2022, Korean manufacturers had overwhelming technological advantage over their Chinese counterparts, accounting for 95.2% of the total market share for large OLED panels. However, the large-sized OLED market has been affected by geopolitical factors such as the Russia-Ukraine war and the continued economic slowdown, resulting in a sharp decline in demand from Europe, the largest market for OLED televisions. As it is difficult to predict the timing of economic recovery and geopolitical conflict resolution, demand for OLED televisions continues to remain uncertain, which may limit the rate of growth of the large OLED market.

[Sales and Market Share of Small- and Medium-sized OLED Market by Manufacturer]

(Unit: USD millions, %)

Category		2020	2021	2022
Samsung Display	Sales	19,032	24,956	24,075
	Market share	73.2	68	65.6
LG Display	Sales	3,198	4,734	4,955
	Market share	12.3	12.9	13.5
BOE	Sales	2,262	3,707	4,477
	Market share	8.7	10.1	12.2
Visionoc	Sales	390	844	881
	Market share	1.5	2.3	2.4
China Star	Sales	208	1,101	844
	Market share	0.8	3	2.3
Tianma	Sales	182	661	697
	Market share	0.7	1.8	1.9
Ever Display	Sales	364	294	330
	Market share	1.4	0.8	0.9
Japan Display	Sales	104	147	220
	Market share	0.4	0.4	0.6
Truly	Sales	182	147	110
	Market share	0.7	0.4	0.3
Sharp	Sales	26	37	73
	Market share	0.1	0.1	0.2

Source: OMDIA, KDIA’s Key Statistics of the Display Industry (August 2023)

Note) The amount of Sales is a simple calculation based on the total size by value of the Small- and Medium-sized OLED market and each manufacturer’s market share.

In the small- and medium-sized OLED market, Samsung Display, whose parent company is Samsung Electronics, a global smartphone manufacturer, held a dominant market share of 65.6% in 2022. The Company held a 13.5% share in 2022, and BOE, China’s largest display panel manufacturer, held a similar market share of 12.2% in 2022. The Company has had a smaller market share compared to its major domestic competitor in the small- and medium-sized OLED market, and Chinese manufacturers are investing heavily in small- and medium-sized OLEDs with the support of the Chinese government. In the event of rapid mass production of OLED panels by Chinese manufacturers, their market share could increase significantly, as has been the case with LCD panels, and competition could intensify, which may result in a decrease in the Company’s profitability from small- and medium-sized OLED panels.

[Company’s Sales by Downstream Product Segments]

(Unit: KRW millions, %)

Revenue	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Television	3,014,923	5,164,962	6,975,269	9,466,192	6,706,217
IT	5,601,724	8,719,159	11,197,954	12,458,740	10,120,668
Mobile and others	5,318,267	5,118,688	8,191,514	7,953,111	7,403,239

Total	13,934,914	19,002,809	26,364,737	29,878,043	24,230,124

Revenue Proportions	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Television	21.6%	27.2%	26.5%	31.7%	27.7%
IT	40.2%	45.9%	42.5%	41.7%	41.8%
Mobile and others	38.2%	26.9%	31.0%	26.6%	30.5%

Total	100.0%	100.00%	100.00%	100.00%	100.00%

Source: Quarterly and Annual Business Reports of the Company

Note) Based on the Company’s consolidated financial statements under K-IFRS

The Company operates a single business segment of display panels and does not distinguish its operating results by display product. Although the Company discloses revenue based on panel size in the Company’s quarterly periodic reports, it officially calculates and discloses operating results such as operating profit and net profit only for the display panels business as a whole and does not measure results by display product. However, the Company has disclosed revenue by downstream product segments in line with the Company’s periodic reports for the convenience of investors in this prospectus.

In terms of the Company’s revenue by major downstream product segments in the first nine months of 2023, televisions, IT, and mobile and others accounted for 21.6%, 40.2% and 38.2%, respectively, of the Company’s total revenue.

Due to a strong demand for televisions from the spread of the contactless social norms caused by the COVID-19 pandemic and an increase in LCD panel prices until the first half of 2021, the Company’s revenue from the television segment increased to KRW 9,466.2 billion in 2021, up by 41.2% compared to the previous year. However, due in part to the Russia-Ukraine war and an increasing interest rate environment, the Company’s revenue from the television segment in 2022 decreased by 26.3% compared to the previous year. As a result, inventory adjustments took place in the downstream industries, and the Company implemented high-intensity production adjustments in keeping with downstream sales of television sets in order to promote production efficiency in its OLED fabrication facilities. In light of such decrease in product delivery due to sluggish demand, suspension of the Company’s production of LCD television panels in Korea and decreases in LCD panel prices, the Company’s revenue from the television segment in the first nine months of 2023 was KRW 3,014.9 billion (down by 41.6% compared to the corresponding period of the previous year), which represented 21.6% of the Company’s total revenue.

In 2021, the Company’s revenue from the IT segment, including panels for monitors, laptops and tablet devices, was KRW 12,458.7 billion, up by 23.1% compared to 2020, due to the spread of remote working arrangements and online training and changes in work environment in light of the COVID-19 pandemic. However, as deteriorating macroeconomic conditions caused a weakening of consumer confidence and the temporary surge in demand from the COVID-19 pandemic abated, the Company’s IT sales in 2022 stood at KRW 11,198.0 billion, down by 10.1% compared to the previous year. The Company’s IT sales in the first nine months of 2023 stood at KRW 5,601.7 billion, representing 40.2% of the Company’s total revenue. The Company’s revenue from IT products decreased 35.8% from the previous year due to the impact of a temporary surge in demand for IT products during the COVID-19 pandemic and lower selling prices as Chinese panel manufacturers expanded their supply of LCD panels for IT products. While additional demand is expected to be generated by the adoption of OLEDs in new IT products such as tablet devices, the profitability of the IT segment may be negatively impacted by increased competition from Chinese manufacturers, as was the case with LCD panels for IT products.

The Company’s revenue from the mobile and others segment has grown steadily to approximately KRW 7.4 trillion in 2020, KRW 8.0 trillion in 2021 and KRW 8.2 trillion in 2022. The Company’s revenue from the mobile and others segment in the first nine months of 2023 was KRW 5,318.3 billion, representing 38.2% of the total sales revenue. This was a 3.9% increase and the only product segment that showed an increase compared to the same period in 2022. Revenue from such segment as a proportion of the Company’s total sales is expected to maintain the upward trend, as its global strategic customers are launching large-sized smartphones, thereby causing an increase in required panel sizes, and as the POLED technology expands to not only mobile phones but also to smart watches and automobiles. However, competition has been intensifying in light of the increase in consumption levels of locally manufactured smartphones in China and the related adoption of Chinese-manufactured OLED panels. Accordingly, the Company’s profitability may be affected depending on its technological capabilities and the fluctuation in shipment levels to strategic customers. On the other hand, the Company’s sales in the automotive display sector, in which the Company has a competitive advantage, is expected to account for approximately 10% of its total revenue in 2023, and is expected to contribute to the diversification of the Company’s business portfolio.

The Company, which has LG Electronics as a captive customer, is a global business operator supplying display panels to global set manufacturers. In the first nine months of 2023, customers accounting for more than 10% of the Company’s revenue were companies “A” and “B”, each accounting for approximately KRW 6.6 trillion and KRW 2.5 trillion, respectively. They together accounted for 64.9% of the Company’s revenue in the first nine months of 2023. The Company’s customer base is relatively concentrated, such that the sales generated by its top 10 customers account for about 86% of its total revenue. As such, the Company generates a significant portion of its revenue from a limited number of customers, and accordingly, any changes in the product strategies of such customers may significantly impact the Company’s revenue. The Company intends to diversify its customer base by acquiring new customers through continued technology development. However, in the case of high-value-added display panels produced by the Company, there are only a limited number of manufacturers with the technological capabilities to produce downstream products that can apply such display products, resulting in a concentration of sales to such companies with higher technological capabilities. Given that most of the major customers of the Company are leading global end-product manufacturers, which need to continually launch new products through technology development, the Company believes that it is not likely that the demand for the Company’s display panels with sophisticated technologies will rapidly diminish. Nevertheless, the Company’s results of operations may fluctuate depending on changes in the trends and demand for products in the downstream industries as well as production plans of the Company’s major customers. The sale of the Company’s products may be delayed or reduced in the future in case of unexpected changes in the production plans of its major customers, any decrease in their sales, or any increase in their transactions with the Company’s competitors. Investors should note that such and other events may affect the Company’s results of operations, particularly given the Company’s relatively concentrated customer base.

The Company maintains a dominant market position in the large-sized OLED market and is building a high value-added portfolio of products, such as by increasing its supply of panels for IT and mobile products through its investment in the production of small- and mid-sized OLED panels. Although the Company’s sales in the television sector may temporarily decrease as a result of its plan to withdraw from the LCD television business, the Company’s sales are not highly concentrated in specific product lines and it is maintaining a diversified portfolio of products.

As the Company’s raw material purchase level amounts to approximately half of its revenue, the Company believes that its profitability is significantly affected by changes in raw material prices. The primary factor affecting fluctuations in the market prices of raw materials is the delay in recovery of demand due to the global economic slowdown, and their price levels may continue to fluctuate depending on future market conditions as well as global geopolitical conditions.

[Company’s Purchase of Raw Materials]

(Unit: KRW 100 millions, %)

Raw materials	First Nine Months of 2023		2022		2021		2020		Remarks
	Cost	Percentage	Cost	Percentage	Cost	Percentage	Cost	Percentage
PCB	11,608	15.4%	24,988	19.1%	27,965	19.7%	25,782	21.5%	Youngpoong Electronics, etc.
Polarizers	11,161	14.8%	21,148	16.1%	22,031	15.5%	20,157	16.8%	LG Chem, etc.
Back-Light	9,024	12.0%	15,243	11.6%	17,074	12.0%	16,357	13.6%	Heesung Electronics, etc.
Glass	3,172	4.2%	6,883	5.2%	9,335	6.6%	8,378	7.0%	Paju Electric Glass, etc.
Drive IC	7,157	9.5%	16,454	12.5%	16,290	11.4%	11,518	9.6%	LX Semicon, etc.
Others	33,232	44.1%	46,404	35.4%	49,578	34.8%	38,002	31.6%	—

Total	75,354	100.0%	131,120	100.0%	142,273	100.00%	120,194	100.0%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on total cost for purchase of raw materials which includes manufacturing and development costs, etc.

Note 2) Among the Company’s major suppliers, Paju Electric Glass Co., Ltd. is its affiliate, LG Chem is a member company of the LG Group and LX Semicon is an affiliate of LX Holdings Corp.

The market price of polarizers, which is a main raw material for display panels, decreased by 13% as of September 30, 2023 compared to the end of the previous year, while the market price of glass remained similar over the same period. The market prices of PCB, drive IC and BLU, which are the main raw materials for display modules, decreased by 19%, 16% and 6%, respectively, as of September 30, 2023, compared to the end of the previous year. The primary reason for the fluctuations in market prices of the Company’s raw materials was the delayed recovery in demand due to a global economic slowdown. On the other hand, the price range of the Company’s raw materials significantly varies depending on the specifications and types of items, making it difficult to estimate the fluctuation trend of the average price of raw materials. In addition, the purchase of the Company’s raw materials is made both domestically and overseas, and the price of overseas purchases is affected by exchange rates. Accordingly, even if the purchase price in foreign currency terms remains the same, the purchase price in Korean currency terms may vary depending on the exchange rate.

In addition, a decrease in motivation for end-product manufacturers to accumulate inventory may cause a slowdown in the increase in demand for display panels and higher fluctuations in display panel prices. Furthermore, the Company’s share of the display panel market and its profitability may deteriorate in the case of any hindrance or difficulty in the Company’s ability to supply display panels to its customers. In addition, factors such as market supply level and changes in the Company’s volume of purchase, among others, may result in fluctuations of the Company’s raw material purchases, which in turn could increase the Company’s costs, including cost of sales, and ultimately affect the Company’s profitability. Also, if the Company’s downstream industries continue to face sluggish demand due to a delay in the recovery of the global economy, or if further intensification competition among global panel manufacturers causes a decrease in the display panel prices or the Company’s market share, the Company’s sales and results of operations may deteriorate, despite its efforts to expand profitability through product and cost competitiveness. Investors are advised to consider such possibilities.

On January 24, 2024, the Company announced its preliminary consolidated operating results for 2023 on DART (http://dart.fss.or.kr) as follows:

[Preliminary Consolidated Operating Results (Fair Disclosure)]

(1)	Preliminary Consolidated Operating Results

(Unit: KRW millions, %)

		4Q 2023	3Q 2023	% Change Increase (Decrease) (Q to Q)	4Q 2022	% Change Increase (Decrease) (Y to Y)

Revenue	Specified Quarter	7,395,905	4,785,287	54.56	7,301,628	1.29
	Cumulative	21,330,819	13,934,914	—	26,151,781	(18.4)

Operating profit (loss)	Specified Quarter	131,744	(662,080)	Turned positive	(875,742)	Turned positive
	Cumulative	(2,510,164)	(2,641,908)	—	(2,085,047)	(20.4)

Profit (loss) before income tax	Specified Quarter	18,989	(1,006,461)	Turned positive	(1,859,908)	Turned positive
	Cumulative	(3,339,441)	(3,358,430)	—	(3,433,370)	2.74

Profit (loss) for the period	Specified Quarter	50,539	(775,398)	Turned positive	(2,093,801)	Turned positive
	Cumulative	(2,576,729)	(2,627,268)	—	(3,195,585)	19.4

Profit (loss) attributable to shareholders of the parent company	Specified Quarter	58,186	(720,026)	Turned positive	(1,897,490)	Turned positive
	Cumulative	(2,733,742)	(2,791,928)	—	(3,071,565)	11.0

(2)	IR Event

(i)	Provider of Information: IR Team
(ii)	Participants: domestic and international institutional investors, individuals, analysts, media, etc.
(iii)	Purpose: to present Q4 2023 operating results of the Company
(iv)	Date & Time: 02:00PM on January 24, 2024 (KST)
(v)	Venue & Method: earnings release conference call in Korean/English

(3)	Contact department (telephone number): IR Team (82-2-3777-1010)

(4)	Remarks

(i)	The Company’s preliminary earnings results for 2023 above were prepared in accordance with K-IFRS.
(ii)

The Company’s preliminary earnings results for 2023, which are being provided for the convenience of investors only, have not yet been audited by the Company’s external auditors and remain subject to change.

(iii)	The presentation material for the Company’s earnings results for 2023 is accessible on IR homepage of LG Display Co., Ltd. at www.lgdisplay.com/eng.

In the fourth quarter of 2023, the Company preliminarily recorded revenue of KRW 7,395.9 billion, which represented a 1.29% increase compared to the fourth quarter of 2022, operating profit of KRW 131.7 billion, compared to operating loss in the fourth quarter of 2022, and net profit of KRW 50.5 billion, compared to net loss in the fourth quarter of 2022. In 2023, in each case on a cumulative and consolidated basis, the Company preliminary recorded revenue of KRW 21,330.8 billion, which represented an 18.4% decrease compared to 2022, operating loss of KRW 2,510.2 billion, which represented a 20.4% increase compared to 2022, and net loss of KRW 2,576.7 billion, which represented a 19.4% decrease compared to 2022. The Company’s preliminary operating results as disclosed above were prepared in accordance with K-IFRS, and such figures have not yet been audited by the Company’s external auditors and may differ from actual results. Investors should further note that figures in this prospectus is primarily based on the Company’s financial statements as of and for the nine months ended September 30, 2023, which have been reviewed by the Company’s external auditors.

B. Risks related to selling and administrative expenses, R&D expenses and non-operating income and expenses

The Company’s consolidated selling and administrative expenses and R&D expenses in the first nine months of 2023 were KRW 2,123.2 billion, down by 9.8% compared to the corresponding period of the previous year, and the proportion of such expenses to the Company’s revenue increased to 15.2% in the first nine months of 2023 from 12.5% in the corresponding period of the previous year. If competition in the LCD and OLED display markets further intensify, such expenses may further increase due to, among other reasons, aggressive marketing. The Company also cannot assure you that R&D expenses may significantly increase due to changes in external factors, such as new products and technological trends. Furthermore, the Company holds large amounts of foreign currency-denominated assets and liabilities, which is an important factor for non-operating income and expenses (such as foreign currency gains and losses) and net profit of the Company. Investors should note that the Company’s profitability may be adversely affected by external factors that cannot be controlled by the Company. Meanwhile, in December 2022, the Company ceased the production of LCD television panels in Korea and classified its large OLED panel division as a separate cash-generating unit. For such separate cash-generating unit, the Company caused an evaluation of any sign of impairment in asset value. By reflecting conservative market prospects, such as sluggish downstream demand, the Company recognized an impairment loss of KRW 1,330.5 billion as other non-operating expenses. If, there is a material change in the future in the Company’s business portfolio, such as complete withdrawal from the LCD panel business, additional impairment loss relating to such development may be recognized.

Given the characteristics of the display panel business requiring continual development and production of new products and technologies, the Company incurs expenses for R&D and related investments. The following table shows the trends in the Company’s selling and administrative expenses and R&D expenses:

[Table of Summarized Consolidated Income Statement of the Company]

(Unit: KRW millions, %)

Category	First nine months of 2023	First nine months of 2022	2022	2021	2020
Revenue	13,934,914	18,850,153	26,151,781	29,878,043	24,261,561
Gross profit	(518,726)	1,144,153	1,124,078	5,305,104	2,635,222
Selling expenses	418,510	672,450	895,602	933,043	817,611
Administrative expenses	665,678	690,547	931,117	919,409	755,340
R&D expenses	1,038,994	990,461	1,382,406	1,222,044	1,098,736
Sum of selling and administrative expenses and R&D expenses	2,123,182	2,353,458	3,209,125	3,074,496	2,671,687
Proportion of selling and administrative expenses and R&D expenses	15.2%	12.5%	12.3%	10.3%	11.0%
Operating profit	(2,641,908)	(1,209,305)	(2,085,047)	2,230,608	(36,465)
Net financial income (loss)	(294,211)	(2,065)	(93,304)	(490,779)	(363,892)
Non-operating income (loss)	(423,580)	(365,467)	(1,260,577)	(28,724)	(214,634)
Profits and losses under equity method	1,269	3,375	5,558	7,780	12,545
Net profit before tax	(3,358,430)	(1,573,462)	(3,433,370)	1,718,885	(602,446)
Net profit	(2,627,268)	(1,101,784)	(3,195,585)	1,333,544	(76,147)

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) The “Proportion of selling and administrative expenses and R&D expenses” above is the ratio of such expenses to the Company’s revenue.

In 2020, the Company recorded aggregated selling and administrative expenses and R&D expenses on a consolidated basis of KRW 2,671.7 billion, which had since continually grown to KRW 3,209.1 billion in 2022. In the first nine months of 2023, the Company’s aggregated selling and administrative expenses and R&D expenses were KRW 2,123.2 billion, down by 9.8% compared to KRW 2,353.5 billion in the corresponding period of the previous year. Such decrease mainly reflected decreases in the transportation expenses and after-sale service expenses in line with a decrease in the Company’s revenue. On a consolidated basis, the proportion of the Company’s selling and administrative expenses and R&D expenses to its revenue increased to 15.2% in the first nine months of 2023 from 12.5% in the corresponding period of the previous year. Meanwhile, the Company has ceased the operation of its outdated LCD panel production facilities in connection with the ongoing reorganization of its business structure toward OLED panels, and the Company is currently proceeding with voluntary retirement program with benefit packages for its LCD panel production workers. In case of an incurrence of substantial expenses in connection with such workforce reorganization efforts, the Company’s selling and administrative expenses may further increase temporarily.

The proportion of R&D expenditures (excluding amortization expenses on intangible assets) to the Company’s revenue in the first nine months of 2023 was approximately 13.1%. The Company has continued to create value for customers through systematic R&D activities for new products and technologies. Leveraging its competitiveness in R&D activities, the Company plans to build a diverse portfolio of display panels for television, IT, mobile, automotive and industrial uses to which OLED and TFT-LCD technologies are applied. However, any further intensification in competition in the LCD and OLED display markets may require the Company to engage in more aggressive marketing efforts, which may lead to increases in related costs, and the Company cannot assure you that R&D expenses will not increase substantially due to changes in external factors, such as new products and technological trends. The following table summarizes the Company’s R&D expenditures:

[Status of the Company’s R&D Expenditures]

(Unit: KRW millions)

Category		First nine months of 2023	First nine months of 2022	2022	2021	2020
Total R&D Expenditures		1,827,983	1,852,742	2,431,590	2,127,705	1,740,083
(Government Subsidy)		(334)	(616)	(1,008)	(941)	(1,524)
Total R&D Expenditures (minus Government Subsidy)		1,827,649	1,852,126	2,430,582	2,126,764	1,738,559
Accounting Treatment	R&D Expenses (Cost)	1,436,283	1,444,417	1,927,828	1,813,876	1,454,072
	Development Expenses (Intangible Assets)	391,366	407,709	502,754	312,888	284,487
Ratio of R&D Expenditures to Revenue [(Total R&D Expenditures / Revenue for the Period) x 100]		13.1%	9.8%	9.3%	7.1%	7.2%

Source: Quarterly and Annual Business Reports of the Company

Note 1) “R&D Expenses (Cost) under the Accounting Treatment” excludes amortization expenses on intangible assets (development expenses).

Note 2) “Ratio of the R&D Expenses to Revenue” is based on the total R&D expenditures before deducting the government subsidy.

The breakdown of the Company’s other non-operating income and expenses is as follows:

(Unit: KRW millions)

Category	First nine months of 2023	First nine months of 2022	2022	2021	2020
Other non-operating income	1,071,053	2,283,006	3,185,837	1,252,135	1,784,646
Foreign currency gain	1,026,369	2,218,676	3,098,553	1,210,689	1,688,838
Other	44,684	64,330	87,284	41,446	95,808
Proportion of foreign currency gain	95.8%	97.2%	97.3%	96.7%	94.6%
Other non-operating expenses	1,494,633	2,648,473	4,446,414	1,280,859	1,999,280
Foreign currency loss	1,284,342	2,580,621	2,957,048	1,161,628	1,730,703
Miscellaneous losses, etc.	23,615	4,812	28,430	5,209	16,240
Impairment loss on property, plant and equipment	58,293	7,200	1,260,436	19,085	38,494
Impairment loss on intangible assets	50,900	19,388	136,372	29,488	79,593
Other	77,483	36,452	64,128	65,449	134,250
Proportion of foreign currency loss	85.9%	97.4%	66.5%	90.7%	86.6%
Net other non-operating income (loss)	(423,580)	(365,467)	(1,260,577)	(28,724)	(214,634)

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) “Other non-operating income” and “Other non-operating expenses” above do not include financial income and expenses.

Note 3) “Proportion of foreign currency gain” above is calculated by dividing “Foreign currency gain” above by “Other non-operating income” above.

Note 4) “Proportion of foreign currency loss” above is calculated by dividing “Foreign currency loss” above by “Other non-operating expenses” above.

Foreign currency gain and loss account for the largest portion in the Company’s other non-operating income and expenses, respectively. The proportion of the Company’s foreign currency gain to its other non-operating income was 95.8% in the first nine months of 2023, and the proportion of the Company’s foreign currency loss to its other non-operating expenses was 85.9% in the same period. The Company holds large amounts of foreign-currency-denominated assets and liabilities, and its non-operating income and expenses are significantly affected by the net foreign currency gain (loss), despite the Company’s efforts to keep its foreign currency gain and foreign currency loss at similar levels. The Company’s foreign currency gain and loss fluctuate depending on foreign exchange rate fluctuations, as shown by that, in the first nine months of 2023, its net foreign currency gains would have increased by approximately KRW 61.6 billion if the U.S. dollar appreciated by 5%. For further discussions on the Company’s foreign currency gain and loss, please refer to “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 2. Company Risks – H. Risks related to fluctuations in exchange rate and interest rate” hereof.

In 2019, the Company incurred impairment loss on property, plant and equipment in the amount of KRW 1,550.4 billion. This was due to, among others, an impairment loss of KRW 1,369.4 billion arising in the “Display (AD PO)” cash-generating unit, and an impairment loss of KRW 121.9 billion arising in the “Lighting” cash-generating unit, with the total reaching KRW 1,491.3 billion. In 2019, the Company incurred impairment loss on intangible assets in the amount of KRW 249.4 billion, which consisted of, among others, an impairment loss of KRW 26.3 billion arising in the Display (AD PO) cash-generating unit and an impairment loss of KRW 105.3 billion arising in the Lighting cash-generating unit. In December 2022, the Company ceased the production of LCD television panels in Korea and classified the large OLED division as a separate cash-generating unit. For such newly separate cash-generating unit, the Company engaged an independent third party institution to evaluate any sign of impairment of asset value in accordance with the relevant criteria and objective procedures. By reflecting conservative market prospects, including sluggish downstream demand, the Company recognized an impairment loss of KRW 1,330.5 billion (including KRW 1,236.6 billion in impairment loss on property, plant and equipment and KRW 94.0 billion in impairment loss on intangible assets) as other non-operating expenses in 2022. If there is a material change in the Company’s business portfolio in the future, such as complete withdrawal from the LCD panel business, the Company may recognize additional impairment loss relating to such development.

As noted above, the foreign currency related gain and loss, which account for a large portion of the Company’s non-operating income and loss, constitute an important factor for the net profit of the Company. However, such gain and loss are affected by macroeconomic conditions, relations with competitors and other external factors, rather than internal factors of the Company, and thus are difficult for the Company to control. Accordingly, it may be possible for the Company to face difficulty in securing profitability due to changes arising from such external factors, which point should be considered by investors.

C. Risks related to the Company’s financial stability

On a consolidated basis, the total borrowings of the Company as of September 30, 2023 amounted to KRW 17,556.4 billion, representing a 16.5% increase from December 31, 2022. The continued operating loss weakened the Company’s cash generating abilities. Due to sluggish demand for panels from the global economic slowdown and the Company’s investments to maintain its competitiveness in the area of small- and mid-sized OLEDs, among other factors, the Company’s liabilities-to-equity ratio as of September 30, 2023 was 322.2%, which was 106.9 percentage points higher than as of December 31, 2022. In particular, the Company’s liabilities-to-equity ratio as of December 31, 2022 was approximately five times higher than the industry average of 44.4% for the electronics, audiovisual, and communication equipment industry according to the Bank of Korea’s Corporate Management Analysis (2022), and the Company’s current ratio and total borrowings-to-assets ratio were also inferior compared to the industry average of 151.0% and 11.7%, respectively. Such figures primarily reflected the increase in the Company’s external borrowings for investments related to OLED panels due to a deterioration in its liquidity position caused by a decline in the profitability of the Company’s operations, as well as the continued high interest rate environment. However, the Company’s capacity to repay its borrowings is expected to be maintained at an adequate level, considering, among other factors, its superior technological capabilities and market leadership position, its cash generating power based on its profitability-focused product portfolio, and its creditworthiness. Meanwhile, the Company is making further strategic investments, such as the expansion of its existing production lines and construction of new production facilities, in order to increase its production capacity for large-sized OLED panels and small- and mid-sized OLED panels and development of new technologies. Due to the characteristics of the Company’s business sector, the Company faces pressures to make further investments in technological advances and the strengthening of its competitiveness. Accordingly, if the Company’s profitability deteriorates as a result of intensifying competition, the Company’s cash flow and financial stability could be negatively affected.

On a consolidated basis, the total borrowings of the Company as of September 30, 2023 amounted to KRW 17,556.4 billion, representing a 16.5% increase compared to such amount as of December 31, 2022, and its total borrowings-to-assets ratio increased by 4.6 percentage points to 46.8% as of September 30, 2023 from 42.2% as December 31, 2023. The Company’s total liabilities, total borrowings, total borrowings-to-assets ratio and other indicators of financial stability, in each case on a consolidated basis, are as described below:

[Status of the Company’s Financial Stability (on a Consolidated Basis)]

(Unit: KRW millions)

Category	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Total assets (A)	37,537,732	35,686,019	38,154,515	35,066,012
Current assets (B)	10,506,293	9,444,035	13,187,067	11,099,470
Cash and cash equivalents (C)	3,006,210	1,824,649	3,541,597	4,218,099
Deposits in financial institutions (D)	1,081,106	1,722,607	743,305	78,652
Total liabilities (E)	28,647,540	24,366,792	23,392,014	22,334,584
Current liabilities (F)	14,559,786	13,961,520	13,994,817	11,006,948
Total borrowings (G)	17,556,376	15,064,198	12,748,132	14,152,245
Net borrowings (H=G-C-D)	13,469,060	11,516,942	8,463,230	9,855,494
Total shareholders’ equity (I)	8,890,192	11,319,227	14,762,501	12,731,428
Current ratio (B/F)	72.2%	67.6%	94.2%	100.8%
Liabilities-to-equity ratio (E/I)	322.2%	215.3%	158.5%	175.4%
Total borrowings-to-assets ratio (G/A)	46.8%	42.2%	33.4%	40.4%
Net borrowings-to-assets ratio (H/A)	35.9%	32.3%	22.2%	28.1%
Industry average current ratio	(See Note 4)	151.0%	155.0%	166.9%
Industry average liabilities-to-equity ratio	(See Note 4)	44.4%	46.9%	41.7%
Industry average total borrowings-to-assets ratio	(See Note 4)	11.7%	12.3%	12.9%

Source: Quarterly and Annual Business Reports of the Company

Note 1) The “net borrowings” above refers to the amount equal to “total borrowings” subtracted by “cash and cash equivalents” and the “deposits in financial institutions” above.

Note 2) The “total borrowings” above refers to the sum of the Company’s long-term and short-term borrowings, current portion of long-term borrowings, non-current lease liabilities and bonds, current lease liabilities and current portion of bonds.

Note 3) Industry average figures are based on the figures from the “C26” industry category (electronics, audiovisual, and communication equipment, etc.) in the Bank of Korea’s 2022 Corporate Management Analysis.

Note 4) Not yet available.

Until 2019, the Company’s borrowings increased as it continued to make large-scale capital expenditures for the transition of its business structure to focus on OLED. However, from the second half of 2020 to 2021, free cash flows were created with the improved business conditions due to positive effects of the COVID-19 pandemic on the Company’s business and increases in LCD panel prices. Also, due to a reduction in the Company’s capital expenditure levels under its investment management policy, the Company’s total borrowings as of December 31, 2021 amounted to KRW 12,748.1 billion, which represented a 9.9% decrease compared to as of December 31, 2020. The Company’s indicators of financial stability generally improved over such periods, including its liabilities-to-equity ratio and total borrowings-to-assets ratio of 158.5% and 33.4%, respectively, as of December 31, 2021, representing decreases by 16.9 percentage points and 7.0 percentage points, respectively, compared to as of December 31, 2020.

However, with a global economic slowdown and deteriorating conditions in downstream industries in 2022, the Company incurred significant operating loss at KRW 2.1 trillion, which reduced its cash-generating power. As of December 31, 2022, the Company’s cash and cash equivalents and deposits in financial institutions decreased by 17.2% to KRW 3,547.3 billion from KRW 4,284.9 billion as of December 31, 2021. Meanwhile, with an increase in its borrowings from outside sources to meet its funding need for investment in the expansion of facilities for small- and mid-sized OLED panels, the Company’s total borrowings as of December 31, 2022, were KRW 15,064.2 billion, up by 18.2% compared to as of December 31, 2021. As its profitability worsened, the Company’s current assets, including cash and cash equivalents, amounted to KRW 9,444.0 billion as of December 31, 2022, representing a decrease by 28.4% compared to as of December 31, 2021. Due to a rapid increase in its liabilities resulting from increased borrowings from outside sources such as financial institutions, the Company’s liability–to-equity ratio as of December 31, 2022 was 215.3%, representing an increase by 30.3 percentage points compared to as of December 31, 2021. Also, the Company’s total borrowings-to-assets ratio as of December 31, 2022 was 42.2%, representing an increase by 8.8 percentage points compared to as of December 31, 2021, to show a deterioration in the Company’s financial structure. The Company’s liabilities-to-equity ratio as of December 31, 2022 was approximately five times higher than the industry average of 44.4% for the electronics, audiovisual, and communication equipment industry according to the Bank of Korea’s Corporate Management Analysis (2022), and the Company’s current ratio and total borrowings-to-assets ratio were also inferior compared to the industry average of 151.0% and 11.7%, respectively. Due to the size and nature of the Company’s business, the Company’s new investments are significantly higher than those of other domestic companies included in the industry average analysis. However, the Company’s level of equity decreased significantly as a result of the Company’s operating losses for six consecutive quarters since the second quarter of 2022 and the recognition of large impairment losses related to its large-scale OLED business. As a result, the Company has significantly relied on external borrowings to fund new investments, resulting in inferior financial indicators compared to the industry average. The Company plans to enhance its financial stability through improving its profitability by increasing the production volume of small- and medium-sized OLED panels, minimizing inventories by adjusting utilization rates and implementing efficient investments and costs-related measures. The Company also plans to manage its liquidity through proceeds from this proposed offering and the syndicated loan of KRW 650 billion, which the Company entered into in December 2023. The amount of borrowings scheduled to mature in 2024 is approximately KRW 4.5 trillion, excluding KRW 290 billion of Series 43-1 public bonds that the Company plans to repay using proceeds from this proposed offering, and the Company plans to manage liquidity and total borrowings at a level of refinancing such borrowings at their maturity. As of the date of submission of this prospectus, the Company does not have additional plans for large-scale borrowings other than the remaining amount of KRW 450 billion of the syndicated loan of KRW 650 billion, and as such, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level.

The Company’s total borrowings increased by 16.5% to KRW 17,556.4 billion as of September 30, 2023 from KRW 15,064.2 billion as of December 31, 2022, which further increased the Company’s financial burdens. The Company’s current ratio increased to 72.2% as of September 30, 2023 from 67.6% as of December 31, 2022, but it remained below 100%. The Company plans to respond to short-term funding needs through its assets that can be collateralized, including tangible assets of approximately KRW 21 trillion as of September 30, 2023, as well as its ability to negotiate bank credit lines and its financial flexibility based on its strong external creditworthiness as a member of the LG Group. The continued operating loss weakened the Company’s cash-generating power, and due to sluggish demand for panels from the continued global economic slowdown and the Company’s funding needs for investments to maintain its competitiveness in the small-and-mid-sized OLED sector, the Company’s liabilities-to-equity ratio was 322.2% as of September 30, 2023, representing a 106.9 percentage points increase compared to as of December 31, 2022. The Company’s liabilities-to-equity ratio increased significantly due to a decrease in the Company’s level of equity, which in turn was the result of macroeconomic uncertainties and the Company’s net loss of KRW 2.6 trillion in the first nine months of 2023 in part due to inventory adjustments by downstream industries. The rapid increase in the Company’s total borrowings caused by weakened cash generation included a borrowing of KRW 1 trillion from LG Electronics Inc. the largest shareholder of the Company, which consisted of KRW 650.0 billion drawn on March 30, 2023, and the remaining KRW 350.0 billion drawn on April 20, 2023. The relevant disclosure relating to the Company’s borrowings from its specially related persons is as follows:

[Borrowing of the Company from Its Specially Related Person (April 20, 2023)]

Enterprise group:	LG

Company name:	LG Display Co., Ltd.

Date of disclosure:	April 20, 2023

Relevant law:	Article 26 of the Monopoly Regulation and Fair Trade Act

(Unit: KRW millions)
	1. Type of borrowing	Long-term borrowing

2. Details of borrowing

	A. Date of the loan agreement	March 27, 2023

	B. Lender	LG Electronics Inc.	Relationship with the Company	Affiliate

	C. Term of loan	March 30, 2023 – March 30, 2026	Repayment date	March 30, 2026

	D. Amount of loan	1,000,000

	- Equity capital as of the end of the immediately prior fiscal year	7,350,439

	- Proportion to the equity capital (%)	13.60

	E. Interest rate (%)	6.06

	F. Repayment method	Repayment in installments over 1 year with a 2-year grace period

	3. Uses of the funds	Procuring funds for enhancing OLED business competitiveness, as well as working capital

	4. Total borrowings from the counterparty (for the relevant fiscal year)	1,000,000

	5. Date of the board of directors resolution	March 27, 2023

- Whether outside directors were present	Number of persons present	4
	Number of persons absent	-

	- Whether statutory auditors (Audit Committee members) were present	Present

	6. Total assets of the Company as of the end of the immediately prior fiscal year	29,259,039	Proportion to the total assets (%)	3.42

	7. Other

- The amount of loan set forth in Item 2.D “Details of borrowing – Amount of loan” above refers to the aggregate cap amount of the borrowing, of which (i) KRW 650 billion was drawn on March 30, 2023, and (ii) KRW 350 billion was drawn on April 20, 2023. The repayment date for both drawdowns is March 30, 2026.

- The amount of equity capital set forth in Item 2.D. “Details of borrowing – Amount of loan – Equity capital as of the end of the immediately prior fiscal year” above is derived from the Company’s separate financial statements as of December 31, 2022 prepared in accordance with the K-IFRS.

- The interest payments under Item 2.E “ Details of borrowing – Interest rate (%)” above are to be made on a quarterly basis.

- The amount set forth in Item 6. “Total assets of the Company as of the end of the immediately prior fiscal year” above is derived from the Company’s separate financial statements as of December 31, 2022 prepared in accordance with the K-IFRS.

- The Company has provided land and buildings as collateral for the borrowing and associated interest in connection with such borrowings.

	ø Date of the related disclosure:	March 27, 2023

Source: Company’s DART disclosure filing titled Borrowing of Funds from Specially Related Person (April 20, 2023)

Interest coverage ratio is an indicator of a company’s ability to bear interest payments. If the coverage ratio is over 1x, it means that the company would be profitable even after paying interest expenses, while if such ratio is less than 1x, it means that the company would be unable to pay interest expenses with profits generated from its operating activities. The Company recorded a negative interest coverage ratio in both 2022 and the first nine months of 2022 and 2023, as its profitability deteriorated due to the decline in downstream demand and LCD panel prices beginning in 2022. Furthermore, the trend of the Company’s quick ratio, which is an indicator of a company’s short-term solvency level, continued to decline from 70.3% as of December 31, 2021 to 47.1% as of December 31, 2022, but slightly increased to 49.2% as of September 30, 2023. However, such ratio is lower than the industry average, which was 123.7% as of December 31, 2021 and 105.0% as of December 31, 2022, and the Company believes that its short-term solvency level is below the industry average standard.

[Company’s Financial Stability Ratios (on a Consolidated Basis)]

(Unit: Times, %)

Category	As of or for the nine months ended September 30, 2023	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
Interest coverage ratio	(5.2)	(5.0)	5.1	(0.1)
Quick ratio	49.2%	47.1%	70.3%	81.1%
Industry average interest coverage ratio	(See Note 2)	19.1	33.1	17.8
Industry average quick ratio	(See Note 2)	105.0%	123.7%	135.2%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Industry average figures are based on the figures from the “C26” industry category (electronics, audiovisual, and communication equipment, etc.) in the Bank of Korea’s 2022 Corporate Management Analysis.

Note 2) Not yet available.

The Company’s net working capital, which is an indicator of a company’s short-term financial health and efficiency, changed from a positive working capital to a negative working capital as of December 31, 2021 and the gap increased significantly to a negative working capital of KRW 4.5 trillion as of December 31, 2022. As of September 30, 2023, the Company’s net working capital on a consolidated basis eased slightly to a negative working capital of KRW 4.1 trillion, but continued to remain weak. This was mainly due to a deterioration in the Company’s ability to generate cash as a result of its declining profitability and recording operating losses for six consecutive quarters since the second quarter of 2022. For the same reasons, the Company’s total asset operating margin and total asset turnover ratio have been declining, and the liabilities-to-equity ratio has shown an upward trend. Accordingly, the Company’s consolidated retained earnings increased from KRW 7,518.8 billion as of December 31, 2020 to KRW 8,541.5 billion as of December 31, 2021 due to the recording of positive operating profit, which then decreased to KRW 5,359.8 billion as of December 31, 2022, and recorded KRW 2,567.3 billion as of September 30, 2023.

[Company’s Other Financial Indicators (on a Consolidated Basis)]

(Unit: KRW millions, %)

Category	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Net working capital	(4,053,493)	(4,517,485)	(807,750)	92,522
Total assets operating margin	(7.0)%	(5.8)%	5.8%	(0.1)%
Liabilities-to-equity ratio	322.2%	215.3%	158.5%	175.4%
Total asset turnover ratio	37.1%	73.3%	78.3%	69.2%
Retained earnings	2,567,284	5,359,769	8,541,521	7,518,786

Source: Quarterly and Annual Business Reports of the Company

From 2020, the Company’s profitability indicators such as the EBITDA margin had improved due to increased downstream demand in light of contactless social norms as a result of the COVID-19 pandemic. However, beginning in 2022, the Company’s ability to generate cash decreased as its ability to generate profit decreased due to the deterioration of the business environment, while the Company’s liabilities-to-equity ratio also worsened due to an increase in the Company’s level of borrowings. The trend of net borrowings to EBITDA and EBITDA to financial expenses has continued to deteriorate at 23.4x and 0.8x, respectively, in the first nine months of 2023 (compared to 4.7x and 4.1x in 2022, and 1.3x and 13.4x in 2021).

[Company’s Other Financial Indicators (on a Consolidated Basis)]

(Unit: KRW millions, %, Times)

Category	As of or for the nine months ended September 30, 2023	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
EBITDA	431,799	2,472,410	6,731,309	4,105,726
EBITDA margin	3.1%	9.5%	22.5%	16.9%
Net borrowings	13,469,060	11,516,942	8,463,230	9,855,494
Net borrowings/EBITDA	23.4	4.7	1.3	2.4
Total financial expenses	533,301	603,682	503,572	567,613
EBITDA/Total financial expenses	0.8	4.1	13.4	7.2
Liabilities-to-equity ratio	322.2%	215.3%	158.5%	175.4%
Dependence on borrowings	46.8%	42.2%	33.4%	40.4%
Net borrowings	13,469,060	11,516,942	8,463,230	9,855,494

Source: Quarterly and Annual Business Reports of the Company

Note 1) Net borrowings/EBITDA for the first nine months of 2023 was calculated with the annualized amount of EBITDA.

Note 2) Total financial expenses = Interest expense + Loss on disposal of trade accounts and notes receivable + capitalized interest expense

The Company’s total borrowings on a separate basis as of September 30, 2023 was KRW 10.4 trillion, which represented an increase of 15.2% from KRW 9.7 trillion as of September 30, 2022, and its total borrowings-to-assets ratio on a separate basis was 34.5% as of September 30, 2023, which represented an increase of 3.5 percentage points from 31.0% as of December 31, 2022. Due to the Company’s management policy of its overseas production and sales subsidiaries, the Company provides certain margins to its overseas subsidiaries, and accordingly, the Company’s total equity on a separate basis tends to be lower compared to the Company’s total equity on a consolidated basis. In addition, as most of the Company’s financial activities, including borrowings, occur at the Company level, the Company’s total liabilities on a separate basis tend to be similar to those on a consolidated basis. As a result, the Company’s liabilities-to-equity ratio on a separate basis was 298.1% and 425.1% as of September 30, 2022 and 2023, respectively, compared to 215.3% and 322.2% on a consolidated basis. The following table illustrates the Company’s financial stability during the recent years, including the amount of total liabilities on a separate basis, total borrowings, and total borrowings-to-assets ratio.

[Status of the Company’s Financial Stability (on a Separate Basis)]

(Unit: KRW millions)

Category	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Total assets (A)	30,244,998	29,259,039	29,478,122	26,705,202
Current assets (B)	5,655,444	5,627,177	8,566,656	6,948,054
Cash and cash equivalents (C)	148,684	692,312	950,847	1,220,098
Deposits in financial institutions (D)	20,000	42,804	76,913	76,852
Total liabilities (E)	24,485,294	21,908,600	18,835,304	16,441,967
Current liabilities (F)	16,077,680	16,043,011	13,148,969	10,180,660
Total borrowings (G)	10,447,893	9,067,092	7,565,318	8,057,216
Net borrowings (H=G-C-D)	10,279,209	8,331,976	6,537,558	6,760,266
Total shareholders’ equity (I)	5,759,704	7,350,439	10,642,818	10,263,235
Current ratio (B/F)	35.2%	35.1%	65.2%	68.2%
Liabilities-to-equity ratio (E/I)	425.1%	298.1%	177.0%	160.2%
Total borrowings-to-assets ratio (G/A)	34.5%	31.0%	25.7%	30.2%
Net borrowings-to-assets ratio (H/A)	34.0%	28.5%	22.2%	25.3%

Source: Quarterly and Annual Business Reports of the Company

Note 1) The “net borrowings” above refers to the amount equal to “total borrowings” subtracted by “cash and cash equivalents” and the “deposits in financial institutions” above.

Note 2) The “total borrowings” above refers to the sum of the Company’s long-term and short-term borrowings, current portion of long-term borrowings, non-current lease liabilities and bonds, current lease liabilities and current portion of bonds.

The Company continues to monitor its cash flows by establishing short-term and mid-to-long term business management strategies, and has secured an adequate level of cash and cash equivalents (including deposits in financial institutions) to enable the Company to respond to any unexpected liquidity risks that may arise in the future. In addition, in order to secure additional cash equivalents against potential liquidity risk situations, the Company has established, and is operating, a proactive liquidity management system through securitization of receivables and increased borrowing capacity (including by establishing committed lines of credit) from financial institutions.

However, the Company is making further strategic investments, including those in connection with the expansion of its existing production lines and construction of new production facilities in order to increase its production capacity for large and small- and mid-sized OLED panels and development of new technologies. Expenditures relating to such investments precede the sales to be generated from them. Accordingly, if sufficient revenue relative to the size of the Company’s related investments is not generated, the Company’s financial stability may be negatively affected. Furthermore, if any macroeconomic issue adversely affecting the Company’s business conditions occurs, or if the actual investment size exceeds the planned investment amount, the funds procured from outside sources and the Company’s internally reserved funds may not be sufficient for the implementation of the Company’s current and future operating plans.

[Net Borrowings and Interest Expense by Year]

(Unit: KRW millions)

Category	As of and for the nine months ended September 30, 2023	As of and for the year ended December 31, 2022	As of and for the year ended December 31, 2021	As of and for the year ended December 31, 2020
Net borrowings	13,469,060	11,516,942	8,463,230	9,855,494
Interest expense	508,630	414,521	434,089	370,479

Source: Quarterly and Annual Business Reports of the Company

Note) Based on the Company’s consolidated financial statements under K-IFRS

[Company’s Recent Major Financing Activities]

(Unit: KRW 100 millions)

Category	Source of borrowing	Purpose of use	Borrowing date	Maturity date	Currency	Amount (Converted to KRW)
Bank	CCB	Facilities	Mar 14, 2019	Dec 22, 2026	CNY	34,902
Corporate bond	Series 43-1 publicly issued bonds	Facilities	Sep 14, 2021	Sep 14, 2024	KRW	2,900
Corporate bond	Series 43-2 publicly issued bonds	Facilities	Sep 14, 2021	Sep 14, 2026	KRW	2,100
Corporate bond	Series 44-1 publicly issued bonds	Facilities	Feb 23, 2022	Feb 21, 2025	KRW	3,200
Corporate bond	Series 44-2 publicly issued bonds	Facilities	Feb 23, 2022	Feb 23, 2027	KRW	1,250
Bank	KDB	Facilities	Apr 11, 2022	Apr 11, 2025	KRW	3,000
Bank	HSBC(ECA)	Facilities	Jul 26, 2022	Jul 26, 2029	USD	12,894
Affiliated Party	LG ELECTRONICS	Operation	Mar 30, 2023	Mar 30, 2026	KRW	6,500
Affiliated Party	LG ELECTRONICS	Operation	Apr 20, 2023	Mar 30, 2026	KRW	3,500
Bank	KDB Syndicated Loan (KDB, Export-Import Bank of Korea, Shinhan Bank)	Facilities	Dec 28, 2023	Dec 28, 2018	KRW	2,000

Source: Company information

Note) The KRW conversion of the above borrowing amounts is based on the trading rate (KRW 1,289.40 per USD 1, KRW 180.84 per CNY 1) announced by Seoul Money Brokerage Services on December 29, 2023.

The Company’s net borrowings decreased by 14.1% from KRW 9.9 trillion as of December 31, 2020 to KRW 8.5 trillion as of December 31, 2021. Subsequently, the Company’s net borrowings continued to increase from KRW 11.5 trillion as of December 31, 2022 to KRW 13.5 trillion as of September 30, 2023. The Company’s interest expense also increased from KRW 370.5 billion in 2020 to KRW 508.6 billion in the first nine months of 2023. This was mainly due to the increase in the Company’s external borrowings for investments related to OLED panels due to the decline in cash liquidity caused by the decline in operating profitability, as well as the continued high interest rate environment. The Company used most of the funds raised in the establishment of a new facility for 8th-generation large-sized OLED panels for televisions, investment in mobile plastic OLED panels, IT and capacity expansions for large-sized OLED panel manufacturing facilities, purchase of production equipment and establishment of clean rooms and U/T facilities. To minimize uncertainties and financial costs due to interest rate fluctuations, the Company has entered into interest rate swap contracts and periodically monitors interest rate trends to manage the risk of interest rate fluctuations. However, if the current high interest rate environment continues, the burden of financial costs will increase, which may negatively affect the Company’s ability to generate cash surplus.

[Company’s Outstanding Publicly Issued Bonds]

(Unit: KRW 100 millions, %)

Category	Issue Date	Maturity Date	Issued Amount	Coupon Rate	Remarks
Series 41-2 publicly issued bonds	Feb 26, 2019	Feb 26, 2024	800	2.479%	—
Series 43-1 publicly issued bonds	Sep 14, 2021	Sep 14, 024	2,900	2.292%	Green Bond
Series 43-2 publicly issued bonds	Sep 14, 2021	Sep 14, 2026	2,100	2.792%	Green Bond
Series 44-1 publicly issued bonds	Feb 23, 2022	Feb 21, 2025	3,200	3.306%	Green Bond
Series 44-2 publicly issued bonds	Feb 23, 2022	Feb 23, 2027	1,250	3.656%	Green Bond

Total			10,250	—

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

[Key Covenants Under the Company’s Outstanding Bonds]

Financial Ratio Maintenance	Contract Details	Liabilities-to-equity ratio (on a consolidated basis) 400% or less
	Implementation Status	Implemented (322.2%)

Pledge Limitation Status	Contract Details	The amount of guarantees and collateralization is less than or equal to 300% of the amount of equity in the most recent business report (on a consolidated basis)
	Implementation Status	Implemented (27.2%)

Asset Disposal Restriction Status	Contract Details	Disposal of assets is limited to 70% of total assets (on a consolidated basis) in any fiscal year
	Implementation Status	Implemented (1.1%)

Restrictions on Change of Control	Contract Details	Maintain a group of restricted reciprocal investment companies
	Implementation Status	Maintained a group of restricted reciprocal investment companies

Status of Submission of Implementation Status Reports	Implementation Status	Submitted September 6, 2023

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

As of the date of submission of this prospectus, the Company has five outstanding series of public bonds in an aggregate amount of approximately KRW 1.3 trillion. The Company’s liabilities-to-equity ratio as of September 30, 2023 was 322.2%, which meets the condition of a “liabilities-to-equity ratio (based on consolidated financial statements) below 400%” under the terms of such bonds. However, if the Company’s liabilities-to-equity ratio deteriorates in the future and exceeds 400%, it may cause an event of default, which could result in a sudden need for funds, including in connection with early redemption of the outstanding bonds. In addition, the Company’s reputation may be adversely affected, resulting in increased financing costs for the Company, including future financing on less favorable terms.

Meanwhile, in 2022, the Company’s capital expenditures amounted to approximately KRW 5.2 trillion. In 2023, the Company plans to make capital expenditures within a KRW 3 trillion range in 2023, thereby reducing its investment size to align with the level of its consolidated depreciation expenses (which was KRW 3,073.7 billion in the first nine months of 2023). The Company’s estimated capital expenditure for 2024, which will be mainly centered around further investments relating to OLED panels, is within a KRW 2 trillion range, which amount is expected to be aligned with the level of the Company’s depreciation expenses. As the Company has continued to generate operating losses for six consecutive quarters from the second quarter of 2022 to the third quarter of 2023, the Company may require additional funding from outside sources for capital investments if an improvement in the Company’s profitability is delayed. In particular, in addition to the proceeds from this proposed offering, the Company is engaged in discussions to enter into syndicated loan agreements with government-controlled policy banks and commercial banks in Korea within 2023. While such additional borrowings would improve the Company’s liquidity, they may negatively affect the Company’s financial stability indicators, including the liabilities-to-equity ratio and total borrowings-to-assets ratio. For further details of the Company’s capital investment plans for OLED panels, please refer to “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 1. Business Risks – F. Risks of new investment relating to the OLED industry” of this prospectus.

[Details and Trends of Borrowings]

(Unit: KRW millions)

Category		As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Short-term (see Note 2)	Short-term borrowings	2,576,040	2,578,552	613,733	394,906
	Current portion of long-term borrowings and bonds (see Note 3)	2,826,930	2,855,565	3,393,506	2,705,709
	Current lease liabilities (see Note 3)	43,446	40,694	40,479	35,534

Subtotal		5,446,416	5,474,811	4,047,718	3,136,149

Long-term	KRW-denominated long-term borrowings	3,844,063	1,644,602	2,173,500	2,435,000
	Foreign currency-denominated long-term borrowings	7,116,735	6,780,593	5,487,091	6,584,658
	Bonds	1,123,612	1,132,098	995,976	1,948,541
	Non-current lease liabilities	25,550	32,094	43,847	47,897

Subtotal		12,109,960	9,589,387	8,700,414	11,016,096

Total borrowings		17,556,376	15,064,198	12,748,132	14,152,245

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Refers to the sum of short-term borrowings, current portion of long-term borrowings and bonds and current lease liabilities.

Note 3) Current portion of long-term borrowings and bonds refers to KRW-denominated long-term borrowings, foreign currency-denominated long-term borrowings and bonds, while current lease liabilities refer to lease liabilities that mature within one year.

On a consolidated basis, the Company’s total short-term borrowings as of September 30, 2023 amounted to KRW 5,446.4 billion, which remained relatively stable compared to KRW 5,474.8 billion as of December 31, 2022. However, short-term borrowings (which have maturities of one year or less) accounted for 31.0% of the Company’s total borrowings as of such date, constituting a smaller proportion of the Company’s total borrowings than its long-term borrowings. While the Company’s cash and cash equivalents (including deposits in financial institutions) of approximately KRW 4,087.3 billion as of September 30, 2023 was less than its short-term borrowings as of such date, but the Company believes that it would be able to repay the short-term borrowings, considering, among others, its unused lines of credit with financial institutions and its ability to provide collateral. The amount of borrowings scheduled to mature in 2024 is approximately KRW 4.5 trillion, excluding KRW 290 billion of Series 43-1 public bonds that the Company plans to repay using proceeds from this proposed offering, and the Company plans to manage liquidity and total borrowings at a level of refinancing such borrowings at their maturity. As of the date of submission of this prospectus, the Company does not have additional plans for large-scale borrowings other than the remaining amount of KRW 450 billion of the syndicated loan of KRW 650 billion, and as such, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level. In addition, although there are no plans to amend the Articles of Incorporation at the time of the submission of this prospectus, it may be necessary to increase the number of authorized shares in the future as there will be no remaining authorized shares upon completion of this proposed offering. The Company has KRW 370 billion in public bonds that is expected to mature within one year, of which KRW 290 billion will be repaid with the proceeds from this offering. The Company plans to repay its public bonds of KRW 80 billion, which will mature before the payment date of proceeds from this offering, with the Company’s cash and cash equivalents of KRW 3.0 trillion as of September 30, 2023. Most of the Company’s other short-term borrowings have been drawn from banks, and the Company believes that there will be no difficulty in refinancing them considering the Company’s creditworthiness. In light of the Company’s funding ability based on its superior creditworthiness, the Company believes that its liquidity position remains at an adequate level. However, the Company’s financial stability may be negatively affected if it faces difficulties in securing funding in the future due to factors such as continued sluggish demand in the downstream industries, abrupt deterioration of the domestic or foreign financial market conditions leading to an increase in the Company’s borrowing levels, or a downgrading of the Company’s credit ratings. Described below is the detailed status of the Company’s borrowings and bonds:

[Status of Short-Term Borrowings]

(Units: millions of KRW, USD and CNY)

Lender	Details	Annual interest rate as of September 30, 2023 (%)	As of September 30, 2023		As of December 31, 2022
Standard Chartered Bank Korea Limited and others	Working capital needs, etc.	3.50 – 6.95		2,576,040		2,578,552
Foreign currency equivalent (see Note 2)			USD	788	USD	1,252
			CNY	345	CNY	1,000

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Refers to the foreign currency-denominated borrowings included in the KRW conversion amount stated in applicable foreign currency units.

[Status of Long-Term Borrowings in KRW]

(Unit: KRW millions)

Lender	Details	Annual interest rate as of September 30, 2023 (%)	As of September 30, 2023	As of December 31, 2022
LG Electronics Inc.	Working capital needs	6.06	1,000,000	—
Korea Development Bank and others	KRW funds for facilities, etc.	1.90 – 7.50	3,316,938	2,986,102
Less: current portion			(472,875)	(1,341,500)

Total			3,844,063	1,644,602

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note) Based on the Company’s consolidated financial statements under K-IFRS

[Status of Long-Term Foreign-Currency Borrowings]

(Unit: millions of KRW, USD and CNY)

Lender	Details	Annual interest rate as of September 30, 2023 (%)	As of September 30, 2023		As of December 31, 2022
KEB Hana Bank and others	Foreign- currency funds for facilities, etc.	1.82 – 8.50		9,101,189		7,978,010
Foreign currency equivalent (see Note 2)			USD	3,377	USD	3,494
			CNY	24,749	CNY	19,569
Less: current portion				(1,984,454)		(1,197,417)

Total				7,116,735		6,780,593

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Refers to the foreign currency-denominated borrowings included in the KRW conversion amount stated in applicable foreign currency units.

[Status of Bonds]

(Unit: millions of KRW and USD)

Category	Maturity date	Annual interest rate as of September 30, 2023 (%)	As of September 30, 2023		As of December 31, 2022
KRW-denominated bonds at amortized cost (*1)
Publicly issued bonds	February 2024 – February 2027	2.29 – 3.66		1,025,000		1,215,000
Privately issued bonds	January 2025 – January 2026	7.20 – 7.25		337,000		110,000
Less: discount on bonds				(2,493)		(2,927)
Less: current portion				(369,601)		(189,975)

Subtotal				989,906		1,132,098

Foreign currency-denominated bonds at amortized cost (*2)
Privately issued bonds	April 2026	7.27		134,480		126,730
Foreign currency equivalent (contractual par amount) (see Note 4)			USD	100	USD	100
Less: discount on bonds				(774)		(57)
Foreign currency equivalent of discount on bonds (see Note 4)			USD	(1)	USD	(0)
Less: Reclassification of current portion				—		(126,673)

Subtotal				133,706		—

Total				1,123,612		1,132,098

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) (*1) Principal of the KRW-denominated bonds is to be repaid at maturity and interests are paid quarterly.

Note 3) (*2) Principal of the foreign currency denominated bonds is to be repaid at maturity and interests are paid quarterly.

Note 4) Refers to the foreign currency-denominated bonds included in the KRW conversion amount stated in applicable foreign currency units.

As of November 30, 2023, the maturity status for the Company’s borrowings are as follows. KRW 1,410 billion of the Company’s borrowings are due in December of 2023, and KRW 4,527.0 billion of the Company’s borrowings are due in 2024. With its cash reserves and refinancing, the Company intends to manage these maturing borrowings at an appropriate level.

[Maturity Status for the Company’s Borrowings]

(Unit: KRW 100 millions)

Category		December 2023	2024	2025	2026	2027	After 2028
Short-term	KRW	5,500	7,000	—	—	—	—
	Foreign Currency	4,937	6,000	—	—	—	—

	Subtotal	10,437	13,000	—	—	—	—

Long-term	KRW	—	10,957	28,720	13,694	2,247	960
	Foreign Currency	3,663	21,314	36,717	20,481	3,223	5,385

	Subtotal	3,663	32,270	65,437	34,175	5,469	6,345

Total		14,100	45,270	65,437	34,175	5,469	6,345

Source: Company data

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Status of maturity as of November 30, 2023

Note 3) Excluding lease liabilities

The Company plans to manage its liabilities-to-equity ratio and current ratio through its ability to generate operating cash flows and the profitability of its high value-added products. Using the proceeds of the debt financing procured for its capital investments, the Company expects to enhance profitability by strengthening its competitiveness in the high value-added OLED display panel market and in high-end display panels. The Company also expects to maintain an adequate level of capacity to repay its debts, considering, among other factors, its superior technological capabilities and market leadership position, its cash generating power based on its profitability-focused product portfolio, and its creditworthiness.

However, due to the characteristics of the Company’s business sector, the Company faces pressures to make further investments in technological advances and the strengthening of its competitiveness. Accordingly, if the Company’s profitability deteriorates as a result of intensifying competition, the Company’s cash flow and financial stability could be negatively affected. Furthermore, if the Company’s ability to generate operating cash flows decreases due to intensifying competition among Korean and foreign display manufacturers and sluggish product demand in downstream industries, the Company’s profitability and financial stability may be adversely impacted. In addition, as cuts in the global policy interest rates are being delayed, an increase in the procurement of debt financing for capital investments may restrain the Company’s financial stability, and additional interest expenses from such debt financing may adversely affect the Company’s profitability. Investors should consider such factors when making investment decisions.

In addition, through this proposed offering of KRW 1.36 trillion through the Share Rights offering to existing shareholders followed by a general public offering of forfeited shares from the Share Rights offering, the Company’s pro forma liabilities-to-equity ratio and total borrowings-to-assets ratio are expected to decrease from 315.80% and 48.55%, respectively, as of November 30, 2023 (based on the Company’s interim provisional financial statements prepared for internal purposes), to 273.40% and 46.81%, respectively. Upon completion of this proposed offering, the Company’s books will also include a portion of the syndicated loan from certain Korean policy and commercial banks. Specifically, on December 22, 2023, the Company entered into a syndicated loan agreement with Korea Development Bank, Export-Import Bank of Korea and Shinhan Bank in the aggregate amount of KRW 650 billion, which is scheduled to be repaid in installments over two years following a three-year grace period. On December 28, 2023, the Company withdrew KRW 200 billion of such syndicated loan, and the Company plans to withdraw the remaining amount of KRW 450 billion in the first half of 2024.

[Pro Forma Changes in Financial Stability Indicators after this Proposed Offering]

(Unit: KRW millions, %)

Category	As of September 30, 2023	As of the date of submission of this prospectus (Note 2)	After this proposed offering (Note 3)
Total assets	37,537,732	36,407,708	37,765,568
Current assets	10,506,293	9,978,620	11,336,480
Cash and cash equivalents	3,006,210	2,702,502	4,060,362
Deposits in financial institutions	1,081,106	906,314	906,314
Total liabilities	28,647,540	27,651,695	27,651,695
Current liabilities	14,559,786	13,858,421	13,858,421
Total borrowings	17,556,376	17,677,034	17,677,034
Net borrowings	13,469,060	14,068,219	12,710,359
Total shareholders’ equity	8,890,192	8,756,013	10,113,873
Current ratio	72.20%	72.00%	81.80%
Liabilities-to-equity ratio	322.20%	315.80%	273.40%
Total borrowings-to- assets ratio	46.80%	48.55%	46.81%
Net borrowings-to- assets ratio	35.90%	38.64%	33.66%

Source: Company data

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Reflects the results of simple addition of KRW 200 billion of the syndicated loan (which was withdrawn on December 28, 2023) to the Company’s interim provisional financial statements as of November 30, 2023 prepared for internal purposes.

Note 3) Reflects the results of simple addition of the proceeds of this proposed offering, assuming that such proceeds received by the Company will be KRW 1.36 trillion.

Note 4) Based on the assumption that no outstanding borrowings have been repaid.

D. Risks related to the Company’s cash flows

The Company has continued to make investments for the purpose of constructing new production facilities and developing new technologies, among others, in order to proactively respond to technological changes in the display industry and maintain a leading market share and a competitive advantage of its products over its competitors. On a consolidated basis, the Company’s acquisition of property, plant and equipment in the first nine months of 2023 amounted to KRW 2,765.3 billion, which represented a 28.1% decrease from KRW 3,845.1 billion for the first nine months of 2022. While the level of the Company’s capital investment has decreased as it primarily focused on making essential investments in the ordinary course of business and investments for the Company’s transition to an order-based business model, the Company’s acquisition of property, plant and equipment may increase again in the future, as the Company is expected to make continued investments in production facilities to secure competitive advantage in light of the characteristics of the display panel industry. The Company’s total cash flows from operating activities on a consolidated basis increased in 2021, but has since continually declined until the third quarter of 2023. The Company recorded a negative cash flow of KRW 316.3 billion from its operating activities on a consolidated basis in the first nine months of 2023, as the Company’s profit-generating power weakened. In order to improve its financial stability, the Company aims to enhance its profitability by increasing the sales volume of small- and medium-sized OLED panels, minimizing inventory by adjusting utilization rates and reducing the scale of its capital expenditures. However, it may be difficult to reduce borrowings to a meaningful level in the short term due to the Company’s ongoing large-scale capital expenditures that exceed its operating cash flow levels. Accordingly, liquidity risks may materialize if improvement in the Company’s cash flows is delayed. Despite fluctuations in its profitability resulting from deteriorations in the market conditions, from 2020 to the third quarter of 2023, the Company has maintained approximately KRW 3.1 trillion in cash and cash equivalents at on average as of the end of each period, through its financing activities and execution of appropriate levels of capital investment while leveraging its solid cash-generating power. Nevertheless, if the level of competition further intensifies and/or the market prices further decline due to mismatches in supply and demand conditions in the display panel market, such events may cause a deterioration in the Company’s cash-generating power and further pressures to make additional investments, which in turn may have an adverse effect on the Company’s cash flows and financial stability.

Due to the characteristics of the display panel industry in which the Company is engaged, large cash expenditures have been continually made for acquisitions of property, plant and equipment. However, the Company maintains an adequate level of cash reserves through appropriate financing activities and management of working capital. Major details on the Company’s cash flow statement are as follows:

[Summary of the Company’s Cash Flow Statement]

(Unit: KRW millions)

Category	First nine months of 2023	First nine months of 2022	2022	2021	2020
Cash and cash equivalents at the beginning of period	1,824,649	3,541,597	3,541,597	4,218,099	3,336,003
Net cash provided by operating activities	1,175,706	1,924,615	3,011,020	5,753,446	2,278,784
Net profit (loss)	(2,627,268)	(1,101,784)	(3,195,585)	1,333,544	(76,147)
Depreciation expenses	3,073,707	3,473,042	4,557,457	4,500,701	4,134,027
Decrease (increase) in trade accounts and notes receivable	182,104	2,415,179	1,833,491	(964,130)	(935,888)
Decrease (increase) in inventory	(449,605)	(1,051,007)	390,672	(1,123,239)	(128,495)
Increase (decrease) in trade accounts and notes payable	446,224	(609,055)	(282,082)	1,037,950	1,387,084
Others	550,544	(1,201,760)	(292,933)	968,620	(2,101,797)
Net cash used in investment activities	(2,030,530)	(5,223,788)	(6,700,169)	(4,263,080)	(2,311,152)
Acquisition of tangible assets	(2,765,349)	(3,845,133)	(5,079,279)	(3,141,430)	(2,595,381)
Others	734,819	(1,378,655)	(1,620,890)	(1,121,650)	284,229
Net cash provided by (used in) financing activities	2,011,064	1,151,252	1,946,024	(2,466,136)	931,829
Short-term borrowings	5,190,003	2,821,076	4,487,824	2,573,757	2,238,806
Repayment of short-term borrowings	(5,250,763)	(1,166,765)	(2,565,541)	(2,425,117)	(2,506,420)
Issuance of bonds	469,266	443,230	443,230	498,027	49,949
Long-term borrowings	4,170,987	3,283,880	4,165,508	1,298,346	2,329,013
Repayment of current long-term liabilities	(2,477,672)	(3,913,540)	(4,209,915)	(4,344,208)	(1,278,199)
Other	(90,757)	(316,629)	(375,082)	(66,941)	98,680
Net cash flow from fluctuation of foreign exchange rates	25,321	147,173	26,177	299,268	(17,365)
Cash and cash equivalents at the end of period	3,006,210	1,540,849	1,824,649	3,541,597	4,218,099

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Cash and cash equivalents at the beginning and end of each period exclude deposits in financial institutions.

Note 3) Only certain major line items from the full cash flow statement are listed.

The Company has continued to make capital investments to construct new production facilities and for other purposes in order to proactively respond to technological changes in the display industry and maintain a leading market share and a competitive advantage of its products over its competitors. However, after experiencing a deterioration in profitability due to a rapid decrease in demand in downstream industries and a continued economic slowdown, the Company has been reducing its capital expenditure levels in recent periods. As a result, on a consolidated basis, the Company’s acquisitions of property, plant and equipment (as measured by cash outflow) amounted to KRW 2,765.3 billion in the first nine months of 2023, which represented a 28.1% decrease from KRW 3,845.1 billion in the first nine months of 2022. In the years past, the Company’s acquisitions of property, plant and equipment substantially increased since the Company’s decision to invest in production facilities for large-sized and small- and mid-sized OLED panels in 2017, but such acquisitions decreased to KRW 2,595.4 billion in 2020, as the initial investment phase was completed. In August 2021, the Company resolved to make a new capital investment for small- and mid-sized OLED panels in the amount of KRW 3,300 billion. In 2022, the Company’s acquisitions of property, plant and equipment increased to KRW 5,079.3 billion, which included investments in OLED panel manufacturing facilities for IT products and expansion of production facilities for plastic OLED panels for smartphones as well as essential investments in the ordinary course of business and those in connection with the Company’s transition to an order-based business model. Since then, the Company’s capital investments in the first nine months of 2023 focused on essential investments in the ordinary course of business and those in connection with the Company’s transition to an order-based business model, as a result of which the Company’s capital expenditure level decreased compared to the corresponding period in the previous year. Although the Company’s future capital expenditure needs may vary depending on various internal and external factors, the amount of the Company’s acquisition of property, plant and equipment may increase in the future, as the Company expects to continue to make investments to secure a competitive advantage as needed given the characteristics of the display panel industry in which the Company is engaged.

On a consolidated basis, the Company’s net cash provided by operating activities amounted to KRW 1,175.7 billion in the first nine months of 2023, which represented a 38.9% decrease compared to the first nine months of 2022. Such decrease was mainly attributable to the KRW 1,525.5 billion increase in the Company’s net loss over the same period, which in turn was due to, among other factors, recognition of impairment loss from the termination of the Company’s LCD television panel business in Korea. In the first nine months of 2023, the Company’s net cash used in investment activities amounted to KRW 2,030.5 billion, which mainly reflected the Company’s continued investments in its OLED business. In the first nine months of 2023, the Company recorded net cash provided by financing activities of KRW 2,011.1 billion, which reflected, among other things, proceeds from long-term borrowings of KRW 4,171.0 billion (including the long-term borrowing of KRW 1,000 billion from LG Electronics Inc., the largest shareholder of the Company). As a result of such cash flows, as of September 30, 2023, the Company’s cash and cash equivalents amounted to KRW 3,006.2 billion, which represented a 64.8% increase from KRW 1,824.6 billion as of December 31, 2022.

[Indicators Related to the Company’s Cash Flows]

(Unit: KRW millions)

Category	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Total cash flows from operating activities	(316,333)	2,284,251	2,314,853	6,773,501	3,772,315
EBITDA	431,799	2,263,737	2,472,410	6,731,309	4,105,726
Interest and income tax, etc.	871,828	429,943	573,146	505,187	625,608
Non-cash item adjustments	123,696	450,457	415,589	547,379	292,197
Working capital investment	(1,507,239)	355,175	(700,628)	1,015,987	1,477,128
Increase (decrease) in trade accounts and notes receivable, etc.	(182,104)	(2,415,179)	(1,833,491)	964,130	935,888
Increase (decrease) in inventory	449,605	1,051,007	(390,672)	1,123,239	128,495
Increase (decrease) in trade accounts and notes payable, etc.	292,310	(1,729,729)	(1,422,188)	1,690,994	224,594
Others	(1,482,430)	(10,382)	101,347	619,612	637,339
Net cash flow from operating activities	1,190,906	1,929,076	3,015,481	5,757,514	2,295,187
Capital expenditures	3,264,450	4,406,036	5,909,862	3,777,235	2,956,858
Dividends paid	34,098	255,415	292,786	0	12,086
Free cash flow	(2,107,642)	(2,732,375)	(3,187,167)	1,980,279	(673,757)
EBITDA/CAPEX	13.2%	51.4%	41.8%	178.2%	138.9%

Source: KR

Note 1)	EBITDA = Operating profit + Depreciation expenses + Amortization expenses on intangible assets

Note 2)	Total operating cash flow (“OCF”) = EBITDA – Interest/Income tax + Non-cash item adjustments

Note 3)

Working capital investment = Increase (decrease) in trade accounts and notes receivable, etc. + Increase (decrease) in inventory – Increase (decrease) in trade accounts and notes payable, etc. + Others

Note 4)	Net cash flow from operating activities (“NCF”) = OCF – Working capital investment

Note 5)	Free cash flow = NCF – Capital expenditures – Dividends paid

The Company’s total cash flows from operating activities increased in 2021, but has since continually declined until the third quarter of 2023. In 2021, the Company’s total cash flows from operating activities on a consolidated basis increased to KRW 3.0 trillion from KRW 6.8 trillion in 2020, due to increased sales as the contactless social trends including remote working arrangements became more prevalent as a result of the prolonged COVID-19 pandemic. However, cash and cash equivalents decreased from KRW 4.2 trillion as of December 31, 2020 to KRW 3.5 trillion as of December 31, 2021, due to capital expenditures of KRW 3.8 trillion in 2021, a 27.7% increase from the previous year, related to the reorganization of the Company’s business structure to focus on OLED products. In 2022, the Company’s total cash flows from operating activities decreased to KRW 2.3 trillion, mainly due to weaker consumer sentiment in downstream industries in light of macroeconomic uncertainty and higher inflation. On the other hand, the Company’s capital expenditures increased by 56.5% from the previous year to KRW 5.9 trillion, mainly due to increased OLED-related investments, which contributed to a 48.5% year-to-year decrease in cash and cash equivalents of KRW 1.8 trillion as of December 31, 2022. The Company’s total cash flows from operating activities on a consolidated basis changed to a net negative at KRW (316.3) billion as of September 30, 2023, mainly due to the continued weakening of the Company’s ability to generate profit. On the other hand, the Company’s capital expenditures decreased by 25.9% compared to the previous year, mainly reflecting a reduction in their scale, and its cash at the end of the period increased to KRW 3.0 trillion, mainly due to an increase in short- and long-term borrowings, including the borrowing in the amount of KRW 1 trillion from LG Electronics. Subsequently, in December 2023, the Company entered into a syndicated loan agreement in the aggregate amount of KRW 650 billion. On December 28, 2023, the Company withdrew KRW 200 billion of such syndicated loan, and the Company plans to withdraw the remaining amount of KRW 450 billion in the first half of 2024. Such additional borrowings may increase the Company’s cash and cash equivalents to a certain extent, but they may cause a deterioration in the indicators of the Company’s financial stability, such as the liabilities-to-equity ratio and net total-borrowings-to-total-assets ratio. For information on the Company’s key financial stability indicators as of the date of submission of this prospectus and completion of this proposed offering, see the table entitled “Pro Forma Changes in Financial Stability Indicators after this Proposed Offering” in “Chapter 1. Matters Regarding the Offering or Sale – III. Investment Risk Factors – 2. Company Risk – C. – Risks related to the Company’s financial stability.”

The combined effect of the continued decreases in the Company’s EBITDA from KRW 6.7 trillion in 2021 to KRW 2.5 trillion in 2022 and KRW 431.8 billion in the first nine months of 2023, mainly as a result of continued operating loss from the second quarter of 2022, and the Company’s ongoing capital expenditures led to an increase in the Company’s free cash flow deficit. The ratio of the Company’s EBITDA to capital expenditures was 178.2% in 2021, but decreased to 41.8% in 2022 and 13.2% in the first nine months of 2023 mainly due to the Company’s declining operating performance beginning in 2022. The Company’s free cash flow improved to a surplus of KRW 2.0 trillion in 2021 from a deficit of KRW (673.8) billion in 2020. However, due to lower profitability and higher capital expenditure levels, the Company’s free cash flows worsened to deficits of KRW (3.2) trillion in 2022 and KRW (2.1) trillion in the first nine months of 2023. Accordingly, in light of the continued deteriorating trend of the Company’s cash flow indicators, the Company’s capacity to make investments to enhance its business competitiveness may be negatively affected if the Company’s ability to improve its profitability and financial stability continues to be slowed down. The Company plans to enhance its financial stability through improving its profitability by increasing the volume of small- and medium-sized OLED panels, minimizing inventories by adjusting utilization rates and reducing the scale of its capital expenditures. However, it may be difficult to reduce borrowings at a meaningful level in the short term mainly due to the ongoing large-scale capital expenditures that exceed the Company’s cash flows from operating activities. Accordingly, liquidity risks may materialize if improvement in the Company’s cash flows is delayed.

[Company’s Free Cash Flow/Total Borrowings]

(Unit: KRW millions)

Category	As of or for the nine months ended September 30, 2023	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
Free Cash Flow	(2,107,642)	(3,187,167)	1,980,279	(673,757)
Total borrowings	17,556,376	15,064,198	12,748,132	14,152,245
Free Cash Flow/Total borrowings	(12.0)%	(21.2)%	15.5%	(4.8)%

Source: Quarterly Business Report of the Company for the Third Quarter of 2023, KR

The Company recorded negative free cash flow in 2020, 2022 and the first nine months of 2023, which mainly reflected reduced sales volume primarily due to the weakening of the real economy and downstream industry demand. As a result of the continued negative free cash flow, the Company has replaced its funding sources for its capital expenditures with external financing. As a result, the ratio of free cash flow to total borrowings has consistently been negative in recent periods and recorded (12.0)% as of September 30, 2023. On the other hand, the Company has sufficient additional borrowing capacity based on its assets that can be collateralized, including tangible assets of approximately KRW 21 trillion as of September 30, 2023, as well as its ability to negotiate bank credit lines and its financial flexibility based on its strong external creditworthiness as a member of the LG Group. The amount of borrowings scheduled to mature in 2024 is approximately KRW 4.5 trillion, excluding KRW 290 billion of Series 43-1 public bonds that the Company plans to repay using proceeds from this proposed offering, and the Company plans to manage liquidity and total borrowings at a level of refinancing such borrowings at their maturity. As of the date of submission of this prospectus, the Company does not have additional plans for large-scale borrowings other than withdrawing the remaining amount of KRW 450 billion of the syndicated loan of KRW 650 billion. As such, the amount of the Company’s total borrowings is not expected to deviate significantly from their current level.

Despite fluctuations in its profitability resulting from deteriorations in the market conditions, from 2020 to the third quarter of 2023, the Company has maintained approximately KRW 3.1 trillion in cash and cash equivalents on average as of the end of each period, through its financing activities and execution of appropriate levels of capital investment while leveraging its solid cash-generating power. However, the Company is continuing to invest in R&D and capital expenditures in order to meet the market demands and maintain its technological leadership in both large-sized and small- and mid-sized OLED display panels. Accordingly, if the level of competition further intensifies and/or the market prices further decline due to mismatches in supply and demand conditions in the display panel market, such events may cause a deterioration in the Company’s cash-generating power and further pressures to make additional investments, which in turn may have an adverse effect on the Company’s cash flows and financial stability.

E. Risks of a decline in credit rating due to a deterioration in financial stability

Korea Ratings Co., Ltd. (“KR”), Korea Investors Service Inc. (“KIS”) and NICE Investors Service Co., Ltd. (“NICE”) revised the credit rating of the Company from A+/Negative to A0/Stable on May 11, 2023, May 18, 2023 and May 19, 2023 respectively. Main grounds for such credit rating revisions were (i) the weakening of the Company’s capacity to generate profits due to a continued slowdown in the display panel industry, (ii) a decline in the Company’s financial stability following its conversion into an OLED-oriented business structure, in part due to its capital investment requirements and (iii) the expectation that it would be challenging to improve the Company’s business performance and substantially reduce its borrowings in the short term. If the Company’s ability to generate operating cash continues to be weaker, or if the Company’s financial indicators such as the EBITDA margin and net borrowings-to-assets ratio continue to worsen, the Company’s credit ratings may further be downgraded. A downgrading of the Company’s credit ratings may have negative effects on its financial stability, including an increase in its financing costs and the weakening of its ability to procure additional financing. Investors are advised to continually monitor the Company’s credit ratings before making an investment.

KR, KIS and NICE revised the credit ratings of the Company from A+/Negative to A0/Stable on May 11, 2023, May 18, 2023 and May 19, 2023 respectively. The following tables summarize the Company’s credit rating history as of the business day immediately preceding the date of this prospectus.

[Company’s Credit Rating History]

1) Corporate bond (domestic)

Month of Rating	Subject Instrument	Credit Rating	Rating Agency (Rating Range)	Rating Category

May 2021	Corporate Bond	A+	NICE (AAA~D)	Regular
February 2022				Main
June 2022				Regular
March 2023				Regular
May 2023		A		Occasional

March 2021	Corporate Bond	A+	KIS (AAA~D)	Regular
August 2021				Main
February 2022				Main
June 2022				Regular
August 2022				Occasional
January 2023				Occasional
May 2023		A		Regular

April 2021	Corporate Bond	A+	KR (AAA~D)	Regular
September 2021				Main
June 2022				Regular
March 2023				Regular
May 2023		A		Occasional

2) Commercial paper

Date of Rating	Subject Instrument	Credit Rating	Rating Agency (Rating Range)	Rating Category
January 13, 2023	Commercial paper	A2+	KIS (A1~D)	Main
January 17, 2023	Commercial paper	A2+	NICE (A1~D)	Main
June 28, 2023	Commercial paper	A2	KIS (A1~D)	Main
June 30, 2023	Commercial paper	A2	NICE (A1~D)	Main
December 15, 2023	Commercial paper	A2	NICE (A1~D)	Main

Source: Company data

The table below summarizes each rating agency’s main grounds of their most recent adjustments of the Company’s credit ratings and potential scenarios they would consider for future adjustments of the Company’s credit ratings.

Rating Agency	Main Grounds for The Company’s Rating Adjustment
KR

•  Delays in the recovery of downstream demand have resulted in a rapid decrease in sales and continued periods of significant operating losses.

•  Financial leverage burdens have increased.

•  It will likely be challenging for the Company to experience recovery in its sales performance and enhance its financial structure in the short term.

KIS

•  The Company recorded significant operating losses in recent quarters due to weaker downstream demand and is expected to continue to generate sluggish operating results in the near future.

•  The Company will likely have additional debt financing needs given its weaker cash-generating power, decreased financial stability due to significant impairment losses, volatility in demand, and its future investment plans.

NICE

•  Due to weaker downstream demand, the Company has experienced a decrease in sales and recorded significant operating losses.

•  The Company’s large capital expenditures exceeding cash generated by its operating activities have caused a considerable increase in its financial burden. The Company is not expected to meaningfully reduce its borrowings in the short term.

Source: Public disclosures made by each rating agency

Rating Agency	Potential Scenarios for Upward Adjustment (A0/S g A+/S)	Potential Scenarios for Downward Adjustment (A0/S g A-/S)
KR

•  The Company’s profitability improves due to the recovery of the downstream demand and the achievement of positive returns on its OLED investments.

•  The Company maintains a net borrowing-to-EBITDA ratio of 250% or lower and a total borrowings-to-assets ratio of 35% or lower.

•  Due to a prolonged deterioration in cash generating power, the timeliness and efficiency of investment become undermined.

•  The Company continues to record an EBITDA margin of less than 10% and total borrowings-to-assets ratio exceeding 45%.

KIS

•  The Company stabilizes its cash generating power and alleviates financial burdens through the growth in the OLED market and a stable customer base, and thereby the Company is able to maintain a net borrowings-to-assets ratio of 35% or lower.

•  Despite making improvement in its product mix, the Company’s profitability declines due to further intensified competition in the industry and the Company’s relative cash generating power compared to its capital expenditures deteriorates, such that: (i) the Company’s EBITDA margin is less than 10% and (ii) its net borrowings-to-assets ratio continues to be over 50%.

NICE

•  Due to improvements in the Company’s profitability following a recovery in the market conditions and the strengthening of the Company’s competitiveness in the OLED sector, the Company is expected to sustain (i) a net borrowings-to-EBITDA ratio of 250% or lower and (ii) a net borrowings-to-assets ratio of 35% or lower.

•  Due to further intensification in the industry and an erosion of the Company’s position in the market, the Company experiences further deteriorations of its profitability and financial stability, the Company is expected to sustain (i) an EBITDA margin of less than 10% and (ii) a net borrowings-to-assets ratio of over 40%.

Source: Materials publicly disclosed by credit rating companies

[Assessment of Factors That May Affect the Company’s Credit Ratings]

Category	As of the date of submission of the prospectus (Note 1)	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
EBITDA Margin	3.1%	3.1%	9.5%	22.5%	16.9%
Applicability	Yes	Yes	Yes	No	No
Dependence on borrowings	48.55%	46.8%	42.2%	33.4%	40.4%
Applicability	Yes	Yes	No	No	No
Dependence on net borrowings	38.64%	35.9%	32.3%	22.2%	28.1%
Applicability	No	No	No	No	No

Source: Quarterly Business Report of the Company for the Third Quarter of 2023 and Company data

Note 1)

Reflects the results of simple addition of KRW 200 billion of the syndicated loan (which was withdrawn on December 28, 2023) to the Company’s total assets, total borrowings and net borrowings derived from its interim provisional financial statements as of November 30, 2023 prepared for internal purposes.

Note 2)	EBITDA margin as of the date of submission of the prospectus is the simply annualized amount of the EBITDA margin as of September 30, 2023.

Accordingly, if the Company continues to sustain a deterioration of its cash generating power, or if the Company’s key financial metrics (such as its EBITDA margin and net borrowings-to-assets ratio) continues to worsen, the Company’s credit ratings may be further downgraded. A downgrading of the Company’s credit ratings may have negative effects on its cash flows and financial stability, including an increase in its financing costs and the weakening of its ability to procure additional financing. Investors are advised to continually monitor the Company’s credit ratings before making an investment.

F. Risks related to inventory

The lifecycle of products in the industries of electronics products and IT devices, which constitute primary downstream industries of the Company’s business, is continuing to decrease due to rapid technological advancements. Furthermore, depending on changes in the demand in the downstream industries, the resulting impact on the demand for relevant components tends to be amplified by two to three times. As of September 30, 2023, the Company’s inventory on a consolidated basis amounted to KRW 3,348.5 billion, an increase of 16.6% compared to December 31, 2022, which was mainly attributable to the Company’s proactive expansion of its inventory levels to meet the year-end demand. The Company’s inventory turnover ratio was 10.2 times, 8.9 times, 8.0 times and 6.2 times in 2020, 2021, 2022 and the first nine months of 2023, respectively, which was lower than the industry average inventory asset turnover ratio of 8.9 times in 2022, mainly due to decreased sales as a result of slowdown in downstream industries. The Company seeks to manage its inventory levels efficiently by strengthening its global supply chain management and engaging in production based on the expected customer order levels. The Company is transitioning its business structure to an order-based business model, and accordingly, it plans to align its production levels with the production plans for downstream products of its major customers in order to prevent overinvestment in inventory. However, sudden changes in the downstream industries resulting in differences between planned and actual production volumes may nevertheless lead to an increase in the Company’s inventory levels and a further decline in the Company’s inventory turnover ratio, as well as a delay in the improvement of the Company’s profitability. Investors are advised to consider that an increase in the Company’s inventory levels may cause, among other things, an increase in the cost of managing such inventories and a reduction in the value of inventory over time, which in turn may negatively affect the Company’s profitability due to higher cost of sales as a result of the recognition of inventory valuation losses.

The lifecycle of products in the industries of electronic products and IT devices, which constitute downstream industries of the Company’s business, is continuing to decrease due to rapid technological advancements. Due to such nature of the downstream industries, the lifecycle of the inventory of the Company is relatively shorter than those of other industries. Furthermore, depending on changes in the demand in the downstream industries, the resulting impact on the demand for relevant components tends to be amplified by two to three times. Accordingly, during an economic boom, the Company experiences a surge in order placements that surpasses actual demand as manufacturers in the downstream industries stock their inventory in anticipation of supply shortages in components, whereas during an economic recession, such manufacturers refrain from placing orders from the Company in order to reduce their inventory levels, which results in a high fluctuation (amplified by twice or three times) in the demand for the Company’s products. Given such fluctuations in the demand for the Company’s products, the Company’s inventory levels may increase if it is unable to keep track of the changes in the business conditions of the downstream industries and to adequately respond to such changes.

The Company’s inventory on a consolidated basis increased by 54.3% from KRW 2,170.7 billion as of December 31, 2020 to KRW 3,350.4 billion as of December 31, 2021. The Company believes that such increase was attributable to the strengthening of its policy regarding maintaining inventory at a stable level to deal with uncertainties in the supply network caused by disruptions to the market supply level of materials and logistics, among others, during the COVID-19 pandemic. Despite an increase in the monetary value of the appropriate inventory level due to an increase in the proportion of OLED products, inventory decreased by 14.3% to KRW 2,872.9 billion as of December 31, 2022, mainly reflecting the Company’s management of its inventory at minimum levels and intensive adjustments in the production levels as part of its efforts to restore its financial soundness. As of September 30, 2023, the Company’s inventory on a consolidated basis increased by 16.6% to KRW 3,348.5 billion from the previous year, which was attributable to the Company’s proactive expansion of its inventory levels to meet the year-end demand. As of September 30, 2023, the Company’s inventory accounted for a relatively small portion, approximately 8.9%, of its total assets of KRW 37,537.7 billion. The Company’s inventory turnover ratio was 10.2 times, 8.9 times, 8.0 times and 6.2 times in 2020, 2021, 2022 and the first nine months of 2023, respectively. Such figures mainly reflected the continued inventory accumulation in light of the continued slowdown of downstream industries over the past two years, with shipments of IT devices reaching below their recent annual average of the past four years primarily due to longer replacement cycles for such devices. Such figures since 2022 were also below the industry average inventory turnover ratio of 8.9 times in 2022.

[Inventory Level and Inventory Turnover Ratio of the Company (Consolidated)]

(Unit: KRW millions, %, Times)

Category	As of or for the nine months ended September 30, 2023	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
Cost of sales	14,453,640	25,027,703	24,572,939	21,626,339
Inventory	Display	Product	1,086,823	822,177	1,180,329	785,282
Work-in-process	1,444,301	1,235,363	1,202,548	733,071
Raw materials	634,945	651,602	786,739	491,432
Supplies	182,473	163,776	180,759	160,871
Subtotal	3,348,542	2,872,918	3,350,375	2,170,656
Inventory growth rate (%)	16.6%	(14.3)%	54.3%	5.8%
Inventory turnover ratio (Times)	6.2	x	8.0	x	8.9	x	10.2	x
Inventory turnover days (Days)	58.9	45.6	41.0	35.8
Ratio of inventory to total assets (%)	8.9%	8.1%	8.8%	6.2%
Industry average inventory growth rate (%)	(See Note 6)	45.9%	21.2%	9.9%
Industry average inventory turnover ratio (Times)	(See Note 6)	8.9	11.4	10.9
Industry average inventory turnover days (Days)	(See Note 6)	41.0	32.0	33.5
Industry average ratio of inventory to total assets (%)	(See Note 6)	10.2%	7.4%	7.0%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Inventory turnover ratio = the cost of sales / ((inventory at the beginning of the period + inventory at the end of the period) / 2)

Note 3) The inventory turnover ratio for the first nine months of 2023 is calculated based on the annualized amount of the cost of sales.

Note 4) Ratio of inventory to total assets = Inventory / Total assets at the end of the period × 100

Note 5) Industry average inventory growth rate and inventory turnover ratio are based on the figures from the C26 industry category (electronics, audiovisual, and communication equipment, etc.) in the Bank of Korea’s 2022 Corporate Management Analysis.

Note 6) Not yet available.

The Company’s inventory on a separate basis increased by 50.3% from KRW 1,418 billion as of December 31, 2020 to KRW 2,131 billion as of December 31, 2021. As of December 31, 2022, the Company’s inventory on a separate basis decreased by 9.7% from December 31, 2021 to KRW 1,925 billion. As of September 30, 2023, the Company’s inventory on a separate basis increased by 20.5% from December 31, 2022 to KRW 2,320 billion. Such increase was mainly due to the Company’s proactive expansion of its inventory levels to meet the year-end demand, and the Company plans to primarily utilize its inventory to fulfill the demand for its products. Meanwhile, the Company’s inventory turnover ratio on a separate basis was 10.2 times, 8.9 times, 8.0 times and 6.2 times in 2020, 2021, 2022 and the first nine months of 2023, respectively. Such declining trend was mainly due to decreased sales as a result of a slowdown in downstream industries.

[Inventory Level and Inventory Turnover Ratio of the Company (Separate)]

(Unit: KRW millions, %, Times)
Category	As of or for the nine months ended September 30, 2023		As of or for the year ended December 31, 2022		As of or for the year ended December 31, 2021		As of or for the year ended December 31, 2020
Cost of sales	14,946,610		24,870,325		25,346,568		21,566,984
Inventory	2,319,891		1,924,594		2,130,997		1,418,122
Inventory growth rate (%)	20.5%		(9.7)%		50.3%		(7.1)%
Inventory turnover ratio (Times)	9.4	x	12.3	x	14.3	x	14.6	x
Inventory turnover days (Days)	38.9		29.8		25.6		24.9

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s separate financial statements under K-IFRS

Note 2) Inventory turnover ratio = the cost of sales / ((inventory at the beginning of the period + inventory at the end of the period) / 2)

Note 3) The inventory turnover ratio for the first nine months of 2023 is calculated based on the annualized amount of the cost of sales.

In terms of the Company’s inventory by product segment, inventory for televisions increased by 58.1% from December 31, 2020 to KRW 1,223.9 billion as of December 31, 2021 mainly due to the increase in demand for electronic products and the market price of LCD television panels in light of the COVID-19 pandemic. Since 2021, the demand for television panels has continued to decline, partly reflecting a temporary surge in demand for downstream products in 2020, and accordingly, the Company has been minimizing its inventory levels to KRW 821 billion as of December 31, 2022 and KRW 766.7 billion as of September 30, 2023. The Company maintained a similar level of inventory for IT products as a proportion of its total inventory at approximately 20% for the past three years. While the inventory for IT products increased by 17.8% from December 31, 2022 to KRW 747.7 billion as of September 30, 2023, the Company plans to maintain an appropriate level of such inventory by managing its production levels in accordance with expected customer order levels. The company’s inventory for mobile products remained relatively stable at KRW 358.3 billion as of December 31, 2021 and KRW 390.5 billion as of December 31, 2022, but it increased by 108.8% to KRW 815.3 billion as of September 30, 2023. This was mainly attributable to the Company’s proactive expansion of its inventory levels to meet the expected demand in the fourth quarter of 2023, and the Company expects to utilize a significant portion of such inventory to meet sales demand during such period. The Company’s inventory for automotive products constituted less than 10% of its total inventory at KRW 125.7 billion as of December 31, 2020, KRW 189.2 billion as of December 31, 2021, KRW 252.5 billion as of December 31, 2022 and KRW 240.7 billion as of September 30, 2023.

[Inventory by Business Segment of the Company]

(Unit: KRW millions, %)

		Q3 2023	2022	2021	2020
Inventory	Televisions	766,717	821,010	1,223,910	774,207
	(Percentage of total)	22.9%	28.6%	36.5%	35.7%
	IT	747,727	634,753	659,101	488,783
	(Percentage of total)	22.3%	22.1%	19.7%	22.5%
	Mobile	815,298	390,452	358,266	191,199
	(Percentage of total)	24.3%	13.6%	10.7%	8.8%
	Automotive	240,719	252,517	189,213	125,703
	(Percentage of total)	7.2%	8.8%	5.6%	5.8%
	Raw materials, spare parts, etc.	778,081	774,186	919,885	590,764
	(Percentage of total)	23.2%	26.9%	27.5%	27.2%
	Total	3,348,542	2,872,918	3,350,375	2,170,656
	(Percentage of total)	100.0%	100.0%	100.0%	100.0%

Source: Company data

Note) Based on the Company’s consolidated financial statements under K-IFRS

Products and work-in-process (i.e., products in the manufacturing process) inventory account for a significant proportion of the book value of the Company’s inventory, which also includes raw materials, (including glass, semiconductors and polarizers) and supplies. In connection with its inventory, the Company establishes provisions for impairment losses. As sales decreased in 2022 compared to 2021, the Company recognized an inventory valuation loss of KRW 245.6 billion due to inventory obsolescence. Despite an increase in the monetary value of the appropriate inventory level due to an increase in the proportion of OLED products, inventory decreased by 14.3% to KRW 2,872.9 billion in 2022 from KRW 3,350.4 billion in 2021, mainly reflecting the Company’s management of its inventory at minimum levels and intensive adjustments in the production levels as part of its efforts to restore its financial soundness. The ratio of provision for impairment losses to inventory acquisition costs on a consolidated basis increased from 6.3% in 2021 to 7.9% in 2022, which was attributable to a decrease in the net realizable value of the inventory due to lower LCD panel prices in 2022. As of September 30, 2023, the Company’s inventory increased to KRW 3,348.5 billion, and the Company recognized an inventory valuation loss of KRW 2,568 billion in the first nine months of 2023 due to inventory obsolescence. As of September 30, 2023, the ratio of provision for impairment losses to inventory acquisition costs was 7.1%, which represented a slight decrease from the previous year. This suggests that the net realizable value of the Company’s inventory did not considerably decrease compared to its acquisition cost. The Company plans to supply and manage its inventory in accordance with production plans for new products of downstream product manufacturers.

[Company’s Inventory (on a Consolidated Basis)]

(Unit: KRW millions, %)

Category	As of or for the nine months ended September 30, 2023				As of or for the year ended December 31, 2022				As of or for the year ended December 31, 2021				As of or for the year ended December 31, 2020
	Acquisition Cost (A)	Provision for Impairment Loss (B)	Ratio (B/A)	Book Value	Acquisition Cost (A)	Provision for Impairment Loss (B)	Ratio (B/A)	Book Value	Acquisition Cost (A)	Provision for Impairment Loss (B)	Ratio (B/A)	Book Value	Acquisition Cost (A)	Provision for Impairment Loss (B)	Ratio (B/A)	Book Value
Product	1,159,844	(73,021)	6.3%	1,086,823	898,602	(76,425)	8.5%	822,177	1,230,833	(50,504)	4.1%	1,180,329	828,569	(43,287)	5.2%	785,282
Work-in-Progress	1,564,165	(119,864)	7.7%	1,444,301	1,332,755	(97,392)	7.3%	1,235,363	1,293,485	(90,937)	7.0%	1,202,548	817,846	(84,775)	10.4%	733,071
Raw Material	669,166	(34,221)	5.1%	634,945	676,230	(24,628)	3.6%	651,602	802,982	(16,243)	2.0%	786,739	505,010	(13,578)	2.7%	491,432
Supplies	212,132	(29,659)	14.0%	182,473	210,950	(47,174)	22.4%	163,776	247,651	(66,892)	27.0%	180,759	233,162	(72,291)	31.0%	160,871

Total	3,605,307	(256,765)	7.1%	3,348,542	3,118,537	(245,619)	7.9%	2,872,918	3,574,951	(224,576)	6.3%	3,350,375	2,384,587	(213,932)	9.0%	2,170,656

Source: Quarterly and Annual Business Reports of the Company

The Company seeks to manage its inventory levels efficiently by strengthening its global supply chain management and producing its products based on the quantity of orders expected to be placed. The Company is transitioning its business structure to an order-based business model, and accordingly, it plans to align its production levels with the production plans for downstream products of its major customers in order to prevent overinvestment in inventory. However, sudden changes in the downstream industries resulting in differences between planned and actual production volumes may nevertheless lead to an increase in the Company’s inventory levels and a further deterioration in the Company’s inventory turnover ratio and ratio of provision for impairment losses to inventory acquisition costs. Investors are advised to consider that an increase in the Company’s inventory levels may cause, among other things, an increase in the cost of managing such inventories and a reduction in the value of inventory over time, which in turn may negatively affect the financial stability and profitability of the Company due to higher cost of sales resulting from the recognition of inventory valuation losses.

G. Risk of deterioration of profitability and financial stability due to delayed collection of Trade accounts and notes receivable

The Company’s revenue increased from KRW 24.3 trillion in 2020 to KRW 29.9 trillion in 2021, and its trade accounts and notes receivable increased from KRW 3.5 trillion as of December 31, 2020 to KRW 4.6 trillion as of December 31, 2021. In 2022, the Company’s revenue decreased to KRW 26.2 trillion and its trade accounts and notes receivable also decreased to KRW 2.4 trillion as of December 31, 2022. For the nine months ended 2023, the Company’s revenue decreased to KRW 13.9 trillion, representing a 26.1% decrease compared to the nine months ended 2022, mainly due to the prolonged sluggishness in demand from downstream industries and extended replacement cycles for IT devices, while the amount of trade accounts and notes receivable decreased by 17.9% to KRW 2.4 trillion as of September 30, 2023. The ratio of the Company’s allowance for impairment of trade accounts and notes receivable was 0.03% in 2020, 0.03% in 2021 and 0.04% in 2022. As of September 30, 2023, the Company’s trade accounts and notes receivable decreased compared to as of December 31, 2022 due to lower revenue, but the ratio of the Company’s allowance for impairment of trade accounts and notes receivable remained constant at 0.04%. While the Company has had superior trade accounts and notes receivable turnover ratios compared to its peers in the past, investors are cautioned that the Company’s cash flows may be adversely affected in the future if the collection of its trade accounts and notes receivable does not proceed as planned due to reasons such as deteriorations in the business environment of customers or in the Company’s business relationships with key customers, or if trade accounts and notes receivable remain outstanding for a prolonged period due to a deterioration of customers’ ability to pay, which in turn could adversely affect the Company’s profitability and financial stability.

The Company recognizes allowance for impairment of receivables regarding estimated losses due to a customer’s insolvency as expected credit losses. In evaluating the adequacy of the Company’s allowance for impairment of receivables, the Company considers the age of its receivables, including trade accounts and notes receivable and other accounts receivable, to determine the likelihood and level of default based on the probability of the borrower entering into bankruptcy, the likelihood of payment, and the contractual arrangements based on the terms of relevant receivables.

The amounts and ratios relating to the Company’s trade accounts and notes receivable on a consolidated basis as of or for the nine months ended September 30, 2023 and the preceding three years were as follows:

[Trade Accounts and Notes Receivable Turnover Ratio (on a Consolidated Basis)]

(Unit: KRW millions)

Category	As of or for the nine months ended September 30, 2023		As of or for the year ended December 31, 2022		As of or for the year ended December 31, 2021		As of or for the year ended December 31, 2020
Revenue	13,934,914		26,151,781		29,878,043		24,261,561
Trade accounts and notes receivable	2,351,963		2,359,789		4,575,993		3,518,559
Allowance for impairment of trade accounts and notes receivable	913		875		1,204		1,047
Ratio of allowance for impairment of trade accounts and notes receivable	0.04%		0.04%		0.03%		0.03%
Book value of trade accounts and notes receivable	2,351,050		2,358,914		4,574,789		3,517,512
Trade accounts and notes receivable turnover ratio	7.89	x	7.54	x	7.38	x	7.27	x
Trade accounts and notes receivable turnover days	46.28 days		48.39 days		49.43 days		50.19 days
Industry average trade accounts and notes receivable turnover ratio	(See Note 7)		7.14	x	6.60	x	6.33	x

Sources: Quarterly and Annual Business Reports of the Company and The Bank of Korea’s Corporate Management Analysis

Note 1)	Based on the Company’s consolidated financial statements under K-IFRS
Note 2)	Ratio of allowance for impairment of trade accounts and notes receivable = Allowance for impairment of trade accounts and notes receivable / Trade accounts and notes receivable
Note 3)

Trade accounts and notes receivable turnover ratio = Revenue / ((book value of trade accounts and notes receivable in the previous period + book value of trade accounts and notes receivable in the current period) / 2)

Note 4)	The trade accounts and notes receivable turnover ratio for the first nine months of 2023 is calculated based on the annualized amount of revenue.
Note 5)	Trade accounts and notes receivable turnover days = 365 / trade accounts and notes receivable turnover ratio
Note 6)

Industry average trade accounts and notes receivable turnover ratio is based on the trade accounts and notes receivable turnover ratio from the “C26” industry category (electronics, audiovisual, and communication equipment, etc.) in the Bank of Korea’s 2022 Corporate Management Analysis.

Note 7)	Not yet available.

The Company’s revenue increased from KRW 24.3 trillion in 2020 to KRW 29.9 trillion in 2021, and its trade accounts and notes receivable increased from KRW 3.5 trillion as of December 31, 2020 to KRW 4.576 trillion as of December 31, 2021. Beginning in 2022, the global economy has experienced production disruptions and weakened consumer confidence levels due to, among other things, deteriorating macroeconomic conditions, the waning of positive impact of the COVID-19 pandemic and the Russian-Ukrainian war, which in turn led to a sharp decline in downstream demand for the Company’s products and reduced the Company’s profitability. As a result, in 2022, the Company’s revenue on a consolidated basis decreased to KRW 26.2 trillion and its trade accounts and notes receivable also decreased to KRW 2.4 trillion as of December 31, 2022. In 2023, due to the prolonged sluggishness in demand from downstream industries and extended replacement cycles for IT devices, the Company’s revenue on a consolidated basis decreased to KRW 13.9 trillion, representing a 26.1% decrease compared to the nine months ended September 30, 2022, while the amount of trade accounts and notes receivable decreased by 17.9% to KRW 2.4 trillion during the same period.

The Company performs impairment tests on its receivables on an individual and collective basis. For all significant receivable balances, the Company performs impairment tests on an individual basis, and it performs impairment tests on a collective basis for potential receivables that have not been identified as impaired on an individual basis. Receivables that are not individually material are assessed for impairment by groups of receivables that have similar risks. The ratio of the Company’s allowance for impairment of trade accounts and notes receivable was 0.03% in 2020, 0.03% in 2021 and 0.04% in 2022. In the third quarter of 2023, the Company’s trade accounts and notes receivable decreased compared to 2022 due to lower revenue, but the ratio of the Company’s allowance for impairment of trade accounts and notes receivable remained constant at 0.04%.

The Company’s trade accounts and notes receivable turnover ratio has gradually improved from 7.27 times as of December 31, 2020 to 7.38 times as of December 31, 2021 and to 7.54 times as of December 31, 2022, which was superior to the industry average ratio of 6.33 times, 6.60 times and 7.14 times as of December 31, 2020, 2021, 2022, respectively. The trade accounts and notes payable turnover in terms of days has improved from 50.19 days as of December 31, 2020 to 49.43 days as of December 31, 2021 and 48.39 days as of December 31, 2022. Meanwhile, as of September 30, 2023, the trade accounts and notes receivable turnover ratio was 7.89 times and the turnover in days was 46.28 days, continuing the trend of improvement and outperforming the prior industry averages.

[Aging of Trade Accounts and Notes Receivable]

(Unit: KRW millions)

Category	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Current	2,338,402	2,332,769	4,575,354	3,516,891
1-15 days past due	6,931	12,019	566	1,638
16-30 days past due	4,302	2,256	10	30
31-60 days past due	—	391	61	—
More than 60 days past due	2,328	12,354	2	—

Total	2,351,963	2,359,789	4,575,993	3,518,559

Source: Quarterly and Annual Business Reports of the Company

As of September 30, 2023, out of the Company’s total trade accounts and notes receivable of KRW 2.4 trillion, current trade accounts and notes receivable amounted to KRW 2.3 trillion, accounting for 99.4% of the total amount, and trade accounts and notes receivable past due but before impairment amounted to KRW 13.6 billion, accounting for 0.6% of the total amount. Meanwhile, the amount of impaired receivables recognized in the allowance for impairment of trade accounts and notes receivable amounted to KRW 900 million.

[Outstanding Trade Accounts and Notes Receivable by Elapsed Time]

(As of September 30, 2023)			(Unit: KRW millions)

Category		6 months or less	6-12 months	1-3 years	More than 3 years	Total
Amount	Third parties	1,941,298	0	2,133	0	1,943,431
	Related parties	408,532	0	0	0	408,532

	Total	2,349,830	0	2,133	0	2,351,963

Percentage		99.9%	0	0.1%	0	100.0%

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note) The above amounts are on a gross basis.

The Company establishes an allowance for impairment of trade accounts and notes receivable that are deemed to be not recoverable or for which recovery is doubtful based on individual analysis and historical loss experience. As the amount of overdue receivables is relatively small compared to the size of the Company, the Company does not believe that the liquidity risk from non-recovery of such receivables would be significant. Nevertheless, the Company believes that it will be necessary to engage in efforts to strengthen the soundness of its receivables through the recovery of overdue receivables. Given that the balance of the Company’s trade accounts and notes receivable as of September 30, 2023 consisted of 82.6% from third parties and 17.4% from related parties, and 99.9% of the Company’s total trade accounts and notes receivable were less than six months old, the Company believes that its trade accounts and notes receivable are unlikely to remain outstanding for a prolonged period of time. In addition, because the Company’s customers primarily consist of large global companies, the Company believes that the likelihood of potential concern over uncertainty in the collection of trade accounts and notes receivable is low at this point of time.

The Company establishes credit limits for each customer, and each new customer is analyzed quantitatively and qualitatively before determining whether to utilize third party guarantees, insurance or factoring arrangements as appropriate. Trade accounts and notes receivable are insured in order for the Company to manage credit risk if they do not meet the Company’s internal credit ratings. Uninsured trade accounts and notes receivable are managed by continual monitoring of internal credit rating standards established by the Company and, if deemed necessary, the Company seeks insurance coverage based on such monitoring. Nevertheless, if there is an issue with the payment of counterparties and the Company is unable to collect its receivables through adequate measures, such event may adversely affect the Company’s net results and financial condition. Accordingly, a downturn in the business environment in which the Company operates or the inability of a contractual counterparty of the Company to pay may have a material adverse effect on the Company’s operations. Investors should consider that the Company may incur additional losses in addition to the allowance for impairment disclosed in the Company’s periodic reports.

While the Company has had superior trade accounts and notes receivable turnover ratios compared to its peers in the past, investors are cautioned that the Company’s cash flows may be adversely affected in the future if the collection of its trade accounts and notes receivable does not proceed as planned due to reasons such as deteriorations in the business environment of customers or in the Company’s business relationships with key customers, or if trade accounts and notes receivable remain outstanding for a prolonged period due to a deterioration of customers’ ability to pay, which in turn could adversely affect the Company’s profitability and financial stability.

H. Risks related to fluctuations in exchange rate and interest rate

The Company’s overseas sales accounted for approximately 96.8% of its total consolidated revenue in the first nine months of 2023. The Company possesses assets and liabilities denominated in foreign currencies due to its consistent overseas sales transactions and is exposed to currency risks on sales, purchases and borrowings denominated in currencies other than in KRW, the Company’s functional currency. In order to hedge against the risks of interest rate fluctuations and exchange rate fluctuations on foreign currency denominated borrowings and bonds, the Company has entered into an aggregate of USD 2,065 million and CNY 345 million cross currency swap agreements with KB Kookmin Bank and others as of September 30, 2023. The Company’s exposure to interest rate risks relates primarily to its floating rate long term loan obligations. In order to hedge against the risk of interest rate fluctuations on foreign currency denominated borrowings with floating interest rates, the Company has entered into an aggregate of USD 1,565 million (equivalent to KRW 2,104.6 billion) in cross currency interest swap agreements and an aggregate of KRW 990 billion in interest rate swap agreements as of September 30, 2023. The Company regularly monitors, assesses and manages its risks relating to exchange rates and interest rates, and internally measures currency risks related to exchange rate fluctuations of major currencies in an effort to manage such risks. Nevertheless, drastic changes in exchange rates in the future caused by external factors beyond the Company’s control may adversely affect the Company’s net profit or loss by causing the Company to incur foreign currency-related losses. Furthermore, a decline in exchange rates (an appreciation of the KRW) may have an adverse effect on the sales of the Company by causing an increase in the prices of the Company’s products and thereby weaken their price competitiveness. In addition, due to the nature of the Company’s business, in which sales are primarily conducted in USD, any increase in the Company’s foreign currency assets could have a significant impact on the Company’s financial condition. Investors should be aware of such risks.

In connection with its sales transactions, the Company has established overseas sales networks in various countries, including the United States, Germany, Japan, China and Singapore. The Company has secured sales volume with the world’s major television and IT product manufacturers as its main customers and its overseas sales accounted for approximately 96.8% of its total consolidated revenue in the first nine months of 2023. Accordingly, the Company’s business performance is exposed to exchange rate fluctuations as most of its sales are made in USD while its purchases of raw materials are primarily made in USD, JPY and CNY.

[Proportion of Company’s Overseas Sales to its Total Revenue]

(Unit: KRW 100 millions)

Category	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Overseas Sales	134,824	184,830	256,865	292,455	233,495
Domestic Sales	4,525	5,198	6,782	6,325	9,121

Total	139,349	190,028	263,647	298,780	242,616

Proportion of Exports (%)	96.8%	97.3%	97.4%	97.9%	96.2%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Sudden fluctuations in exchange rates due to changes in the financial market conditions may also affect the profitability and financial stability of the Company. As the Company’s sales are primarily conducted in USD and its purchases of raw materials are primarily made in USD, JPY and CNY, fluctuations in the exchange rates of USD, JPY and CNY have the most significant impact on the Company’s profit and loss, and the exchange rate fluctuations of the above currencies over the last three years are as follows.

[USD Exchange Rate Fluctuations Over the Last Three Years (in KRW per USD 1)]

Category	2021	2022	2023
Year-end Exchange Rate	1,185.50	1,267.30	1,289.40
Average Rate	1,144.42	1,291.95	1,305.41
Highest Rate	1,083.10	1,436.60	1,360.60
Lowest Rate	1,199.10	1,185.50	1,219.30

Source: Seoul Money Brokerage Services

[JPY Exchange Rate Fluctuations Over the Last Three Years (in KRW per JPY 100)]

Category	2021	2022	2023
Year-end Exchange Rate	1,030.24	953.18	912.66
Average Rate	1,041.45	983.44	931.24
Highest Rate	1,072.64	1,065.56	1,001.61
Lowest Rate	1,008.02	934.18	860.66

Source: Seoul Money Brokerage Services

[CNY Exchange Rate Fluctuations Over the Last Three Years (in KRW per CNY 1)]

Category	2021	2022	2023
Year-end Exchange Rate	186.26	181.44	180.84
Average Rate	177.43	191.57	184.22
Highest Rate	186.80	201.79	193.44
Lowest Rate	166.96	181.44	175.55

Source: Seoul Money Brokerage Services

The Company possesses assets and liabilities denominated in foreign currencies due to its consistent overseas sales transactions and is exposed to currency risks. The table below illustrates the degree of the Company’s exposure to currency risks on a consolidated basis as of September 30, 2023.

[Company’s Exposure to Currency Risks]

(Foreign Currency Unit: millions)

Category	USD	JPY	CNY	TWD	EUR	PLN	VND
Cash and cash equivalents	1,808	547	1,265	38	2	1	213,819
Deposits in banks	—	—	7,362	—	—	—	—
Trade accounts and notes receivable	1,695	—	543	—	—	—	—
Other accounts receivable	11	169	113	18	4	—	13,263
Other assets denominated in foreign currencies	25	187	40	7	—	—	12,168
Trade accounts and notes payable	(1,701)	(9,085)	(1,889)	—	—	—	(436,447)
Other accounts payable	(647)	(12,912)	(2,046)	(5)	(4)	—	(1,000,802)
Financial liabilities	(4,264)	—	(25,094)	—	—	—	—
Advances received	(1,200)	—	—	—	—	—	—
Total Consolidated Statement of Financial Position	(4,273)	(21,094)	(19,706)	58	2	1	(1,197,999)
Cross currency interest rate swap contracts (*1)	2,065	—	345	—	—	—	—
Currency forward contracts (*2)	1,200	—	—	—	—	—	—
Net Exposure	(1,008)	(21,094)	(19,361)	58	2	1	(1,197,999)

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) (*1) Of the relevant cross currency interest rate swap contracts, the Company entered into contracts in the amounts of USD 500 million and CNY 345 million in order to hedge against the risk of exchange rate fluctuations on foreign currency denominated borrowings while the Company entered into a contract in the amount of USD 1,565 million in order to hedge against the risks of exchange rate fluctuations and interest rate fluctuations on foreign currency denominated borrowings and bonds.

Note 3) (*2) The currency forward contracts, a derivative product used to hedge the Company’s foreign currency risk, was entered into by the Company in order to hedge against the risks relating to advances received that are denominated in foreign currencies.

The Company is exposed to currency risks on sales, purchases and borrowings denominated in currencies other than in KRW, the Company’s functional currency. These currencies are primarily the USD, CNY and JPY. Interest on borrowings is denominated in the currency of the borrowing. Generally, borrowings are denominated in currencies that match the cash flows generated by the Company’s underlying operations, primarily in KRW, USD and CNY. In addition, in order to manage its risk against foreign currency fluctuations, the Company eliminates such risk by matching the cash inflow and outflow of foreign-denominated assets by each currency. Moreover, the Company also continually monitors its currency position and risk, and when needed, it enters into cross currency interest rate swap contracts and foreign currency forward contracts.

As of September 30, 2023, in order to hedge against the risks of exchange rate fluctuations on the future fair value of advances received, the Company entered into long position currency forward contracts of US$1,200 million with Standard Chartered Bank and others. As of such date, among the valuation gains and losses of derivatives to which fair value hedge accounting is applied, there was no ineffective portion, and the Company recognized a valuation gain of KRW 20 billion and a valuation loss of KRW 3 billion (purchase commitment: USD 1,200 million, contract exchange rate: KRW 1,289.11~1,310.08) as part of its foreign currency translation gains and losses. With regard to fair value hedging, the maximum expected period of exposure to fair value fluctuation risk from hedged transactions is within 28 months from September 30, 2023.

In addition, as of September 30, 2023, in order to avoid risks of interest rate fluctuations and exchange rate fluctuations on foreign currency denominated borrowings and bonds, the Company has entered into an aggregate of USD 2,065 million and CNY 345 million cross currency swap agreements with KB Kookmin Bank and others, for which it has not applied hedge accounting. Any rights or obligations arising from derivative contracts that do not apply hedge accounting are measured at fair value and are accounted for as assets and liabilities, whereas any resulting valuation gain or loss is recognized as profit or loss at the time such valuation gain or loss is incurred. The Company recognized a gain on valuation of derivative instruments in the amount of KRW 294 billion and a loss on valuation of derivative instruments in the amount of KRW 200 billion with respect to the above foreign exchange derivative instruments held as of September 30, 2023.

[Status of Currency Risk Derivatives Contracts]

Category		Financial institutions	Contractual amount (transaction currency)	Annual interest rate (%)	Agreed exchange rate (KRW)	Date of execution	Date of termination
Currency Forward		Standard Chartered Bank and others	USD 1,200 million (USD/KRW)	—	1,289.1 - 1,310.1	From April 6, 2023 to April 28, 2023	From April 4, 2024 to January 8, 2026
Cross Currency Interest Rate Swap	Floating Interest Rate	Hana Bank and others	USD 1,565 million (USD/KRW)	2.44% - 7.30%	1,119.9 - 1,428.2	From March 4, 2019 to June 28, 2023	From October 27, 2023 to September 10, 2026
	Fixed Interest Rate	Industrial and Commercial Bank of China	CNY 345 million (CNY/KRW)	3.99%	193.3	April 26, 2023	April 25, 2024
		KB Kookmin Bank and others	USD 500 million (USD/KRW)	2.13% - 4.80%	1,127.6 - 1,303.1	From May 25, 2021 to August 4, 2023	From November 2, 2023 to May 27, 2024

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

The Company’s financial planning team is responsible for managing the flow of foreign currency funds, exposure of foreign currency assets and liabilities, foreign exchange transactions, and company-wide management of foreign currency gains and losses. In addition, in order to strengthen the internal controls over foreign currency transactions, verification of contracts and transactions entered into with financial institutions is carried out by a separate team of the Company.

If the exchange rates of KRW against major foreign currencies that make up the Company’s financial assets and liabilities had increased, the Company’s equity and net profit or loss would have increased or decreased. Drastic changes in exchange rates in the future may adversely affect the Company’s net profit or loss by causing the Company to incur foreign currency-related losses. Furthermore, a decline in exchange rates (an appreciation of the KRW) may have an adverse effect on the sales of the Company by causing an increase in the prices of the Company’s products and thereby weaken their price competitiveness. In addition, due to the nature of the Company’s business, in which sales are primarily conducted in U.S. dollars, a sharp increase in the exchange rate (a depreciation of the KRW) may increase the Company’s sales in terms of KRW, but it may weaken the price competitiveness of the Company’s products compared to its overseas competitors and ultimately reduce the Company’s export volume. The following analysis assumes changes that the Company believes are reasonably possible as of the end of each period or year. In addition, the sensitivity analysis assumes that all other variables, such as interest rates, are held constant. The impact of fluctuations in exchange rates on the Company’s equity and net profit or loss would be as follows:

[Sensitivity Analysis]

(Unit: KRW millions)

Category	As of September 30, 2023		As of December 31, 2022
	Equity	Profit/Loss	Equity	Profit/Loss
USD (5% strengthening)	(86,078)	61,552	(114,317)	(23,215)
JPY (5% strengthening)	(7,315)	(7,394)	(8,614)	(8,541)
CNY (5% strengthening)	(178,381)	(2)	(105,926)	(5)
TWD (5% strengthening)	118	7	68	3
EUR (5% strengthening)	168	18	896	(281)
PLN (5% strengthening)	15	15	11	11
VND (5% strengthening)	(2,544)	(2,544)	(6,161)	(6,161)

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) For clarity, “strengthening” means an appreciation in the value of such currencies against the KRW.

If the value of the USD appreciates by 5% as of September 30, 2023, it will have the effect of decreasing the Company’s equity by approximately KRW 86.1 billion and improving the Company’s net profit or loss by approximately KRW 61.6 billion, on a consolidated basis. Other currencies such as the CNY and EUR also affect the Company’s equity and net profit or loss. In the event the value of the KRW appreciates against the above currencies, this would result in the equal but opposite effect to the amounts shown above, on the basis that all other variables remain constant. The Company’s exposure to interest rate risks relates primarily to its floating rate loan obligations. The Company has established and is managing interest rate risk policies to minimize uncertainty and costs associated with interest rate fluctuations by monitoring cyclical interest rate fluctuations and enacting countermeasures.

In order to hedge against the risk of interest rate fluctuations on foreign currency denominated borrowings with floating interest rates, the Company has entered into an aggregate of USD 1,565 million (equivalent to KRW 2,104.6 billion) in cross currency interest swap agreements and an aggregate of KRW 990 billion in interest rate swap agreements as of September 30, 2023. The Company recognized a gain on valuation of derivative instruments in the amount of KRW 2 billion and a loss on valuation of derivative instruments in the amount of KRW 1 billion with respect to its interest rate derivative instruments. The details of such derivatives are as follows.

[Status of Interest Rate Swap Agreements]

Category	Financial institution	Contractual amount (transaction currency)	Annual interest rate (%)	Agreed exchange rate (KRW)	Date of execution	Date of termination
Interest Rate Swap	China Construction Bank and others	KRW 990 billion	From 2.95% to 5.74%	—	From April 2, 2020 to July 19, 2023	From March 31, 2025 to July 19, 2028

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) The interest rate on the swap contract is equal to the annual interest rate of the borrowing.

As of September 30, 2023, the aggregate amount of floating rate financial instruments held by the Company was approximately KRW 10,492.5 billion (KRW 8,966 billion as of December 31, 2022). The following table illustrates the expected changes in the Company’s equity and net profit or loss for the next year based on a change of 1 percentage point in the interest rates of floating rate financial statements, assuming all other variables remain constant.

[Interest Rate Sensitivity Analysis]

(Unit: KRW millions)

Category	As of and for the nine months ended September 30, 2023				As of and for the year ended December 31, 2022
	Equity		Net Profit		Equity		Net Profit
	1 percentage point increase	1 percentage point decrease	1 percentage point increase	1 percentage point decrease	1 percentage point increase	1 percentage point decrease	1 percentage point increase	1 percentage point decrease
Floating Rate Financial Instruments (*)	(57,523)	57,523	(57,523)	57,523	(49,885)	49,885	(49,885)	49,885

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) (*) Excludes financial instruments that are subject to interest rate swap transactions but are not designated as risk hedging instruments.

The Company regularly monitors, assesses and manages its risks relating to exchange rates and interest rates, and internally measures currency risks related to exchange rate fluctuations of major currencies in an effort to manage such risks. However, there exist a variety of issues that can affect fluctuations in exchange rates, including global political and economic instability and the monetary policies of the world’s major economies. Accordingly, investors are advised to consider that sudden changes in exchange rates and increases in the Company’s foreign currency-denominated assets caused by external factors beyond the control of the Company may significantly affect the financial conditions of the Company in the future.

I. Risks related to related party transactions

In the first nine months of 2023, the Company’s sales to its related parties, including LG Electronics, amounted to approximately KRW 2,317.7 billion, approximately 16.6% of the Company’s total revenue of KRW 13,934.9 billion. Accordingly, the Company’s overall sales may be affected if the Company’s sales to related parties, including LG Electronics, decline due to adverse business conditions in the downstream industries. A future deterioration in the financial performance of the Company’s related parties or a change in the terms and conditions of transactions with related parties that is unfavorable to the Company may adversely affect the Company’s financial performance. In addition, the Company has close business relationships with some of its related parties, and accordingly, any risks relating to the Company’s affiliates may have an adverse impact on the Company’s business environment and profitability. Therefore, investors are advised to continually monitor the status of the Company’s transactions with its related parties before making their investment decision.

In the first nine months of 2023, the company’s sales to its related parties, including LG Electronics, amounted to approximately KRW 2,317.7 billion, which was approximately 16.6% of its total revenue of KRW 13,934.9 billion. Accordingly, the Company’s overall revenue may be affected if the Company’s sales to related parties, including LG Electronics, decline due to adverse business conditions in the downstream industries. The following table illustrates the Company’s related parties as of September 30, 2023.

[Status of Related Parties]

(As of September 30, 2023)

Category	Related Parties
Associates (*)	Paju Electric Glass Co., Ltd. and others
Entity that has significant influence over the controlling company	LG Electronics
Subsidiary of the entity that has significant influence over the controlling company	Subsidiaries of LG Electronics

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) (*) Paju Electronic Glass Co., Ltd, Wooree E&L Co., Ltd, YAS Co., Ltd, AVATEC Co., Ltd, Arctic Sentinel, Inc., Cynora GmbH and Material Science Co., Ltd.

The Company’s revenue is dependent to a certain extent on its related parties, including LG Electronics, the largest shareholder of the Company, and the proportion of revenue to such related parties increased slightly from 14.8% in 2020 to 16.5% in 2021 and has since maintained at a relatively constant level at 16.2% in 2022 and 16.6% in the first nine months of 2023. On the other hand, the Company’s purchases from related parties as a percentage of its cost of sales based on the Company’s consolidated financial statements have remained relatively consistent at 4.3% in 2020, 4.9% in 2021, 4.7% in 2022 and 5.0% in the first nine months of 2023 without major fluctuations. The following table provides further details on the Company’s related party transactions on a consolidated basis:

[Status of Related Parties Transactions]

(Unit: KRW millions)
Category		First nine months of 2023	First nine months of 2022	2022	2021	2020
Sales	Total sales	13,934,914	18,850,153	26,151,781	29,878,043	24,261,561
	Sales to related parties	2,317,744	3,014,789	4,232,231	4,920,246	3,580,817
	% of sales	16.6%	16.0%	16.2%	16.5%	14.8%
Purchase	Total cost of sales	14,453,640	17,706,000	25,027,703	24,572,939	21,626,339
	Purchases from related parties	716,941	961,853	1,179,946	1,215,972	940,463
	% of cost of sales	5.0%	5.4%	4.7%	4.9%	4.3%

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Among the Company’s transactions with its major related parties on a consolidated basis, sales to LG Electronics and its overseas production subsidiaries accounted for 99.7% of the total sales to related parties of approximately KRW 2,317.7 billion in the first nine months of 2023. Accordingly, the Company’s main captive customer is LG Electronics, to which the Company supplies panels for various product lines, including large LCD and OLED television panels, panels for monitors, and small- and medium-sized OLED panels for laptops.

In addition, the Company also purchases raw materials such as glass for display panels from its associates, including Paju Electric Glass Co., Ltd. In the first nine months of 2023, the company’s purchases of raw materials amounted to KRW 7,535.4 billion, of which the purchase of raw materials from related parties amounted to KRW 130.6 billion, accounting for a small proportion of 1.7%.

[Major Transactions with Related Parties in the Third Quarter of 2023]

(Unit: KRW millions)

Category	Associates and their subsidiaries	Sales and others	Dividend income	Purchase and others
				Purchase of raw materials and others	Acquisition of property, plant and equipment	Outsourcing fees	Other costs
Associates	AVATEC Co., Ltd.	—	—	442	—	30,234	6,644
	Paju Electric Glass Co., Ltd.	—	15,200	122,537	—	—	2,739
	Wooree E&L Co., Ltd.	—	—	1,155	—	—	10
	YAS Co., Ltd.	—	—	6,462	10,351	—	4,209
	Material Science Co., Ltd.	—	—	—	—	—	72
	Subtotal	—	15,200	130,596	10,351	30,234	13,674
Entity that has significant influence over the controlling company	LG Electronics	168,939	—	14,417	267,719	—	133,862
Subsidiaries of the entity that has significant influence on the controlling company	LG Electronics India Pvt. Ltd.	42,703	—	—	—	—	163
	LG Electronics Vietnam Haiphong Co., Ltd.	334,522	—	—	5,368	—	575
	LG Electronics Nanjing New Technology Co., Ltd.	262,532	—	—	—	—	344
	LG Electronics do Brasil Ltda.	22,625	—	—	—	—	92
	LG Innotek Co., Ltd.	5,986	—	10,333	—	—	77,164
	LG Electronics Mlawa Sp. z o.o.	523,404	—	—	—	—	1,205
	LG Electronics Reynosa S.A. DE C.V.	594,690	—	—	—	—	485
	LG Electronics Egypt S.A.E	18,732	—	—	—	—	63
	LG Electronics Japan, Inc.	—	—	—	18	—	4,565
	LG Electronics RUS, LLC	359	—	—	—	—	2,062
	LG Electronics U.S.A., Inc.	—	—	—	—	—	1,606
	P.T. LG Electronics Indonesia	342,184	—	—	—	—	1,842
	LG Technology Ventures LLC	—	—	—	—	—	2,275
	HI-M Solutek Co., Ltd	—	—	9	—	—	6,825
	Others	1,068	—	84	—	—	1,010
	Subtotal	2,148,805	—	10,426	5,386	—	100,276

	Total	2,317,744	15,200	155,439	283,456	30,234	247,812

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

The table below illustrates details of the Company’s receivables and payables. As of the date of submission of this prospectus, the Company has not established any provisions for impairment relating to receivables from related parties, and accordingly, has not recognized allowance expense for impairment.

As of September 30, 2023, the Company had accounts payable amounting to KRW 1,428.9 billion to its related parties on a consolidated basis, which is approximately 30.4% of the Company’s total accounts payable of KRW 4,702.5 billion on a consolidated basis. The sharp increase in the Company’s accounts payable as of December 31, 2022, which amounted to KRW 358.1 billion, to its accounts payable as of September 30, 2023 was mainly due to the long-term borrowing the Company obtained from LG Electronics in the aggregate amount of KRW 1 trillion during March and April 2023.

[Details of Accounts Receivable and Accounts Payable involving Related Parties]

(As of September 30, 2023)			(Unit: KRW millions)

Category	Associates and their subsidiaries	Accounts Receivable		Accounts Payable
		As of September 30, 2023	As of December 31, 2022	As of September 30, 2023	As of December 31, 2022
Associates	AVATEC Co., Ltd.	—	—	2,296	3,756
	Paju Electric Machinery Co., Ltd.	—	—	48,776	30,431
	Wooree E&L Co. Ltd.	805	878	2,470	1,502
	Yas Co., Ltd.	—	—	5,376	7,680
	Material Science Co., Ltd.	—	—	15	—
	Subtotal	805	878	58,933	43,369

Entity that has significant influence over the controlling company	LG Electronics (*1)	52,851	69,447	1,133,203	99,934

Subsidiaries of the entity that has significant influence over the controlling company	LG Electronics India Pvt. Ltd.	14,047	5,669	10	15
	LG Electronics Vietnam Haiphong Co., Ltd.	30,246	50,173	895	53
	LG Electronics Nanjing New Technology Co., Ltd.	45,181	30,018	54	—
	LG Electronics do Brasil Ltda.	6,260	10,997	—	—
	LG Innotek Co., Ltd. (*2)	2,574	3,838	228,777	209,032
	LG Electronics Mlawa Sp. z o.o.	83,487	94,346	2	155
	LG Electronics Reynosa S.A. DE C.V.	119,126	16,760	18	167
	LG Electronics Japan, Inc.	—	—	577	566
	P.T. LG Electronics Indonesia	55,242	45,617	90	195
	LG Electronics Taiwan Taipei Co., Ltd.	—	—	74	77
	LG Electronics Egypt S.A.E	2,080	—	4	—
	Etc.	155	2,260	6,300	4,574
	Subtotal	358,398	259,678	236,801	214,834

	Total	412,054	330,003	1,428,937	358,137

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) (*1) The accounts payable for LG Electronics as of September 30, 2023 includes the Company’s long-term borrowing of KRW 1 trillion.

Note 3) (*2) The accounts payable for LG Innotek Co., Ltd. as of September 30, 2023 and December 31, 2022 include a security deposit of KRW 180 billion under a lease agreement.

Note 4) LG Electronics’ Annual Business Report for 2022 states that its accounts receivable with respect to the Company amounted to KRW 177.8 billion and its accounts payable with respect to the Company amounted to KRW 117.6 billion, and its Quarterly Business Report for the third quarter of 2023 stated that its accounts receivable with respect to the Company amounted to KRW 1,199.8 billion and its accounts payable with respect to the Company amounted to KRW 1,036.8 billion. Such differences are mainly due to adjustments made in connection with LG Electronics’ recognition of revenue relating to the equipment supplied to the Company on the basis of performance progress.

On March 27, 2023, the Company entered into an agreement to obtain a long-term borrowing from LG Electronics in the aggregate amount of KRW 1 trillion. It received KRW 650 billion of the principal amount of such borrowing on March 30, 2023 and the remaining KRW 350 billion on April 20, 2023. Also, in connection with this proposed offering, the Company’s largest shareholder, LG Electronics plans to contribute approximately KRW 494.1 billion to acquire 51,737,236 common shares of the Company, resulting in an estimated percentage of ownership of 37.47% after the capital contribution. The company was not a recipient or beneficiary in any other financial transactions, such as payment guarantees, loans and borrowings, commercial paper purchases or funding commitments, with related parties during the past five years.

[Major Financial Transactions between the Company and its Related Parties]

(Unit: KRW millions)
Category	Associates	Borrowings	Collection of loans
Entity that has significant influence over the controlling company	LG Electronics Inc.	1,000,000	—
Associates	Wooree E&L Co., Ltd.	—	73

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

As of September 30, 2023, the status of debt guarantees with related parties is as follows. In exchange for the debt guarantees, the Company receives fees based on the maturity of the debt guarantee and the interest rate under typical terms for credit facilities. The Company has charged fees in the amount of USD 2.7 million to LG Display Vietnam Haiphong Co. in 2023 and there is no outstanding balance as of September 30, 2023.

[Debt Guarantee with Affiliated Companies]

(As of September 30, 2023)							(Unit: USD millions)

Entity name	Relationship	Creditor	Credit Type	Purpose of Credit	Agreement date	Guarantee period		Transaction history (balance)				Guarantee Limit
						From	To	Beginning of Term	Increase	Decrease	End of Term
LG Display Vietnam Haiphong Co., Ltd	Affiliate (Subsidiary) Company	Sumitomo Mitsui Banking Corporation and others	Debt Guarantee	Funds for facility investments	March 7, 2017	May 15, 2017	Mar 7, 2024	150	0	100	50	400
		Citi Bank Taiwan Limited	Debt Guarantee	Funds for facility investments	March 12, 2018	April 13, 2018	Apr 13, 2023	75	0	75	0	0
		Sumitomo Mitsui Banking Corporation Singapore Branch	Debt Guarantee	Funds for facility investments	March 29, 2018	April 26, 2018	April 25, 2025	56	0	11	45	100
		Export-Import Bank of Korea	Debt Guarantee	Funds for facility investments	April 23, 2018	May 29, 2018	May 21, 2025	250	0	50	200	400
		Australia and New Zealand Banking Group Limited	Debt Guarantee	Funds for facility investments	September 19, 2019	December 30, 2019	September 18, 2024	66	0	28	38	170
		Standard Chartered Bank (Singapore) Limited	Debt Guarantee	Funds for facility investments	September 19, 2019	March 7, 2022	March 28, 2025	100	0	0	100	100
		KEB Hana Bank, Singapore Branch	Debt Guarantee	Funds for facility investments	May 26, 2022	May 26, 2022	May 23, 2025	100	0	0	100	100
		The Hongkong and Shanghai Banking Corporation Limited and others	Debt Guarantee	Funds for facility investments	June 28, 2022	June 28, 2022	July 31, 2029	610	390	0	1,000	1,000

Total			—	—	—	—	—	1,407	390	264	1,532	2,270

Note 1)

In exchange for the debt guarantees, the Company receives fees in consideration of the maturity of the debt guarantee and the interest rate under typical credit terms. The Company has charged fees of USD 2.7 million to LG Display Vietnam Haiphong Co. in 2023 and there is no outstanding balance as of September 30, 2023.

Note 2)

As the Company’s payment guarantee was required for a large-scale financing through a global bank, the effect of which is ultimately in the interest of the Company and constitutes a credit contribution that is not likely to impair the Company’s asset soundness, it was approved and executed by the Board of Directors in accordance with the Commercial Act and the Regulations of the Board of Directors.

On March 27, 2023, the Board of Directors resolved to borrow KRW 1 trillion from the Company’s largest shareholder, LG Electronics, in order to strengthen the competitiveness of its OLED business as well as for working capital purposes, and withdrew KRW 650 billion of the principal amount of such borrowing on March 30, 2023 and the remaining KRW 350 billion on April 20, 2023. The repayment terms provide for a two-year grace period followed by a one-year repayment period in installments with an interest rate of 6.06%. In addition, the Company pledged certain of its land and buildings equivalent to the sum of the principal and interest amount as collateral for such borrowing.

Moreover, deposits in the amount of CNY 4,288 million (equivalent to KRW 790.1 billion) have been pledged as collateral by LG Display Nanjing Co., Ltd. in connection with the Company’s borrowings in the amount of USD 200 million (equivalent to KRW 269.0 billion) and KRW450 billion from Shinhan Bank and others.

In the first nine months of 2023, asset transfer transactions with subsidiaries involving, or for the benefit of, the Company as the controlling entity were as follows.

Entity name	Entity name of the counter party	Relationship	Trade Type	Trade Period	By trade day	Trading Objects	Trade Purpose	Trade Amount	Gain (Loss) on Disposal
LG Display Co., Ltd.	LG Display Vietnam Co., Ltd.	Subsidiary	Sales of capital equipment	Jan 10, 2023 - Aug 2, 2023	Date of sale	Machinery, etc.	Capability expansion/production efficiency, etc.	1,246	687
	LG Display Guang Zhou Co., Ltd	Subsidiary	Sale of capital equipment	Jan 12, 2023 - May 15, 2023	Date of sale	Machinery, etc.	Capability expansion/production efficiency, etc.	158	609
	LG Display Yantai Co., Ltd	Subsidiary	Sale of capital equipment	Jul 20, 2023 - Aug 3, 2023	Date of sale	Machinery, etc.	Capability expansion/production efficiency, etc.	881	651
	LG Display (China) High-tech, Co., Ltd.	Subsidiary	Sale of capital equipment	Aug 30, 2023	Date of sale	Machinery, etc.	Capability expansion/production efficiency, etc.	103	103

Note 1) Trading days(s) are based on the latest trading days(s).

Note 2) The transaction amount was appropriately calculated through valuation in the market, and the transaction was executed under customary payment terms, including cash payment within 35 to 60 days from the end of the transaction.

Note 3) The above transactions are within the total limit of transactions with related parties approved by the Board of Directors on November 23, 2022.

Note 4) Transaction amounts less than KRW 100 million were omitted.

The following table illustrates transactions involving the Company as the controlling entity and its subsidiaries that accounted for more than 5% of the Company’s total revenue during the first nine months of 2023. As 95.6% of the Company’s overseas sales are made through its foreign subsidiaries in the United States, Germany, Japan, Taiwan, China, and Singapore, the Company engages in related business transactions with its subsidiaries.

(Unit: KRW millions)

Company name	Relationship	Transaction Type	Transaction Period	Transaction Details	Transaction Amount
LG Display America, Inc.	Subsidiary	Sales and purchases	January 1, 2023 - September 30, 2023	Sales of display products, etc.	7,215,447
LG Display Nanjing Co., Ltd.	Subsidiary	Sales and purchases	January 1, 2023 - September 30, 2023	Sales of display products, etc.	1,219,605
LG Display Vietnam Haiphong Co., Ltd.	Subsidiary	Sales and purchases	January 1, 2023 - September 30, 2023	Sales of display products, etc.	1,934,174
LG Display High-Tech (China) Co., Ltd.	Subsidiary	Sales and purchases	January 1, 2023 - September 30, 2023	Sales of display products, etc.	2,009,744

As of September 30, 2023, the Company has outstanding loans to a supplier as part of its efforts to promote synergy and enhance product competitiveness as follows:

(Unit: million won)

Company name	Relationship	Balance Sheet Item	Balance as of January 1, 2023	Increase	Decrease	Balance as of September 30, 2023
Hyunwoo Industrial and others	Supplier	Short- and long-term loans	88,868	1,938	24,906	65,900

Note) The above is net of present value discount and prior to recording provision for bad debt.

The primary reason for the existence of the Company’s sales to, and purchases of raw materials and acquisitions of property, equipment and plant from related parties from, related parties is that the Company has a close business relationship with electronic product manufacturers, including LG Electronics. The close business relationship with LG Electronics allows the Company to secure a stable source of sales as LG Electronics has a leading market position and is competitive in both domestic and global markets for home electronics and IT devices, including televisions and laptops. However, in the event the operating results of LG Electronics and other affiliates deteriorate, the Company’s operating results may deteriorate as well.

A future deterioration in the operating results of the Company’s related parties or a change in the terms and conditions of transactions with its related parties that is unfavorable to the Company may adversely affect the Company’s operating results. In addition, the Company has close business relationships with some of its related parties, and accordingly, any risks relating to the Company’s affiliates may have an adverse impact on the Company’s business environment and profitability. Therefore, investors are advised to continually monitor the status of the Company’s transactions with its related parties before making their investment decision.

J. Risks relating to the business group status

The Company is a member company of the LG Group, which ranks as the fourth-largest business group in Korea as designated by the Korea Fair Trade Commission (the “KFTC”) in April 2023. As of December 31, 2023, the LG Group consisted of a total of 63 domestic affiliates engaged in electronics, chemical, telecommunications, service and other businesses. The LG Group is organized as a holding company, with Chairman Koo Kwang-mo and his specially related persons holding 41.7% stake as of September 30, 2023, and has stable control of its major direct and indirect subsidiaries. LG Electronics, the largest shareholder of the Company, is the top-tier affiliate of the electronics business division of the LG Group and owned approximately 37.9% (135,625,000 shares) of the Company’s shares as of the business day immediately preceding the date of this prospectus, and the Company’s management control is expected to remain stable. However, pursuant to the regulations relating to large business groups, the Company may be subject to certain restrictions on its business activities, such as providing debt guarantees and conducting mutual investments among affiliated companies, and approvals of board of directors are required for large-scale related party transactions.

As of December 31, 2023, the LG Group, which the Company is a member of, consisted of a total of 63 domestic affiliates and engaged in electronics, chemical, telecommunications, and service and other businesses. The LG Group’s governance structure is in the form of a holding company structure, and as of September 30, 2023, Chairman Koo Kwang-mo and his specially related persons held a 41.7% stake in LG Corporation, which has stable control over major affiliates in the form of subsidiaries and subsidiaries.

[LG Group’s Governance Structure]

As of 31st Dec. 2023
Total of 63 companies
(Based on fair trade law of South Korea)

41.7%
LG Corp.
Consolidated Subsidiaries
LG ELECTRONICS INC. 33.7%
37.9% LG Display Co., Ltd.
100% NANUMNURI
40.8% LG INNOTEK CO., LTD.
100% INNOWITH
100% Hiplaza CO.,LTD
100% Hi-M Solutek
100% Hi-Caresolution Corp
100% HITELESERVICE CO., LTD
100% ACE R&A CO., LTD.
100% HANURI
33.4% Robostar Co.,Ltd.
51.0% LG Magna e-Powertrain Co. ,Ltd.
51.0% FITNESSCANDY CO.,LTD
60.0% HIEVCHARGER CO.,LTD
100% ZKW Lighting Systems Korea Co., Ltd.*
*) Owned 100% by ZKW Group GmbH (Overseas Affiliate)
LG CHEM LTD 33.3%
81.8% LG ENERGY SOLUTION, LTD.
100% Aremnuri. Co. Ltd
50.0% SEETEC co., Ltd.
100% Haengboknuri
100% FARM HANNONG CO., LTD
51% LG-HY BCM Co., Ltd.
60.0% TW Biomassenergy Co., Ltd
LG H&H Co., Ltd. 34.0%
90.0% Coca-Cola Beverage Co.
100% Hankook Beverage Co.,Ltd.
100% gowoonnuri
100% HAI TAI HTB CO.,Ltd.
100% fmg Co., Ltd.
100% Balkeunnuri. Co., Ltd.
50.0% LG Farouk Co.
100% MiGenstory Co.Ltd
87.0% ULLEUNG WATER. CO.,LTD
99.3% TAI GUK PHARM. CO., LTD
100% RUCIPELLOKOREA INC.
90.0% F&I Agricultural Co.,Ltd.
75.0% vivawave Co., Ltd.
LG UPLUS Corp. 37.7%
50.0% LG HelloVision Corp.
100% CV Partners CO., Ltd.
100% CSLEADER
100% AIN TeleService, LTD.
99.6% Medialog corp.
51.0% DACOM Crossing Corporation
100% CS One partner Corporation
100% WithU Corporation
100% Uplus Home Service Corp.
HS Ad Inc. 35.0%
LG CNS Co., Ltd. 50.0%
96.1% BizTech Partners Co., Ltd.
96.1% Biztech On Co., Ltd.
100% HAENGBOKMARU
61.9% RightBrain Co., Ltd.
D&O Corp. 100%
100% miraeM Co.,Ltd
100% D&O CM Corp.
40% XI C&A Co., Ltd.
40% S&I Corp.
100% DREAMNURI CO. LTD
LG Management Development Institute 100%
LG SPORTS Ltd. 100%

Source: Company information

LG Electronics, the largest shareholder of the Company, is the top-tier affiliate of the Electronics Business Division of the LG Group, and as of the business day immediately preceding the date of this prospectus, it held 135,625,000 shares of the Company, which represented 37.90% of the total number of shares issued by the Company. The Company believes that the vertical management control of LG Corporation, LG Electronics and the Company is stable. Other than LG Electronics, which is the largest shareholder, the only shareholder that holds more than 5% of the Company’s shares based on the total number of issued shares is the National Pension Service, which held 19,362,894 shares (representing a 5.41% ownership interest) of the Company according to the National Pension Service’s ownership disclosure filing dated April 24, 2023. The Company believes that its ownership control structure is highly stable, given the fact that (i) the ownership level of its second largest shareholder is significantly lower than that of its largest shareholder, (ii) and the second largest shareholder holds the Company’s shares for investment purpose only and not for the purpose of influencing its control. LG Electronics recognized net loss from equity method valuation of KRW 1.2 trillion on a consolidated basis in 2022, mainly due to the deterioration of the Company’s operating results, and further recognized net loss from equity method valuation of KRW 1.4 trillion in the first nine months of 2023. In addition, in light of the deterioration in the Company’s ability to generate cash primarily as a result of recording operating losses for six consecutive quarters since the second quarter of 2022, the burden on LG Electronics to provide financial support to the Company has increased, including a loan in the amount of KRW 1 trillion in April 2023 and the expected capital contribution of approximately KRW 494.1 billion through this proposed offering (based on its planned participation at the maximum 120% level). Accordingly, despite the currently stable control status, threats to management rights may arise in the future if the Company’s profitability continues to decline due to rapid changes in the internal and external business environment or if the Company’s financial structure becomes unstable. The following tables summarize the stock ownership status of the Company’s largest shareholders, specially related persons and shareholders otherwise holding 5% or more of the Company’s shares.

[Current Status of the Stock Ownership of the Company’s Largest Shareholder and its Specially Related Persons]

(As of December 15, 2023)	(Unit: shares, %)

Name	Relationship	Types of Stocks	Number of Owners and Percentage of Ownership				Details
			Beginning of term		End of term
			Number of shares	Ownership percentage (%)	Ownership percentage (%)	Equity Ratio
LG Electronics	Largest shareholder	Common Share	135,625,000	37.90	135,625,000	37.90	—
Ho Young Jung	Executive of an affiliated company	Common Share	15,000	0	15,000	0	—
Total		Common Share	135,651,500	37.91	135,651,500	37.91	—
		Preferred Share	0	0.00	0	0.00	—

Source: Company data

Note 1) Specially related persons only include the registered directors who own the Company’s shares.

[Current Status of Shareholders who has more than 5% Ownership Interest in the Company]

(As of December 15, 2023)	(Unit: shares, %)

Category	Shareholders’ Name	Number of Owners	Percentage of Equity (%)	Details
Shareholders of more than 5% Ownership	LG Electronics	135,625,000	37.90	—
	—	—	—	—
The Employee Shareholders’ Association		35	0.00

Source: Company data

Note 1) The number of shares held by the National Pension Service is 19,362,894 shares, based on its ownership disclosure report dated April 24, 2023, which represented 5.41% of the Company’s shares.

The LG Group has a diverse business structure, including the electronics business division centered around LG Electronics, LG Display and LG Innotek, the chemical business division centered around LG Chem and LG Energy Solution, and the communication business division centered around LG Uplus and LG HelloVision. In addition, in accordance with the resolution of the board of directors in November 2020, LX Holdings, a newly established holding company that was horizontally spun off from LG Corporation, was established on May 1, 2021. Accordingly, LG Hausys, Ltd., LG International Corp., Silicon Works Co., Ltd., and LG MMA Corporation were renamed to LX Hausys, Ltd., LX International Corp., LX Semicon Co., Ltd., and LX MMA Corporation, respectively, and became subsidiaries of LX Holdings Corp. The LG Group has achieved stable growth through the balanced development of each of its business divisions, but due to ongoing governance adjustments, a significant portion of its businesses have been separated, increasing its reliance on its electronics and chemical businesses.

From 2018 to 2019, the LG Group’s profitability declined due to slowdowns in the electronics and chemical sectors, intensified competition, and the deteriorations in the performances of its display and smartphone businesses. However, in 2020, due to the increase in consumptions relating to contactless social norms in light of the COVID-19 pandemic, the LG Group companies experienced higher profit in the television and home appliance businesses, and the display business’s operating loss decreased significantly due to an increase in panel prices. The consolidated operating profit of the LG Group amounted to approximately KRW 8.6 trillion, which also reflected improved supply and demand conditions in the petrochemical business and the growths in the sales and profitability of the rechargeable battery business. The LG Group’s overall profitability continued to improve in 2021, as the combined effect of the strong sales of premium home appliances and the display business turning positive profit (reflecting the effects of the expanded OLED production capacity) was supplemented by the strong performance of the petrochemical business and the enhanced profitability of the rechargeable battery business. The LG Group recorded consolidated operating profit of approximately KRW 14.6 trillion in 2021, representing a 59.1% increase compared to 2020 and marking the highest operating profit in the LG Group’s history. However, in 2022, the LG Group’s operating profit decreased to approximately KRW 7.5 trillion, as demand for electronics and petrochemical products declined adverse effects of, among other things, a global economic slowdown and interest rate increases, which was partially offset by the turnaround of the group’s electronic parts business, which was promoted as a new growth engine. Going forward, adverse factors such as geopolitical risks (including those stemming from the Russia-Ukraine war and Israeli-Palestinian conflict), increased volatility in the financial markets following steep interest rate hikes, growing concerns of an economic recession, and increases in costs of sales due to currency appreciation may contribute to a decline in the sales and profitability of the group’s electronics and chemicals businesses.

Despite its strong EBITDA generating capabilities, the LG Group is facing a deficit in its balance of funds due among other reasons to its continued investments to respond to downstream demand and expand the production capacity for its major businesses within electronics and chemical business divisions, and the distribution of cash dividends in the chemical business division (KRW 0.9 trillion in 2021 and KRW 1.1 trillion in 2022). The LG Group’s combined net borrowings increased slightly from KRW 27.6 trillion as of December 31, 2021 to KRW 27.8 trillion as of December 31, 2022, while it maintained a stable financial position with a liabilities-to-equity ratio of 105.5% and total borrowings-to-EBITDA ratio of 2.3 times.

Of the LG Group’s total borrowings of KRW 51.6 trillion as of December 31, 2022, the electronics business division accounted for KRW 27.2 trillion, representing the highest proportion (52.7%) within the group, followed by the chemicals business division accounting for KRW 16.4 trillion (31.8%), the telecommunications business division accounting for KRW 7.0 trillion (13.7%), and the service business division accounting for KRW 0.9 trillion (1.8%). As of December 31, 2022, long-term borrowings accounted for 72% of total borrowings, so the burden of short-term repayment is low, and it has cash and short-term and long-term financial instruments (KRW 23.8 trillion) that exceed its existing borrowings (KRW 14.5 trillion), so the liquidity risk is believed to be low.

[LG Group’s Financial Highlights]

(Unit: KRW billions, %, Times)

Category	Electronics		Chemicals		Communication		Service		Total
	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022
Total Borrowings	23,635	27,206	15,288	16,407	7,061	7,041	893	928	46,877	51,582
Short-term borrowings	6,236	8,066	3,836	4,086	1,998	1,640	304	706	12,374	14,498
Long-term borrowings	17,399	19,139	11,452	12,322	5,064	5,401	588	222	34,503	37,084
Cash and financial instruments	10,542	10,116	4,922	9,467	835	871	3,011	3,360	19,310	23,814
Net Borrowings	13,093	17,090	10,365	6,941	6,226	6,170	(2,118)	(2,432)	27,566	27,769
Liabilities-to-Equity Ratio (%)	162.9	168.7	104.4	75.3	143.4	134.0	32.7	25.2	121.7	105.5
Reliance on borrowing (%)	25.8	29.9	26.0	21.8	36.5	35.6	5.4	5.5	25.2	25.4
Total Borrowings/EBITDA	1.7x	2.8x	1.6x	2.1x	2.0x	1.9x	0.7x	0.6x	1.6x	2.3x

Source: KR (August 2023)

The LG Group maintains a stable holding company structure centered around LG Corporation and has excellent financial stability and stable cash generation power based on a diversified business portfolio and competitive advantages in the industries in which it operates. However, sudden fluctuations in the domestic or global economy or deterioration of the business conditions of the electronics sector, which constitutes a relatively large proportion of the group’s overall business, may have an adverse effect on the cash flow and financial stability of the group as a whole.

The LG Group is ranked as the fourth-largest business group in Korea as designated by the KFTC in April 2023. The KFTC regulates certain activities of large business groups through its policies on large business groups, which policies primarily include the following and the main policies are as follows.

[The KFTC’s Policies regarding Large Corporate Groups]

Category	Details
Restriction on the total amount of investment	A company subject to the restriction on the total amount of investment is prohibited from acquiring shares of another company exceeding 40% of its net assets (provided, however, companies operating in the financial or insurance industry, holding companies, and other corporate governance parent companies are exempt from the application of such restriction).

Restriction on guarantees of debt between affiliates	A company belonging to the KFTC’s designated group of companies with restrictions on guarantees of debt may not provide any guarantee of its affiliates’ debt (including loans, payment guarantees and debt underwriting) incurred from domestic financial institutions. Existing guarantees of debt must be resolved within two years of designation.

Prohibition of mutual investment between affiliates	A company (including a financial or insurance company) that belongs to the KFTC’s designated enterprise group with restrictions on mutual investment is prohibited from acquiring or owning shares of another company that is a member of the same enterprise group and owns such company’s shares.

Prohibition of acquiring shares of affiliates of small and medium enterprise start-up investment companies	A company that (i) belongs to the KFTC’s designated enterprise group with restrictions on mutual investment and (ii) is a “small and medium enterprise start-up investment company” under the Support for Small and Medium Enterprise Establishment Act is prohibited from acquiring or owning shares of any of its domestic affiliates.

Restrictions on voting rights for financial and insurance companies	A company engaged in the financial or insurance business that belongs to the KFTC’s designated enterprise group with restrictions on mutual investment may not exercise voting rights on shares of domestic affiliates that it acquires or owns.

Board approval and disclosure of large related party transactions	With respect to a company belonging to the KFTC’s designated enterprise group with restrictions on mutual investment, any large-scale related party transaction where the transaction value is more than (i) 5% of the greater of the company’s total equity or share capital or (ii) more than KRW 5 billion must be approved by the company’s board of directors, and such transaction must be publicly disclosed. The foregoing requirements also apply to any changes in major terms of such transaction).

Disclosure of important matters of unlisted companies	- Important matters related to ownership and governance - Important matters related to management activities

Disclosure of Corporate Group Status

A company that belongs to the KFTC’s designated enterprise group with restrictions on mutual investment shall disclose certain general information regarding the enterprise group, its directors and officers, share ownership and transactions with related parties.

*   Excludes companies with total assets of less than KRW 10 billion at the end of the previous fiscal year that are in liquidation proceedings or have ceased doing business for one year or longer.

Source: the KFTC

As applicable regulations on large business groups restrict guarantees of debt and mutual investments among affiliates and require the approval of the board of directors for large related party transactions, investors are advised to consider such restrictions prior to making their investment decisions. The Company follows strict internal control procedures, including by requiring the approval of the internal transaction committee for transactions between affiliates. Nevertheless, in the event of any violations of the fair trade laws, the Company may be subject to fines and other disciplinary actions, which could adversely affect the Company’s reputation and business.

The LG Group, which the Company is a member of, has been continually designated as a “main debtor group” since 1999, and its main creditor bank is Woori Bank. The “main debtor group” designation is a system that manages the financial structure of company groups with a large collective amount of bank loans through the main creditor bank, and includes company groups with (i) total borrowings at the end of the previous year of 0.1% or more of Korea’s nominal GDP of the preceding year and (ii) a total balance of credit extended by the banking sector in Korea at the end of the previous year of 0.075% or more of the total credit balance of the entire banking sector in Korea at the end of the preceding year. The main debtor group is annually designated by the Director of the FSS, and if a company group is selected as the main debt group, its main creditor bank evaluates the financial structure of such group and manages the credit risk of such group, including by entering into an agreement with company groups with insufficient evaluation results to improve the financial structure of such group through measures such as requiring undertakings to reduce its debt ratio levels on and checking the implementation status of the group’s self-rescue plans.

[Main Debtor Groups by Year]

Classification	2021	2022	2023
Total Number of Main Debtor Groups	32 (an increase by 4 from the previous year)	32 (no increase from the previous year)	38 units (an increase by 6 from the previous year)

Threshold Amounts	Total borrowings: KRW 1,919.0 billion Total credits from the banking sector: KRW 1,000.1 billion	Total borrowings: KRW 1,933.2 billion Total credits from the banking sector: KRW 1,076.3 billion	Total borrowings: KRW 2,071.7 billion Total credits from the banking sector: KRW 1,209.4 billion

Source: FSS press release (May 2023)

Out of a total of 38 main debtor groups, the LG Group remained as the fifth largest in the 2023 designations. To be designated as a main debtor group in 2023, a company group must have had total borrowings of at least KRW 2,071.7 billion and a total balance of credit extended by the banking sector of least KRW 1,209.4 billion. Given the LG Group’s financial structure and borrowing levels, it is unlikely that the group will be excluded from being selected as a main debtor group in 2024. Investors are advised to note that the main creditor bank in charge of a main debtor group conducts an evaluation of the group’s financial structure and engages in strengthened follow-up supervision over any vulnerable companies.

K. Risks related to intellectual property disputes and litigation

Considering the characteristics of the display industry, in which R&D capabilities are directly linked to a company’s competitiveness, intellectual property rights and patented technologies play a very important role in the display industry. As of September 30, 2023, the Company has accumulated 27,275 domestic registered patents and 33,662 overseas registered patents, and in the first nine months of 2023, the Company has obtained 1,782 domestic patents and 1,662 overseas patents. However, even if the Company promptly applies the output of its R&D efforts (i.e., its newly developed technology) to the Company’s products, the Company cannot guarantee whether such output will be accepted by the market. In addition, no assurance can be given that the Company’s current measures will be sufficient to prevent misappropriation of its intellectual property rights or that the Company’s competitors will not independently develop alternative technologies that are equivalent to or superior to the technology developed by the Company based on its intellectual property rights. Investors are advised to note the potential risk of losses to the Company’s business in the event of infringements in intellectual property rights if such rights are not systematically managed.

Considering the characteristics of the display industry, where R&D capabilities are directly linked to a company’s competitiveness, intellectual property rights and patented technologies play a very important role in the display industry. Even if the Company promptly applies the output of its R&D efforts (i.e., its newly developed technology) to the Company’s products, the Company cannot guarantee whether such output will be accepted by the market. In addition, market demand anticipated during the development phase may not materialize, or the Company may not be able to apply such new technology in a timely manner to capture market opportunities. Furthermore, the scope of a patent application, whether domestic or foreign, may become significantly narrower over the course of the patent approval process.

On the other hand, the level of economic benefit that a newly developed technology or product can enjoy depends on how quickly the Company’s competitors can replicate the technology or product, or how quickly they can develop newer or less expensive alternatives. If the Company’s technology or products are duplicated, replaced, or become unnecessary at a faster pace than anticipated, the Company’s sales attributable to such new technology or product may not sufficiently offset the cost of their development.

The Company’s patents, trade secrets, technology licenses and intellectual property rights form an important part of the Company’s business. As of September 30, 2023, the Company has accumulated 27,275 domestic and 33,662 overseas registered patents, and in the first nine months of 2023, the Company acquired 1,782 new domestic patents and 1,662 new overseas patents. The following tables provide details of the number of patent registrations and major patent rights for the periods indicated.

[Number of Domestic/Overseas Patent Registrations by Year]

Category	First Nine Months of 2023	2022	2021
Domestic	1,782	2,372	1,763
Overseas	1,662	2,164	2,379

[Major Patents Acquired]

Category	Acquisition date	Protection Details	Applicable Laws and Regulations	Manpower Required / Time Required for Acquisition	Whether Commercialized
Patent	June 24, 2021	Patent for achieving a pixel array structure for a heteromorphic organic light-emitting diode panel capable of realizing high resolution. The exclusive right is reserved until November 13, 2033.	Patent Law	2 Inventors/ 7 years 7 months	Commercialized

	May 26, 2021	Patent to improve the luminous performance and lifespan of large-scale organic light-emitting diode products, The exclusive right is reserved until December 22, 2037.	Patent Law	2 Inventors/ 1 year 8 months	Commercialized

	May 6, 2021	Patent for reducing power consumption of mobile organic light-emitting diode products by having a TFT capable of low-speed operation. The exclusive right is reserved until February 24, 2035.	Patent Law	4 Inventors/ 6 years 3 months	Commercialized

	April 28, 2020	Patent related to narrow bezel design of large liquid crystal display. The exclusive right is reserved until October 31, 2037	Patent Law	4 Inventors/ 2 years 6 months	Commercialized

	June 25, 2019	Patent for reducing the thickness of the panel when inserting a camera module into the IT liquid crystal display products. The exclusive right is reserved until May 30, 2037.	Patent Law	3 Inventors/ 2 years 7 months	Commercialized

Source: Quarterly Business Report of the Company for the Third Quarter of 2023

In addition to the above major patents, the Company has acquired and holds a number of other patents, most of which are related to LCD and OLED technologies and are likely to be used in the Company’s primary products or as part of key functionalities in the future. Through the entering of patent licensing agreements with Semiconductor Energy Laboratory of Japan, AU Optronics of Taiwan and Hannstar, among others, the Company has established a broad network of patent protection in its major business areas (including the production of LCD and OLED panels) as well as its future business areas.

However, no assurance can be provided that the Company’s current measures will be sufficient to prevent misappropriation of its intellectual property rights or that the Company’s competitors will not independently develop alternative technologies that are equivalent to or superior to the technology developed by the Company based on its intellectual property rights. Furthermore, the enforcement of intellectual property rights can be costly. In addition, the Company may not be able to detect unauthorized use of the Company’s intellectual property rights or take timely and appropriate measures to enforce the Company’s intellectual property rights.

If the Company discovers an activity that may potentially be infringing its intellectual property, or if any claim of unauthorized use or infringement of intellectual property rights is raised by or against the Company, the Company must defend the Company’s intellectual property rights through legal process. If any such allegation is made by or against the Company, the Company’s resources and personnel for core business activities may be diverted. If the Company does not prevail in such legal proceedings, the related intellectual property rights may be infringed, and no assurance can be provided that the Company would be able to develop their replacements or substitutes, or that the Company would be able to obtain a license to the related intellectual property rights on commercially reasonable terms.

In addition, the Company holds a number of non-patented trade secrets, including exclusive know-how in the manufacture and mass production of display panels, as well as a wide range of other information such as price forecasts and key customer information. If the Company’s exclusive know-how and other trade secrets are leaked to a third party due to a breach of applicable confidentiality obligations, hacking, leakage of key personnel or other reasons, the Company’s business may be adversely affected. Furthermore, while the Company is making an organizational effort to prevent the outflow of key personnel engaged in the R&D of technology, it is not possible to completely prevent such risk given an imbalance in the supply and demand of expert personnel in the display industry. An outflow of key personnel despite of the Company’s efforts may lead to a leakage of the Company’s technology, delay in product development and/or deterioration of long-term sales performance, which would adversely affect the Company.

L. Status of lawsuits, sanctions and contingent liabilities

As of September 30, 2023, the Company is a defendant in various lawsuits, including those filed against it and certain other LCD panel manufacturers for damages relating to alleged anticompetitive behavior of the defendants, but the final outcome of these lawsuits cannot be reasonably predicted. The Company has agreements with Korea Development Bank and several other banks for accounts receivable sales negotiating facilities of up to an aggregate of USD 1,000 million (KRW 1,344,800 million) in connection with the Company’s export sales transactions with its subsidiaries. The Company believes that its contingent liabilities are unlikely to materialize in the near term and thereby result in changes that would adversely affect its financial position. However, as future materialization of the Company’s contingent liabilities could have an adverse effect on the Company’s financial position, such events should be continually monitored. In addition, the relevant authorities’ sanctions against the Company may have an adverse effect on the Company’s business and reputation.

[Lawsuits]

As of the business day immediately preceding the submission date of this prospectus, the Company’s significant lawsuits include the following:

1) Allegation of Anticompetitive Behavior

The Company and certain other LCD panel manufacturers have been sued by certain individual companies for alleged violations of the European antitrust laws. While the Company is vigorously defending itself in these lawsuits, the final outcome of such lawsuits cannot be predicted as of September 30, 2023.

(a) Israeli Buyers’ Class Action

Category	Description
Date of filing:	November 26, 2013

Litigants:	Plaintiff: Israeli Buyers’ Group Defendant: LG Display and certain other LCD panel manufacturers

Details of the lawsuit:	Claim for damages arising from the defendants’ alleged collusion in the LCD industry

Litigation Value:	Undetermined

Progress Status:	The service of the complaint is still pending.

Future litigation schedule and strategy:	Trial date is not yet determined.

Impact on the Company based on the future outcome:	While the Company is unable to reliably estimate the timing and amount of outflows of resources embodying economic benefits relating to such lawsuit, the Company does not believe that it will have a material impact on the Company’s financial position.

(b) Granville Civil Litigation, UK

Category	Description
Date of filing:	December 7, 2016

Litigants:	Plaintiffs: Granville Technology Group, VMT, and OT Computers (all plaintiffs are currently in liquidation proceedings) Defendants: LG Display and other LCD companies

Details of the lawsuit:	Claim for damages arising from the defendants’ alleged collusion in the LCD industry

Litigation Value:	Undetermined

Progress Status:	An amended complaint was filed in March 2020.

Future litigation schedule and strategy:	The court’s ruling is expected in early 2024.

Impact on the Company based on the future outcome:	While the Company is unable to reliably estimate the timing and amount of outflows of resources embodying economic benefits relating to such lawsuit, the Company does not believe that it will have a material impact on the Company’s financial position.

2) Other Lawsuits

In addition to matters described above, the Company is involved in various legal proceedings and lawsuits. The Company is unable to reliably estimate the timing and amount of outflows of resources embodying economic benefits relating to these matters.

[Sanctions]

As of the business day immediately preceding the submission date of this prospectus, the status of the sanctions imposed against the Company from the relevant authorities is as follows:

1) Sanctions by Investigative and Judicial Agencies

Date	Sanctioning Authority	Target	Description and Relevant Laws	Sanctions Imposed	Monetary Sanction Amount	Amount of embezzlement/ misappropriation
January 26, 2021	Gimcheon Branch of Daegu District Court	Company	- Safety incidents on April 17, 2020 and May 14, 2020 - Article 59-1 of the Chemical Control Act	- Payment of fines - Reinforcement of safety management standards and training	Fine of KRW 3 million	—
		Officer (former Vice President and Safety and former Health Management Officer, incumbent, 22 years of service)			Fine of KRW 3 million	—
		Employee (former Team leader, incumbent, 24 years of service)			Fine of KRW 3 million	—

May 26, 2022	Goyang Branch of Uijeongbu District Court	Company	- Deficiencies spotted during a regular inspection of facility (from March 29 to April 2, 2021) following industrial accident at the site - Article 173-2, Article 168-1, Paragraphs 1 to 3 of Article 38, and Paragraph 1 of Article 39 of the Occupational Safety and Health Act	- Payment of fines - Reinforcement of safety management standards and training	Fine of KRW 5 million	—
		Officer (Senior Vice President and former Safety and Health Officer, incumbent, 25 years of service)			Fine of KRW 5 million	—

January 19, 2023	Goyang Branch of Uijeongbu District Court	Company	- Safety incident on January 13, 2021 (fine announced on January 11, 2023, ruling confirmed on January 19, 2023)	- Payment of fines - Reinforcement of safety management standards and training	Fine of KRW 20 million	—

December 8, 2023	Uijeongbu District Court	Employee (Plant manager, incumbent, 29 years of service)	- Safety incident on January 13, 2021 (fine announced on December 8, 2023, ruling confirmed on December 16, 2023)	- Payment of fines	Fine of KRW 5 million	—

December 15, 2023	Supreme Court (Final appeal pending)	2 Employees (Team leader, Incumbent, 21 years of service) (Lead, Incumbent, 16 years of service)	- Safety incident on January 13, 2021	—	—	—

On January 26, 2021, in connection with the safety incidents that occurred on April 17, 2020 and May 14, 2020, Gimcheon Branch of Daegu District Court issued a summary order to assess fines of KRW 3 million on each of the Company and two of its employees (a former vice president and head of Safety and Health Management at the Company’s Gumi facilities and a former team leader (incumbent, 24 years of service)) pursuant to Article 59(1) of the Chemical Substances Control Act.

On May 16, 2022, after a regular facility inspection following an industrial accident at the site, the trial court (Goyang Branch of Uijeongbu District Court) ordered a fine of KRW 5 million on each of the Company and one employee (a senior vice president and former Health and Safety Officer, incumbent, 25 years of service) pursuant to Article 38(1) of the Occupational Safety and Health Act.

In connection with a safety accident occurred on January 13, 2021, the trial court (Goyang Branch of Uijeongbu District Court) sentenced the Company on January 11, 2023 to a fine of KRW 20 million pursuant to Articles 173, 167(1) and 63 of the Occupational Safety and Health Act and Articles 63 and 57 of the Chemical Substance Control Act. The decision against the Company was confirmed on January 19, 2023. (The prosecution filed appeals against some of the defendants, including three of the Company’s employees, all of which were dismissed by the Court of Appeals on December 8, 2023. Two of the Company’s employees filed a final appeal, which cases are currently pending, and the judgment against the remaining defendants, including one of the Company’s employees, was confirmed on December 16, 2023.)

In order to prevent recurrence, the Company is exerting continual efforts to treat safety as a top priority management objective, including by strengthening the Company’s safety management standards and employee training efforts, and the Company is committed to the goal of becoming “Safe LG Display.”

2) Status of Sanctions by Administrative Agencies

(a) Status of sanctions by financial supervisory authorities:

The Company has not been sanctioned by any financial supervisory authority for violating financial laws and regulations during the disclosure period.

(b) Status of sanctions by the KFTC:

The Company has not been sanctioned by the KFTC for violating applicable laws and regulations during the disclosure period.

(c) Status of sanctions by tax authorities:

During the disclosure period, the Company has not received any tax levy or fine from the tax authorities for illegal acts under Articles 3 and 10 of the Tax Crimes Punishment Act.

(d) Status of sanctions from other administrative and public authorities:

Date	Sanctioning Authority	Target	Description	Applicable Laws and Regulations	Penalties or Actions	Monetary Sanction Amount
April 12, 2021	Ministry of Employment and Labor, Goyang District Office	Company	Violation of safety information material posting and education requirements	Article 114(1) of Occupational Safety and Health Act, etc.	-Paid administrative fines. -Completed Improvement and Implementation Report on Corrective Orders (October 1, 2021).	KRW 122,609,900

April 28, 2021	Paju Fire Station	Company	Failure to keep Periodic Inspection Records of Firefighting Facilities	Article 180(1) of the Act on Safety Control of Hazardous Substances

-Paid administrative fines.

-Conducted regular inspections of hazardous substances in accordance with the inspection checklist, and established procedures to discuss operations with administrative agencies in case of ambiguity.

KRW 1.2 million

April 4, 2022	Han River Basin Environment Office	Company	Failure to report the handling of hazardous chemicals	Article 31(1) of Chemical Substances Control Act, etc.	-Paid administrative fines. -Established a proactive management process related to contract reporting.	KRW 2.4 million

April 13, 2022	Ministry of Employment and Labor, Goyang District Office	Company	Delay in reporting a safety incident dated February 12, 2022	Article 57(3) of Occupational Safety and Health Act, etc.	-Paid administrative fines. -Provided a Company-wide notice and training regarding standards for immediate reporting of incidents.	KRW 5.6 million

December 15, 2022	Ministry of Environment	Company	Failure to submit a timely notice of reason for cancelling the allocation of emission rights by December 15, 2022	Article 17(2) of the Act on the Allocation and Trading of Greenhouse-Gas Emission Permits	-Paid administrative fines. -Engage in regular monitoring of business site closures and emission fluctuations (once a month).	KRW 1.6 million

November 13, 2023	Ministry of Employment and Labor, Southern Branch Office	Company	Non-payment of overtime pay	Articles 43(1) and 36(1) of Labor Standards Act	Implemented corrective orders, which were completed on November 27, 2023.	—

As a result of the regular supervision by the Ministry of Employment and Labor in relation to the safety accident that occurred on January 13, 2021, corrective orders and administrative fines were imposed on the Company on April 12, 2021 for violating Article 114(1) of the Occupational Safety and Health Act (Posting Material Safety Data Sheets and Training) and other applicable law, and paid administrative fines of KRW 122,609,900, and reported the completion of the implementation of the corrective order on October 1, 2021.

The Company kept records of the periodic inspection under Article 18(1) of the Act on Safety Control of Hazardous Substances as a result of the joint fire inspection conducted by the Gyeonggi-do Fire and Disaster Headquarters from March 8 to March 12, 2021. However, because certain inspection items (relating to fire facilities) were not permitted to be replaced by checklists implemented under other applicable laws (namely, the Fire Facilities Act), the Company was imposed with an administrative fine of KRW 1.2 million by the Paju Fire Station on April 28, 2021 for not recording and preserving the results of the periodic inspection under Article 18(1) of the Act on Safety Control of Hazardous Substances (Periodic Inspection and Periodic Examination). The Company has paid such fine. Following such event, the Company has been conducting regular inspections of hazardous materials in accordance with the detailed regulatory checklist. In addition, the Company has taken measures to prevent potential violations by setting up procedures for consulting with relevant administrative authorities in case of any ambiguities arising in the operation of such inspections.

On April 4, 2022, the Company was fined KRW 2.4 million by the Han River Basin Environment Office for violating Article 31(1) of the Chemical Substances Control Act for failing to report a contract for handling hazardous chemicals. The Company has paid such fine. To prevent recurrence, the Company has established procedures to proactively manage reporting timelines and documentation to be led by the department in charge of contract reporting, so that relevant reports may be made in accordance with regulations within their due dates.

On April 13, 2022, following a relevant department’s delay in reporting an industrial accident (dated February 12, 2022) to the company by over a month, the Company was assessed a fine of KRW5.6 million for a violation of Article 57(3) of the Occupational Safety and Health Act and other applicable law. The Company paid the fine and provided a Company-wide notice and training to promote immediate reporting upon the occurrence of similar incidents and to prevent such delays in the future.

On December 15, 2022, under Article 17-2 of the Act on the Allocation and Trading of Greenhouse-gas Emission Permits, the Ministry of Environment ordered a fine of KRW 1.6 million on the Company for failure to timely submit a report on the cancellation of allocation of emission rights (when a designated business entity shuts down a part or the entirety of its production site and if the such site’s greenhouse gas emission is less than 50% of the allocated quota due to the closure, shutdown, or discontinuation of operation of its facilities, the designated business shall report to a relevant agency within a month of such shut down). The Company paid the fine and established procedures to prevent the recurrence of similar events, including through the regular monitoring of site closures and monthly changes in emissions.

On May 19, 2023, an accident resulting in the death of one of the Company’s employees occurred, and the Company subsequently became subject to a non-periodic inspection by the Southern Branch Office of the Seoul Regional Employment and Labor Office. As a result of the labor inspection, the Company and its CEO were alleged to have violated Article 53 of the Labor Standards Act on October 6, 2023, and the Southern Branch Office of Ministry of Employment and Labor is currently conducting an investigation of such allegation. Depending on the outcome of the investigation, the Company and its CEO may become subject to penalties. Furthermore, on November 13, 2023, the Company received a corrective order from the Southern Branch Office of the Seoul Regional Employment and Labor Office to pay KRW 239,743,773 in overtime wages to the relevant employees for violations of Articles 36 and 43(1) of the Labor Standards Act. On November 27, 2023, the Company fulfilled the corrective order, and accordingly, the Company is not expected to face any penalties in relation to the corrective order. (In the case of a corrective order, when such order is fulfilled, the case becomes concluded at the labor office level, and the labor office does not pursue further criminal prosecution.) In addition, although a police investigation regarding the death of the employee is currently ongoing, such investigation is about the cause of death and the Company is neither a suspect nor person of interest in the case. Accordingly, there is no possibility of the Company facing penalties in relation to such police investigation at this point of time.

In order to prevent recurrence of such incidents as the above, the Company has established a special committee to improve the organizational culture and has been implementing ongoing remedial measures including the reorganization of the Company’s attendance system.

[Commitments]

(1) Factoring and Securitization of Accounts Receivable

The Company has agreements with Korea Development Bank and several other banks for accounts receivable sales negotiating facilities of up to an aggregate of USD 1,000 million (KRW 1,344,800 million) in connection with the Company’s export sales transactions with its subsidiaries. As of September 30, 2023, there are no short-term borrowings that are outstanding but past due in connection with these agreements. In connection with all of the contracts in this paragraph, the Company has sold its accounts receivable with recourse.

The Company and its overseas subsidiaries have agreements with financial institutions for accounts receivable sales negotiating facilities. As of September 30, 2023, the respective maximum amounts of accounts receivable that could be sold under the agreement and the amount of “sold but not yet due” accounts receivable by contract are as follows:

(Unit: millions of USD and KRW)

Classification	Financial Institution	Credit Limit			Not Yet Due
		Contractual Amount		KRW Equivalent	Contractual Amount		KRW Equivalent
Controlling Company	Sumitomo Mitsui Banking Corporation	USD	20	26,896		—	—
	MUFG Bank	USD	180	242,064	USD	21	28,318
	BNP Paribas	USD	15	20,172		—	—
	ING Bank	USD	40	53,792	USD	8	10,492

Subtotal		USD	255	342,924	USD	29	38,810

Subsidiaries
LG Display Singapore Pte. Ltd.	Standard Chartered Bank	USD	100	134,480	USD	20	26,737
	United Overseas Bank Limited	USD	150	201,720	USD	33	45,039
	JPMorgan Chase Bank, N.A., Singapore Branch	USD	50	67,240		—	—
	Credit Agricole Corporate & Investment Bank, Singapore Branch	USD	300	403,440		—	—
	ING Bank	USD	50	67,240	USD	26	35,629
LG Display Taiwan Co., Ltd.	BNP Paribas	USD	15	20,172	USD	10	13,448
	Australia and New Zealand Banking Group Ltd.	USD	120	161,376	USD	26	34,966
LG Display Germany GmbH	BNP Paribas	USD	135	181,548	USD	35	47,290
LG Display America, Inc.	Hong Kong & Shanghai Banking Corp.	USD	400	537,920	USD	150	201,721
	Standard Chartered Bank	USD	1,000	1,344,800	USD	572	769,352
	ING Bank	USD	150	201,720	USD	47	62,769
LG Display Japan Co., Ltd.	Standard Chartered Bank	USD	200	268,960	USD	30	40,349
	Chelsea Capital Corporation	USD	20	26,896		—	—
LG Display Guangzhou Trading Co., Ltd.	KEB Hana Bank (China) Company Limited	USD	30	40,344	USD	16	21,953

Subtotal		USD	2,720	3,657,856	USD	965	1,299,253

Total		USD	2,975	4,000,780	USD	994	1,338,063

In connection with all of the contracts in the above table, the Group has sold its accounts receivable without recourse.

(2) Letters of Credit (L/C)

As of September 30, 2023, the Company has entered into agreements with financial institutions in relation to the opening of letters of credit and the respective credit limits under the agreements are as follows:

(Unit: millions of USD and KRW)

	Credit Limit
	Contractual Amount		KRW Equivalent
Hana Bank	USD	650	874,120
Industrial Bank of Korea	USD	450	605,160
Industrial and Commercial Bank of China	USD	200	268,960
Shinhan Bank	USD	150	201,720
KB Kookmin Bank	USD	700	941,360
MUFG Bank	USD	100	134,480
Export-Import Bank of Korea	USD	100	134,480

Total	USD	2,350	3,160,280

(3) Payment Guarantees

The Company has obtained payment guarantees amounting to USD 1,200 million (KRW 1,613,760 million) from KB Kookmin Bank and others for advances received related to the long-term supply agreements. LG Display (China) Co., Ltd. and other subsidiaries are provided with payment guarantees from the China Construction Bank Corporation and other various banks amounting to CNY 910 million (KRW 167,686 million), JPY 900 million (KRW 8,120 million), VND 72,379 million (KRW 3,988 million) and USD 0.5 million (KRW 694 million), respectively, for their local tax payments and utility payments.

(4) Patents and Licenses

As of September 30, 2023, the Company has patent license agreements with Hitachi Display, Ltd. and others in relation to its LCD business and patent license agreement with Universal Display Corporation and others in relation to its OLED business. The Company also has a trademark license agreement with LG Corp. and other intellectual property license agreements with various companies as of September 30, 2023.

(5) Long-term Supply Agreements

As of September 30, 2023, in connection with long-term supply agreements with major customers, the Company recognized USD 1,200 million (KRW 1,613,760 million) in advances received. The advances received will be used to offset accounts receivable arising from future product sales after a specified period of time. The Company received payment guarantees amounting to USD 1,200 million (KRW 1,613,760 million) from KB Kookmin Bank and other banks relating to the advances received.

(6) Pledged Assets

In connection with the borrowings amounting to CNY 11,160 million (KRW 2,056,453 million) from China Construction Bank Corporation and others, as of September 30, 2023, the Company has provided its property, plant and equipment with a carrying amount of KRW 732,914 million as pledged assets. Also, in connection with the borrowings amounting to USD 400 million (KRW 537,920 million) and KRW 450,000 million from Shinhan Bank and others, as of September 30, 2023, the Company has provided its bank deposits with a carrying amount of CNY 5,776 million (KRW 1,064,253 million) as pledged assets.

In addition, in connection with the borrowings amounting to KRW 1,000,000 million from a related party, as of September 30, 2023, the Company has provided its property, plant and equipment with carrying amount of KRW 524,643 million as pledged assets. Moreover, in connection with the borrowing amounting to KRW 272,000 million from Korea Development Bank and others as of September 30, 2023, the Group has provided its property, plant and equipment with carrying amount of KRW 97,053 million as pledged assets. Even after excluding the aggregate amount of KRW 1.4 trillion of property, plant and equipment provided as pledged assets as described above, the Company believes that it has sufficient ability to provide further collateral, as its property, plant and equipment amounted to KRW 19.6 trillion as of September 30, 2023. The ratio of the Company’s pledged assets to its property, plant and equipment and investment property as of September 30, 2023 was approximately 6.5%.

(7) Commitments for Asset Acquisitions

The Company’s commitments in relation to capital expenditures on property, plant and equipment and intangible assets as of September 30, 2023 are KRW 887,785 million.

As of the business day immediately preceding the submission date of this prospectus, the Company believes that its contingent liabilities are unlikely to materialize in the near term and thereby result in changes that would adversely affect its financial position. However, as future materialization of the Company’s contingent liabilities could have an adverse effect on the Company’s financial position, such events should be continually monitored. In addition, the relevant authorities’ sanctions against the Company may have an adverse effect on the Company’s business and reputation. Investors are advised to take these factors into account before making investment decisions.

M. Risks related to review and audit of financial statements

On December 26, 2023, the FSS selected the Company as a target for the review of the Company’s financial statements as of and for the year ended December 31, 2022 pursuant to Article 23, Paragraphs 1 through 3 of the Regulations on External Audit and Accounting, etc., and such review is currently ongoing. The FSS conducts its review and audit processes in accordance with the Act on External Audit of Stock Companies and the Regulations on External Audit and Accounting, etc. The Company is in the process of submitting relevant materials and responding diligently to the FSS’ review process. Although the target processing period for the ongoing FSS review is expected to be approximately three months, the actual processing period may be extended if any violations of accounting standards are identified, issues related to the interpretation of accounting standards arise or other unavoidable circumstances occur, and the outcome of such review cannot be predicted at this time. While the FSS review may conclude with no further actions required, the FSS may proceed to order a formal audit if it identifies any intentional or grossly negligent violation of accounting standards or if the Company fails to implement the recommendations by the FSS to correct a violation of accounting standards. Investors should note that if the FSS review is converted to an audit, the result of such audit may include no further actions or regulatory sanctions including the imposition of fines, which could adversely affect the Company’s reputation and business.

On December 26, 2023, the FSS selected the Company as a target for the review of the Company’s financial statements as of and for the year ended December 31, 2022 pursuant to Article 23, Paragraphs 1 through 3 of the Regulations on External Audit and Accounting, etc., and such review is currently ongoing.

The FSS conducts its review and audit processes in accordance with the Act on External Audit of Stock Companies and the Regulations on External Audit and Accounting, etc. The following provides an overview of the FSS review and audit process:

1)

Review: reviewing a company’s financial statements for any violations of accounting standards, considering the company’s explanation of any unusual matters found, and recommending modifications to the company’s financial statements if the FSS determines that a violation of accounting standards exists.

2)

Audit: examining a company’s financial statements and the external auditor’s audit report for compliance with accounting and auditing standards, and imposing sanctions on the responsible party if any violations are found.

The following procedures are undertaken in connection with the FSS’ review of financial statements:

1)	Accounting inspection: the FSS checks for violations of accounting standards in published financial statements, among others.

2)	Company explanation: the FSS reviews the company’s explanation for any unusual matters found.

3)	No further action: if no violations of accounting standards is found, the case is closed.

4)	Recommendation for correction: if it is determined that there exists any violation of accounting standards, the FSS makes recommendations for modifications.

5)

Follow-up procedure: if the company implements the recommendations of the FSS with respect to non-recurring and negligent violations, the case is terminated with a minor regulatory warning from the head of the FSS.

6)	Order for audit: the FSS proceeds to conduct an audit if any of the following applies:

•	Any intentional or gross negligent violations of accounting standards is found;

•	A violation of accounting standards is discovered in the financial statements of a company that had received two or more warnings from the FSS within the past five years; or

•	The company fails to implement the recommendations of the FSS.

If any violations are found as a result of a review or audit by the FSS, administrative measures may be undertaken pursuant to Article 29 of the Act on External Audit of Stock Companies and fines may be imposed pursuant to Article 35, and the Securities and Futures Commission. In addition, the Securities and Futures Commission and other relevant authorities shall determine any actions to take by taking into consideration Appendix 7 (Criteria for Measures, etc.) and Appendix 8 (Criteria for Imposing Fines) of the Regulations on External Audit and Accounting, etc. and Appendix 1 (Criteria for Assigning Measures as a Result of Review and Audit) of the Enforcement Regulations thereunder.

On December 26, 2023, the FSS selected the Company as a target for the review of the Company’s financial statements, but the reason for the Company’s selection has not been confirmed. The Company is currently in the process of submitting relevant materials and responding diligently to the FSS’ review process. Although the target processing period for the ongoing FSS review is expected to be approximately three months, the actual processing period may be extended if any violations of accounting standards are identified, issues related to the interpretation of accounting standards arise or other unavoidable circumstances occur, and the outcome of such review cannot be predicted at this time. While the FSS review may conclude with no further actions required, the FSS may proceed to order a formal audit if it identifies any intentional or grossly negligent violation of accounting standards or if the Company fails to implement the recommendations by the FSS to correct a violation of accounting standards. Investors should note that if the FSS review is converted to an audit, the result of such audit may include no further actions or regulatory sanctions including the imposition of fines, which could adversely affect the Company’s reputation and business.

3. Other Risks

A. Risk of change in shareholding ratio as a result of the largest shareholder’s subscription participation rate

As of the business day immediately preceding the submission date of this prospectus, the largest shareholder of the Company’s common shares is LG Electronics, which (together with its specially related persons) held 37.91% of the Company’s shares. On December 19, 2023, LG Electronics, the Company’s largest shareholder, announced its participation in the proposed offering to subscribe for 120% of the new shares allocated to it, including 20% in oversubscribed shares. If LG Electronics is allocated with the maximum number of its oversubscribed shares, it will be allocated with an aggregate of 51,737,236 new shares in this proposed offering. However, the actual allocation of oversubscribed shares may change depending on the actual results of subscription. LG Electronics’ shareholding in the Company is estimated to decrease by 0.43 percentage points to 37.47% after the completion of this proposed offering. Depending on the number of new shares the largest shareholder and its specially related persons will subscribe to in this proposed offering, the shareholding of the largest shareholder and its specially related persons may change.

As of the business day immediately preceding the submission date of this prospectus, the largest shareholder of the Company’s common shares was LG Electronics with 37.90%, and the aggregate shareholding percentage of the largest shareholder and its specially related persons was 37.91%. On December 19, 2023, LG Electronics, the Company’s largest shareholder, announced its participation in the proposed offering to subscribe for 120% of the new shares allocated to it, including 20% in oversubscribed shares. If LG Electronics is allocated with the maximum number of its oversubscribed shares, LG Electronics will be allocated with an aggregate of 51,737,236 new shares in this proposed offering. However, the actual allocation of oversubscribed shares may change depending on the actual results of the subscription.

LG Electronics’ shareholding in the Company is estimated to decrease by 0.43 percentage points to 37.47% after the completion of this proposed offering. In particular, pursuant to the Share Rights offering, each existing shareholder will be allocated with the right to subscribe to 0.3178939325 new shares per share owned, and accordingly, investors are advised to take into consideration that the ownership percentage of the largest shareholder may fluctuate significantly depending on the level of participation of each existing shareholder. No decision has been made regarding the largest shareholder’s plans to further strengthen its management control over the Company, including any acquisition of additional shares following this proposed offering.

Related Party’s Participation in the Proposed Offering

Enterprise group	LG	Company name	LG Display Co., Ltd.	Date of disclosure	December 19, 2023	Relevant law:	Article 26 of the Monopoly Regulation and Fair Trade Act

(Unit: million won)

1. Participant		LG Electronics Co., Ltd.	Relationship with the Company	Affiliate

2. Details of Capital Contribution	A. Amount of Capital Contribution	494,091
	B. Number of Shares for Subscription (shares)	51,737,236
	C. Percentage Ownership After Capital Contribution (%)	37.47
	D. Method of Capital Contribution	Participation in this proposed offering
	E. Price per Share (KRW)	9,550

3. Details of the proposed offering	A. Amount of Capital Increase	1,357,860
	B. Number of Shares to be Issued (shares)	142,184,300

4. Date of Resolution by Board of Directors		2023-12-18

- Participation by outside directors	Number of directors present	Four
	Number of directors absent	None

- Participation by statutory auditors (audit committee members)		Yes

5. Remarks

- The figures set forth in Sections 2.A. (Amount of Capital Contribution), 2.B. (Number of Shares for Subscription), and 2.C. (Percentage Ownership after Capital Contribution) above are estimates based on the sum of the number of shares allotted to existing shareholders and the number of shares allowed for oversubscription. Accordingly, such figures may decrease depending on the actual results of allocation for any oversubscribed shares.

- ‘E. The figures set forth in Sections 2.E. (Price per Share) and 3.A. (Amount of Capital Increase) above are based on the estimated issue price and may be subject to change depending on the final issue price, which is scheduled to be determined on February 29, 2024.

ø Date of Related Disclosure		December 18, 2023 Report of a Material Event (Resolution Regarding the Proposed Offering)

Source: Company’s DART disclosure filings

[Expected Change in the Number of Shares and the Ownership Percentage of the Largest Shareholder and its Specially Related Persons due to Subscription Participation]

(As of January 2, 2024)	(Unit: Share, %)

Name	Relationship	Number of Shares Owned and Percentage of Ownership
		The day before the submission of the prospectus		After the offering (Estimate)
		Number of shares	Equity Ratio	Number of shares	Equity Ratio
LG Electronics	Largest shareholder	135,625,000	37.90	187,362,236	37.47
Hoyoung Jung	Executive of affiliated company	15,000	0.00	15,000	0.00

Total		135,640,000	37.91	187,377,236	37.48

Source: Company data

Note 1) The above number of shares and percentage of ownership are for common shares.

Note 2) Assumes LG Electronics’ allocation and subscription of 120% of the shares allotted to it as an existing shareholder, as it has announced that it intends to participate in this proposed offering to subscribe for 120% of the shares allotted to it, including oversubscribed shares. However, the actual number of oversubscribed shares allocated to LG Electronics may be reduced depending on the actual results of subscription.

B. Restriction on the liquidity of new shares and risk of loss due to stock price fluctuations

If investors participate in this proposed offering subscription and subscribe to new shares, there will be constraints on the liquidity of the new shares, and there is a possibility of loss of principal if the market price declines between the subscription date and the additional listing date. Investors are advised to be aware of such constraints.

If investors participate in this proposed offering and subscribe to new shares, there will be constraints on the liquidity of the new shares until the listing of such new shares, and investors may experience loss on their principal investment if the market price of the Company’s common shares declines between the subscription date and the listing date. Investors are advised to be aware of such constraints.

As the Company is listed on the KOSPI Market, the new shares to be issued in this proposed offering will be listed and traded on the KOSPI Market and accordingly should not be subject to a significant liquidity risk. However, if investors participate in this proposed offering and subscribe to new shares, there will be liquidity constraints on the new shares until such shares become listed and available for trading.

For a detailed timetable of this proposed offering, please refer to “Chapter 1. Matters Regarding the Offering or Sale—I. General Matters Regarding the Offering or Sale - 1. Overview of Public Offering.”

Moreover, the market price of the new shares issued in this proposed offering may be less than their issued price at the time of their listing on the KOSPI Market. If there is a decline in the market price of the Company’s common shares due to adverse factors internal to the Company or those affecting the overall stock market, investors may incur losses on the principal amount of their investment.

C. Offering method and subscription procedures and risks of a decline in the share prices

Upon the completion of this proposed offering, 142,184,300 new shares, representing 39.74% of the 357,815,700 common shares of the Company that are currently outstanding, are expected to be newly issued and listed. This proposed offering will be conducted as an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, if any. Since it is possible for existing shareholders to oversubscribe in the Rights Offering, investors are advised to maintain an accurate understanding of the offering method and subscription procedure before making any investment decision. In particular, given the significant scale of this proposed offering, which is equivalent to approximately 30% of the Company’s market capitalization of approximately KRW 4.6 trillion as of one day prior to the submission of this prospectus, there is a possibility that the stock price may decrease due to the withdrawal of the increased number of shares and share price dilution. In addition, if the new shares are not fully subscribed even after the general public offering, the Joint Lead Managers will subscribe for their own accounts. If the Joint Lead Managers sell a large amount of such shares they subscribed to in the near term, the market price of the Company’s common shares may decline due to the temporary increase in the volume of the Company’s shares released for sale. Even if the Joint Lead Managers hold their subscribed shares for some time, their subscribed volume will exist as being potentially available for sale, which will likely act as a constraint on the market price of the Company’s common shares.

Upon the completion of this proposed offering, 142,184,300 new shares, representing 39.74% of the 357,815,700 common shares of the Company that are currently outstanding, are expected to be newly issued and listed.

[Securities Offered under this Proposed Offering]

Type of Shares	Registered Common Shares	—

Number of Offered Shares	142,184,300	—

Currently Outstanding Shares	357,815,700	—

Definitive Subscription Price	KRW 9,090	Based on the applicable capital increase ratio and Discount Rate

Closing price on the Base Date	KRW 11,380	Closing price as of February 29, 2024

The Definitive Subscription Price will be determined by partially applying Article 57 of the Regulations on Issuance, Public Disclosure, etc. of Securities of Korea. However, due to the nature of the stock market, there is inherent volatility in the market prices of stock. Accordingly, it is possible that the market price of the Company’s common shares at the time of their trading following the listing of the new shares will be lower than the Definitive Subscription Price, which would result in loss on principal investment made in this offering.

In order to facilitate the trading of the Share Rights, the Company plans to list the Share Rights in Korea for five trading days and thereby promote an increase in the rate of exercise of the Share Rights. However, despite the Company’s efforts to ensure smooth trading of the Share Rights and promote the exercise of such Share Rights, if the subscription level through the exercise of the Share Rights is low and a significant number of the Share Rights become unexercised, it may adversely affect investor sentiment and negatively affect the general public offering as well as a decline in the market price of the Company’s common shares.

In addition, none of the new shares to be issued under this proposed offering, except for the portion (of up to 20.0%) to be subscribed by the ESOA pursuant to their preferential allocation, will be subject to a lock-up requirement. Accordingly, the market price of the Company’s common shares may decline due to a temporary increase in the volume of shares released for sale. The listing date of the new shares is scheduled for March 26, 2024. Following the listing of the 142,184,300 new shares to be offered hereunder, there will be a risk of dilution due to the increase in the number of tradeable shares in the market.

In particular, given the significant scale of this proposed offering, which is equivalent to approximately 30% of the Company’s market capitalization of approximately KRW 4.6 trillion as of one day prior to the submission of this prospectus, there may be significant dilution of shareholder value and the market price of the Company’s shares may fluctuate significantly upon the listing of the new shares on the KOSPI Market, which may result in financial loss for investors.

Because this proposed offering will be conducted as an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, if any, the Joint Lead Managers will subscribe to the new shares that are not fully subscribed to even after the general public offering on its own account. It is difficult to predict how the stock price will be affected if a large number of unsubscribed shares are subscribed by the Joint Lead Managers. The Joint Lead Managers may sell the newly subscribed shares of the Company in the market as soon as possible in order to minimize the subscription risk and determine the profit and loss. In such an event, the Company’s stock price may decline in the short term. Even if the Joint Lead Managers hold on to the newly subscribed shares for a certain period of time, the subscribed amount is likely to exist as a potential sales amount, which will act as a burden on the stock price increase. Please note that the investor should consider such risk.

In addition, if the new shares are not fully subscribed even after the general public offering, the Joint Lead Managers will subscribe for their own accounts. It is difficult to predict what impact such subscription by the Joint Lead Managers will have on the market price of the Company’s common shares. The Joint Lead Managers may decide to sell such shares on the market in the near term in order to reduce their underwriting risk and to confirm their profit or loss from such transaction, in which case the market price of the Company’s common shares may temporarily decline. Even if the Joint Lead Managers hold their subscribed shares for some time, their subscribed volume will exist as being potentially available for sale, which will likely act as a constraint on the market price of the Company’s common shares. Investors are advised to consider such possibilities.

D. Risk of decrease in the aggregate offering proceeds due to stock price decline

A significant decrease in the aggregate proceeds of this proposed offering due to a material deterioration of the stock market may have an adverse effect on the Company’s funding plans, which in turn may negatively impact the Company’s financial stability. Investors are advised to consider such possibility.

The Definitive Subscription Price will be determined by the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price. However, pursuant to Article 165(6) of the Financial Investment Services and Capital Markets Act and Article 5-15(2) of the Regulations on the Issuance and Disclosure of Securities, etc., if the lower of the First Indicative Subscription Price and the Second Indicative Subscription Price is lower than the price calculated by applying a 40% discount rate to VWAP from the third to the fifth trading day prior to the date of subscription, the price calculated by applying a 40% discount rate to VWAP from the third to the fifth trading day prior to the date of subscription shall be the Definitive Subscription Price. (However, if the Definitive Subscription Price is lower than the par value, the par value shall be the Definitive Subscription Price.)

There is no risk of under-subscription as the Joint Lead Managers subscribe for their own accounts all of the unsubscribed shares after the general public offering in Korea. However, a decline in the Company’s stock price may result in a lower-than-expected Definitive Subscription Price, in which case the Company may not be able to raise the level of funding that it had targeted, which in turn may have an adverse effect on the Company’s financial stability. Investors are advised to consider such possibilities.

E. Risk of changes in the offering timetable

This prospectus may be amended during the disclosure review process, and if the main contents closely related to investment judgment are changed, the schedule may be delayed or postponed due to correction orders from supervisory agencies. In addition, the schedule may be changed based on the working progress with the related institutions. Investors are advised to consider such possibility.

Pursuant to Article 120(3) of the Financial Investment Services and Capital Markets Act, the effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities. Accordingly, the responsibility for the investment in the subject securities falls solely on the investors.

DART (http://dart.fss.or.kr) contains the Company’s business reports, semi-annual reports, quarterly reports, audit reports and other periodic public disclosures, as well as non-periodic public disclosures. Investors are advised to consider such documents in connection with making their investment decisions.

Certain details in this document may be corrected in the course of examination by the FSS, and a change in key details closely related to investment judgment may cause a change in the contemplated timetables herein. Changes in the contemplated timetable may also occur as a result of discussions with relevant parties.

F. Limitations of analytical information and risks related to investment decisions

The value of the Company’s shares acquired through this offering may decrease. The effectiveness of this prospectus does not constitute an acknowledgment by the government that the statements in this prospectus are true or accurate, nor does it endorse or approve the value of these securities, and the statements are subject to change prior to the subscription date. In addition, this prospectus contains forward-looking information. Investors should not make investment decisions solely based on the information described in the investment risk factors described in this prospectus but should make their own judgment through careful review from various perspectives.

As described above, the value of the Company’s shares may decline due to various factors throughout the entire offering process.

The effectiveness of the related registration statement does not confirm that the descriptions herein are true or correct, or represent the government’s guarantee or approval of the value of the subject securities, and the statements herein are subject to change prior to the subscription date. Investors who wish to subscribe to the Company’s new shares should carefully review not only the investment risk factors contained herein but also other parts of this prospectus before making an investment decision. Moreover, it is possible that matters that the Company is currently not aware of, or have not discussed in the investment risk factors above based on its judgment that such matters are not believed to be material, may nevertheless have a material adverse effect on the Company’s operations. Accordingly, investors should not make investment decisions solely based on the information described in the investment risk factors contained herein but should make their own judgment through careful review from various perspectives.

In addition to the investment risk factors described herein, the Company may be directly or indirectly affected by unstable economic conditions. The Company’s financial statements reflect the management’s current assessment of economic conditions that may affect the Company’s financial position. However, actual results may materially differ from the management’s current assessment.

If one or more of the investment risks described herein materialize, such events may adversely affect the Company’s business, financial condition and operating results. A resulting decline, if any, in the market price of the Company’s common shares may cause the loss of a part or all of the principal investment made by investors in this proposed offering.

In addition, this prospectus contains forward-looking information. Investors are advised to note that actual results may differ from those anticipated in such forward-looking information due to the influence of various internal and external factors.

G. Risks of stricter regulatory standards for listed companies

Recently, the applicable regulatory standards for listed companies have been becoming stricter. Non-compliance with such regulatory standards may result in various regulatory sanctions, including the Company’s listed securities becoming subject to trading suspensions, inclusion in the watchlist of the stock exchange administrator, review for potential delisting, and actual delisting.

The applicable regulatory standards of the Korean financial regulatory authorities for listed companies have recently been becoming increasingly stricter. Non-compliance with such regulatory standards may result in various regulatory sanctions, including the Company’s listed securities becoming subject to trading suspensions, inclusion in the watchlist of the stock exchange administrator, review for potential delisting, and actual delisting.

The imposition by the relevant authorities of any sanctions on the Company or its listed securities, which the Company’s is not currently aware of, may cause substantial loss on investment in the Company’s common shares due to, among other things, a resulting decline in the market price of such shares and/or constraints on liquidating (or monetizing) such shares. Investors are advised to review the relevant regulations before investing.

In particular, please refer to Article 47 (Watchlist Designation), Article 48 (Delisting), and Article 49 (Substantive Examination of Listing Eligibility) of the KOSPI Market Listing Regulations. For further details of applicable financial laws and regulations, please refer to the websites of the National Legal Information Center (http://law.go.kr), Financial Services Commission (http://fss.or.kr), and the KRX Legal Service (http://law.krx.co.kr).

H. Risk of class action lawsuits

If the Company causes damage to its shareholders by providing misleading information or engaging in insufficient audits, class action lawsuits may be filed by certain shareholders. Investors should consider such risk.

Article 12 (Requirements for Permission to Proceed) of the Securities Related Class Action Act of Korea permits class action lawsuits to be instituted by one or more representative plaintiffs on behalf of 50 or more persons who collectively hold 0.01% or more of securities issued by a listed company in Korea and who claim to have been damaged in a capital markets transaction involving the securities issued by the company.

Applicable causes of action with respect to such suits include, among others, claims for damages caused by misleading information contained in a securities registration statement or prospectus, the filing of a misleading business report, insider trading and accounting irregularities.

The Company cannot provide assurance that it will not be subject to such class action lawsuits in the future, and if a class action lawsuit is brought against the Company, the Company could incur significant litigation costs. Investors should consider such risk.

I. Risks of withdrawal of offering

This proposed offering may be withdrawn at the discretion of the Company or the Joint Lead Managers due to events that may materially affect the offering process. If this proposed offering is withdrawn before the payment of the subscription price, no losses will be incurred by the reason of making such subscription. However, depending on the time of such withdrawal, losses may be incurred due to, among other things, a decrease in the market price of the Company’s common shares due to ex-rights or the trading of the Share Rights. Investors should consider such risk.

During the course of this proposed offering of the Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, such offering may be withdrawn at the discretion of the Company or the Joint Lead Managers if an event that may materially affect the offering process occurs.

If this proposed offering is withdrawn before the payment of the subscription price, no losses will be incurred by the reason of making such subscription. However, depending on the time of such withdrawal, losses may be incurred due to, among other things, a decrease in the market price of the Company’s common shares due to ex-rights or the trading of the Share Rights. Investors should consider such risk.

J. Risks related to restriction on participation by persons engaged in leveraged short sales

Pursuant to the applicable amendment to the Enforcement Decree of the Financial Investment Services and Capital Markets Act by the Financial Services Commission in connection with a regulatory reform of short-selling procedures, persons who have engaged in the short sale of a listed company’s shares during the period between the date of the announcement of such company’s paid-in capital increase and the last day of the trading period for calculating the definitive subscription price for such paid-in capital increase are restricted from participating in such paid-in capital increase, except in limited circumstances (See Article 180(4) of the Financial Investment and Capital Markets Act.)

Pursuant to Article 180(4) of the Financial Investment Services and Capital Markets Act, persons who have engaged in the short sale of a listed company’s shares after the date of the announcement of such company’s paid-in capital increase are restricted from participating in such paid-in capital increase, except in limited circumstances. The determination of the applicable restrictive period and the circumstances that would meet the available exceptions are delegated to the Enforcement Decree of the same act.

According to the Enforcement Decree of the Financial Investment Services and Capital Markets Act, a person who has engaged in the short sale of a listed company’s shares during the period between the date of the announcement of such company’s paid-in capital increase and the last day of the trading period for calculating the definitive subscription price (i.e., the base date for calculating the definitive subscription price) for such paid-in capital increase is restricted from participating in such paid-in capital increase. (See Article 208-4(1) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act.)

However, participation in the paid-in capital increase by such person is permitted in the following cases, in which cases the subscription price of the paid-in capital increase is not deemed to have been unduly affected through the short sale. (See Article 208-4(2) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act.)

•

During the period between the last short sale transaction and the base date for calculating the definitive subscription price, such person has purchased, during the regular trading hours of the securities market (based on the execution date), the number of the company’s shares equal to or greater than the number of shares that were sold short;

•

Within an entity that operates an independent trading unit that meets the requisite criteria set by the Financial Services Commission, a trading unit that has not participated in the short sale participates in the capital increase; or

•	Short sales were made in the course of transactions made for the purposes of market-making or providing liquidity.

Investors should note that, in accordance with the applicable amendment to the Enforcement Decree of the Financial Investment Services and Capital Markets Act in connection with a regulatory reform on short sale procedures, persons who participate in the short sale of the Company’s stocks during the relevant period may be restricted from participating in the paid-in capital increase. For further details of applicable financial laws and regulations, please refer to the websites of the National Legal Information Center (http://law.go.kr), the FSS’ Financial Regulation Service (http://fss.or.kr) and the KRX Regulation Service (http://law.krx.co.kr).

IV. Opinion of Underwriters (Evaluation Opinion of Analyzing Institutions)

1. Analyzing Institutions

Category	Company name	Serial number
Joint Lead Manager	Korea Investment & Securities Co., Ltd.	00160144
Joint Lead Manager	NH Investment & Securities Co., Ltd.	00120182
Joint Lead Manager	KB Securities Co., Ltd.	00164876
Joint Lead Manager	Daishin Securities Co., Ltd.	00110893

2. Overview of Analysis

In accordance with Article 71 of the Capital Markets and Financial Investment Services Act and Article 68 of the Enforcement Decree of the same act, the Joint Lead Managers (comprising Korea Investment & Securities Co., Ltd., NH Investment & Securities Co., Ltd., KB Securities Co., Ltd. and Daishin Securities Co., Ltd.), in their capacity as underwriters involved in the offer and sale of securities to a large number of persons and for the purpose of establishing a fair transaction order and protecting investors, have taken appropriate care necessary to prevent misstatements or omissions of material facts in this prospectus submitted by the issuer.

In order to fulfill the duty of due care in performing the work of underwriting securities or arranging for their offer and sale, each of the Joint Lead Managers has reflected the contents of the Model Standards for Due Diligence by Financial Investment Companies enacted by the FSS (the “Model Standards”) to its internal regulations, which stipulate that due diligence is mandatory for securities registration statements for equity securities and debt securities submitted starting from February 1, 2012 (excluding asset-backed securities and certain other securities).

However, under Article 3(2) of the Model Standards, the level of due diligence conducted may be elevated or reduced in consideration of, among other things, the issuer’s financial and business status, business environment, investment risk, acquisition type and credit ratings. Moreover, under Article 3(5) of the Model Standards, the content (or the required level of due diligence) of the Model Standards may be omitted, elevated or reduced by the decision of the board of directors or the risk management committee of the applicable financial investment company. Therefore, in carrying out the underwriting, offer or sale of equity securities of an issuer, an underwriter may elevate or reduce the level of corporate due diligence conducted in consideration of the characteristics of the relevant equity securities and whether certain requirements of the issuer are met.

In connection with the equity securities to be issued pursuant to this proposed offering, each of the Joint Lead Managers has conducted corporate due diligence in accordance with the applicable standards set under its internal regulations.

< Model Standards for Due Diligence by Financial Investment Companies >

Article 3 (Scope of application, etc.)

①

These standards shall be applied to the submission of a registration statement under Article 119 (3) of the Capital Markets and Financial Investment Services Act (the “Act”) and an amended report under Article 122 of the Act and shall be subject to equity securities and debt registration statement submitted by issuers with business entities, except for asset-backed securities and certain other securities.

②

These standards are basic guidelines that an underwriter should refer to while performing its duties and can be flexibly operated, including by elevating or reducing its application, considering the issuer’s financial and business status, business environment, investment risk and acquisition type.

③

In the case of an IPO, the contents that overlap with the Korea Exchange’s Listing Review Standard may be omitted or mitigated, taking into account the characteristics of the IPO due diligence procedure.

④

In the case of debt securities, these standards can be reasonably mitigated considering matters such as (i) the characteristics of the bond, such as the existence of a guarantee, repayment conditions (expiration, option), special agreements, (ii) whether it is issued based on the collective report stipulated in Article 119(2) of the Act, (iii) whether the issuing company meets the requirements under Article 121(6) of the Enforcement Decree, and (iv) the credit rating of the bond (external and internal), etc.

⑤	If these standards are to be omitted, elevated or reduced under the paragraphs (2) through (4), it shall be subject to the decision-making by the board of directors or the risk management committee.

3. Timeline and Key Details of Corporate Due Diligence

Date	Details of Due Diligence
November 27, 2023

Visit to the Company

•  Listening to the Company’s plan, including regarding the expected amount of funds to be raised.

•  Engaging in pre-investigation of the Company and its industry through review of public disclosure and news articles.

•  Checking key points and schedules.

•  Consultation on work scope, including a detailed transaction timetable.

•  Dispatching preliminary due diligence materials.

November 28, 2023 - December 4, 2023

Research on the Company and its industry

•  Providing preliminary due diligence request list and checklist.

•  Gaining understanding of the Company and industry through public disclosure and news articles.

•  Preparing related Q&A.

Review of related risks

•  Reviewing conditions in the market for securities issuances, appropriateness of the transaction size, and desired discount rate for the subscription price.

December 5, 2023 - December 10, 2023

On-site due diligence (Due diligence on investment risk factors pursuant to the due-diligence checklist)

1) Due diligence related to business risk

•   Checking for details of the Company’s current and new business areas

2) Due diligence related to company risk

•   Check risking for risk elements relating to the Company’s finances and contingent liabilities, among others

3) Due diligence relating to other risks

Checking for details of investment risk factors

•   Review of the actual books and records of the Company

•   Confirmation of major contracts and litigation-related documents

•   Interview with representatives of key departments

Key management interviews

•   Review of risks relating to the management’s reputation

•   Review of the Company’s future business plans and visions

•   Confirmation of the expected use of proceeds through interviews with relevant personnel in charge

December 11, 2023 - December 17, 2023

•   Making requests for additional due diligence information

•   Preparing and advising on the securities registration statement

•   Reviewing the minutes of the board of directors/signing an underwriting agreement

•   Preparing and reviewing the due diligence report and securities registration statement

December 18, 2023 - January 2, 2024	• Preparing the guide for the securities registration statement and other supplementary materials

4. Corporate Due Diligence Participants

[Joint Lead Managers]

Institution	Department	Name	Position	Assignment	Duration of Participation	Experience
Korea Investment & Securities Co., Ltd.	Coverage Department 1	Shim, Dongheon	Director	Overseeing due diligence	November 27, 2023 - January 2, 2024	18 years in corporate finance and others
		Park, Jungsoo	General Manager	In charge of conducting due diligence	November 27, 2023 - January 2, 2024	13 years in corporate finance and others
		Kang, Yonggoo	Assistant Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	7 years in corporate finance and others
		Kwon, Hyeoksang	Staff	Conducting due diligence	November 27, 2023 - January 2, 2024	2 years in corporate finance and others

NH Investment & Securities Co., Ltd.	Technology Industry Department	Lee, Seokjae	Director	Overseeing due diligence	November 27, 2023 - January 2, 2024	21 years in corporate finance and others
		Kim, Seungjun	Team Leader	In charge of conducting due diligence	November 27, 2023 - January 2, 2024	14 years in corporate finance and others
		Heo, Soojung	Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	6 years in corporate finance and others
		Kim, Seunghyun	Assistant Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	2 years in corporate finance and others
KB Securities Co., Ltd.	Corporate Finance Department 3	Park, Jungho	Department Head	Overseeing due diligence	November 27, 2023 - January 2, 2024	22 years in corporate finance and others
		Bae, Younghan	General Manager	In charge of conducting due diligence	November 27, 2023 - January 2, 2024	15 years in corporate finance and others
		Kim, Naeun	Assistant Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	5 years in corporate finance and others
		Han, Jungsoo	Assistant Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	3 years in corporate finance and others

Daishin Securities Co., Ltd.	Corporate Finance Department 1	Hong, Minyoung	Division Head	Overseeing due diligence	November 27, 2023 - January 2, 2024	19 years in corporate finance and others
	Corporate Finance Department 2	Park, Raehyun	Division Head	In charge of conducting due diligence	November 27, 2023 - January 2, 2024	13 years in corporate finance and others
	Corporate Finance Department 2	Park, Junghoon	Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	8 years in corporate finance and others
	Corporate Finance Department 1	Cho, Geonhwi	Manager	Conducting due diligence	November 27, 2023 - January 2, 2024	5 years in corporate finance and others

[Company]

Institution	Department	Name	Position	Assignment
LG Display Co., Ltd.	Finance Officer	Kim, Gyudong	Vice President	In charge of due diligence
	Finance Team	Seo, Deokpil	Team Leader	Providing due diligence information
	Finance Team	Yeon, Suil	Manager	Provision of business due diligence data
	Finance Team	Hwangbo, Jin	Manager	Provision of business due diligence data
	Finance Team	Paik, Unjin	Manager	Provision of business due diligence data

5. Overall Opinion

A. The Joint Lead Managers present the following opinions in relation to the underwriting of the Company’s proposed issuance of 142,184,300 new common shares of the Company pursuant to an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, which was approved by the Company’s board of directors on December 18, 2023.

The Company is a global display panel production company that researches, develops, manufactures and sells products utilizing display technologies including OLED and TFT-LCD, and it holds a leading market position in the global markets for LCD and OLED panels. The Company has established positions in the global market with market shares of 15.6% of the large-sized LCD display panel market, 5.2% of the small- and medium-sized LCD market, 64.8% of the large-sized OLED market and 13.5% of the small- and medium-sized OLED market, in each case based on sales revenue in 2022.

In addition, the Company has built a diversified product portfolio including televisions, monitors, smartphones and automobile displays, and it has industry-leading technological competitiveness and production capabilities, including its undisputed leadership position in the large-sized OLED panels market, as demonstrated by the above-described market share, as well as years of experience in mass production. However, the LCD panel industry is characterized by intense competition, and the prices and margins of the Company’s products are affected by the expansion of production facilities by competing panel manufacturers in Korea, Taiwan, China, and Japan. In particular, the commencement of full-scale operation of new production facilities of Chinese manufacturers could negatively affect the Company’s profitability by causing a decrease in the market prices along with an increase in the supply of display panels.

B. As of the date of submission of the prospectus, the largest shareholder of the Company is LG Electronics, which holds a 37.90% stake. LG Electronics Inc. is a leading company in the global markets for electronics and home appliance products, with its main business being the production and sale of household electronic appliances, video equipment, robots and vehicle parts. As the equity stake held by the Company’s largest shareholder and its related parties is sufficient to secure substantial control over the Company, the Joint Lead Managers believe that, as of the date hereof, there are no outstanding factors that could lead to future instability in the Company’s control due to the governance structure.

C. The Company’s current ratio continued to decline in recent years, recording 100.8% as of December 31, 2020, 94.2% as of December 31, 2021, and 67.6% as of December 31, 2022, but slightly improved to 72.2% as of September 30, 2023.

The Company’s liabilities-to-equity ratio was 175.4% as of December 31, 2020, but after decreasing slightly as of December 31, 2021, it surged to 215.3% as of December 31, 2022 and 322.2% as of September 30, 2023. In the first nine months of 2022 and 2023, the Company’s net loss amounted to KRW 3,195.6 billion and KRW 2,627.3 billion, respectively, resulting in a significant decrease in the total capital due to corresponding deficits on the Company’s retained earnings. In addition, the Company’s liabilities increased in part due to the effect of the long-term borrowing that the Company obtained from LG Electronics in the aggregate amount of KRW 1 trillion during March and April 2023.

The Company’s net borrowings-to-assets ratio was 35.9% as of September 30, 2023, representing an increase of 3.6 percentage points from as of December 31, 2022. Indicators of the Company’s financial stability continued to deteriorate with both its total borrowings and net borrowings increasing during the same period.

However, if the Company injects additional equity capital through this proposed offering, it is expected that the Company’s current ratio, liabilities-to-equity ratio and level of dependence on borrowings will improve, which should have a positive impact on the Company by strengthening its financial stability.

[Status of the Company’s Financial Stability (on a Consolidated Basis)]

(Unit: KRW millions)

Category	As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Total assets (A)	37,537,732	35,686,019	38,154,515	35,066,012
Current assets (B)	10,506,293	9,444,035	13,187,067	11,099,470
Cash and cash equivalents (C)	3,006,210	1,824,649	3,541,597	4,218,099
Deposits in financial institutions (D)	1,081,106	1,722,607	743,305	78,652
Total liabilities (E)	28,647,540	24,366,792	23,392,014	22,334,584
Current liabilities (F)	14,559,786	13,961,520	13,994,817	11,006,948
Total borrowings (G)	17,556,376	15,064,198	12,748,132	14,152,245
Net borrowings (H=G-C-D)	13,469,060	11,516,942	8,463,230	9,855,494
Total shareholders’ equity (I)	8,890,192	11,319,227	14,762,501	12,731,428
Current ratio (B/F)	72.2%	67.6%	94.2%	100.8%
Liabilities-to-equity ratio (E/I)	322.2%	215.3%	158.5%	175.4%
Total borrowings-to-assets ratio (G/A)	46.8%	42.2%	33.4%	40.4%
Net borrowings-to-assets ratio (H/A)	35.9%	32.3%	22.2%	28.1%
Industry average current ratio	(See Note 4)	151.0%	155.0%	166.9%
Industry average liabilities-to-equity ratio	(See Note 4)	44.4%	46.9%	41.7%
Industry average total borrowings-to-assets ratio	(See Note 4)	11.7%	12.3%	12.9%

Source: Quarterly and Annual Business Reports of the Company

Note 1) The “net borrowings” above refers to the amount equal to “total borrowings” subtracted by “cash and cash equivalents” and the “deposits in financial institutions” above.

Note 2) The “total borrowings” above refers to the sum of the Company’s long-term and short-term borrowings, current portion of long-term borrowings, non-current lease liabilities and bonds, current lease liabilities and current portion of bonds.

Note 3) Industry average figures are based on the figures from the “C26” industry category (electronics, audiovisual, and communication equipment, etc.) in the Bank of Korea’s 2022 Corporate Management Analysis.

Note 4) Not yet available.

D. From the second half of 2020, as the contactless social trends including remote working arrangements became more prevalent, demand for premium television and IT devices increased, and the Company’s revenue in 2020 grew to KRW 24,261.6 billion, up by 3.3% compared to the previous year. In 2021, the Company’s revenue was approximately KRW 29,878.0 billion, up by 23.1% compared to the previous year, mainly due to a continual increase in LCD panel prices, the Company’s expansion of production capacities in the first half of 2021, increased sales of large OLED panels through expanded product line-ups and increased sales of OLED for smartphones to strategic customers.

The operating margin of the Company was (0.2)% in 2020, which represents a significant reduction from the previous year, and the operating margin as of the end of 2021 was 7.5%, recording a positive operating margin for the first time after turning negative since 2019. Such improvement is mainly due to an improvement in the selling price of LCD panels, which continued to rise until the first half of 2021.

However, in 2022, as the Chinese display panel companies continually increased their production levels, the market prices of LCD panels continually decreased. Moreover, a continued slowdown in the global economy caused the demand for downstream products including televisions and IT devices to significantly decline, and the Company’s profitability deteriorated due to, among other reasons, a decrease in demand in Europe (which is the largest market for OLED televisions) and a delay in supply of OLED panels for smartphones. The Company recorded revenue of approximately KRW 26,151.8 billion, down by 12.5% compared to the previous year, and its operating loss and net loss were approximately KRW 2,085.0 billion and KRW 3,195.6 billion, respectively. In 2022, the Company’s operating margin and net margin were (8.0)% and (12.2)%, respectively, as the Company recorded operating loss and net loss compared to recording positive operating profit and net profit in the previous year. The prolonged downturn in the display industry mainly due to declining demand from downstream industries, the decline in LCD panel prices, and the increased burden of fixed costs and initial costs associated with the transition to focus on OLED products contributed to the Company’s significant operating loss and the deterioration of the Company’s operating margin. In addition, in December 2022, the Company ceased the production of LCD television panels in Korea and classified the large OLED division as a separate cash-generating unit. For such separate cash-generating unit, the Company engaged an independent third party institution to evaluate any sign of impairment of asset value in accordance with the relevant criteria and objective procedures. In light of conservative market prospects, such as sluggish downstream demand, the Company recognized an impairment loss of KRW 1,330.5 billion as other non-operating expenses in 2022, which contributed to the significant deterioration in the Company’s net margin in 2022. Moreover, the Company’s cost of sales ratio was 95.7% in 2022, an increase of 13.5 percentage points from 82.2% in the previous year, which was mainly due to higher raw material costs and capital expenditures as a percentage of revenue in light of the Company’s transition to focus on OLED products, including the application of OLED.EX technology, which utilizes deuterium, a rare resource, to OLED panels for televisions.

The Joint Lead Managers believe that the Company is in need of achieving a rapid recovery in its operating results and profitability by seeking to restore financial soundness and normalize its business operations through this proposed offering, the restructuring of its business portfolio and a revitalization of its business activities.

[Company’s Consolidated Results of Operations]

(Unit: KRW millions, %)
Category	First Nine Months of 2023	First Nine Months of 2022	2022	2021	2020
Revenue	13,934,914	18,850,153	26,151,781	29,878,043	24,261,561
Cost of sales	14,453,640	17,706,000	25,027,703	24,572,939	21,626,339
Gross profit (loss)	(518,726)	1,144,153	1,124,078	5,305,104	2,635,222
Operating profit (loss)	(2,641,908)	(1,209,305)	(2,085,047)	2,230,608	(36,465)
Net profit (loss)	(2,627,268)	(1,101,784)	(3,195,585)	1,333,544	(76,147)
Percentage change in revenue	(26.1)%	(10.5)%	(12.5)%	23.1%	3.3%
Cost of sales ratio	103.7%	93.9%	95.7%	82.2%	89.1%
Operating margin	(19.0)%	(6.4)%	(8.0)%	7.5%	(0.2)%
Net margin	(18.9)%	(5.8)%	(12.2)%	4.5%	(0.3)%

Source: Quarterly and Annual Business Reports of the Company

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Percentage change in revenue represent changes compared to the previous fiscal year for full years and the corresponding nine-month periods from the previous fiscal year for nine-month periods.

E. The Company’s total capital turnover ratio was 0.69 times in 2020, 0.82 times in 2021 and 0.71 times in 2022. Such figures are slightly lower than the industry average of 0.77 times for the electronic parts, computer, video, sound and communication equipment industries in 2022, as announced by the Bank of Korea’s Corporate Management Analysis Statistics.

The Company’s inventory turnover ratio remained at a level of 8 to 10 times at 10.25 times in 2020, 8.9 times in 2021 and 8.04 times in 2022, but decreased to 6.2 times in the first nine months of 2023 mainly due to an increase in the balance of inventory. However, such decrease in the Company’s inventory turnover ratio is not considered to be significant compared to the turnover rates over the past three years, and the Joint Lead Managers believe that the Company is maintaining an appropriate level of turnover in operating its business activities.

The Company’s trade accounts and notes receivable turnover ratio showed an increasing trend at 7.27 times in 2020, 7.38 times in 2021 and 7.54 times in 2022, which continued in the first nine months of 2023 at 7.89 times.

Overall, the Joint Lead Managers believe that the Company is maintaining appropriate levels of turnover ratios in operating its business activities.

[Key Indicators of Business Activities (on a Consolidated Basis)]

(Unit: KRW millions, except ratios)

Category	As of or for the nine months ended September 30, 2023	As of or for the year ended December 31, 2022	As of or for the year ended December 31, 2021	As of or for the year ended December 31, 2020
Revenue	13,934,914	26,151,781	29,878,043	24,261,561
Cost of sales	14,453,640	25,027,703	24,572,939	21,626,339
Total assets	37,537,732	35,686,019	38,154,515	35,066,012
Inventory	3,348,542	2,872,918	3,350,375	2,170,656
Trade accounts and notes receivable	2,351,050	2,358,914	4,574,789	3,517,512
Total capital turnover ratio	0.51	0.71	0.82	0.69
Inventory turnover ratio	6.20	8.04	8.90	10.25
Trade accounts and notes receivable turnover ratio	7.89	7.54	7.38	7.27

Source: Quarterly and Annual Business Reports of the Company

Note 1) Total capital turnover ratio = sales / [(total assets at the beginning of the period + total assets at the end of the period) / 2]

Note 2) Inventory turnover ratio = cost of sales/ [(inventory at the beginning of the period + inventory at the end of the period) / 2]

Note 3) Trade account and notes receivable turnover ratio = Revenue / [(Beginning trade accounts and notes receivable and other bonds + End trade accounts and notes receivable and other bonds) / 2]

Note 4) Inventory turnover ratio for the first nine months of 2023 is calculated based on the annualized cost of sales

F. As of September 30, 2023, the Company’s total borrowings amounted to KRW 17,556.4 billion, of which KRW 5,446.4 billion (comprising short-term borrowings of KRW 2,576 billion, current portion of long-term borrowings and bonds of KRW 2,826.9 billion and current lease liabilities of 43.4 billion) was due to mature within one year. Such amount accounted for 31.02% of the Company’s total borrowings, and the Company is expected to be able to repay with its cash and cash equivalents and short-term financial instruments, which amounted to KRW 4,087.3 billion as of September 30, 2023. However, if the Company’s profitability and financial soundness further deteriorate due to poor operating results caused by, among other things, continued sluggishness in sales and a rapid deterioration of the macroeconomic conditions, the Company in turn may experience a rapid deterioration of liquidity.

[Details and Trends of Borrowings]

(Unit: KRW millions)

Category		As of September 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Short-term	Short-term borrowings	2,576,040	2,578,552	613,733	394,906
	Current portion of long-term borrowings and bonds	2,826,930	2,855,565	3,393,506	2,705,709
	Current lease liabilities	43,446	40,694	40,479	35,534

Subtotal		5,446,416	5,474,811	4,047,718	3,136,149

Long-term	KRW-denominated long-term borrowings	3,844,063	1,644,602	2,173,500	2,435,000
	Foreign currency-denominated long-term borrowings	7,116,735	6,780,593	5,487,091	6,584,658
	Bonds	1,123,612	1,132,098	995,976	1,948,541
	Non-current lease liabilities	25,550	32,094	43,847	47,897

Subtotal		12,109,960	9,589,387	8,700,414	11,016,096

Total borrowings		17,556,376	15,064,198	12,748,132	14,152,245

Source: Quarterly and Annual Business Reports of the Company

Note) Based on the Company’s consolidated financial statements under K-IFRS

G. As of the date hereof, the Company is rated A0/Stable by each of KR, KIS and NICE.

In May 2023, each of KR, KIS and NICE revised the credit ratings of the Company from A+/Negative to A0/Stable. The reason for such downgrade was the increased financial burden caused by the Company’s execution of large-scale capital expenditures centered around small- and mid-sized OLED facilities, while the Company’s cash generating power was reduced due to the continued operating loss caused by slower downstream demand.

[Company’s Credit Rating History]

Month of Rating	Subject Instrument	Credit Rating	Rating Agency	Rating Category
March 2021	Corporate Bond	A+	KIS	Regular
April 2021	Corporate bond	A+	KR	Regular
May 2021	Corporate bond	A+	NICE	Regular
August 2021	Corporate bond	A+	KIS	Main
September 2021	Corporate bond	A+	KR	Main
February 2022	Corporate bond	A+	NICE	Main
February 2022	Corporate bond	A+	KIS	Main
June 2022	Corporate bond	A+	NICE	Regular
June 2022	Corporate bond	A+	KIS	Regular
June 2022	Corporate bond	A+	KR	Regular
August 2022	Corporate bond	A+	KIS	Occasional
January 2023	Corporate bond	A+	KIS	Occasional
January 2023	Commercial paper	A2+	KIS	Main
January 2023	Commercial paper	A2+	NICE	Main
March 2023	Corporate bond	A+	NICE	Regular
March 2023	Corporate bond	A+	KR	Regular
May 2023	Corporate bond	A	NICE	Occasional
May 2023	Corporate bond	A	KIS	Regular
May 2023	Corporate bond	A	KR	Occasional
June 2023	Commercial paper	A2	NICE	Main
June 2023	Commercial paper	A2	KIS	Main
December 2023	Commercial paper	A2	NICE	Regular

Source: KIS, KR and NICE

H. Pursuant to this this proposed offering, 142,184,300 additional shares, or 39.74% of the total 357,815,700 shares of the Company issued to date, will be listed. Since additional shares to be issued hereunder can generally be released in the market for sale, the market price of the Company’s shares could decline due to a temporary surge in volume of shares released for sale.

I. The Joint Lead Managers have carried out their services on the basis of information received from the Company and other information that the Joint Lead Managers believed to be objectively accurate and reliable, and they used their best efforts to exercise fairness from an objective standpoint.

J. The Joint Lead Managers shall not be responsible for any results, errors, omissions or other matters derived from the materials received in performing their due diligence. In addition, the Joint Lead Managers do not expressly or implicitly certify, attest, guarantee or affirm the contents of this evaluation in light of potential errors that may be caused by human, mechanical, or other factors.

Considering the macroeconomic variables and business characteristics of the Company, it is not possible to make reliable projections on the investment returns on this proposed offering at this point of time. Investors should carefully take into account the analysis above, as well as the current status of the Company, financial risks, industrial and business risk factors described in this prospectus and the relevant registration statement.

Moreover, it is possible that matters that the Joint Lead Managers or the Company are currently not aware of, or have not discussed in this prospectus based on the judgment that such matters are not believed to be material, may nevertheless have a material adverse effect on the Company’s operations. Accordingly, investors should not make investment decisions solely based on the information described in this prospectus and the relevant registration statement but should make their investment decisions based on their independent and meticulous judgment.

January 3, 2024

Joint Lead Manager: Korea Investment & Securities Co., Ltd.

CEO: Kim, Seonghwan

Joint Lead Manager: NH Investment & Securities Co., Ltd.

CEO: Chung, Yeongchae

Joint Lead Manager: KB Securities Co., Ltd.

CEO: Kim, Sunghyun

Joint Lead Manager: Daishin Securities Co., Ltd.

CEO: Oh, Ikgeun

V. Use of Proceeds

1. Details of financing through offer or sale

A. Amount of proceeds

(Unit: KRW)

Category	Amount
Gross proceeds (A)	1,292,455,287,000
Offering expenses (B)	9,641,296,298

Net proceeds [A - B]	1,282,813,990,702

Note 1) The amounts above are calculated based on the Definitive Subscription Price.

Note 2) Gross proceeds above will primarily be used in accordance with the expected use of proceeds described below.

Note 3) The offering expenses above may be subject to change based on the actual amount of proceeds raised in this offering and the extent of forfeited Share Rights. The Company will cover the offering expenses with its own funds.

B. Breakdown of offering expenses

(Unit: KRW)

Category	Amount	Basis of Calculation
Issue contribution	232,641,950	0.018% of the total offering or sale amount (amounts below KRW 10 are rounded down)
Underwriting fee	5,169,821,148	0.40% of the total offering or sale amount
Standard code issuance fee for Share Rights	10,000	fixed amount
Listing fee	80,000,000	KRW 53.97 million + KRW 30,000 per 1 billion over KRW 500 billion (maximum aggregate limit: KRW 80 million)
Issuance registration fee	1,000,000	KRW 300 per 1,000 shares (separately for Share Rights and stock certificate; maximum limit in each case: KRW 500,000)
Registration tax	2,843,686,000	0.40% of the increase in capital (Article 28 of the Local Tax Act, amounts below KRW 10 are rounded down)
Local education tax	568,737,200	20% of the registration tax (Article 151 of the Local Tax Act, amounts below KRW 10 are rounded down)
Other expenses	745,400,000	Printing and shipping cost of investment prospectus and new stock allocation notices, etc.

Total	9,641,296,298

Note 1) The amounts above are calculated based on the Definitive Subscription Price.

Note 2) The offering expenses are generally calculated on the basis of the assumed gross proceeds amount and the closing price of the Company’s common shares on the KOSPI Market on the date immediately before the date of the listing application, and they may be subject to change due to changes in the rules and policies of relevant authorities.

Note 3) Other expenses are estimates only and remain subject to change.

Note 4) The underwriting fee is 0.4% of the total offering or sale amount (including the mandatory underwriting amount), and a separate performance incentive may be paid to the Joint Lead Managers within 0.05% of the total amount of funds raised in consideration of the results of the offering and the contributions of the Joint Lead Managers.

Note 5) The Company will cover the offering expenses with its own funds.

2. Use of Proceeds

A. Use of Proceeds

The expected gross proceeds of KRW 1,292.5 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as further described below. The Company will use its best efforts to use such proceeds in accordance with the stated use of proceeds in this prospectus and duly disclose their actual use and any changes therein in the Company’s periodic business reports, which are filed on a quarterly basis. With respect to the management and execution of funds, the Company implements stringent internal control measures to prevent funds-related incidents such as payments to fake accounts, irregularities in the execution of funds and payments of unauthorized amounts through clear separation of responsibilities between the working level personnel and the authorizing personnel, including requirements for the registration of trading lines and accounts, separation of authority between the requesting department and the executing department on the use of funds, and separation of authority between the requesting personnel and the approving personnel within the funds-related departments. In addition, such required activities are specified in the standards governing the execution of funds and are regularly monitored by a separate internal control department that is independent from the Company’s operational departments as well as by external auditors. The proceeds raised in this proposed offering will be segregated in a designated account with the Company’s principal bank and managed in short-term savings deposit and time deposit products with no loss in the principal amount until the time of actual execution of such funds.

(as of February 29, 2024)	(Unit: KRW 1 million)

Funds for facility investment	Funds for business transfers	Working capital funds	Funds for debt repayment	Funds for acquiring securities of other companies	Others	Total
415,900	—	482,907	393,648	—	—	1,292,455

B. Detailed plans for use of proceeds

The expected gross proceeds of KRW 1,292.5 billion from this proposed offering will be used as funds for facility investment, working capital and debt repayment as described below, and the Company plan to execute the funds according to the following priorities. However, investors are advised that the actual amounts and timing of the use of such funds may change subject to future business conditions and other considerations.

(Unit: KRW 100 millions)

Priority	Use of funds	Details	Timing	Amount
1	Facility investment	Investment in facilities related to strengthening future business competitiveness of the Company’s small- and medium-sized OLED business	2024	4,159
2	Working capital	Purchasing raw materials to expand OLED customer base and respond to needs relating to new products	2024	4,829
3	Debt repayment	Strengthen financial stability	2024	3,936

	Total			12,925

Source: Company information

Note 1) As noted above, the use of funds for facility investment is based on information as of December 15, 2023, and the actual amount and timing of such use may change subject to future market conditions and other factors. The amount of facility funds used was prepared as of the day before the prospectus was submitted, and the amount of facility investment or use may change depending on future market conditions and other considerations.

Note 2) The Company plans to cover any shortage in funds with the its own funds.

(1)	Detailed plans for use of funds for facility investment

The Company is building a diverse and differentiated OLED product portfolio across all product lines. The Company is continuing to invest in OLED panel production facilities for the purpose of strengthening its differentiated competitive advantages in the OLED sector, expanding the OLED market and pioneering new markets. In order to meet the market growth potential and customer needs, the Company has invested KRW 5.2 trillion in related facilities in 2022 and plans to invest an amount within a KRW 3 trillion range in related facilities in 2023. As such, the Company plans to continue investing in facilities subject to appropriate consideration of financial factors such as future growth potential and the Company’s cash flow. As of the date of submission of this prospectus, the Company does not have additional plans for large-scale financing activities or borrowings such as debt securities offerings or additional paid-in capital increases, and it plans to address the funding needs for investments through the proceeds of this proposed offering, the remaining KRW 450 billion to be withdrawn from the syndicated loan entered into in December 2023, cash and cash equivalents of approximately KRW 3 trillion held as of September 30, 2023 and cash generated from operating activities.

From the proceeds of this proposed offering, the Company plans to use KRW 415.9 billion to invest in facilities to further expand its order-based business (including the small- and medium-sized OLED panel business) and strengthen the competitiveness of its future business areas. The Company is shifting its business structure to focus on the OLED sector, which has strong potential for future growth. Accordingly, the Company is engaged in ongoing investments relating to the construction of small- and medium-sized OLED panel facilities and the expansion of the Company’s production capacity for OLED panels, and the Company’s estimated investment amount in this area in 2024 is approximately KRW 727.9 billion. The Company’s investments in production facilities can be broadly categorized into new investment, expansion investment and maintenance investment. New investments are made by the Company in connection with the production of new products related to new customers, entry into new markets and the launch of new products. Expansion investments are made to increase the capacities of existing production facilities in response to expanding market demand for existing products. In the case of maintenance investments, the Company utilizes a certain level of funds to invest in ordinary business activities, including the improvement and renovation of outdated facilities, among others. The Company plans to invest KRW 103.8 billion in new OLED panels for IT products, KRW 95.2 billion in the expansion of small OLED panels for mobile devices, KRW 103.3 billion for OLED panels for automotive products and KRW 113.6 billion for ordinary maintenance investments.

The following table provides a detailed breakdown of such investments:

[Estimated Breakdown of Facility Investments]

(Unit: KRW 100 millions)

			2024
Category			Q1	Q2	Q3	Q4
New Investment	Medium-sized OLED	1. Facility Investment Overview: New investment relating to OLED panels for IT products
		2. Facility Investment Period: 2021 Q3- 2024 Q1
		3. Details of Facility Investment: In preparation to commence mass production of medium-sized OLED panels within the second half of 2024, the investment is scheduled to be completed within the first quarter of 2024. Approximately KRW 3.1 trillion has been spent on the construction of clean rooms and U/T facilities and purchase of production equipment. The funds for facility investments will be partly used to pay for the remaining balance of the following items after the completion of the investment.
		4. Expenditure Plans of Funds for Facility Investments
		Payment for construction in progress for clean rooms and U/T facilities	794	642	41	15
		Investment in new facilities, including inspection equipment and IT infrastructure	518	95	246	0

	Subtotal		1,312	737	287	15

Expansion Investment	Small-sized OLED	1. Facility Investment Overview: Investment in previously expanded capacity for OLED panels for mobile devices
		2. Facility Investment Period: 2017 Q3 – 2024 Q1
		3. Details of Facility Investment: Mass production has already commenced as the Company’s investment for the production of small- and medium-sized OLED panels has been partially completed, and such investment is scheduled to be completed within the first quarter of 2024. The funds for facility investments will be partly used to pay for the remaining balance of the following items after the completion of the investment.
		4. Expenditure Plans of Funds for Facility Investments
		Payment for construction in progress for clean rooms and U/T facilities	451	393	138	8
		Investment in new facilities, including inspection equipment and IT infrastructure	518	171	237	5

	Subtotal		969	564	375	13

Maintenance Investment	OLED for Automobiles	1. Facility Investment Overview: Improving OLED panel quality for automotive products and responding to expected demand
		2. Facility Investment Period: 2024
		3. Details of Facility Investment: The OLED panel market for automobiles is expected to grow as demand for automobiles, especially for electronic vehicles and software-defined vehicles, increases. The Company plans to improve its product quality and respond to expected demand by investing in the following items relating to automotive display panels, including tandem OLED panels.
		4. Expenditure Plans of Funds for Facility Investments
		Establishment of production infrastructure related to the capacity expansion of OLED panels	56	121	114	50
		Acquisition of new production equipment, including lithography and inspection equipment	72	143	566	40

	Subtotal		128	264	680	90

	Others (in the ordinary course of business)	Maintenance of older facilities, refurbishment of facilities for new product models	711	714	264	158

Total			3,120	2,279	1,605	276

Source: Company information

Note 1) The amount of facility funds is calculated based on the expected details as of the day before the prospectus, and the amount of facility investment or the time of use may change depending on market conditions during the actual fund execution process.

Note 2) Company plans to cover the amount used in the first quarter of 2024 and shortage in funds with the Company’s own funds.

Note 3) The proceeds from this proposed offering will be operated as short-term financial products of financial institutions such as specific money trusts from the date of payment until the actual date of use.

[Medium-sized OLED]

The Company’s announcement made in August 2021 in relation to small- and medium-sized OLED investments related to expanding its production capacity in order to increase the production volume of OLED panels for IT products. The Company has spent approximately KRW 3.1 trillion to date for the construction of its clean rooms and U/T facilities and the purchase of production equipment. The remaining amount to be executed is KRW 235.0 billion, and the Company intends to utilize KRW 103.8 billion of the proceeds from this proposed offering toward finalizing such investment, which is expected to be completed once all of the funds are executed by the fourth quarter of 2024. As described above, the Company plans to use KRW 103.8 billion of the proceeds of this proposed offering for new investments relating to medium-sized OLED panels for IT products between the second and fourth quarters of 2024, which will constitute a part of the investment in small- and medium-sized OLED facilities announced by the Company on August 17, 2021. In order to commence mass production and shipment within the first half of 2024, the Company plans to make investments relating to new OLED panels for global IT customers applying the “tandem OLED” technology with outstanding durability and performance featuring longer product life and higher luminance. Accordingly, the Company plans to spend KRW 69.8 billion for the payment for construction in progress relating to clean rooms and U/T facilities for mid-sized OLED panels and KRW 34.0 billion in new facilities such as new inspection equipment and IT infrastructure.

[August 17, 2021 Disclosure on Investment in New Facilities]

1. Investment classification		New facilities investment

- Investment target		Small and medium-sized OLED facilities

2. Investment details	Investment amount (KRW)	3,300,000,000,000

	Equity (KRW)	12,736,938,303,559

	Investment-to-equity ratio (%)	25.91

	Whether the Company is a large-scale corporation	Yes

3. Investment purpose		Securing production capacity to respond to small- and medium-sized OLED Market

4. Investment period	Start date	Aug 13, 2021

	End date	Mar 31, 2024

5. Board resolution date (decision date)		Aug 13, 2021

- Outside director attendance	Participants (number of people)	4

	Absence (number of people)	0

- Attendance by internal auditors (audit committee members that are not outside directors)		—

6. Content reserved for delayed disclosure	Reason for reservation	—

	Expiry of reservation	—

7. Other important matters related to investment judgment

1. The equity amount set forth in Item 2 above is based on the Company’s consolidated financial statements as of December 31, 2020.

2. The start date of the above investment period is based on the resolution date of the board of directors, and the end date is a scheduled date and may be changed during the course of actual implementation of the investment.

3. The Company’s audit committee consists of outside directors only.

ø Related disclosure —

Source: Company’s DART disclosure filings

If the Company executes its investment in production facilities as outlined above, the capacity of the Paju P10 OLED production facility for IT products is expected to increase to the level of 15,000 sheets per month. The Company plans to complete the investment within the first quarter of 2024 to commence mass production of medium-sized OLED panels within 2024, and plans to use a part of the proceeds from this proposed offering to settle the remaining balance of construction-related work.

[Expected Change in the Production Capacity after the Investment in Medium-sized OLED]

(Unit: 1,000 sheets /month)
Category	Before investment	After investment
P10 IT OLED	—	Around 15,000

Source: Company data

Note 1) The above capacity is an estimate and may be subject to change depending on the actual investment status and actual customer orders placed following the completion of the investment.

[Small-sized OLED]

Funds for facility investments related to small-sized OLED panels form a part of the capital investment plan disclosed by the Company on July 25, 2017 in connection with its investments in production facilities for large-sized and medium- and small-sized OLED panels, of which KRW 5.1 trillion was used to build a new factory for 8th-generation large-sized OLED panels for televisions, clean rooms and U/T facilities, purchase production equipment and invest in capacity expansion. In addition, the Company used KRW 1 trillion to build another factory for large-sized OLED panels for televisions in Korea and KRW 1.5 trillion in investments for mobile plastic OLED-panel-related capacity expansions. The remaining amount to be executed is KRW 192.1 billion, and the Company intends to utilize KRW 95.2 billion of the proceeds of this proposed offering toward finalizing this investment, which is expected to be completed once all of the funds are executed by the fourth quarter of 2024. In order to expand the production capacity of OLED panels for mobile devices and strengthen the Company’s competitiveness in this area, the Company made investments to expand its production capacity of small-sized OLED panels in 2023. Accordingly, as described above, the Company plans to use KRW 95.2 billion of the proceeds of this proposed offering for such investments between the second and fourth quarters of 2024. The Company is also seeking to secure competitive capabilities to further expand its sales volume of OLED panels for mobile devices by spending KRW 53.9 billion for the payment for construction in progress relating to clean rooms and U/T facilities, and KRW 41.3 billion on new facilities such as new inspection equipment and IT infrastructure.

If the Company executes its investment in production facilities as outlined above, the production capacity of small-sized OLED products is expected to increase from 30,000 sheets per month to 45,000 sheets per month, resulting in an increase in the level of production capacity.

[Expected Change in the Production Capacity after the Investment in Small-sized OLED]

(Unit: 1,000 sheets /month)
Category	Before investment	After investment
Small size OLED	Around 30,000	Around 45,000

Source: Company data

Note 1) The above capacity is an estimate and may be subject to change depending on the actual investment status and actual customer orders placed following the completion of the investment.

[Status of the Company’s Investments in OLED Facilities]

Date of Resolution by the Board of Directors	Expected Amount of Investment	Purpose of Investment	Actual Amount of Investment Executed	Execution Rate	Expected Amount to be Executed in 2024 (Expected Amount from the Proceeds from this Proposed Offering)	Description of Actual Investment	Remarks

July 25, 2017	KRW 7,800 billion

To respond to market demand and strengthen the Company’s production capabilities through investments in production facilities for large and small- and mid-sized OLED panels

- To expand its television panel business by building new panel production facilities and purchasing production equipment in order to maintain the Company’s leading position in the large-sized OLED panel market (64.8% market share in 2022)

- To increase production capacity of plastic OLED panels for mobile devices to strengthen the Company’s competitiveness as the rate of adoption of OLED panels in smartphones reached over 50%, which was the highest among all product categories, and in response to Chinese manufacturers’ increasing investments with the support of the Chinese government

			KRW 7,607.9 billion	97.5%	KRW 192.1 billion (KRW 95.2 billion)

- Construction of a new factory for 8th-generation large-sized OLED panels for televisions, establishment of clean rooms and U/T facilities, investment in new production facilities and capacity expansion (KRW 5.1 trillion, completed)

- Construction of another factory for extra-large-sized OLED panels for televisions in Korea (Paju P10) and establishment of clean rooms and U/T facilities, etc. (KRW 1 trillion, completed)

- Investment in capacity expansion to increase the volume of plastic OLED panels for mobile devices (KRW 1.7 trillion in total, including in connection with this proposed offering)

							(See Note 1)

July 22, 2019	KRW 3,000 billion	To secure a market pioneer position and strengthen its competitive position in the extra-large OLED panel market - To purchase production facilities to maintain a dominant position in the extra-large and premium OLED television panel markets	—	—	KRW 3,000 billion (-)	- Delay in the execution of investment plans and completion due to volatility in the market environment and macroeconomic uncertainty, including as a result of the COVID-19	Investment scheduled to be made by the first quarter of 2028

August 13, 2021	KRW 3,300 billion	To secure production capacity in order to respond to the small- and mid-sized OLED market - To expand the capacity of 6th-generation OLED panels for IT products to supply products in a stable manner as OLED panels become increasingly adopted in related new products, including tablet devices and laptops, outside of traditional mobile products	KRW 3,064.8 billion	92.9%	KRW 235.2 billion (KRW 103.8 billion)	- New capacity investment in preparation for expansion of the IT OLED market (KRW 3.3 trillion in total, including in connection with this proposed offering)	Investment scheduled to be made by the first quarter of 2024

Source: Company’s DART disclosure filings

Note 1)

Mass production has already commenced as the Company’s investment for the production of small- and medium-sized OLED panels has been partially completed. The construction of the production facility for extra-large OLED panels in Korea (Paju P10) has also been completed. However, due to macroeconomic uncertainties such as the COVID-19 pandemic, further investment in production facilities for extra-large OLED panels for televisions has been postponed. Further investments for such purpose to be made in the future will be linked to the subsequent investment decision made in July 2019 and is scheduled to continue until the first quarter of 2028.

Since 2023, display panel manufacturers have begun to invest in 8th-generation OLED panels to secure new markets. In April 2023, Samsung Display announced that it will invest a total of KRW 4.1 trillion to build an 8.6th-generation IT OLED production facility in Asan, Chungcheongnam-do by 2026. In addition, BOE, China’s largest display panel manufacturer, also announced in November 2023 that it plans to invest approximately KRW 11 trillion to build an 8.6th-generation OLED production line in Chengdu. Such investment amount is approximately 2.5 times greater than Samsung Display’s planned investment amount of KRW 4.1 trillion, and Chinese manufacturers are expected to continue making investments for OLED production leveraging their large capital bases. On the other hand, the Company has not yet made a definite decision regarding its investment in 8.6th-generation OLED products. However, it intends to preemptively lead the high-end tablet devices market based on its existing 6th-generation production facility, with respect to which it has a competitive advantage and already verified technology. The Company plans to expand its global customer-oriented business centered on differentiated technologies and products, including the two-stack tandem technology, which it developed for the first time in the industry, and continue transitioning its business structure to an order-based business model. Regarding the expansion of OLED application to other IT product lines such as laptops, the Company plans to secure business opportunities through various options, such as utilizing existing production facilities, by comprehensively considering the future growth of the IT OLED market, competitor trends, as well as the expansion of OLED product line-ups in downstream industries.

[OLED for Automobiles]

As infotainment features are strengthened by the acceleration of the development of autonomous vehicles, the display devices installed in automobiles are becoming larger and higher in resolution. As a result, OLED panel shipments for automobiles are expected to grow rapidly from 1.15 million units in 2023 to 6.76 million units in 2027. To respond to the rapid growth of the automobile display market, the Company plans to invest in expanding its production capacity of OLED panels for automobiles. According to OMDIA, in 2022, the Company was ranked first in the global market with a 65.9% share of the market for OLED panels for automobiles in terms of sales. To further strengthen such position, the Company needs to continue to maintain differentiated technological advantages in tandem OLED and high-end LCD products, thorough quality control and reliable supply capacity.

Accordingly, the Company plans to use KRW 103.3 billion of the proceeds of this proposed offering between the second and fourth quarters of 2024 to execute investments related to the expansion of its production capacity of OLED panels for automobiles. Of such amount, the Company intends to use KRW 28.5 billion to build production infrastructure and KRW 74.8 billion to purchase new production equipment including lithography and inspection equipment. Through these investments, the Company hopes to achieve growths in sales orders and revenue by expanding its customer base and continuing to enhance the competitive advantages of its products and technology. In addition, the Company plans to continue its transition into an OLED-focused business structure to further expand its business of OLED panels for automobiles and strengthen its potential for future growth.

[Others]

Due to the nature of the display business that requires large-scale mass production, efficient manufacturing process and quality management, in addition to product development capabilities, are essential competencies. Accordingly, the Company plans to use a portion of the proceeds of this proposed offering for the purpose of investments in the ordinary course of business to enhance its product quality and manufacturing process. The company plans to use KRW 113.6 billion of the proceeds of this proposed offering between the second and fourth quarters of 2024 for the enhancement of older facilities and refurbishment of certain facilities for new product models in order to establish and apply manufacturing processes for mass production of high-quality OLED panels.

(2) Detailed plans for use of the funds for working capital

The proportion of OLED products is expanding in each of the Company’s product segments by size (i.e., large-sized, mid-sized and small-sized). Beginning in 2024, the Company’s customer base is expected to expand in the large-sized panels segment and, with respect to mid-sized panels, the Company plans to start the mass production of OLED products for IT. The Company also expects an increase in production volume of small-sized panels in light of the Company’s production capacity expansion in 2023. Given such expectations, the volume of raw material purchases will likely also increase significantly. Accordingly, the Company plans to use KRW 482.9 billion of the proceeds of this proposed offering for the purchases of raw materials in order to expand the Company’s OLED customer base and to produce new products. More specifically, the Company plans to use such funds as working capital to purchase OLED organic materials, drive ICs, and PCB. The prices of raw materials and components used in OLED products are inherently higher than those used in LCD products, and as a result, the Company’s operating expenses in the ordinary course of business tend to be higher as the Company transitions into an OLED-focused business structure. In addition, the KRW 482.9 billion of the proceeds from this proposed offering that the Company plans to use for working capital purposes would be equivalent to 6.4% of its raw material purchases of approximately KRW 7.5 trillion in the first nine months of 2023, which represents a level that the Company can handle in the ordinary course of its business even if the Company’s production volume does not increase.

The Company plans to use its existing funds to meet any shortfall between its planned raw material purchases and the actual amount of funding raised from this proposed offering. The Company plans to use its own funds and future cash flow from sales to purchase raw materials.

[Detailed Plan for the Use of Funds for Working Capital]

(Unit: KRW 100 million)

Category	Raw material	Details	Timing of use			Total
			2024.2Q	2024.3Q	2024.4Q
Panel	OLED organic matter	Organic materials that are specialized for OLED display through the use of light produced from electric signals.	869	1,135	1,020	3,023
	FSPM	Parts to protect OLED devices from external environment (moisture, impact, foreign substances)	271	302	261	834
	GLS	Glass parts linked to display properties	141	159	151	451
Module	DIC	Semiconductor part that generates data signal and control signal to operate the panel	382	564	523	1,469
	PCB	Circuit board to form electronic component circuit	177	340	221	738

Total			1,840	2,499	2,176	6,515

Source: Company information

Note 1) The amount and timing of use are subject to change depending on actual operating conditions.

Note 2) Company plans to cover any shortage in funding with the Company’s own funds.

(3) Detailed plans for use of funds for debt repayment

The display industry requires high initial costs, and companies with stabilized technology and production yields through continual R&D efforts and facility investments are at a competitive advantage. Given such nature of the display business, investments must be executed preemptively before sales from new technology are made, and the Company has partly relied on external borrowings to fund its facility investment needs. In order to strengthen the Company’s financial stability to support its growth, the Company plans to use KRW 393.6 billion of the proceeds of this proposed offering to repay certain outstanding ESG bonds and foreign currency borrowings that were issued or obtained for facility investments. The Company plans to enhance its financial stability through improving its profitability by increasing the production volume of small-and medium-sized OLED panels, minimizing inventories by adjusting utilization rates and implementing efficient investments and costs-related measures. The Company also plans to manage its liquidity through proceeds from this proposed offering and the syndicated loan of KRW 650 billion, which the Company entered into in December 2023. As of the date of submission of this prospectus, the Company does not have additional plans for large-scale borrowings other than withdrawing the remaining amount of KRW 450 billion of the syndicated loan of KRW 650 billion, and the Company plans to manage liquidity and total borrowings at a level of refinancing such borrowings at their maturity. Accordingly, the amount of the Company’s total borrowings is not expected to deviate significantly from the current level.

(Units: USD millions, KRW 100 millions)

Category	Issue/ Borrowing Date	Maturity	Interest rate	Amount in Foreign Currency	KRW Amount (or KRW Equivalent)	Remarks
43-1 company bond	2021-09-14	2024-09-14	2.29%	—	2,900	Issued to fund ESG facility investment
Credit Agricole	2021-12-07	2024-12-06	3-Month Term SOFR + 1.81%	80	1,036	foreign currency working capital
Total				80	3,936

Source: Company information

Note 1) The KRW equivalent was calculated by applying the base rate of KRW 1,295.60 / USD 1 announced by Seoul Foreign Exchange Brokerage on December 15, 2023.

[Maturity Status for the Company’s Borrowings]

(Unit: KRW 100 millions)

Category		December 2023	2024	2025	2026	2027	After 2028
Short-term	KRW	5,500	7,000	—	—	—	—
	Foreign Currency	4,937	6,000	—	—	—	—
	Subtotal	10,437	13,000	—	—	—	—
Long-term	KRW	—	10,957	28,720	13,694	2,247	960
	Foreign Currency	3,663	21,314	36,717	20,481	3,223	5,385
	Subtotal	3,663	32,270	65,437	34,175	5,469	6,345

Total		14,100	45,270	65,437	34,175	5,469	6,345

Source: Company data

Note 1) Based on the Company’s consolidated financial statements under K-IFRS

Note 2) Status of maturity as of November 30, 2023

Note 3) Excluding lease liabilities

The Company’s borrowings scheduled to mature in 2024 amount to approximately KRW 4.5 trillion, and its interest expense amounted to KRW 508.6 billion in the first nine months of 2023. The Company plans to maintain its borrowings that reach their maturity at an appropriate level and meet its finance costs using its cash on hand and cash flows from the above-described syndicated loan, refinancing activities and from operating activities. The Company’s public bonds scheduled to mature within one year amount to KRW 370 billion, and the Company plans to repay KRW 290 billion of such bonds using proceeds from this proposed offering. The Company plans to repay the remaining KRW 80 billion with its cash and cash equivalents of KRW 3.0 trillion as of September 30, 2023. Most of the Company’s short-term borrowings have been drawn from banks, and the Company believes that there will be no difficulty in refinancing them considering the Company’s creditworthiness. However, a downgrading of the Company’s credit ratings may increase the Company’s financing costs and weaken its ability to procure additional financing. Furthermore, the Company plans to respond to short-term funding needs through its assets that can be collateralized, including tangible assets of approximately KRW 21 trillion as of September 30, 2023, as well as its ability to negotiate bank credit lines and its financial flexibility based on its strong external creditworthiness as a member of the LG Group.

C. Financing of shortage in funds

The Company’s issuance of new shares will be carried out in the form of an offering of Share Rights to existing shareholders followed by a general public offering of unsubscribed shares, if any, and the Joint Lead Managers will subscribe to any unsubscribed shares after the public offering. However, if the Definitive Subscription Price falls below the Estimated Subscription Price due to a deterioration in the Company’s operating results or severe volatilities in the stock market during the offering period, the actual amount of proceeds of the proposed offering amount of offering may be less than the planned amount of proceeds. In such case, the Company plans to use its own cash and debt financing from the financial institutions to finance the shortage.

VI. Other Matters Necessary for Investor Protection

Matters relating to market-making or stabilizing operations are not applicable to this offering.

Chapter 2. Information Relating to the Company

For further information relating to the Company provided in its annual business report for the year ended December 31, 2022 and its quarterly business report for the nine months ended September 30, 2023, please refer to the Form 6-Ks furnished by the Company to the U.S. Securities and Exchange Commission on March 13, 2023 and November 14, 2023, respectively.